Exhibit 10.2

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

July 25, 2007,

as amended and restated as of November 5, 2010, February 2, 2012,

and January 27, 2014

among

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

COMMUNITY HEALTH SYSTEMS, INC.,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

CITIGROUP GLOBAL MARKETS, INC.,

GOLDMAN SACHS BANK, USA,

J.P. MORGAN SECURITIES LLC,

RBC CAPITAL MARKETS, LLC,

SUNTRUST ROBINSON HUMPHREY, INC.,

UBS SECURITIES LLC

and

WELLS FARGO SECURITIES, LLC,

as Joint Bookrunners and Joint Lead Arrangers

BANK OF AMERICA, N.A.,

as Documentation Agent

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CREDIT AGRICOLE CORPORATE AND

INVESTMENT BANK, FIFTH THIRD BANK, DEUTSCHE BANK SECURITIES INC.,

SCOTIA CAPITAL (USA) INC., COMPASS BANK and SIEMENS FINANCIAL SERVICES, INC.

as Co-Managers

i

(continued)

(continued)

(continued)

(continued)

Page

SCHEDULES
Schedule 1.01(a)		-	Existing Letters of Credit
Schedule 1.01(b)		-	Subsidiary Guarantors
Schedule 1.01(c)		-	Mortgaged Property
Schedule 1.01(d)		-	Hospitals
Schedule 1.01(e)		-	Certain Permitted Joint Ventures
Schedule 1.01(f)		-	Certain Subsidiaries
Schedule 1.01(g)		-	Asset Sales
Schedule 2.01		-	Initial Lenders and Commitments
Schedule 3.08		-	Subsidiaries
Schedule 3.18		-	Insurance
Schedule 3.19(a)		-	UCC Filing Offices
Schedule 3.19(c)		-	Mortgage Filing Offices
Schedule 3.21		-	Collective Bargaining Agreements
Schedule 6.01		-	Existing Indebtedness
Schedule 6.02		-	Existing Liens
Schedule 6.04(h)		-	Certain Permitted Acquisitions
Schedule 6.05(b)		-	Certain Syndication Transactions
Schedule 6.07		-	Certain Affiliate Transactions

EXHIBITS

Exhibit A	-		Form of Administrative Questionnaire
Exhibit B	-		Form of Assignment and Acceptance
Exhibit C	-		Form of Borrowing Request
Exhibit D	-		Form of Mortgage

v

CREDIT AGREEMENT dated as of July 25, 2007, as amended and restated as of November 5, 2010, February 2, 2012, and January 27, 2014, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Borrower”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Parent”), the Lenders (as defined in Article I), and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

PRELIMINARY STATEMENT

The Borrower, Parent, the lenders party thereto and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent and collateral agent, have previously entered into a Credit Agreement dated as of July 25, 2007 (the “Original Credit Agreement”).

On the First Restatement Effective Date, (a) certain Original Funded Term Loans and Original Delayed Draw Term Loans were converted to Extended Term Loans (each as defined in the Existing Credit Agreement) pursuant to the First Amendment and Restatement Agreement (such term and each other capitalized term used and not otherwise defined in this Preliminary Statement having the meaning assigned thereto in Article I) , and all other Original Funded Term Loans and Original Delayed Draw Term Loans were redesignated as Non-Extended Funded Term Loans or Non-Extended Delayed Draw Term Loans (each as defined in the Existing Credit Agreement), as applicable, and (b) the Original Credit Agreement was amended and restated in the form attached as Exhibit A to the First Amendment and Restatement Agreement (as so amended and restated, the “First Amended and Restated Credit Agreement”).

On the Second Restatement Effective Date, (a) certain Non-Extended Funded Term Loans and Non-Extended Delayed Draw Term Loans were converted to Extended Term Loans (each as defined in the Existing Credit Agreement) pursuant to the Second Amendment and Restatement Agreement and (b) the First Amended and Restated Credit Agreement was amended and restated in the form attached as Exhibit A to the Second Amendment and Restatement Agreement (the “Existing Credit Agreement”).

On the First Incremental Term Loan Assumption Agreement Date, the Borrower incurred Incremental Term Loans in an aggregate principal amount of $750,000,000 (the “First Incremental Term Loans”).

On the Third Restatement Effective Date, the Existing Credit Agreement was amended and restated in the form of this Agreement, and in connection therewith:

(a) the Borrower borrowed 2019 Term A Loans in an aggregate principal amount of $1,000,000,000;

(b) the Borrower borrowed 2017 Term E Loans in an aggregate principal amount of $171,146,550.47;

(c) the Borrower borrowed 2021 Term D Loans in an aggregate principal amount of $2,925,000,000;

(d) certain Extended Term Loans were converted to 2021 Term D Loans and certain Extended Term Loans were converted to 2017 Term E Loans, in each case pursuant to the Third Amendment and Restatement Agreement;

(e) the Borrower prepaid in full all the First Incremental Term Loans, all the Non-Extended Term Loans (as defined in the Existing Credit Agreement) and all the Extended Term Loans (as defined in the Existing Credit Agreement) that were not converted into either 2021 Term D Loans or 2017 Term E Loans on the Third Restatement Effective Date; and

(f) all the Revolving Credit Commitments (as defined in the Existing Credit Agreement) were terminated and replacement Revolving Credit Commitments were established under this Agreement in an aggregate principal amount of $1,000,000,000.

In addition, on the Third Restatement Effective Date, (i) the Borrower acquired all the outstanding capital stock (the “Permitted HMA Transaction”) of Health Management Associates, Inc. (“HMA”) pursuant to the Agreement and Plan of Merger, dated as of July 29, 2013 (together with all exhibits, annexes, schedules and other disclosure letters thereto, collectively, as amended through the date hereof, the “HMA Merger Agreement”), by and among FWCT-2 Acquisition Corporation, a Delaware corporation and a direct subsidiary of the Borrower (“Merger Sub”), Parent and HMA, pursuant to which upon the consummation of the merger provided for thereunder, Merger Sub merged with and into HMA, with HMA surviving such merger and immediately thereafter becoming a wholly owned Subsidiary and a Subsidiary Guarantor, (ii) the Borrower incurred (A) senior secured notes (the “2021 Notes”) issued in a Rule 144A placement that yielded $1,000,000,000 in gross cash proceeds and (B) senior unsecured notes (the “2022 Notes” and, together with the 2021 Notes, the “New Notes”) issued in a Rule 144A placement that yielded $3,000,000,000 in gross cash proceeds, and (iii) the Borrower consummated the HMA Refinancing.

The proceeds of the 2019 Term A Loans and the 2021 Term D Loans and the 2017 Term E Loans made on the Third Restatement Effective Date were used solely to pay a portion of the HMA Acquisition Costs. The proceeds of the Revolving Loans will be used solely for working capital and other general corporate purposes, including permitted investments and Capital Expenditures and to repay Indebtedness. Letters of Credit will be used for general corporate purposes of the Borrower and the Subsidiaries.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2017 Term E Borrowing” shall mean a Borrowing consisting of 2017 Term E Loans of the same Type and, in the case of a Eurodollar Loan, having the same Interest Period.

“2017 Term E Commitment” shall have the meaning assigned to such term in the Third Amendment and Restatement Agreement. The initial aggregate amount of the 2017 Term E Commitments was $171,146,550.47.

“2017 Term E Loan” shall mean, collectively, (a) each Extended Term Loan (as defined in the Existing Credit Agreement) that was converted to a 2017 Term E Loan pursuant to Section 3(d)(i) of the Third Amendment and Restatement Agreement and (b) Loans made pursuant to Section 3(b)(ii) of the Third Amendment and Restatement Agreement. For the avoidance of doubt, the Loans described in the foregoing clauses (a) and (b) shall constitute a single Class of Loans for all purposes under this Agreement.

“2017 Term E Loan Lender” shall mean, at any time, any Lender that has a 2017 Term E Loan at such time.

“2017 Term E Loan Repayment Date” shall have the meaning assigned to such term in Section 2.11(a)(iii).

“2017 Term E Maturity Date” shall mean January 25, 2017.

“2018 Notes” shall mean the Borrower’s 5.125% Senior Secured Notes due 2018.

“2019 Notes” shall mean the Borrower’s 8% Senior Notes due 2019.

“2019 Term A Borrowing” shall mean a Borrowing consisting of 2019 Term A Loans of the same Type and, in the case of a Eurodollar Loan, having the same Interest Period.

“2019 Term A Commitment” shall have the meaning assigned to such term in the Third Amendment and Restatement Agreement. The initial aggregate amount of the 2019 Term A Commitments was $1,000,000,000.

“2019 Term A Lender” shall mean, at any time, any Lender that has a 2019 Term A Commitment or a 2019 Term A Loan at such time.

“2019 Term A Loan Repayment Date” shall have the meaning assigned to such term in Section 2.11(a)(iv).

“2019 Term A Loans” shall mean Loans made pursuant to Section 3(a) of the Third Amendment and Restatement Agreement.

“2019 Term A Maturity Date” shall mean January 27, 2019; provided that the 2019 Term A Maturity Date shall instead be (a) October 26, 2016, if, on such date, the Maturity Trigger has occurred with respect to the 2017 Term E Loans, or (b) May 16, 2018, if, on such date, the Maturity Trigger has occurred with respect to the 2018 Notes; provided further, that, in each case, if any such day is not a Business Day, the 2019 Term A Maturity Date shall be the Business Day immediately preceding such day.

“2020 Notes” shall mean the Borrower’s 7.125% Senior Notes due 2020.

“2021 Notes” shall have the meaning assigned to such term in the Preliminary Statement.

“2021 Term D Borrowing” shall mean a Borrowing consisting of 2021 Term D Loans of the same Type and, in the case of a Eurodollar Loan, having the same Interest Period.

“2021 Term D Commitment” shall have the meaning assigned to such term in the Third Amendment and Restatement Agreement. The initial aggregate amount of the 2021 Term D Commitments was $2,925,000,000.

“2021 Term D Lender” shall mean, at any time, any Lender that has a 2021 Term D Commitment or a 2021 Term D Loan at such time.

“2021 Term D Loan Repayment Date” shall have the meaning assigned to such term in Section 2.11(a)(v).

“2021 Term D Loans” means, collectively, (a) each Extended Term Loan (as defined in the Existing Credit Agreement) that was converted to a 2021 Term D Loan pursuant to Section 3(d)(i) of the Third Amendment and Restatement Agreement and (b) Loans made pursuant to Section 3(b)(i) of the Third Amendment and Restatement Agreement. For the avoidance of doubt, the Loans described in the foregoing clauses (a) and (b) shall constitute a single Class of Loans for all purposes under this Agreement.

“2021 Term D Maturity Date” shall mean January 27, 2021; provided that the 2021 Term D Maturity Date shall instead be (a) October 26, 2016, if, on such date, the Maturity Trigger has occurred with respect to the 2017 Term E Loans, (b) May 16, 2018, if, on such date, the Maturity Trigger has occurred with respect to the 2018 Notes, (c) August 16, 2019, if, on such date, the Maturity Trigger has occurred with respect to the 2019 Notes or (d) April 15, 2020, if, on such date, the Maturity Trigger has occurred with respect to the 2020 Notes; provided further, that, in each case, if any such day is not a Business Day, the 2021 Term D Maturity Date shall be the Business Day immediately preceding such day.

“2022 Notes” shall have the meaning assigned to such term in the Preliminary Statement.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” shall have the meaning assigned to such term in Section 2.25(a).

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Class” shall have the meaning assigned to such term in Section 2.25(a).

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term “Affiliate” shall also include any person that directly or indirectly owns 10% or more of any class of Equity Interests of the person specified.

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate on such day for a three month Interest Period commencing on the second Business Day after such day plus 1%; provided that in no event shall the Alternate Base Rate be less than, in the case of 2021 Term D Loans, 2.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Adjusted LIBO Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Alternative Incremental Facility Indebtedness” shall mean any Indebtedness which (a) is in the form of one or more series of senior or junior secured notes or senior unsecured notes or senior or junior secured bridge loans or senior unsecured bridge loans or junior secured loans, (b) is issued, incurred, created, assumed or guaranteed by any Loan Party, (c) is not an obligation of, or otherwise Guaranteed by, any Subsidiary of Parent that is not a Loan Party, (d) to the extent the same is secured, is not secured by any Lien on any asset of Parent, the Borrower or any Subsidiary other than any asset constituting Collateral, (e) to the extent the same is secured, is subject to a Pari Passu Intercreditor Agreement (or, in the case of junior secured notes, junior secured bridge loans or junior secured loans, a Junior Lien Intercreditor Agreement), (f) matures on or after, and requires no scheduled payments of principal prior to, the Latest Term Loan Maturity Date in effect at the time such Indebtedness is incurred (which, in the case of bridge loans, shall be determined by reference to the loans or notes into which such bridge loans are converted at maturity) (other than pursuant to customary offers to purchase upon a change of control, payments required to prevent any such Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, asset sale or event of loss and customary acceleration rights after an event of default), unless 100% of the Net Cash Proceeds thereof are used to prepay or repay outstanding Term Loans, in which case such Indebtedness shall mature on or after the latest maturity date of the Term Loans so prepaid or repaid and (g) contains no financial maintenance covenants.

“Amendment Effective Date” shall mean August 3, 2012.

“Amendment No. 2 Effective Date” shall mean November 27, 2012.

“Amendment No. 3 Effective Date” shall mean August 12, 2013.

“Applicable Percentage” shall mean, for any day, (a) (i) with respect to any Eurodollar 2019 Term A Loan, ABR 2019 Term A Loan, Eurodollar Revolving Loan or ABR Revolving Loan, the applicable percentage set forth below under the caption “Eurodollar Spread—2019 Term A Loans”, “ABR Spread—2019 Term A Loans”, “Eurodollar Spread—Revolving Loans” or “ABR Spread—Revolving Loans”, as the case may be, and (ii) with respect to the Revolving Credit Commitment Fee, the applicable rate set forth below under the caption “Revolving Credit Commitment Fee Rate”, in each case based upon the Secured Net Leverage Ratio as of the relevant date of determination, (b) with respect to any Eurodollar 2021 Term D Loan or ABR 2021 Term D Loan, 3.25% per annum and 2.25% per annum, respectively, and (c) with respect to any Eurodollar 2017 Term E Loan and ABR 2017 Term E Loan, 3.25% per annum and 2.25% per annum, respectively.

Secured Net Leverage Ratio	Eurodollar Spread-- 2019 Term A Loans	ABR Spread— 2019 Term A Loans	Eurodollar Spread-- Revolving Loans	ABR Spread-- Revolving Loans	Revolving Credit Commitment Fee Rate
Category 1 ≥ 4.00 to 1.00	2.75%	1.75%	2.75%	1.75%	0.50%
Category 2 ≥ 3.50 to 1.00 and < 4.00 to 1.00	2.50%	1.50%	2.50%	1.50%	0.50%
Category 3 ≥ 3.00 to 1.00 and < 3.50 to 1.00	2.25%	1.25%	2.25%	1.25%	0.50%
Category 4 < 3.00 to 1.00	2.00%	1.00%	2.00%	1.00%	0.375%

Each change in the Applicable Percentage resulting from a change in the Secured Net Leverage Ratio shall be effective with respect to all applicable Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, from and after the Third Restatement Effective Date, the Secured Net Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage until the end of the first full fiscal quarter following the Third Restatement Effective Date (at which time, subject to the immediately succeeding sentence, the Secured Net Leverage Ratio shall be determined on the basis of the financial statements and certificates most recently delivered pursuant to Section 5.04(a) or (b) and Section 5.04(c), respectively, prior to such date, and the Applicable Percentage resulting from such Secured Net Leverage Ratio shall be effective until any such change is required pursuant to the immediately preceding sentence). Notwithstanding the foregoing, for any day prior to the Third Restatement Effective Date, the Applicable Percentage with respect to 2017 Term E Loans and 2021 Term D Loans will be determined in accordance with the provisions of the Existing Credit Agreement. In addition, at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) and Section 5.04(c), respectively (until the time of the delivery thereof), the Secured Net Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

“Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Goldman Sachs Bank, USA, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Suntrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

“Asset Sale” shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by Parent, the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of Parent, the Borrower or any of the Subsidiaries, other than:

(i) inventory, damaged, obsolete or worn out assets, scrap, surplus and Permitted Investments, in each case disposed of in the ordinary course of business;

(ii) donations of assets by the Borrower or any Subsidiary (whether of real or personal property (including cash and Equity Interests)) to state or local municipalities (or other Governmental Authorities), nonprofit organizations, foundations, charities or similar entities of the Borrower’s or such Subsidiary’s choice, with an aggregate fair market value not to exceed $50,000,000 in any fiscal year of Parent;

(iii) dispositions by any Subsidiary that is not a Subsidiary Guarantor to the Borrower or any other Subsidiary;

(iv) sales or other dispositions of (x) Receivables of the Borrower or any of the Subsidiaries that are more than 180 days past due or are written-off at the time of such sale or disposition or (y) any Receivables of the Borrower or any of the Subsidiaries that are self-pay accounts receivable and that are reasonably determined by the Borrower to be unable to be paid in full within 150 days of the related service date, provided that the face value of all such Receivables sold or disposed of on or after the Third Restatement Effective Date does not exceed $200,000,000;

(v) sales or other dispositions of property (including like-kind exchanges) to the extent that (x) such property is exchanged for credit against the purchase price of similar or replacement property or (y) the proceeds of such sale or disposition are applied to the purchase price of such property, provided that, if the property so sold or exchanged constituted Collateral, then the property so received shall also constitute Collateral;

(vi) leases or sub-leases of any real property or personal property in the ordinary course of business;

(vii) dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements;

(viii) licensings and sublicensings of intellectual property of the Borrower or any Subsidiary in the ordinary course of business;

(ix) sales, transfers, leases or other dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of Parent, the Borrower and the Subsidiaries;

(x) the contribution or other transfer of property (including Equity Interests) to any Spinout Subsidiary in connection with a Spinout Transaction;

(xi) dispositions of Equity Interests of any Subsidiary as contemplated by clause (b) of the definition of Permitted Joint Venture;

(xii) dispositions consisting of the granting of Liens permitted by Section 6.02;

(xiii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of $25,000,000; and

(xiv) any sale, transfer or other disposition of any property or asset described on Schedule 1.01(g).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Available Amount” shall mean, as at any date of determination, an amount (if positive) equal to (a) for each fiscal year of Parent commencing with the fiscal year ending December 31, 2010 for which Excess Cash Flow shall have been positive, the Excess Cash Flow for such years that is retained by the Borrower after application of Section 2.13(c), minus (b) the aggregate amount of all Restricted Payments made in reliance on Section 6.06(a)(vii) prior to such date, minus (c) the aggregate amount paid in reliance on Section 6.09(b)(iv) prior to such date, minus (d) the aggregate amount of all investments made in reliance on Section 6.04(y)(i) prior to such date.

“Available Declined Proceeds Amount” shall mean, as at any date of determination, an amount (if positive) equal to (a) the aggregate amount of Declined Proceeds retained by the Borrower after the Third Restatement Effective Date, minus (b) the aggregate amount paid in reliance on Section 6.09(b)(v) prior to such date, minus (c) the aggregate amount of all investments made in reliance on Section 6.04(y)(ii) prior to such date.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“CapEx Pull-Forward Amount” shall have the meaning assigned to such term in Section 6.11.

“Capital Expenditures” shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of Parent, the Borrower and its consolidated subsidiaries (including all amounts expended or capitalized under Capital Lease Obligations, but excluding any amount representing capitalized interest) that are (or should be) set forth in a consolidated statement of cash flows of Parent for such period prepared in accordance with GAAP, but excluding in each case any such expenditure (i) made with insurance proceeds, condemnation awards or damage recovery proceeds, (ii) made with the proceeds of the issuance of Equity Interests, (iii) to the extent such expenditure is made with proceeds that would have constituted Net Cash Proceeds under clause (a) of the definition of the term “Net Cash Proceeds” (but for the application of the second proviso to such clause (a)), (iv) to the extent of the credit against the gross purchase price of newly acquired equipment granted by the seller of such newly acquired equipment for other equipment that is simultaneously traded-in at the time of purchase of such newly acquired equipment, (v) is accounted for as a capital expenditure pursuant to GAAP but that actually is paid for by a third party (excluding Parent, the Borrower or any Subsidiary) and for which none of Parent, the Borrower or any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period) or (vi) constituting the purchase price of the Permitted HMA Transaction, any Permitted Acquisition or any investment permitted under Sections 6.04(a), 6.04(i), 6.04(j), 6.04(k) or 6.04(x), 6.04(y) or 6.04(z).

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP (excluding any lease that would be required to be so classified as a result of a change in GAAP after the First Restatement Effective Date), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Captive Insurance Subsidiary” shall mean a Subsidiary established for the purpose of insuring the healthcare businesses or Facilities owned or operated by the Borrower or any of the Subsidiaries, any joint venture of the Borrower or any of the Subsidiaries or any physician or other personnel employed by or on the medical staff of any such business or Facility.

“Cash Management Obligations” shall mean the obligations owed by Parent, the Borrower or any Subsidiary to the Administrative Agent, any Arranger, any Lender or an Affiliate of any of the foregoing in respect of any overdraft protections, netting services and similar arrangements arising from treasury, depository and cash management services, any automated clearing house transfers of funds or any credit card or similar services, in each case in the ordinary course of business.

A “Change in Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date), shall own, directly or indirectly, beneficially or of record, shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent (other than a transaction following which holders of securities that represented 100% of such aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such transaction) own, directly or indirectly, shares representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the surviving Person in such transaction immediately after such transaction), (b) a majority of the seats (other than vacant seats) on the board of directors of Parent shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Parent nor (ii) appointed by directors so nominated, (c) any change in control (or similar event, however denominated) with respect to Parent, the Borrower or any Subsidiary shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness to which Parent, the Borrower or any Subsidiary is a party (other than, (x) under any indenture or agreement in respect of Material Indebtedness assumed in connection with a Permitted Acquisition, any change in control triggered by the Permitted Acquisition pursuant to which such Indebtedness was assumed or (y) under any HMA Indenture), or (d) Parent shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower. Notwithstanding anything in this Agreement to the contrary, a “Change of Control” shall not occur in connection with the consummation of the Permitted HMA Transaction on the Third Restatement Effective Date.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any policy, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, 2019 Term A Loans, 2017 Term E Loans, 2021 Term D Loans or Other Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a 2019 Term A Commitment, a 2021 Term D Commitment or any Incremental Term Loan Commitment.

“Closing Date” shall mean July 25, 2007.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, Term Loan Commitment and Incremental Term Loan Commitment.

“Commitment Fees” shall mean the Revolving Credit Commitment Fees.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrower dated January 2014.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and (except in the case of clause (a)(x) and clause (a)(xiii) below) to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of

(i) interest expense (net of interest income), including amortization and write offs of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with (x) letters of credit, (y) obtaining or unwinding Hedging Agreements or (z) surety bonds for financing activities, in each case for such period,

(ii) provision for taxes based on income, profits or capital and franchise taxes, including Federal, foreign, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations for such period,

(iii) depreciation and amortization expenses including acceleration thereof and including the amortization of the increase in inventory resulting from the application of Statement of Financial Accounting Standards No. 141 (“FASB 141”) for transactions contemplated hereby, including Permitted Acquisitions, for such period,

(iv) non-cash compensation expenses arising from the sale of Equity Interests, the granting of options to purchase Equity Interests, the granting of appreciation rights in respect of Equity Interests and similar arrangements for such period,

(v) the excess of the expense in respect of post-retirement benefits and post-employment benefits accrued under Statement of Financial Accounting Standards No. 106 (“FASB 106”) and Statement of Financial Accounting Standards No. 112 (“FASB 112”) over the cash expense in respect of such post-retirement benefits and post-employment benefits for such period,

(vi) minority interest (to the extent distributions are not required to be made and are not made in respect thereof),

(vii) upfront fees or charges arising from any Permitted Receivables Transaction for such period, and any other amounts for such period comparable to or in the nature of interest under any Permitted Receivables Transaction, and losses on dispositions of Receivables and related assets in connection with any Permitted Receivables Transaction for such period,

(viii) fees and expenses for such period incurred or paid in connection with the Transactions,

(ix) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that such amount is reasonably likely to be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of the relevant event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events,

(x) proceeds of received business interruption insurance,

(xi) any fees and expenses incurred during such period in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of Equity Interests, Permitted Receivables Transaction, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed),

(xii) any (w) severance costs, relocation costs, integration and facilities opening costs, signing costs, retention or completion bonuses and transition costs incurred during such period, (x) cash restructuring related or nonrecurring cash merger costs and expenses incurred during such period as a result of any acquisition, investment, recapitalization, or asset disposition permitted hereunder, (y) other nonrecurring cash losses and charges for such period and (z) cash payments made during such period in respect of litigation that was pending against the Borrower, Triad or any of their subsidiaries, or any Acquired Entity or other obligations (contingent or otherwise) of the Borrower, Triad or any of their subsidiaries or any Acquired Entity, in each case prior to the Closing Date (or, with respect to an Acquired Entity, the closing date of the relevant Permitted Acquisition) and for which a liability would not be, in accordance with GAAP, recognized on Parent’s consolidated balance sheet as of the Closing Date (or, with respect to an Acquired Entity, the closing date of the relevant Permitted Acquisition),

(xiii) the amount of cost savings, operating improvements and synergies projected by the Borrower in good faith and certified by a Responsible Officer of the Borrower in writing to the Administrative Agent expected to result from actions in connection with the Permitted HMA Transaction and either taken or expected to be taken during such period (which cost savings, operating improvements and synergies shall be calculated on a pro forma basis as though they had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in Consolidated Net Income for such period; provided that (A) a Responsible Officer of the Borrower shall have certified to the Administrative Agent that (x) such cost savings, operating improvements and synergies are projected in good faith and are reasonably identifiable, reasonably supportable and reasonably anticipated to result from such actions and (y) such actions have been taken or are expected to be taken and the benefits resulting therefrom are anticipated by the Borrower to be realized within twelve months, and (B) the aggregate amount added back pursuant to this clause (xiii) in any such period shall not exceed $250,000,000, and

(xiv) other non-cash charges for such period (other than the write down of current assets, unless such assets are acquired pursuant to a Permitted Acquisition or the Permitted HMA Transaction, in which case any such write down shall (A) occur on or before the first anniversary of the date on which the applicable Permitted Acquisition or the Permitted HMA Transaction, as the case may be, was consummated and (B) result from (1) a change in accounting policies or (2) a revision in the estimated value of such assets), and minus

(b) without duplication, (i) non-recurring gains and (ii) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net Income pursuant to clause (a)(xiv) (other than any such non-cash charges that if originally paid in cash and so not taken as non-cash charges would have been added to Consolidated Net Income above pursuant to clause (a)(xii)) in a previous period.

For purposes of determining Consolidated EBITDA under this Agreement, Consolidated EBITDA for the fiscal quarters ended December 31, 2012, March, 31, 2013, June 30, 2013 and September 30, 2013 shall be deemed to be $741,000,000, $718,000,000, $617,000,000 and $627,000,000, respectively (which amounts, for the avoidance of doubt shall be subject, without duplication, to add-backs and adjustments pursuant to this definition and shall give effect to calculations made on a pro forma basis in accordance with Section 1.03 that in each case may become applicable due to actions taken on or after the Third Restatement Effective Date after giving effect to the consummation of the Permitted HMA Transaction).

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense paid in cash (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of Parent, the Borrower and the

Subsidiaries for such period, net of interest income, determined on a consolidated basis in accordance with GAAP and (b) the dividends paid in cash during such period by Parent, the Borrower and the Subsidiaries on a consolidated basis in respect of Disqualified Stock, but excluding, however, to the extent otherwise included therein, (i) fees and expenses associated with the consummation of the Transactions and the Permitted HMA Transaction, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining or unwinding any Hedging Agreements, (iv) fees and expenses associated with any investment permitted pursuant to Section 6.04, issuances of Equity Interests or Indebtedness, Permitted Receivables Transactions or amendments of any Indebtedness (whether or not consummated), (v) penalties and interest relating to Taxes and (vi) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Parent, the Borrower or any Subsidiary with respect to interest rate Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss ((i) excluding extraordinary gains and losses, and gains and losses arising from the proposed or actual disposition of material assets and (ii) excluding the cumulative effect of changes in accounting principles) of Parent, the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary. Notwithstanding the foregoing, the amount of any cash dividends paid by any Unrestricted Subsidiary and received by Parent, the Borrower or the Subsidiaries during any such period shall be included, without duplication, in the calculation of Consolidated Net Income for such period. There shall be excluded from Consolidated Net Income for any period (i) gains and losses, including unrealized gains and losses, for such period attributable to (v) the early extinguishment of Indebtedness, (w) discontinued operations, (x) facilities to be closed within one year of the date of recognition of such gain or loss, (y) obtaining or unwinding Hedging Agreements and (z) except as provided above, interests in Unrestricted Subsidiaries, (ii) all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness, (iii) any (w) severance costs, relocation costs, integration and facilities opening costs, signing costs, retention or completion bonuses and transition costs made during such period in cash or reserves taken in connection with the Permitted HMA Transaction, (x) cash payments made or reserves taken during such period in respect of litigation that was pending against HMA or any of its subsidiaries prior to the Third Restatement Effective Date, (y) charges resulting from the termination of certain contracts in connection with the Permitted HMA Transaction and (z) costs and expenses incurred in connection with the sale, transfer or other disposition of the hospitals set forth on Schedule 1.01(g), in each case to the extent such costs, expenses, payments, reserves or charges would otherwise be deducted in the determination of Consolidated Net Income, provided that any reversal of a reserve excluded from Consolidated Net Income in a prior period shall also be excluded from Consolidated Net Income, (iv) CVR Payments made during such period to the extent deducted in the determination of Consolidated Net Income and (v) the effects of purchase accounting adjustments to inventory, property, equipment and intangible assets and deferred revenue in component amounts required or permitted by GAAP, as a result of the Transactions, the Permitted HMA Transaction, any Permitted Acquisition or acquisition consummated before the Closing Date, or the amortization or write-off of any amounts thereof.

“Contractual Obligation” shall mean, as to any person, any provision of any security issued by such person or of any agreement, instrument or undertaking to which such person is a party or by which it or any of the property owned by it is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit, letter of credit and term loan facilities provided for by this Agreement.

“Current Assets” shall mean, at any time, the consolidated current assets (other than cash, cash equivalents and Permitted Investments and current and deferred tax assets) of Parent, the Borrower and the Subsidiaries.

“Current Liabilities” shall mean, at any time, the consolidated current liabilities of Parent, the Borrower and the Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) current accrued and deferred income taxes and accrued interest and (c) outstanding Revolving Loans.

“CVR Payments” shall have the meaning assigned to such term in the definition of Indebtedness.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.13(f).

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) defaults in its obligation to make any Loan or fulfill any obligation required to be made or fulfilled by it hereunder in the case of any funding requirement within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent or any

Loan Party in writing that it does not intend to satisfy any such obligations or (c) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, such Lender shall not be a “Defaulting Lender” if and for so long as such Lender confirms in writing, upon request by the Administrative Agent, that it will continue to comply with its obligations to make Loans and fulfill all other obligations required to be made and fulfilled by it hereunder.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents (including Permitted Investments) received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05(b).

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except (i) as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments or (ii) pursuant to any put option with respect to any Equity Interests of a Permitted Syndication Subsidiary granted in favor of any Permitted Syndication Transaction Partner), or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital in cash (other than, in the case of Equity Interests of a Subsidiary issued to a Permitted Syndication Transaction Partner or held by a Subsidiary Guarantor, periodic distributions of available cash (determined in good faith by the Borrower)), in each case at any time on or prior to the first anniversary of the Latest Term Loan Maturity Date in effect at the time such Equity Interest is issued, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii)

any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Latest Term Loan Maturity Date in effect at the time such Equity Interest is issued.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Effective Yield” shall mean, as of any date of determination with respect to any term loan, the sum of (i) the higher of (A) the “Adjusted LIBO rate” on such date for a deposit in dollars with a maturity of one month and (B) the “LIBOR floor”, if any, with respect thereto as of such date, (ii) the interest rate margin as of such date, (with such interest rate margin to be determined by reference to the “Adjusted LIBOR rate”) and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount but excluding any arrangement, structuring, syndication, commitment or other fees in connection therewith that are not shared with all providers of such financing).

“Eligible Assignee” shall mean any commercial bank, insurance company, investment or mutual fund or other entity (but not any natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or invests in bank loans as one of its businesses; provided that neither the Borrower nor any of its Affiliates shall be an Eligible Assignee.

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and legally binding agreements in each case, relating to protection of the environment, natural resources, occupational health and safety or Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling, arrangement for disposal, or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) a failure by any Plan to meet the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by Parent or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by Parent or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from Parent or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year of Parent, the excess of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges or losses to the extent deducted in arriving at such Consolidated Net Income, (iii) an amount equal to the provision for Taxes based on income, profits or capital of Parent, the Borrower and the Subsidiaries, including Federal, foreign, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period to the extent deducted in arriving at such Consolidated Net Income, (iv) [reserved], (v) reductions to noncash working capital of Parent, the Borrower and the Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year, excluding decreases resulting from the Permitted HMA Transaction or any Permitted Acquisition or disposition occurring during such fiscal year) and (vi) an amount equal to all anticipated payments deducted from Excess Cash Flow pursuant to clause (b)(vi) in any prior period that the Borrower has determined will not be made, or that were not made during the applicable four fiscal quarter period, and that have not previously been added back to Excess Cash Flow pursuant to this clause (a)(vi) over (b) the sum, without duplication, of (i) the amount of any Taxes (including penalties and interest) payable in cash by Parent, the Borrower and the Subsidiaries with respect to such fiscal year, (ii) Capital Expenditures made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness (other than Revolving Loans), equity issuances, casualty proceeds or condemnation proceeds to the extent such proceeds would not be included in Consolidated Net Income, (iii) permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13 and Voluntary Prepayments) made in cash by Parent, the Borrower and the Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iv) payments by Parent, the Borrower and the Subsidiaries during such fiscal year in respect of long-term liabilities of Parent, the Borrower and the Subsidiaries other than Indebtedness, (v) the aggregate amount of cash consideration paid by Parent, the Borrower and the Subsidiaries (on a consolidated basis) in connection with Permitted Acquisitions or other investments permitted pursuant to Section 6.04 (other than Section 6.04(b)), except to the extent any such Permitted Acquisition or investment is financed with the proceeds of Indebtedness (other than Revolving Loans) or equity issuances, to the extent such proceeds would not be included in Consolidated Net Income, (vi) the aggregate amount of cash consideration required to be paid by Parent, the Borrower and the Subsidiaries (on a consolidated basis) in the subsequent first four fiscal quarters following such fiscal year pursuant to binding contracts related to Permitted Acquisitions and Capital Expenditures entered into during such fiscal year, (vii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Parent, the Borrower or the Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness to the extent not deducted in determining Consolidated Net Income for such fiscal year, (viii) cash expenditures in respect of Hedging Agreements to the extent not deducted in determining Consolidated Net Income for such fiscal year, (ix) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year, excluding increases resulting from any Permitted Acquisition or disposition occurring during such fiscal year or the Permitted HMA Transaction), (x) an amount equal to the amount of all non-cash credits or gains to the extent included in arriving at such Consolidated Net Income and the amount related to items that were added to or not deducted from net income or loss in calculating Consolidated Net Income to the extent such items represented a cash payment or cash expenditure (which had not reduced Excess Cash Flow in a prior fiscal year) and (xi) the aggregate amount of cash expenditures paid by Parent, the Borrower and the

Subsidiaries (on a consolidated basis) pursuant to Section 6.06(iii), (v) and (ix) (except to the extent any such cash expenditure is financed with the proceeds of Indebtedness (other than Revolving Loans) or equity issuances, to the extent such proceeds would not be included in Consolidated Net Income); provided that in no event shall the calculation of Excess Cash Flow include any insurance proceeds or proceeds of any condemnation, taking or similar occurrence.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of the Administrative Agent or a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any withholding tax that is imposed on amounts payable to such Administrative Agent or Foreign Lender as a result of any law in effect (including FATCA) at the time such Administrative Agent or Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Administrative Agent or Foreign Lender’s failure to comply with Section 2.20(e), except to the extent that such Administrative Agent or Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a).

“Existing Credit Agreement” shall have the meaning assigned to such term in the Preliminary Statement.

“Existing Letter of Credit” shall mean each Letter of Credit (a) previously issued for the account of HMA that was outstanding on the Third Restatement Effective Date and is listed on Schedule 1.01(a) or (b) that was issued for the account of the Borrower under the Existing Credit Agreement.

“Extended OID” shall have the meaning assigned to such term in Section 2.27.

“Facility” shall mean any Hospital, outpatient clinic, long-term care facility, ambulatory center, nursing home or rehabilitation center and related medical office building or other facility owned or used by the Borrower or any Subsidiary in connection with their respective business.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any regulations or official interpretations thereof issued after the date of this Agreement.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve

System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean the Fee Letter dated March 16, 2007, among Parent, Credit Suisse Securities (USA) LLC, the Administrative Agent, Wachovia Capital Markets LLC, Wachovia Bank, National Association and Wachovia Investment Holdings, LLC.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“First Amended and Restated Credit Agreement” shall have the meaning assigned to such term in the Preliminary Statement.

“First Amendment and Restatement Agreement” shall mean the Amendment and Restatement Agreement dated as of November 5, 2010, among Parent, the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“First Incremental Term Loan Assumption Agreement Date” shall mean March 6, 2012.

“First Incremental Term Loans” shall have the meaning assigned to such term in the Preliminary Statement.

“First Restatement Effective Date” shall mean November 5, 2010.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) Practice Guarantees. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Borrower in good faith) of the primary obligation or portion thereof in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such person is required to perform thereunder) as determined by the Borrower in good faith.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, among the Borrower, Parent, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantors” shall mean Parent and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances, medical, biological and animal wastes and (b) without limitation of the foregoing, any other chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Health Care Associates” shall have the meaning assigned to such term in Section 6.04(e).

“Hedging Agreement” shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“HMA” shall have the meaning assigned to such term in the Preliminary Statement.

“HMA Acquisition Costs” shall mean those amounts incurred (i) to pay the consideration required to be paid by the Borrower on the Third Restatement Effective Date pursuant to the HMA Merger Agreement, (ii) to pay the fees and expenses incurred in connection with the Permitted HMA Transaction, the issuance of the New Notes, the HMA Refinancing, the payment of the HMA Acquisition Costs, the amendment and restatement of the Existing Credit Agreement in the form hereof and the other transactions contemplated by the Third Amendment and Restatement Agreement and (iii) to pay for the HMA Refinancing.

“HMA Indentures” shall mean each of the Indenture, dated as of April 21, 2006, between HMA and U.S. Bank National Association pertaining to HMA’s 6.125% Senior Notes due 2016, the Indenture, dated as of May 21, 2008, between HMA and U.S. Bank, National Association pertaining to HMA’s 3.75% Convertible Senior Subordinated Notes due 2028, and the Indenture, dated as of November 18, 2011, among HMA, each of the subsidiary guarantors party thereto and U.S. Bank, National Association pertaining to HMA’s 7.375% Senior Notes due 2020, in each case as the same may be amended, restated, substituted, replaced, refinanced, supplemented or otherwise modified from time to time.

“HMA Merger Agreement” shall have the meaning assigned to such term in the Preliminary Statement.

“HMA Refinancing” shall mean (i) the prepayment in full of all the First Incremental Term Loans, all the Non-Extended Term Loans and all the Extended Term Loans (each as defined in the Existing Credit Agreement) that are not converted to either 2021 Term D Loans or 2017 Term E Loans on the Third Restatement Effective Date, the termination of all the Revolving Credit Commitments (as defined in the Existing Credit Agreement), the repayment of all outstanding Revolving Loans (as defined in the Existing Credit Agreement) and the establishment of replacement Revolving Credit Commitments in an aggregate principal amount of $1,000,000,000 and the payment of all fees, interest and other amounts due and payable pursuant to the Existing Credit Agreement or this Agreement on or prior to the Third Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Third Amendment and Restatement Agreement and (ii) the repayment of certain Indebtedness of HMA.

“Hospital” shall mean each hospital now or hereafter owned, leased or operated by the Borrower or any of the Subsidiaries or in which the Borrower or any of the Subsidiaries owns an equity interest. Set forth on Schedule 1.01(d) is a list of all Hospitals in existence on the Second Restatement Effective Date owned or used by the Borrower and the Subsidiaries.

“Increasing Revolving Credit Lender” shall have the meaning assigned to such term in Section 2.26(a).

“Incremental Acquisition Revolving Credit Commitment Increase” shall mean a Revolving Credit Commitment Increase designated as an “Incremental Acquisition Revolving Credit Commitment Increase” by the Borrower, the Administrative Agent and the applicable Increasing Revolving Credit Lenders in the applicable Revolving Credit Commitment Increase Amendment, the effectiveness of which is conditioned upon the consummation of a Permitted Acquisition (including the refinancing of Indebtedness in connection therewith (to the extent required in connection with such Permitted Acquisition) and the payment of related fees and expenses).

“Incremental Acquisition Term Loan” shall mean an Incremental Term Loan designated as an “Incremental Acquisition Term Loan” by the Borrower, the Administrative Agent and the applicable Incremental Term Lenders in the applicable Incremental Term Loan Assumption Agreement, the making of which is conditioned upon the consummation of, and the proceeds of which will be used to finance, a Permitted Acquisition (including the refinancing of Indebtedness in connection therewith and the payment of related fees and expenses).

“Incremental Amount” shall mean, at any time, the excess, if any, of (a) the greater of (x) $1,500,000,000 and (y) an amount equal to the maximum principal amount of Indebtedness that, if fully drawn at such time, would not cause the Secured Net Leverage Ratio to exceed 4.00:1.00 (calculated on a pro forma basis in accordance with Section 1.03 after giving effect to the incurrence of such Indebtedness and without giving effect to any cash proceeds thereof, but including the application of such proceeds) over (b) the sum of (i) the aggregate amount of all Incremental Term Loan Commitments established after the Third Restatement Effective Date and prior to such time pursuant to Section 2.24 (whether in respect of Other Term Loans, Other Term A Loans or otherwise), (ii) the aggregate amount of all Revolving Credit Commitment Increases established after the Third Restatement Effective Date and prior to such time pursuant to Section 2.26, (iii) the aggregate amount of all revolving credit commitments established after the Third Restatement Effective Date and prior to such time in accordance with Section 6.01(r) and (iv) the aggregate principal amount of Indebtedness incurred pursuant to Section 6.01(w) after the Third Restatement Effective Date and prior to such time; provided, however, that, to the extent the proceeds of any Incremental Term Loans or any Alternative Incremental Facility Indebtedness are used concurrently with the incurrence thereof to prepay then-outstanding Term Loans, the establishment of such Incremental Term Loan Commitments or the incurrence of such Alternative Incremental Facility Indebtedness, as the case may be, shall not reduce the Incremental Amount. In furtherance of and not limiting the foregoing, the aggregate amount of all Incremental Term Loan Commitments established after the Third Restatement Effective Date pursuant to Section 2.24 in respect of Other Term A Loans shall not exceed an amount equal to the sum of (A) the greater of (x) $750,000,000 and (y) an amount equal to 50% of Consolidated EBITDA for the most recent period of four fiscal quarters for which financial statements have been delivered pursuant to Section 5.04(a) or (b) (calculated on a pro forma basis in accordance with Section 1.03) and (B) the aggregate principal amount of Other Term A Loans incurred after the Third Restatement Effective Date to the extent the proceeds of such Other Term A Loans are used concurrently with the incurrence thereof to prepay then-outstanding 2019 Term A Loans or Other Term A Loans.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.24, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(c). Incremental Term Loans may be made in the form of additional 2021 Term D Loans or, to the extent permitted by Section 2.24 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind (other than customer deposits and interest payable thereon in the ordinary course of business), (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and deferred payment for services to employees or former employees incurred in the ordinary course of business and payable in accordance with customary practices and other deferred compensation arrangements), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic Lease Obligations of such person, (h) all obligations of such person as an account party in respect of letters of credit, (i) all obligations of such person in respect of bankers’ acceptances, (j) all obligations of such person pursuant to any Permitted Receivables Transaction and (k) the aggregate liquidation preference of all outstanding Disqualified Stock issued by such person; provided that in all cases (v) contingent value rights issued in connection with the Permitted HMA Transaction (any payments made pursuant to such contingent value rights being referred to herein as the “CVR Payments”), (w) Practice Guarantees, (x) earnouts, unless not paid after becoming due and payable, and working capital adjustments under acquisition or disposition agreements, (y) deferred or prepaid revenue and (z) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, shall be excluded from the definition of “Indebtedness”. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter or, with the consent of each applicable Lender, 12 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” shall mean, as the context may require, except as provided in the last sentence of Section 2.23(a), (a) Wells Fargo Bank, N.A., acting through any of its Affiliates or branches, in its capacity as an issuer of Letters of Credit hereunder, (b) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit, and (c) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Junior Lien Intercreditor Agreement” shall mean any intercreditor agreement, collateral trust agreement or similar agreement governing the relative priorities of the holders of the Obligations and Other Senior Secured Debt, on the one hand, and the holders of Other Junior Secured Debt, on the other hand, provided that such agreement (a) provides for such Indebtedness to be secured by Liens on the Collateral having junior priority to the Liens securing the Obligations and (b) is otherwise on terms reasonably acceptable to the Administrative Agent and the Borrower.

“Latest Term Loan Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Term Loans or Term Loan Commitment hereunder at such time.

“L/C Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Lenders” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any person that has become a party hereto pursuant to an Assignment and Acceptance or a Revolving Accession Agreement.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.23 and any Existing Letter of Credit.

“Leverage Ratio” shall mean, on any date, the ratio of Total Debt on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.04(a) or (b). In any period of four consecutive fiscal quarters in which any Permitted Acquisition, the Permitted HMA Transaction or any Significant Asset Sale occurs, the Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or to any replacement publicly available market convention therefor selected by the Administrative Agent) for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association or any successor thereof as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that in no event shall the LIBO Rate be less than, in the case of 2021 Term D Loans, 1.00%; provided further that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. For the avoidance of doubt, the term “Lien” shall not be deemed to include any license of intellectual property.

“Loan Documents” shall mean this Agreement, the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, the Third Amendment and Restatement Agreement, the Letters of Credit, the Security Documents, each Incremental Term Loan Assumption Agreement, any Pari Passu Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any Loan Modification Agreement, any Revolving Accession Agreement, any Revolving Credit Commitment Increase Amendment and the promissory notes, if any, executed and delivered pursuant to Section 2.04(e).

“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the other Loan Parties, one or more Accepting Lenders and the Administrative Agent.

“Loan Modification Offer” shall have the meaning specified in Section 2.25(a).

“Loan Parties” shall mean Parent, the Borrower and the Guarantors.

“Loans” shall mean the Revolving Loans and the Term Loans.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations, financial condition or operating results of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Loan

Parties, taken as a whole, to perform their obligations under the Loan Document to which they are or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under the Loan Documents.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit and intercompany loans), or obligations in respect of one or more Hedging Agreements, of any one or more of Parent, the Borrower or any Subsidiary in an aggregate principal amount exceeding $125,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent, the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” shall mean any Subsidiary other than any (a) Permitted Joint Venture Subsidiary, (b) Permitted Syndication Subsidiary, (c) Securitization Subsidiary, (d) Foreign Subsidiary, (e) Captive Insurance Subsidiary or (f) Non-Significant Subsidiary.

“Maturity Trigger” shall mean, and shall be deemed to have occurred if, on any applicable date of determination with respect to the 2017 Term E Loans, the 2018 Notes, the 2019 Notes or the 2020 Notes, as the case may be, the aggregate principal amount of outstanding 2017 Term E Loans, 2018 Notes, 2019 Notes or 2020 Notes with respect to which the Maturity Trigger is being tested is greater than or equal to $125,000,000. For purposes of determining whether a Maturity Trigger has occurred (a) with respect to the Revolving Credit Maturity Date or the 2019 Term A Maturity Date, any refinancing (“Refinanced Indebtedness”) of 2017 Term E Loans, 2018 Notes, 2019 Notes or 2020 Notes shall be deemed to continue to be, as applicable, 2017 Term E Loans, 2018 Notes, 2019 Notes or 2020 Notes, if such Refinanced Indebtedness has a maturity date prior to the date that is ninety-one (91) days after the date that is five years after the Third Restatement Effective Date, or (b) with respect to the 2021 Term D Maturity Date, Refinanced Indebtedness shall be deemed to continue to be, as applicable, 2017 Term E Loans, 2018 Notes, 2019 Notes or 2020 Notes, if such Refinanced Indebtedness has a maturity date prior to the date that is ninety-one (91) days after the date that is seven years after the Third Restatement Effective Date.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the owned real properties of the Loan Parties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12.

“Mortgages” shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(g) of the Original Credit Agreement, Section 6(g) of the First Amendment and Restatement Agreement or Section 7(b) or 7(c) of the Third Amendment and

Restatement Agreement or pursuant to Section 5.12 of the Original Credit Agreement, the First Amended and Restated Credit Agreement, the Existing Credit Agreement or this Agreement, each substantially in the form of Exhibit D.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale (other than Receivables sold in a Permitted Receivables Transaction), the aggregate cash proceeds received in respect of such Asset Sale, and any cash payments received in respect of promissory notes or other non-cash consideration delivered in respect of such Asset Sale, net of (without duplication) (i) the reasonable expenses (including legal fees and brokers’ and underwriters’ commissions paid to third parties which are not Subsidiaries or Affiliates of Parent) incurred in effecting such Asset Sale, (ii) any taxes reasonably attributable to such Asset Sale and, in the case of an Asset Sale in a foreign jurisdiction, any taxes reasonably attributable to the repatriation of the proceeds of such Asset Sale reasonably estimated by the Borrower to be actually payable, (iii) any amounts payable to a Governmental Authority triggered as a result of any such Asset Sale, (iv) any Indebtedness or Contractual Obligation of Parent, the Borrower and the Subsidiaries (other than the Loans, other Obligations and any Other Senior Secured Debt) required to be paid or retained in connection with such Asset Sale and (v) the aggregate amount of reserves required in the reasonable judgment of the Borrower or the applicable Subsidiary to be maintained on the books of the Borrower or such Subsidiary in order to pay contingent liabilities with respect to such Asset Sale (so long as amounts deducted from aggregate proceeds pursuant to this clause (v) and not actually paid by the Borrower or any of the Subsidiaries in liquidation of such contingent liabilities shall be deemed to be Net Cash Proceeds received at such time as such contingent liabilities shall cease to be obligations of the Borrower or any of the Subsidiaries); provided, however, that if (x) the Borrower intends to reinvest such proceeds in assets of a kind then used or usable in the business of the Borrower and the Subsidiaries or in Permitted Acquisitions or other investments permitted pursuant to Section 6.04 (other than Section 6.04(b)) within 15 months of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such receipt, such proceeds (but not to exceed $1,000,000,000 in the aggregate in the case of all such Asset Sales occurring after the Third Restatement Effective Date) shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 15-month period, at which time such proceeds shall be deemed to be Net Cash Proceeds; provided further that if during such 15-month period Parent, the Borrower or a Subsidiary enters into a written agreement committing it to so apply all or a portion of such proceeds, such 15-month period will be extended with respect to the amount of proceeds for an additional six months, at which time such proceeds shall be deemed to be Net Cash Proceeds; (b) with respect to any issuance or incurrence of Indebtedness (other than Indebtedness incurred pursuant to any Receivables Transaction), the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any sale of Receivables in a Receivables Transaction, the initial cash proceeds thereof (and any subsequent cash proceeds therefrom to the extent resulting from an increase in the Receivables Transaction Amount above the highest previous Receivables Transaction Amount balance), in each case received by the applicable originators net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith.

“New Notes” shall have the meaning assigned to such term in the Preliminary Statement.

“New Loan Margin” shall have the meaning assigned to such term in Section 2.27.

“New Term Loan” shall mean any Pari Passu Debt in the form of term loans secured by Liens on the Collateral having the same priority as the Liens securing the Term Loans (but excluding, for the avoidance of doubt, any Incremental Term Loans), made to Parent or any of its subsidiaries, the proceeds of which will be used to finance, in whole or in part, one or more Permitted Acquisitions.

“New Term Loan OID” shall have the meaning assigned to such term in Section 2.27.

“New Term Loan Yield Differential” shall have the meaning assigned to such term in Section 2.27.

“Non-Significant Subsidiary” shall mean at any time, any Subsidiary (a) which at such time has total assets book value (including the total assets book value of any subsidiaries of such Subsidiary), or for which the Borrower or any of the Subsidiaries shall have paid (including the assumption of Indebtedness) in connection with the acquisition of Equity Interests or the total assets of such Subsidiary, less than $10,000,000 or (b) which does not and will not itself or through its subsidiaries own a Hospital or an interest in a Hospital or manage or operate a Hospital and which is listed on Schedule 1.01(d) hereto (or on any updates to such Schedule subsequently furnished by the Borrower to the Administrative Agent) as a “Non-Significant Subsidiary”, provided that the total assets of all Non-Significant Subsidiaries at any time does not exceed 5.0% of the total assets of Parent, the Borrower and the Subsidiaries on a consolidated basis.

“Notice of Increase” shall have the meaning assigned to such term in Section 2.26(a).

“Obligations” shall mean all obligations defined as “Bank Loan Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“Original Credit Agreement” shall have the meaning assigned to such term in the Preliminary Statement.

“Other Junior Secured Debt” shall mean Indebtedness secured by Liens on the Collateral having a priority junior to that of the Liens securing the Obligations.

“Other Senior Secured Debt” shall mean Pari Passu Debt and Alternative Incremental Facility Indebtedness, in each case secured by Liens on the Collateral having the same priority as the Liens securing the Obligations.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term A Loans” shall mean Other Term Loans (a) which amortize at a rate per annum of not less than 5.00% in each period of four consecutive fiscal quarters commencing on or after the funding of such Other Term Loans and ending on or prior to the applicable Incremental Term Loan Maturity Date and (b) which have a weighted average life to maturity, when incurred, of five years or less.

“Other Term Loans” shall have the meaning assigned to such term in Section 2.24(a).

“Pari Passu Debt” shall mean Indebtedness which (a) is issued, incurred, created, assumed or guaranteed by any Loan Party, (b) is not an obligation of, or otherwise Guaranteed by, any Subsidiary of Parent that is not a Loan Party, (c) is not secured by any Lien on any asset of Parent, the Borrower or any Subsidiary other than any asset constituting Collateral, (d) does not amortize at a rate per annum in excess of 1.00% during any period of four consecutive fiscal quarters commencing on or after the date such Pari Passu Debt is incurred by any Loan Party, (e) is subject to a Pari Passu Intercreditor Agreement and (f) is issued, incurred, created or assumed (i) to finance, or otherwise in connection with, a Permitted Acquisition, (ii) in order to extend, renew, refinance or replace existing Pari Passu Debt, provided that (A) the principal amount of such Pari Passu Debt is not increased (except by an amount not to exceed (1) the amount of unpaid accrued interest and premium on the existing Pari Passu Debt so extended, renewed, refinanced or replaced, plus (2) other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement) and (B) neither the final maturity nor the weighted average life to maturity of such Pari Passu Debt is decreased thereby or (iii) in order to obtain Net Cash Proceeds, 100% of which (if not used in the manner set forth in the foregoing clauses (i) and (ii)) are used by the Borrower, not later than the fifth Business Day following the receipt thereof, to prepay outstanding Term Loans in the manner set forth in Section 2.13(g).

“Pari Passu Debt Obligations” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Pari Passu Intercreditor Agreement” shall mean any intercreditor agreement, collateral trust agreement or similar agreement governing the relative priorities of the holders of the Obligations, on the one hand, and the holders of the Pari Passu Debt Obligations, on the other hand, provided that such agreement (a) contains terms that are not less favorable to the holders of the Obligations than to the holders of the Pari Passu Debt Obligations, (b) provides for the Pari Passu Debt Obligations to be secured by Liens on the Collateral having the same priority as, or junior priority to, the Liens securing the Obligations and (c) is otherwise on terms reasonably acceptable to the Administrative Agent and the Borrower.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Act” shall mean the Pension Protection Act of 2006, as amended from time to time.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(h).

“Permitted Additional Debt” of any Loan Party shall mean any unsecured Indebtedness of such Loan Party or an unsecured or subordinated Guarantee of or by such Loan Party, in each case which (a) matures on or after, and requires no scheduled payments of principal prior to, the date that is ninety-one (91) days after the Latest Term Loan Maturity Date in effect at the time such Indebtedness is incurred (which, in the case of bridge loans, shall be determined by reference to the loans or notes into which such bridge loans are converted at maturity) (other than pursuant to customary offers to purchase upon a change of control, payments required to prevent any such Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, asset sale or event of loss and customary acceleration rights after an event of default), (b) contains no financial maintenance covenants unless such financial maintenance covenants are added to this Agreement for the benefit of the Lenders hereunder and (c) to the extent the same is subordinated to any Indebtedness, is subordinate or junior in right of payment to the Obligations, pursuant to a written agreement on terms customary for similar Indebtedness at the time of issuance.

“Permitted Amendments” shall have the meaning assigned to such term in Section 2.25(c).

“Permitted Capital Expenditure Amount” shall have the meaning assigned to such term in Section 6.11.

“Permitted HMA Transaction” shall have the meaning assigned to such term in the Preliminary Statement.

“Permitted Interest Transfer” shall mean a sale, issuance or other transfer of securities of a Subsidiary or of assets of any Subsidiary to a new Subsidiary, or sale, issuance or transfer of securities of a Subsidiary to another person if after such sale, issuance or other transfer, such Subsidiary shall meet the applicable requirements of the definition of “Permitted Joint Venture Subsidiary”, “Non-Significant Subsidiary” or “Permitted Syndication Subsidiary”; provided that (a) the aggregate fair market value (determined at the time of and after giving effect to any Permitted Interest Transfer) of all Permitted Interest Transfers made to, or in connection with the establishment of, a Permitted Joint Venture shall not exceed $1,000,000,000 and (b) at the time of and after giving effect to any Permitted Interest Transfer the total book value of the assets, calculated as of the date of the applicable Permitted Interest Transfer, of all Subsidiaries (other than Loan Parties) that become Permitted Joint Venture Subsidiaries or Permitted Syndication Subsidiaries after the Closing Date as a result of a Permitted Interest Transfer made after the Closing Date shall not exceed (i) 10% of the total book value of the assets of Parent, the Borrower and the Subsidiaries on a consolidated basis, calculated as of the date of the applicable Permitted Interest Transfer, in the case of Permitted Joint Venture Subsidiaries, and (ii) 10% of the total book value of the assets of Parent, the Borrower and the Subsidiaries on a consolidated basis, calculated as of the date of the applicable Permitted Interest Transfer, in the case of Permitted Syndication Subsidiaries.

“Permitted Investments” shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Joint Venture Subsidiary” shall mean a partially owned Subsidiary pursuant to which the Borrower or such Subsidiary conducts a Permitted Joint Venture.

“Permitted Joint Ventures” shall mean (a) acquisitions (by merger, purchase, lease (including any lease that contains upfront payments or buy out options) or otherwise), not constituting Permitted Acquisitions, by Parent, the Borrower or any of the Subsidiaries of interests in any of the assets of, or shares of the capital stock of or other Equity Interests in, a person or division or line of business of any person engaged in the same business as the Borrower and the Subsidiaries or in a related business, (b) sales, issuances or other transfers of securities of a Subsidiary to a Person other than a Loan Party if after such sale, issuance or other transfer, such Subsidiary shall meet the applicable requirements of the definition of “Permitted Joint Venture Subsidiary” or (c) other investments in and loans and advances to Permitted Joint Venture Subsidiaries; provided that (x) no Default or Event of Default shall have occurred and be continuing and (y) except for the Permitted Joint Ventures listed on Schedule 1.01(e), to the extent the aggregate value of the investments, loans and advances made by Parent, the Borrower and the Subsidiaries in (including assets transferred to) any Permitted Joint Venture, in each case, measured as of the date of each such investment, loan or advance (net of any repayments or return of capital in respect thereof actually received in cash by Parent, the Borrower or the Subsidiaries (net of applicable Taxes) after the Closing Date) (the “Net Investment Amount”), when added to the aggregate Net Investment Amounts of all Permitted Joint Ventures consummated after the Third Restatement Effective Date, would exceed $1,000,000,000, the Secured Net Leverage Ratio Condition would be satisfied.

“Permitted Real Estate Indebtedness” shall have the meaning assigned to such term in Section 6.01(f).

“Permitted Receivables Transaction” shall have the meaning assigned to such term in Section 6.05(b).

“Permitted Syndication Subsidiary” shall mean a partially owned Subsidiary of the Borrower which, after giving effect to a Permitted Syndication Transaction, owns, leases or operates the Hospital which is the subject of such Permitted Syndication Transaction.

“Permitted Syndication Transaction” shall have the meaning assigned to such term in Section 6.05(b).

“Permitted Syndication Transaction Partner” shall mean one or more persons (other than Parent, the Borrower or any Subsidiary) that owns a minority interest in a Permitted Syndication Subsidiary.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, sponsored, maintained or contributed to by the Borrower or any ERISA Affiliate.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Practice Guarantees” shall mean admitting physician practice guarantees pursuant to which Parent, the Borrower or any of the Subsidiaries guarantees to pay an admitting physician on the medical staff of a Hospital the difference between such admitting physician’s monthly net revenue from professional fees and a minimum monthly guaranteed amount.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse AG as its prime rate in effect at its principal office in New York City and notified to the Borrower.

“Pro Rata Percentage” of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“Qualified Capital Stock” of any person shall mean any Equity Interest of such person that is not Disqualified Stock.

“Receivables” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a person pursuant to an arrangement with another person by which such other person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, and all proceeds thereof and rights (contractual or other) and collateral related thereto, and shall include, in any event, any items of property that would be classified as accounts receivable on the balance sheet of the Borrower or any of the Subsidiaries prepared in accordance with GAAP or an “account”, “chattel paper”, an “instrument”, a “general intangible” or a “payment intangible” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” or “proceeds” (as so defined) of any such items.

“Receivables Transaction” shall mean, with respect to the Borrower and/or any of the Subsidiaries, any transaction or series of transactions of sales, factoring or securitizations involving Receivables pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary or any other Person, and may grant a corresponding security interest in, any Receivables (whether now existing or arising in the future) of the Borrower or any Subsidiary, and any assets related thereto including collateral securing such Receivables, contracts and all Guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving Receivables.

“Receivables Transaction Amount” shall mean (a) in the case of any Receivables securitization (but excluding any sale or factoring of Receivables), the amount of obligations outstanding under the legal documents entered into as part of such

Receivables securitization on any date of determination that would be characterized as principal if such Receivables securitization were structured as a secured lending transaction rather than as a purchase and (b) in the case of any sale or factoring of Receivables, the cash purchase price paid by the buyer in connection with its purchase of Receivables (including any bills of exchange) less the amount of collections received in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Borrower (provided that if such method of calculation is not applicable to such sale or factoring of Receivables, the amount of Receivables Transaction Amount associated therewith shall be determined in a manner mutually acceptable to the Borrower and the Administrative Agent).

“Received Exercise Proceeds Amount” shall mean, as at any date of determination, an amount equal to (a) the aggregate net cash proceeds received by the Borrower in respect of any issuance of Equity Interests to employees or directors after the Closing Date, including payments in connection with the exercise of stock options, minus (b) the aggregate amount of all Restricted Payments made in reliance on Section 6.06(a)(viii) prior to such date.

“Reference Margin” shall have the meaning assigned to such term in Section 2.27.

“Refinancing Incremental Term Loans” shall mean any Incremental Term Loans incurred pursuant to Section 2.24, all of the proceeds of which are used concurrently with the incurrence thereof to prepay then-outstanding Term Loans.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Repayment Date” shall mean a 2017 Term E Loan Repayment Date, a 2019 Term A Loan Repayment Date, a 2021 Term D Loan Repayment Date or an Incremental Term Loan Repayment Date.

“Replacement Capital Expenditures” shall mean Capital Expenditures on or after the Closing Date made in connection with (i) the replacement of a Hospital as required by the agreements pursuant to which such Hospital, or the entity owning such Hospital, was acquired by the Borrower or any of the Subsidiaries from a third-party, whether pursuant to such agreement existing as of the Closing Date or entered into thereafter or (ii) the replacement of the Hospitals (owned, leased or operated by the Borrower or any of the Subsidiaries or in which the Borrower or any of the Subsidiaries owns an Equity Interest as of the Closing Date) in Birmingham, Alabama and Barstow, California.

“Replacement Revolving Credit Facility” shall have the meaning assigned to such term in Section 2.25(d).

“Required Covenant Lenders” shall mean, at any time, Lenders having 2019 Term A Loans, Other Term A Loans, Revolving Loans, L/C Exposure and unused Revolving Credit Commitments representing more than 50% of the sum of all 2019 Term A Loans, Other Term A Loans, Revolving Loans, L/C Exposure and unused Revolving Credit Commitments at such time; provided that the Revolving Loans, L/C Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Covenant Lenders at any time.

“Required Lenders” shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposure, unused Revolving Credit Commitments and Term Loan Commitments at such time; provided that the Revolving Loans, L/C Exposure and unused Revolving Credit Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Responsible Officer” of any person shall mean any executive officer, executive vice president or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Indebtedness” shall mean Indebtedness of Parent, the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.09(b).

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property (other than Qualified Capital Stock of the person making such dividend or distribution)) with respect to any Equity Interests in Parent, the

Borrower or any Subsidiary, or any payment (whether in cash, securities or other property (other than Qualified Capital Stock of the person making such dividend or distribution)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Parent, the Borrower or any Subsidiary (other than, in each case, capital contributions to, or the purchase of Equity Interests in, any Subsidiary).

“Revolving Accession Agreement” shall have the meaning assigned to such term in Section 2.26(a).

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder (and to acquire participations in Letters of Credit as provided for herein) as set forth on Schedule III to the Third Amendment and Restatement Agreement, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.26 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Revolving Credit Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Revolving Credit Commitment Fee Rate” shall have the meaning assigned to such term in the definition of the term “Applicable Percentage”.

“Revolving Credit Commitment Increase” shall have the meaning assigned to such term in Section 2.26(a).

“Revolving Credit Commitment Increase Amendment” shall have the meaning assigned to such term in Section 2.26(a).

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Credit Maturity Date” shall mean January 27, 2019; provided that the Revolving Credit Maturity Date shall instead be (a) October 26, 2016, if, on such date, the Maturity Trigger has occurred with respect to the 2017 Term E Loans, or (b) May 16, 2018, if, on such date, the Maturity Trigger has occurred with respect to the 2018 Notes; provided further, that, in each case, if any such day is not a Business Day, the Revolving Credit Maturity Date shall be the Business Day immediately preceding such day.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b).

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“SEC” shall mean the U.S. Securities and Exchange Commission or any Governmental Authority succeeding to any or all of its functions.

“Second Amendment and Restatement Agreement” shall mean the Second Amendment and Restatement Agreement dated as of the Second Restatement Effective Date among Parent, the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Second Restatement Effective Date” shall mean February 2, 2012.

“Secured Net Leverage Ratio” shall mean, on any date, the ratio of (a) (i) Total Secured Debt minus (ii) the aggregate amount of unrestricted cash, cash equivalents and Permitted Investments that is included on the consolidated balance sheet of Parent, the Borrower and the Subsidiaries on such date, to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.04(a) or (b). In any period of four consecutive fiscal quarters in which any Permitted Acquisition, the Permitted HMA Transaction or any Significant Asset Sale occurs, the Secured Net Leverage Ratio shall be determined on a pro forma basis in accordance with Section 1.03.

“Secured Net Leverage Ratio Condition” shall mean, on any date, after giving pro forma effect to any Specified Transaction to occur on such date as contemplated by Section 1.03, that the Secured Net Leverage Ratio shall not be greater than 4.00 to 1.0.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Securitization Subsidiary” shall mean any special purpose Subsidiary that acquires Receivables generated by the Borrower or any of the Subsidiaries and that engages in no operations or activities other than those related to a Permitted Receivables Transaction.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12 or 9.20.

“Senior Note Indenture” shall mean each indenture under which Senior Notes are issued, as the same may be amended, restated, substituted, replaced, refinanced, supplemented or otherwise modified from time to time in accordance with Section 6.01(a).

“Senior Notes” shall mean the 2018 Notes, the 2019 Notes, the 2020 Notes, the 2021 Notes and the 2022 Notes, in each case, as the same may be amended, restated, substituted, replaced, refinanced, supplemented or otherwise modified from time to time in accordance with Section 6.01(a).

“Shared Collateral Agent” shall have the meaning assigned to such term in Section 9.20.

“Significant Asset Sale” shall mean the sale, transfer, lease or other disposition by Parent, the Borrower or any Subsidiary to any person other than the Borrower or a Subsidiary Guarantor of all or substantially all of the assets of, or a majority of the Equity Interests in, a person, or a division or line of business or other business unit of a person.

“SPC” shall have the meaning assigned to such term in Section 9.04(i).

“Specified Representations” shall mean the representations and warranties made in Sections 3.01, 3.02(a) and (b)(i)(A) and (B) (with respect to the Loan Documents), 3.03, 3.11, 3.12, 3.19, 3.22 and 3.23.

“Specified Transaction” shall mean (a) the consummation of a Permitted Acquisition or other acquisition permitted pursuant to Section 6.04, (b) the investment in a Permitted Joint Venture or an Unrestricted Subsidiary, (c) the consummation of the Permitted HMA Transaction or (d) the incurrence or assumption of Indebtedness pursuant to Section 6.01(m) or (v) and the use of proceeds thereof.

“Spinout Subsidiary” shall mean an Unrestricted Subsidiary that is formed for the purpose of acquiring property of Parent, the Borrower or any Subsidiary in connection with a Spinout Transaction.

“Spinout Transaction” shall mean, collectively, any series or combination of contributions, distributions and/or other transfers by Parent, the Borrower and/or any Subsidiary of property (including Equity Interests) owned by it to any Spinout Subsidiary (or to a Subsidiary in contemplation of the further contribution, distribution or other transfer of such property to any Spinout Subsidiary) and the ultimate distribution of the Equity Interests of an Ultimate Spinout Subsidiary to the equity holders of Parent; provided that (i) the aggregate Consolidated EBITDA attributable to all such property (including Equity Interests) so contributed, distributed or transferred (determined for each such contribution, distribution or other transfer at the time thereof and for the period of four consecutive fiscal quarters most recently ended on or prior to the date of the relevant contribution, distribution or other transfer for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.04(a) or (b)) shall not exceed in the aggregate for all such contributions, distributions and other transfers 15.0% of Consolidated EBITDA of Parent, the Borrower and the Subsidiaries for such period and (ii) after giving effect to such Spinout Transaction and the repayment of any Indebtedness in connection therewith, the Secured Net Leverage Ratio calculated on a pro forma basis shall not exceed the lesser of (x) 3.75 to 1.00 and (y) the Secured Net Leverage Ratio immediately prior to giving effect to such Spinout Transaction.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, as to any person, a corporation, partnership or other entity of which Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, or the management of which is otherwise Controlled, directly or indirectly, or both, by such person.

“Subsidiary” shall mean any subsidiary of the Borrower; provided, however, that Unrestricted Subsidiaries shall be deemed not to be Subsidiaries for any purpose of this Agreement or the other Loan Documents.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement pursuant to Section 5.12 (it being understood and agreed that no (i) Foreign Subsidiary, (ii) Non-Significant Subsidiary, (iii) Permitted Syndication Subsidiary, (iv) Securitization Subsidiary, (v) Captive Insurance Subsidiary, (vi) Permitted Joint Venture Subsidiary or (vii) Subsidiary listed on Schedule 1.01(f), shall, in any case, be required to enter into the Guarantee and Collateral Agreement pursuant to Section 5.12, unless the Borrower elects to make any such Permitted Joint Venture Subsidiary a Subsidiary Guarantor).

“Syndication Proceeds” shall have the meaning assigned to such term in Section 6.05(b).

“Syndication Transaction” shall mean a transaction (or series of transactions) whereby the Borrower or a Subsidiary sells, transfers or otherwise disposes of part, but not all, of its interest in a Subsidiary that owns, leases or operates a Hospital to one or more third parties or of its interest in a Hospital to a partially owned Subsidiary.

“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Parent, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Parent, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Parent, the Borrower or the Subsidiaries (or to their heirs and estates) shall be deemed to be a Synthetic Purchase Agreement.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Borrowing” shall mean a Borrowing comprised of 2019 Term A Loans, 2017 Term E Loans, 2021 Term D Loans or Incremental Term Loans.

“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Commitments” shall mean the 2019 Term A Commitments, the 2017 Term E Commitments and the 2021 Term D Commitments. Unless the context shall otherwise require, the term “Term Loan Commitments” shall include the Incremental Term Loan Commitments.

“Term Loans” shall mean the 2019 Term A Loans, the 2017 Term E Loans and the 2021 Term D Loans. Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans.

“Third Amendment and Restatement Agreement” shall mean the Third Amendment and Restatement Agreement dated as of the date hereof among Parent, the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Third Restatement Effective Date” shall have the meaning assigned to such term in the Third Amendment and Restatement Agreement.

“Total Assets” shall mean, as of any date, the total consolidated assets of Parent and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of Parent and its Subsidiaries, determined on a pro forma basis in accordance with Section 1.03.

“Total Debt” shall mean, at any time, (a) the total Indebtedness of Parent, the Borrower and the Subsidiaries at such time (excluding (i) Indebtedness of the type described in clause (h) of the definition of such term or under performance or surety bonds, in each case except to the extent of any unreimbursed drawings thereunder and (ii) Indebtedness of the type described in clauses (c), (d), (e), (i), (j) and (k) of the definition of such term) minus (b) the aggregate amount of unrestricted cash, cash equivalents and Permitted Investments that is included on the consolidated balance sheet of Parent, the Borrower and the Subsidiaries at such time.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. As of the Third Restatement Effective Date, the Total Revolving Credit Commitment is $1,000,000,000.

“Total Secured Debt” shall mean, at any time the total Indebtedness of Parent, the Borrower and the Subsidiaries at such time (excluding (i) Indebtedness of the type described in clause (h) of the definition of such term or under performance or surety bonds, in each case except to the extent of any unreimbursed drawings thereunder and (ii) Indebtedness of the type described in clauses (c), (d), (e), (i), (j) and (k) of the definition of such term) that is secured by Liens on any property or asset of Parent, the Borrower and the Subsidiaries at such time.

“Transactions” shall have the meaning assigned to such term in the Original Credit Agreement.

“Triad” shall mean Triad Healthcare Corporation (f/k/a Triad Hospitals, Inc.), a Delaware corporation and a wholly owned Subsidiary of the Borrower.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“Ultimate Spinout Subsidiary” shall mean a Spinout Subsidiary or other Subsidiary the Equity Interests of which are (or are intended to be, as the context may require) distributed to the equity holders of Parent.

“Unrestricted Subsidiary” shall mean any Subsidiary organized or acquired directly or indirectly by Parent after the Closing Date that Parent designates as an “Unrestricted Subsidiary” by written notice to the Administrative Agent. No Unrestricted Subsidiary may own any Equity Interests of a Subsidiary; provided that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Parent may redesignate any Unrestricted Subsidiary as a “Subsidiary” by written notice to the Administrative Agent and by complying with the applicable provisions of Section 5.12.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Voluntary Prepayment” shall mean a prepayment of principal of Term Loans pursuant to Section 2.12 in any year to the extent that such prepayment reduces the scheduled installments of principal due in respect of Term Loans in any subsequent year.

“wholly owned Subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party or the Administrative Agent.

SECTION 1.02.  Terms Generally.   The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall at all times be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

SECTION 1.03.  Pro Forma Calculations.   With respect to any period of four consecutive fiscal quarters during which the Permitted HMA Transaction or any Permitted Acquisition, other acquisition permitted pursuant to Section 6.04, Significant Asset Sale or Spinout Transaction occurs, each of the Leverage Ratio and the Secured Net Leverage Ratio, and, without duplication, Consolidated EBITDA (other than for purposes of determining the Interest Coverage Ratio) and Total Assets, shall, for all purposes set forth herein, be calculated with respect to such period on a pro forma basis after giving effect to such Permitted Acquisition, acquisition, Significant Asset Sale, the Permitted HMA Transaction or Spinout Transaction (and any related repayment of Indebtedness) (including, without duplication, (a) all pro forma adjustments permitted or required by Article 11 of Regulation S-X under the Securities Act of 1933, as amended, (b) pro forma adjustments for designation of any Subsidiary as an Unrestricted Subsidiary and any Unrestricted Subsidiary as a Subsidiary in accordance with the definition of “Unrestricted Subsidiary” (a “Subsidiary Designation”), and (c) except in the case of the Permitted HMA Transaction, pro forma adjustments for cost savings and synergies (net of continuing associated expenses) to the extent such cost savings and synergies are reasonably identifiable, reasonably supportable, are expected to have a continuing impact and have been realized or are reasonably expected to be realized within 12 months following any such Permitted Acquisition or acquisition (which cost savings and synergies shall be calculated on a pro forma basis as though they had been realized on the first day of such period); provided that at the election of Parent, such pro forma adjustment shall not be required to be determined for any Permitted Acquisition or other acquisition if the aggregate consideration paid in connection with such acquisition is less than $100,000,000; provided further that all such adjustments shall be set forth in a reasonably detailed certificate of a Financial Officer of Parent), assuming, for purposes of making such calculations, the Permitted HMA Transaction or such Permitted Acquisition, Subsidiary Designation, acquisition permitted pursuant to Section 6.04, Significant Asset Sale or Spinout Transaction (and related repayment of Indebtedness), and any other Permitted Acquisitions, Significant Asset Sales and Spinout Transactions (and related repayment of Indebtedness) that have been consummated during the period, had been consummated on the first day of such period; provided, further, that the aggregate amount added to or included in Consolidated EBITDA above in respect of synergies for any period of four consecutive fiscal quarters shall not exceed an amount equal to 10% of Consolidated EBITDA, calculated on a pro forma basis in accordance with this Section 1.03 after giving effect to such addition and any other prior additions in respect of such period pursuant to this Section 1.03. In addition, solely for purposes of determining whether a Specified Transaction is permitted hereunder (including whether such Specified Transaction would result in a Default or Event of Default and whether the Secured Net Leverage Ratio Condition would be met), the Secured Net Leverage Ratio shall be calculated on a pro forma basis as provided in the preceding sentence.

SECTION 1.04.  Classification of Loans and Borrowings.   For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.05.  Excluded Swap Obligations.   (a) Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Loan Party under any Loan Document shall include a Guarantee of any Obligation that, as to such Loan Party, is an Excluded Swap Obligation and no Collateral provided by any Loan Party shall secure any Obligation that, as to such Loan Party, is an Excluded Swap Obligation. In the event that any payment is made by, or any collection is realized from, any Loan Party as to which any Obligations are Excluded Swap Obligations, or from any Collateral provided by such Loan Party, the proceeds thereof shall be applied to pay the Obligations of such Loan Party as otherwise provided herein without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.

(b)   The following terms shall for purposes of this Section 1.05 have the meanings set forth below:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S. C. § et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to Guarantor, any Swap Obligation if, and to the extent that, the Guarantee by such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder at the time such Swap Obligation is incurred (including as a result of any agreement in the Guarantee and Collateral Agreement or any other Guarantee or other support agreement in respect of the obligations of such Subsidiary Guarantor by the Borrower or another Person that constitutes an “eligible contract participant”).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

ARTICLE II

The Credits

SECTION 2.01.  Commitments.

(a)  Term Loans.  The Borrower and the Term Lenders acknowledge (i) the making of 2019 Term A Loans, 2017 Term E Loans and 2021 Term D Loans on the Third Restatement Effective Date pursuant to the Third Amendment and Restatement Agreement and (ii) the conversion on the Third Restatement Effective Date pursuant to the Third Amendment and Restatement Agreement of certain Extended Term Loans (as defined in the Existing Credit Agreement) to 2021 Term D Loans and certain Extended Term Loans (as defined in the Existing Credit Agreement) to 2017 Term E Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

(b)  The Revolving Credit Commitments.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time after the Third Restatement Effective Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

(c)  The Incremental Term Loan Commitments.  Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Term Loan Assumption Agreement, each Lender having an Incremental Term Loan Commitment agrees, severally and not jointly, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

SECTION 2.02.  Loans.   (a)  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $3,000,000 (except, with respect to any Incremental Term Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement) or (ii) equal to the remaining available balance of the applicable Commitments.

(b)  Subject to Sections 2.02(f), 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than fifteen Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)  Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)  Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall not repay to the Administrative Agent such corresponding amount within three Business Days after demand by the Administrative Agent, then the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing, on demand, from the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e)  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

(f)  If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to borrowing set forth in Sections 4.01(b) and (c) have been satisfied, such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and, to the extent of such payment, the obligations of the Borrower in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR Revolving Credit Borrowing, and (ii) if such conditions precedent to borrowing have not been satisfied, then any such amount paid by any Revolving Credit Lender shall not constitute a Loan and shall not relieve the Borrower from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

SECTION 2.03.  Borrowing Procedure.   In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Borrowing; provided that the request for the initial Borrowings of 2019 Term A Loans, 2017 Term E Loans and 2021 Term D Loans on the Third Restatement Effective Date may be made not later than the time specified therefor by the Administrative Agent. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a 2019 Term A Borrowing, a 2017 Term E Loan Borrowing, a 2021 Term D Borrowing, an Incremental Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04.  Evidence of Debt; Repayment of Loans.    (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)  The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender’s share thereof.

(d)  The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

(e)  Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05.  Fees.   (a)  The Borrower agrees to pay to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Revolving Credit Commitment Fee”) equal to the Revolving Credit Commitment Fee Rate per annum on the daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)  The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the “Administrative Agent Fees”).

(c)  The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.06, and (ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the “Issuing Bank Fees”); provided that each such fronting fee charged from time to time shall not exceed 0.25% per annum of the aggregate undrawn face amount of the then outstanding Letters of Credit. All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d)  All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06.  Interest on Loans.        (a)  Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

(b)  Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

(c)  Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07.  Default Interest.  If the Borrower shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder, by acceleration or otherwise, or under any other Loan Document, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such defaulted amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan of the applicable Class plus 2.00% per annum.

SECTION 2.08.  Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09.  Termination and Reduction of Commitments.      (a)  The Incremental Term Loan Commitments shall terminate as provided in the related Incremental Term Loan Assumption Agreement. The 2019 Term A Commitment of each 2019 Term A Lender, the 2017 Term E Commitment of each 2017 Term E Lender and the 2021 Term D Commitment of each 2021 Term D Lender shall, in each case, terminate in accordance with the Third Amendment and Restatement Agreement. The Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date. The L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date 10 Business Days prior to the Revolving Credit Maturity Date.

(b)  Upon at least three Business Days’ prior written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $3,000,000, and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time. Each notice delivered by the Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c)  Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.10.  Conversion and Continuation of Borrowings.   The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 11:00 a.m., New York City time, on the date of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)  each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii)  if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii)  each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(iv)  if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v)  any portion of a Borrowing of any Loans maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vi)  any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(vii)  no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings comprised of 2017 Term E Loans, 2019 Term A Loans, 2021 Term D Loans or Other Term

Loans, as applicable, with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings comprised of 2017 Term E Loans, 2019 Term A Loans, 2021 Term D Loans or Other Term Loans, as applicable, would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and

(viii)  upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, then, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into an ABR Borrowing.

SECTION 2.11.  Repayment of Term Borrowings.  (a)  (i) [reserved].

(ii) [reserved].

(iii)  The Borrower shall pay to the Administrative Agent, for the account of the 2017 Term E Loan Lenders, (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2012 (each such date being called an “2017 Term E Loan Repayment Date”), a principal amount of the 2017 Term E Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(g) and 2.24(d)) equal to 0.25% of the aggregate principal amount of all 2017 Term E Loans outstanding on the Third Restatement Effective Date and (B) on the 2017 Term E Maturity Date, the aggregate principal amount of all 2017 Term E Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(iv) The Borrower shall pay to the Administrative Agent, for the account of the 2019 Term A Lenders on each date set forth below (each such date being called a “2019 Term A Loan Repayment Date”), or if any such date is not a Business Day, on the next preceding Business Day, a principal amount of the 2019 Term A Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(g) and 2.24(d)) equal to (x) the aggregate principal amount of the 2019 Term A Loans outstanding on the Third Restatement Effective Date multiplied by (y) the percentage set forth below opposite such date, with the balance payable in full on the 2019 Term A Maturity Date (all such payments shall be accompanied by accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment):

Date	Amount
June 30, 2014	1 2⁄3%
September 30, 2014	1 2⁄3%
December 31, 2014	1 2⁄3%
March 31, 2015	2.50%
June 30, 2015	2.50%
September 30, 2015	2.50%
December 31, 2015	2.50%
March 31, 2016	2.50%
June 30, 2016	2.50%
September 30, 2016	2.50%
December 31, 2016	2.50%
March 31, 2017	3.75%
June 30, 2017	3.75%
September 30, 2017	3.75%
December 31, 2017	3.75%
March 31, 2018	15.0%
June 30, 2018	15.0%
September 30, 2018	15.0%

(v)  The Borrower shall pay to the Administrative Agent, for the account of the 2021 Term D Lenders, (A) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2014 (each such date being called a “2021 Term D Loan Repayment Date”), a principal amount of the 2021 Term D Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(g) and 2.24(d)) equal to 0.25% of the aggregate principal amount of all 2021 Term D Loans outstanding on the Third Restatement Effective Date and (B) on the 2021 Term D Maturity Date, the aggregate principal amount of all 2021 Term D Loans outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(vi)  The Borrower shall pay to the Administrative Agent, for the account of the Incremental Term Lenders in respect of Incremental Term Loans incurred after the Third Restatement Effective Date, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(g) and 2.24(d)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b) To the extent not previously paid, (i) all 2017 Term E Loans shall be due and payable on the 2017 Term E Maturity Date, (ii) all 2019 Term A Loans shall be due and payable on the 2019 Term A Maturity Date, (iii) all 2021 Term D Loans shall be due and payable on the 2021 Term D Maturity Date and (iv) all Other Term Loans shall be due and payable on the Incremental Term Loan Maturity Date applicable thereto, in each case together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

SECTION 2.12.  Optional Prepayment.   (a)  Subject to paragraph (d) below, the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000.

(b)  Optional prepayments of Term Loans shall be applied as directed by the Borrower, and if no such direction is provided, pro rata against the remaining scheduled installments of principal due in respect of the Term Loans to be prepaid under Section 2.11.

(c)  Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty, except as expressly provided in Section 2.12(d). All prepayments under this Section 2.12 (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(d)  If, prior to the date that is six months after the Third Restatement Effective Date, (i) all or any portion of the 2021 Term D Loans or the 2017 Term

E Loans are prepaid out of the proceeds of a substantially concurrent issuance or incurrence of secured term loans and the Effective Yield of such secured term loan financing is less than the Effective Yield of the 2021 Term D Loans or the 2017 Term E Loans, as applicable, or (ii) a 2021 Term D Lender or 2017 Term E Lender must assign its 2021 Term D Loans or 2017 Term E Loans pursuant to Section 2.21 as a result of its failure to consent to an amendment that would reduce the Effective Yield then in effect with respect to such 2021 Term D Loans or 2017 Term E Loans, as applicable, then in each case the aggregate principal amount so prepaid or assigned will be subject to a fee payable by the Borrower, in each case equal to 1.0% of the principal amount thereof; provided that this Section 2.12(d) shall not apply to any prepayment of the 2021 Term D Loans or the 2017 Term E Loans upon the occurrence of a Change in Control.

SECTION 2.13.  Mandatory Prepayments.  (a)  In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank with respect to) all outstanding Letters of Credit. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings and, after the Revolving Credit Borrowings shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and the Issuing Bank with respect to) Letters of Credit in an amount sufficient to eliminate such excess.

(b)  Not later than the fifth Business Day after the earlier of (i) the receipt of aggregate Net Cash Proceeds in respect of Asset Sales (other than, for the avoidance of doubt, sales of Receivables in a Permitted Receivables Transaction) in excess of $50,000,000 and (ii) the first anniversary of the Borrower’s most recent prepayment pursuant to this Section 2.13(b), the Borrower shall apply 100% of the Net Cash Proceeds in excess of $50,000,000 for any fiscal year so received (and not yet used to prepay Term Loans pursuant to this Section 2.13(b)) to prepay outstanding Term Loans in accordance with Section 2.13(g); provided that the Borrower may use a portion of such Net Cash Proceeds to prepay or repurchase Other Senior Secured Debt to the extent any applicable credit agreement, indenture or other agreement governing such Other Senior Secured Debt requires the Borrower to prepay or make an offer to purchase such Other Senior Secured Debt with the proceeds of such Asset Sale, in each case in an amount not to exceed the product of (A) the amount of such Net Cash Proceeds and (B) a fraction, the numerator of which is the outstanding principal amount of such Other Senior Secured Debt and the denominator of which is the sum of the outstanding principal amount of such Other Senior Secured Debt and the outstanding principal amount of Term Loans.

(c)  No later than 95 days after the end of each fiscal year of the Borrower, the Borrower shall prepay outstanding Term Loans in accordance with

Section 2.13(g) in an aggregate principal amount equal to (x) 50% of Excess Cash Flow for the fiscal year then ended minus (y) Voluntary Prepayments made during such fiscal year; provided that such percentage shall be reduced to 25% if the Leverage Ratio as of the end of such fiscal year was less than 4.50 to 1.00 but equal to or greater than 3.50 to 1.00 and such percentage shall be reduced to zero (i.e., no payments shall be required pursuant to this Section 2.13(c)) if the Leverage Ratio as of the end of such fiscal year was less than 3.50 to 1.00.

(d)  In the event that Parent or any of its subsidiaries shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds by Parent or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(g).

(e)  [Intentionally Omitted].

(f)  Notwithstanding the foregoing, any Term Lender may elect, by written notice delivered to the Administrative Agent not later than 5:00 p.m. New York City time one Business Day after the date of such Lender’s receipt of notice regarding such prepayment (or, if different, at the time and in the manner otherwise specified by the Administrative Agent in such notice of prepayment), to decline all (but not less than all) of any mandatory prepayment of its Term Loans pursuant to this Section 2.13 (such declined amounts, the “Declined Proceeds”). To the extent Term Lenders elect to decline their pro rata shares of such Declined Proceeds, such remaining Declined Proceeds may be retained by the Borrower.

(g)  Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated pro rata among the 2017 Term E Loans, the 2019 Term A Loans, the 2021 Term D Loans and the Other Term Loans and first applied in order of maturity of the scheduled installments of principal due in respect of the 2017 Term E Loans, the 2019 Term A Loans, the 2021 Term D Loans and the Other Term Loans under Sections 2.11(a), (iii), (iv), (v) and (vi) for the first eight installments following such mandatory prepayment (commencing with the first such scheduled installment pursuant to Sections 2.11(a), (iii), (iv), (v) and (vi)) and, if applicable, thereafter applied pro rata against the remaining scheduled installments of principal due in respect of the 2017 Term E Loans, the 2019 Term A Loans, the 2021 Term D Loans and the Other Term Loans under Sections 2.11(a)(iii), (iv), (v) and (vi), respectively. The amount of any mandatory prepayment in respect of Term Loans of any Class shall be applied first to Term Loans of such Class that are ABR Loans to the full extent thereof before application to Term Loans of such Class that are Eurodollar Loans, in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16. Notwithstanding the foregoing provisions of this Section 2.13(g), the proceeds of any Pari Passu Debt shall not be required to be applied to prepay 2019 Term A Loans or 2021 Term D Loans until the 2017 Term E Loans have been repaid in full and until such time any such proceeds shall be allocated to the payment of Term Loans in accordance with the foregoing provisions of this Section 2.13(g) as if no such 2019 Term A Loans and 2021 Term D Loans were outstanding. From and after the time that the 2017 Term E Loans are no longer outstanding, the proceeds of any Pari Passu Debt shall be applied in accordance with this Section 2.13(g) without giving effect to the prior sentence of this Section 2.13(g).

(h)  The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13(b), (c) or (d), as applicable, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least two days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment (which interest amounts shall reduce the amount of Net Cash Proceeds required to be applied to prepay the Loans).

SECTION 2.14.  Reserve Requirements; Change in Circumstances.        (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, from time to time such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)  If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy or liquidity) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

(d)  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 120-day period. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15.  Change in Legality.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into

Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b)  For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16.  Indemnity.   The Borrower shall indemnify each Lender against any loss or expense (but not against any lost profits) that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of any Eurodollar Loan required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17.  Pro Rata Treatment.   Except as required under Section 2.13(f) or 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

SECTION 2.18.  Sharing of Setoffs.   Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (excluding means expressly contemplated elsewhere in this Agreement), obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Parent expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Parent to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

SECTION 2.19.  Payments.        (a)  The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any

Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)  Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c)  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error).

SECTION 2.20.  Taxes.   (a)  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that, if the Borrower or any other Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided that the Borrower shall not be obligated to so indemnify any Lender, the Administrative Agent or the Issuing Bank in respect of interest or penalties attributable to any Indemnified Taxes or Other Taxes to the extent that such interest or penalties resulted solely from the gross negligence or willful misconduct of the Administrative Agent or such Lender or the Issuing Bank. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on behalf of itself, a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)  (i) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(ii) If a payment made to a Lender or Issuing Bank under this Agreement or any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender or Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472((b) of the Code, as applicable), such Lender or Issuing Bank shall deliver to the Withholding Agent, at the time or times prescribed by law and at such other time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender or Issuing Bank has complied with such Lender or Issuing Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(f)  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that this paragraph (f) shall not create any additional obligation of the Borrower hereunder. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

SECTION 2.21.   Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.   (a)  In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, (v) any Lender refuses to consent to any Loan Modification Offer, and such Loan Modification Offer is consented to by Lenders holding a majority in interest of the Affected Class or (vi) any Lender becomes a Defaulting Lender, then, in each case, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement (or, in the case of clause (iv), (v) or (vi) above, all of its interests, rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification or in respect of which such Lender is a Defaulting Lender, as the case may be) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) or (v) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank), which consents shall not unreasonably be withheld or delayed, and (z) the Borrower or such Eligible Assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees (except, in the case of a Defaulting Lender, any Fees not required to be paid to such Defaulting Lender pursuant to the express provisions of this Agreement) and other amounts accrued for the account of such Lender or the Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification or shall cease to be a Defaulting Lender, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b)  If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.22.   Reserved.

SECTION 2.23.  Letters of Credit.      (a)  General.    Subject to the terms and conditions herein set forth, the Borrower may request the issuance of a Letter of Credit for its own account or for the account of any of the Subsidiaries (in which case the Borrower and such Subsidiary shall be co-applicants with respect to such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the L/C Commitment remains in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained in this Section 2.23 or elsewhere in this Agreement, (i) in the event that a Revolving Credit Lender is a Defaulting Lender, no Issuing Bank shall be required to issue any Letter of Credit unless such Issuing Bank has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, including by cash collateralizing each such Defaulting Lender’s Pro Rata Percentage of the applicable L/C Exposure, and (ii) if agreed to between the Borrower and any Issuing Bank in writing, the obligation of such Issuing Bank (and its Affiliates) to issue, extend or renew any Letters of Credit under this Agreement may be terminated (in whole or in part) as provided therein.

(b)  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.    In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $150,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

(c)  Expiration Date.    Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit

Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d)  Participations.  By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit or, in the case of the Existing Letters of Credit, effective upon the Third Restatement Effective Date. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)  Reimbursement.      If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 1:00 p.m., New York City time, on the immediately following Business Day after the Issuing Bank notifies the Borrower thereof.

(f)  Obligations Absolute.    The Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with,

the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence, bad faith or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Bank.

(g)  Disbursement Procedures.      The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.

(h)  Interim Interest.      If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

(i)  Resignation or Removal of the Issuing Bank.  The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j)  Cash Collateralization.    If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. Notwithstanding the foregoing, following the incurrence by the Borrower or any Subsidiary of any Other Senior Secured Debt, the treatment and application of any amounts provided by the Borrower as cash collateral hereunder shall be subject to the terms and provisions of any applicable Pari Passu Intercreditor Agreement and, in the event of any conflict between the terms of such Pari Passu Intercreditor Agreement and the terms of this paragraph (j), the terms of such Pari Passu Intercreditor Agreement shall govern.

(k)  Additional Issuing Banks.  The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

SECTION 2.24.  Incremental Term Loans.    (a)  The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Amount from one or more Incremental Term Lenders, which may include any existing Lender; provided that each Incremental Term Lender, if not already a Lender hereunder or Affiliate of a Lender or an

Approved Fund, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $25,000,000 or such lesser amount equal to the remaining Incremental Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective, and (iii) whether such Incremental Term Loan Commitments are commitments to make additional 2021 Term D Loans or commitments to make term loans with terms different from the 2021 Term D Loans, including Other Term A Loans (“Other Term Loans”).

(b)  The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of each Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided that, without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans (other than any Other Term A Loans) shall be no earlier than the Latest Term Loan Maturity Date in effect at the time the Incremental Term Loan Commitments with respect to such Other Term Loans become effective (or, in the case of Other Term Loans all of the proceeds of which will be used to repay existing Term Loans (other than Other Term A Loans), the latest maturity date of such refinanced Term Loans), (ii) the average life to maturity of the Other Term Loans (other than any Other Term A Loans) shall be no shorter than the then remaining average life to maturity of any other Class of Loans (or, in the case of Other Term Loans all of the proceeds of which will be used to repay existing Term Loans (other than Other Term A Loans), the then remaining average life to maturity of such refinanced Term Loans), (iii) if the initial yield (excluding upfront or arrangement or similar fees payable to the arranger, if any, of such loan) on such Other Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Adjusted LIBO Rate on such Other Term Loans (the “Other Term Loan Margin”) (which shall be increased by the amount that any “LIBOR floor” applicable to such Other Term Loans on the date such Other Term Loans are made would exceed the Adjusted LIBO Rate that would be in effect for a three-month Interest Period commencing on such date) and (y) if such Other Term Loans are initially made at a discount or the Lenders making the same (as opposed to the arranger, if any, thereof) receive a fee directly or indirectly from Parent, the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Other Term Loans, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Other Term Loans and (B) four) exceeds by more than 50 basis points the sum of (1) the margin applicable for Eurodollar Term Loans of any Class (other than Other Term A Loans and any other Class of Term Loans that does not elect to be subject to this clause (iii) in its Incremental Term Loan Assumption Agreement or Loan Modification Agreement) (which margin shall be the sum of the Applicable Percentage for Eurodollar Term Loans

of such Class (determined, solely for purposes of this Section 2.24, by reference to the Secured Net Leverage Ratio and the Total Leverage Ratio, as and to the extent applicable, in each case calculated on a pro forma basis after giving effect to any Specified Transaction to which such Other Term Loans relate and any Indebtedness incurred or expected to be incurred in connection therewith) (such margin, the “Other Term Loan Reference Margin”) increased by the amount that any “LIBOR floor” applicable to such Eurodollar Term Loans on such date would exceed the Adjusted LIBO Rate that would be in effect for a three-month Interest Period commencing on such date) plus (2) the OID (if any) initially paid in respect of such Term Loans (for any Class of Term Loans, the applicable amount of such excess above 50 basis points being referred to herein as the “Yield Differential”) then (I) the Applicable Percentage then in effect for such Class of Term Loans shall automatically be increased to the Other Term Loan Reference Margin plus the applicable Yield Differential (or, in the case of that portion, if any, of the Yield Differential resulting from the “LIBOR floor” applicable to such Other Term Loans being greater than that applicable to such Class of Term Loans on the date such Other Term Loans are made, by first increasing or (if no “LIBOR floor” is applicable to such Class of Term Loans at such time) by adding a “LIBOR floor” with respect to such portion of the Yield Differential), (II) each interest rate margin with respect to such Class of Term Loans set forth in the definition of Applicable Percentage shall be increased by the Yield Differential (or, in the case of that portion, if any, of the Yield Differential resulting from the “LIBOR floor” applicable to such Other Term Loans being greater than that applicable to such Class of Term Loans on the date such Other Term Loans are made, by first increasing or (if no “LIBOR floor” is applicable to such Class of Term Loans at such time) by adding a “LIBOR floor” with respect to such portion of the Yield Differential) and (III) the Applicable Percentage for such Class of Term Loans will thereafter be determined in accordance with the definition of Applicable Percentage as so amended and by reference to the Secured Net Leverage Ratio or Leverage Ratio, as the case may be and to the extent applicable; provided that in the event that the Applicable Percentage with respect to any such Class of Term Loans would be subject to any decrease as a result of any change in the Secured Net Leverage Ratio or the Leverage Ratio, as the case may be and to the extent applicable, the amount of any such decrease in the Applicable Percentage with respect to such Class of Term Loans shall not exceed the amount of any corresponding decrease, if any, in the Other Term Loan Margin as a result of such changes in the Secured Net Leverage Ratio and the Total Leverage Ratio, as the case may be and to the extent applicable, in each case effective upon the incurrence of such Other Term Loans and (iv) if the initial yield (excluding upfront or arrangement or similar fees payable to the arranger, if any, of such loan) on any Other Term A Loans (other than any Other Term A Loans that do not elect to be subject to this Section 2.24(b)(iv) in its Incremental Term Loan Assumption Agreement or Loan Modification Agreement) (as determined by the Administrative Agent on the same basis as the initial yield for Other Term Loans is determined pursuant to clause (iii) above) exceeds by more than 50 basis points the then-applicable yield

(as determined by the Administrative Agent on the same basis as the then-applicable yield for existing Term Loans is determined pursuant to clause (iii) above) for the 2019 Term A Loans or any Class of Other Term A Loans (for the 2019 Term A Loans or any such Class of Other Term A Loans, the applicable amount of such excess above 50 basis points being referred to herein as the “TLA Yield Differential”) then (I) the Applicable Percentage then in effect for the 2019 Term A Loans and each other Class of Other Term A Loans shall automatically be increased to the Other Term Loan Reference Margin applicable thereto plus the applicable TLA Yield Differential (or, in the case of that portion, if any, of the TLA Yield Differential resulting from the “LIBOR floor” applicable to such new Other Term A Loans being greater than that applicable to the 2019 Term A Loans or such Class of Other Term A Loans on the date such new Other Term A Loans are made, by first increasing or (if no “LIBOR floor” is applicable to the 2019 Term A Loans or such existing Class of Other Term A Loans at such time) by adding a “LIBOR floor” with respect to such portion of the TLA Yield Differential), (II) each interest rate margin with respect to the 2019 Term A Loans or such existing Class of Other Term A Loans set forth in any table in the definition of Applicable Percentage, if any, shall be increased by the TLA Yield Differential (or, in the case of that portion, if any, of the TLA Yield Differential resulting from the “LIBOR floor” applicable to such new Other Term A Loans being greater than that applicable to the 2019 Term A Loans or such existing Class of Other Term A Loans on the date such new Other Term A Loans are made, by first increasing or (if no “LIBOR floor” is applicable to the 2019 Term A Loans or such existing Class of Other Term A Loans at such time) by adding a “LIBOR floor” with respect to such portion of the TLA Yield Differential) and (III) the Applicable Percentage for the 2019 Term A Loans or such existing Class of Other Term A Loans will thereafter be determined in accordance with the definition of Applicable Percentage as so amended and by reference to the Secured Net Leverage Ratio or Leverage Ratio, as the case may be and to the extent applicable; provided that in the event that the Applicable Percentage with respect to the 2019 Term A Loans or any such Class of existing Other Term A Loans would be subject to any decrease as a result of any change in the Secured Net Leverage Ratio or the Leverage Ratio, as the case may be and to the extent applicable, the amount of any such decrease in the Applicable Percentage with respect to the 2019 Term A Loans or such Class of existing Other Term A Loans shall not exceed the amount of any corresponding decrease, if any, in the Other Term Loan Margin as a result of such changes in the Secured Net Leverage Ratio and the Total Leverage Ratio, as the case may be and to the extent applicable, in each case effective upon the incurrence of such new Other Term A Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment and the Incremental Term Loans evidenced thereby.

(c)  Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.24 unless (i) on the date of such effectiveness, the applicable conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (ii) except as otherwise specified in the applicable Incremental Term Loan Assumption Agreement, the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02 of the Original Credit Agreement.

(d)  Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding 2021 Term D Loans on a pro rata basis. This may be accomplished by requiring each outstanding Eurodollar 2021 Term D Term Loan Borrowing to be converted into an ABR Term Borrowing on the date of each Incremental Term Loan, or by allocating a portion of each Incremental Term Loan to each outstanding Eurodollar 2021 Term D Loan Borrowing on a pro rata basis. Any conversion of Eurodollar Term Loans to ABR Term Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Term Loan is to be allocated to an existing Interest Period for a Eurodollar Term Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Term Loan Assumption Agreement. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2.11(a)(v) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

SECTION 2.25.  Loan Modification Offers; Replacement Revolving Credit Facility.    (a)  The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans and/or Commitments (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and/or Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b)  The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders of the Affected Class as a new “Class” of loans and/or commitments hereunder. Notwithstanding the foregoing, no Permitted Amendment shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officer’s and secretary’s certificates and other documentation consistent with those delivered on the First Restatement Effective Date under the First Amendment and Restatement Agreement.

(c)  “Permitted Amendments” means any or all of the following: (i) an extension of the final maturity date and/or amortization applicable to the applicable Loans and/or Commitments of the Accepting Lenders, (ii) a change in the Applicable Percentage with respect to the applicable Loans and/or Commitments of the Accepting Lenders, (iii) a change in the Fees payable to (or the inclusion of additional fees to be payable to) the Accepting Lenders, (iv) changes to any prepayment premiums with respect to the applicable Loans and Commitments, (v) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans and/or commitments resulting therefrom and (vi) additional amendments to the terms of this Agreement applicable to the applicable Loans and/or Commitments of the Accepting Lenders that are less favorable to such Accepting Lenders than the terms of this Agreement prior to giving effect to such Permitted Amendments and that are reasonably acceptable to the Administrative Agent; provided, that, if any such Permitted Amendment shall create a new Class of Revolving Credit Commitments, (A) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit as between the commitments of such new “Class” and the Commitments of the then-existing Revolving Credit Lenders shall be made on a ratable basis as between the commitments of such new “Class” and the Commitments of the then-existing Revolving Credit Lenders and (B) the L/C Commitment may not be extended without the prior written consent of the Issuing Bank.

(d)  Notwithstanding anything to the contrary contained herein, this Agreement may be amended with the written consent of the Administrative

Agent, the Borrower and the Lenders providing the relevant Replacement Revolving Credit Facility (as defined below) to effect the refinancing of all the Revolving Credit Commitments with a replacement facility under this Agreement (a “Replacement Revolving Credit Facility”); provided that (a) the aggregate amount of commitments under such Replacement Revolving Facility Commitments shall not exceed the aggregate amount of the replaced Revolving Credit Commitments and (b) the maturity date of such Replacement Revolving Credit Facility shall not be earlier than the latest Revolving Credit Maturity Date at the time of such replacement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Replacement Revolving Credit Facility, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Replacement Revolving Credit Facility evidenced thereby. Notwithstanding the foregoing, (i) no Replacement Revolving Credit Facility shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officer’s and secretary’s certificates and other documentation consistent with those delivered on the First Restatement Effective Date under the First Amendment and Restatement Agreement and (ii) the Issuing Bank shall not be obligated to continue to issue Letters of Credit, respectively, under the Replacement Revolving Credit Facility except to the extent it agrees in writing to do so at or prior to the effectiveness of the Replacement Revolving Credit Facility. Without limiting the foregoing, in the event that the initial Replacement Revolving Credit Facility is in an aggregate principal amount less than the aggregate principal amount of the Revolving Credit Commitments being replaced, this Agreement may be further amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant additional commitments under the Replacement Revolving Credit Facility (and subject to the same limitations and requirements provided above in this paragraph (d)) to include additional commitments under the Replacement Revolving Credit Facility that will not cause the aggregate amount of the commitments thereunder to exceed the aggregate amount of the replaced Revolving Credit Commitments.

SECTION 2.26.  Revolving Credit Commitment Increases.    (a)  The Borrower may from time to time, by written notice (a “Notice of Increase”) to the Administrative Agent (which shall promptly deliver a copy to each of the Revolving Credit Lenders), request that new Revolving Credit Commitments of any Class be extended or existing Revolving Credit Commitments of any Class be increased by one or more financial institutions, which may include any Revolving Credit Lender (any such financial institution, an “Increasing Revolving Credit Lender”) (any such extension or increase, a “Revolving Credit Commitment Increase”); provided that (i) the terms of the Revolving Credit Commitments under the Revolving Credit Commitment Increase shall be identical to the existing Revolving Credit Commitments of the applicable Class, except for any upfront fees paid to Increasing Revolving Credit Lenders; (ii) at the time of effectiveness of any Revolving Credit Commitment Increase effected pursuant to this paragraph (A) the amount of such Revolving Credit Commitment Increase shall not exceed the Incremental Amount and (B) the aggregate amount of Revolving Credit Commitment

Increases effected pursuant to this paragraph shall not exceed the greater of (x) $750,000,000 and (y) an amount equal to 50% of Consolidated EBITDA for the most recently ended four-quarter period for which financial statements have been delivered in accordance with Section 5.04(a) or (b); (iii) each Revolving Credit Commitment Increase shall be in an aggregate principal amount of not less than $25,000,000, except to the extent necessary to utilize the remaining unused amount of increase permitted under this Section 2.26(a); (iv) prior to any such Revolving Credit Commitment Increase, except as otherwise specified in the applicable Revolving Accession Agreement, the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 4.02 of the Original Credit Agreement and (v) at the time of each such Revolving Credit Commitment Increase request and immediately after giving effect to the effectiveness of each such Revolving Credit Commitment Increase, the applicable conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received certificates to that effect dated such dates and executed by a Financial Officer of the Borrower. Such Notice of Increase shall set forth the amount of the requested Revolving Credit Commitment Increase and the date on which such Revolving Credit Commitment Increase is requested to become effective. The Borrower may arrange for one or more Revolving Credit Lenders or one or more other financial institutions to act as Increasing Revolving Credit Lenders with respect to the proposed Revolving Credit Commitment Increase; provided that each Increasing Revolving Credit Lender shall be subject to the approval of the Administrative Agent, each Issuing Bank (which approvals shall not be unreasonably withheld, conditioned or delayed) and each Increasing Revolving Credit Lender shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower (a “Revolving Accession Agreement”). Revolving Credit Commitment Increases shall become effective on the date specified in the Notice of Increase delivered pursuant to this paragraph (but not prior to, for any Increasing Revolving Credit Lender that is not already a Revolving Credit Lender, execution and delivery by such Increasing Revolving Credit Lender of a Revolving Accession Agreement). Upon the effectiveness of any Revolving Accession Agreement to which any Increasing Revolving Credit Lender is a party, such Increasing Revolving Credit Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges, and subject to all obligations, of a Revolving Credit Lender hereunder.

(b)  Each of the parties hereto hereby agrees that, upon the effectiveness of any Revolving Credit Commitment Increase, this Agreement may be amended (such amendment, a “Revolving Credit Commitment Increase Amendment”) without the consent of any Lender to the extent (but only to the extent) necessary to reflect the existence and terms of the Revolving Credit Commitment Increase evidenced thereby. Upon the effectiveness of each Revolving Credit Commitment Increase pursuant to this Section 2.26, (i) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Increasing Revolving Credit Lender providing a portion of such Revolving Credit Commitment Increase, and each such Increasing Revolving Credit Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Revolving Credit Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Credit Lender (including each such Increasing Revolving Credit Lender) will equal such Lender’s Pro Rata Percentage and (ii) if, on the date of such Revolving Credit Commitment Increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Revolving Credit Commitment Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such Revolving Credit Commitment Increase), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.12. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

SECTION 2.27.  Term Loan Pricing Protection.    From and after the Third Restatement Effective Date, if the initial yield on any New Term Loans incurred on or after such date (as determined by the Administrative Agent and to be equal to the sum of (x) the margin above the adjusted LIBO or eurocurrency rate on such New Term Loans (the “New Loan Margin”) (which shall be increased by the amount that any “LIBOR floor” applicable to such New Term Loans on the date such New Term Loans are made would exceed the adjusted LIBO or eurocurrency rate that would be in effect for a three-month Interest Period commencing on such date) and (y) if such New Term Loans are initially made at a discount or the lenders making the same (as opposed to the arrangers, if any, thereof) receive a fee directly or indirectly from Parent, the Borrower or any subsidiary of Parent for doing so (the amount of such discount or fee, expressed as a percentage of the New Term Loans, being referred to herein as “New Term Loan OID”), the amount of such New Term Loan OID divided by the lesser of (A) the average life to maturity of such New Term Loans and (B) four) exceeds by more than 50 basis points the sum of (1) the margin applicable to the Eurodollar 2017 Term E Term Loans or the Eurodollar 2021 Term D Loans (which margin shall be the sum of the Applicable Percentage for 2017 Term E Term Loans or the 2021 Term D Loans (such margin, the “Reference Margin”) increased by the amount that any “LIBOR floor” applicable to such Eurodollar 2017 Term E Term Loans or such Eurodollar 2021 Term D Loans on such date would exceed the Adjusted LIBO Rate that would be in effect for a three-month Interest Period commencing on such date) plus (2) if such 2017 Term E Term Loans or 2021 Term D Loans were initially made at a discount or the Lenders making the same (as opposed to the arranger, if any, thereof) received a fee directly or indirectly from Parent, the Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the 2017 Term E Term Loans or the 2021 Term D Loans and calculated on a weighted average basis, being referred to herein as “Extended OID”), the amount of such Extended OID divided by four (such excess above 50 basis points being referred to herein as the “New Term Loan Yield Differential”) then (i) the

Applicable Percentage then in effect for such 2017 Term E Term Loans or 2021 Term D Loans shall automatically be increased to the Reference Margin plus the applicable New Term Loan Yield Differential (or, in the case of that portion, if any, of the New Term Loan Yield Differential resulting from the “LIBOR floor” applicable to such New Term Loans being greater than that applicable to such 2017 Term E Term Loans or 2021 Term D Loans on the date such New Term Loans are made, by first increasing or (if no “LIBOR floor” is applicable to such 2017 Term E Term Loans or 2021 Term D Loans at such time) by adding a “LIBOR floor” with respect to such portion of the New Term Loan Yield Differential), (ii) each interest rate margin with respect to the 2017 Term E Loans or the 2021 Term D Loans set forth in the definition of Applicable Percentage shall be increased by the New Term Loan Yield Differential (or, in the case of that portion, if any, of the New Term Loan Yield Differential resulting from the “LIBOR floor” applicable to such New Term Loans being greater than that applicable to such 2017 Term E Loans or the 2021 Term D Loans on the date such New Term Loans are made, by first increasing or (if no “LIBOR floor” is applicable to such 2017 Term E Loans or such 2021 Term D Loans at such time) by adding a “LIBOR floor” with respect to such portion of the New Term Loan Yield Differential) and (iii) the Applicable Percentage for the 2017 Term E Term Loans or the 2021 Term D Loans will thereafter be determined in accordance with the definition of Applicable Percentage as so amended.

ARTICLE III

Representations and Warranties

Each of Parent and the Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

SECTION 3.01.  Organization; Powers.    Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, with respect to Loan Parties other than Parent or the Borrower, to the extent that the failure of such Loan Parties to be in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except to the extent that the failure to possess such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.  Authorization.  The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Parent, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Parent, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, except as could not reasonably be expected to result in a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except as could not reasonably be expected to result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Parent, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents or permitted pursuant to Section 6.02).

SECTION 3.03.  Enforceability.      The Third Amendment and Restatement Agreement has been duly executed and delivered by Parent and the Borrower and constitutes, and this Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 3.04.  Governmental Approvals.    No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Borrowings hereunder, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of Mortgages and other filings and recordings in respect of Liens created pursuant to the Security Documents, (c) such as have been made or obtained and are in full force and effect and (d) such actions, consents, approvals, registrations or filings which the failure to obtain or make could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05.  Financial Statements.    Parent has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Parent as of and for the 2012 fiscal year, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountant, and (ii) as of and for each 2013 fiscal quarter of Parent (other than the fourth fiscal quarter) thereafter ended at least 45 days prior to the Third Restatement Effective Date. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of Parent and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Parent and its consolidated subsidiaries as of the dates thereof in accordance with GAAP in all material respects. Such financial statements were prepared in accordance with GAAP applied on a consistent basis in all material respects, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

SECTION 3.06.  No Material Adverse Change.    No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations, financial condition or operating results of Parent, the Borrower and the Subsidiaries, taken as a whole, since December 31, 2012.

SECTION 3.07.  Title to Properties; Possession Under Leases.    (a)  Each of Parent, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, or a right to use, all its properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)  As of the Third Restatement Effective Date, neither Parent nor the Borrower has received any notice of, nor has any knowledge of, any pending or contemplated material condemnation proceeding affecting the Mortgaged Properties in any material respect or any sale or disposition thereof in lieu of condemnation.

(c)  As of the Third Restatement Effective Date, none of Parent, the Borrower or any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any material interest therein, except for customary rights of first refusal granted to the prior owners of such Mortgaged Property or their Affiliates.

SECTION 3.08.  Subsidiaries.      Schedule 3.08 sets forth as of the Third Restatement Effective Date a list of all Subsidiaries and the percentage ownership interest of Parent or the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are, in the case of corporations, fully paid and non-assessable and are owned by Parent or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents or permitted pursuant to Section 6.02).

SECTION 3.09.  Litigation; Compliance with Laws.    (a)  Except as disclosed in the periodic and other reports, proxy statements and other materials filed by Parent, the Borrower or any Subsidiary with the SEC prior to the Third Restatement Effective Date, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Parent or the Borrower through receipt of written notice or proceeding, threatened against or affecting Parent or the Borrower or any Subsidiary or any business, property or rights of any such person as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)  None of Parent, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any occupational safety and health, health care, pension, certificate of need, Medicare, Medicaid, insurance fraud or similar law, zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.  Agreements.    None of Parent, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.  Federal Reserve Regulations.      (a)  None of Parent, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)  No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12.  Investment Company Act.  None of Parent, the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13.  Use of Proceeds.  The Borrower will (a) use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the Preliminary Statement to this Agreement and (b) use the proceeds of Incremental Term Loans only for the purposes specified in the applicable Incremental Term Loan Assumption Agreement.

SECTION 3.14.  Tax Returns.  Each of Parent, the Borrower and the Subsidiaries has filed or caused to be filed, or has timely requested an extension to file or has received an approved extension to file, all Federal, state, local and foreign tax returns or materials that to the Borrower’s best knowledge are required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Parent, the Borrower or such Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP and except any such filings or taxes, fees or charges, the failure of which to make or pay, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.15.  No Material Misstatements.      None of (a) the Confidential Information Memorandum or (b) any other written information, report, financial statement, exhibit or schedule (other than estimates and information of a general economic or general industry nature) heretofore or contemporaneously furnished by or on behalf of Parent or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when furnished and taken as a whole, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in light of the circumstances under which such statements were made; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Parent and the Borrower represents only that it acted in good faith and utilized assumptions that each of Parent and the Borrower believed to be reasonable at the time made.

SECTION 3.16.  Employee Benefit Plans.  Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan in such amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 715) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans in such amount that could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.17.  Environmental Matters.    Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Parent, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.18.  Insurance.  Schedule 3.18 sets forth a true, complete and correct description, in all material respects, of all insurance maintained by Parent or the Borrower for itself or the Subsidiaries as of the Third Restatement Effective Date. As of the Third Restatement Effective Date, such insurance is in full force and effect and all premiums have been duly paid. Parent, the Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19.  Security Documents.      (a)  The Guarantee and Collateral Agreement creates in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles, and (i) with respect to all Pledged Collateral (as defined in the Guarantee and Collateral Agreement) previously delivered to and in possession of the Collateral Agent, the Lien created under the Guarantee and Collateral Agreement constitutes, or in the case of Pledged Collateral to be delivered to the Collateral Agent in the future will constitute, a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral as to which perfection may be obtained by such actions, in each case prior and superior in right to any other person (other than the rights of persons pursuant to (x) Liens permitted by Section 6.02(z) and (y) Liens permitted by Section 6.02 having priority by operation of law), and (ii) with the previous filing of financing statements in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement constitutes, or in the case of financing statements in appropriate form to be filed in the offices specified on Schedule 3.19(a) (as such schedule may be updated from time to time; provided, that such schedules shall be deemed to be updated when the Borrower provides the relevant information in accordance with the Guarantee and Collateral Agreement), the Lien created under the Guarantee and Collateral Agreement will constitute, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement) as to which perfection may be obtained by such filings, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

(b)  The Guarantee and Collateral Agreement (or a short form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent), together with the filings made pursuant to the Guarantee and Collateral Agreement currently on file with the United States Patent and Trademark Office and the United States Copyright Office and the financing statements currently on file in the offices specified on Schedule 3.19(a), constitutes, or in the case of financing statements in appropriate form to be filed in the offices specified on Schedule 3.19(a) (as such schedule may be updated from time to time; provided that such schedules shall be deemed to be updated when the Borrower provides the relevant information in accordance with the Guarantee and Collateral Agreement), will constitute, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the

Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing security agreements in the United States and its territories and possessions, in each case prior and superior in right to any other person other than with respect to Liens permitted pursuant to Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(c)  The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and the Mortgages constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

SECTION 3.20.  Location of Real Property and Leased Premises.  (a)  Schedule 1.01(d) lists completely and correctly as of the Third Restatement Effective Date all Hospitals owned by Parent, the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 1.01(d).

(b)  Schedule 1.01(d) lists completely and correctly as of the Third Restatement Effective Date all Hospitals leased by Parent, the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries have valid leases in all the material real property set forth on Schedule 1.01(d).

SECTION 3.21.  Labor Matters.  Except as set forth on Schedule 3.21, as of the Third Restatement Effective Date, there are no strikes, lockouts or slowdowns against Parent, the Borrower or any Subsidiary pending or, to the knowledge of Parent or the Borrower by delivery of written notice or proceeding, threatened. The consummation of the Transactions or the Permitted HMA Transaction will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Parent, the Borrower or any Subsidiary is bound. Except as set forth on Schedule 3.21, as of the Third Restatement Effective Date, none of Parent, the Borrower or any Subsidiary is a party to any collective bargaining agreement or other labor contract applicable to persons employed by it at any Facility.

SECTION 3.22.  Solvency.     After giving effect to the consummation of the Subject Transactions, (i) each of the Fair Value and the Present Fair Salable Value of the assets of Parent and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) Parent and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) Parent and its Subsidiaries taken as a whole can pay their Stated Liabilities and Identified Contingent Liabilities as they mature. For purposes of this Section 3.22, the following terms shall have the meanings specified:

“Subject Transactions” shall mean the consummation of the Permitted HMA Transaction and the other transactions to occur on the Third Restatement Effective Date (including the execution and delivery of the Third Restatement Agreement and the effectiveness of this Agreement, the making of the Loans to be made on the Third Restatement Effective Date and the use of proceeds of such Loans on the Third Restatement Effective Date.

“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of Parent and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“Present Fair Salable Value” shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets (both tangible and intangible) of Parent and its Subsidiaries taken as a whole are sold on a going concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Stated Liabilities” shall mean the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Parent and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of Subject Transactions, determined in accordance with GAAP consistently applied.

“Identified Contingent Liabilities” shall mean the maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of Parent and its Subsidiaries taken as a whole after giving effect to the Subject Transactions (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by responsible officers of Parent.

“Do not have Unreasonably Small Capital” shall mean Parent and its Subsidiaries taken as a whole after giving effect to the Subject Transactions have sufficient capital to ensure that it is a going concern.

“Can pay their Stated Liabilities and Identified Contingent Liabilities as they mature” shall mean Parent and its Subsidiaries taken as a whole after giving effect to the Subject Transactions have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of contingent liabilities) otherwise become payable.

SECTION 3.23.  Sanctioned Persons.    None of Parent, the Borrower, or any Subsidiary or any Unrestricted Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of Parent, the Borrower, any Subsidiary or any Unrestricted Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and each is currently in compliance with all rules and regulations promulgated by OFAC; and the Borrower will not directly or indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE IV

Conditions of Lending

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01.  All Credit Events.  On the date of each Borrowing (other than a conversion or a continuation of a Borrowing), including on the date of each issuance of or increase to a Letter of Credit (each such event being called a “Credit Event”):

(a)  The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance of or increase to a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of or increase to such Letter of Credit as required by Section 2.23(b).

(b)  (i)  In the case of an Incremental Acquisition Term Loan or Incremental Acquisition Revolving Credit Commitment Increase, the Specified Representations, and (ii) in all other cases, the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)  Except in the case of any Incremental Acquisition Term Loan or Incremental Acquisition Revolving Credit Commitment Increase, at the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Parent on the date of such Credit Event as to the applicable matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02.  [Intentionally Omitted.]

ARTICLE V

Affirmative Covenants

Each of Parent and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or other arrangements acceptable to the Issuing Bank and the Administrative Agent have been made with respect thereto, unless the Required Lenders shall otherwise consent in writing, each of Parent and the Borrower will, and will cause (i) in the case of Sections 5.01 and 5.02, each of the Material Subsidiaries, and (ii) in the case of Sections 5.03 through 5.15, each of the Subsidiaries to:

SECTION 5.01.  Existence; Compliance with Laws; Businesses and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b)  (i)  Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises and authorizations, material to the conduct of its business, except as could not reasonably be expected to have a Material Adverse Effect; (ii) comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except as could not reasonably be expected to have a Material Adverse Effect; and (iii) at all times maintain and preserve all tangible property material to the conduct of such business and keep such property in good repair, working order and condition (subject to ordinary wear and tear, casualty and condemnation) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except as could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02.  Insurance.    (a)  Maintain with financially sound and reputable insurers insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including hospital liability (which shall include general liability, medical professional liability, contractual liability and druggists’ liability), workers’ compensation, employers’ liability, automobile liability and physical damage coverage, environmental impairment liability, all risk property, business interruption, fidelity and crime insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; provided that the Borrower may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

(b)  Cause all casualty and property policies covering any Collateral to name the Collateral Agent as loss payee or mortgagee, and/or additional insured, and each provider of any such insurance shall agree, by endorsement upon such policies issued by it, that it will give the Administrative Agent 30 days prior written notice before any such policy or policies shall be altered or canceled.

(c)  If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

SECTION 5.03.  Obligations and Taxes.  Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP or (ii) the failure to pay and discharge such tax, assessment, charge, levy or claim could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04.  Financial Statements, Reports, etc.    In the case of Parent, furnish to the Administrative Agent, which shall furnish to each Lender:

(a)  within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Parent and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

(b)  within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of Parent and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

(c)  concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.11 (in the case of the financial statements delivered under paragraph (a) only), 6.12 and 6.13 and, with respect to any Permitted Acquisition consummated during the preceding quarter for total consideration in excess of $100,000,000, 6.04(h), (iii) setting forth the identity and value of any Hospital acquired in fee by Parent or any Subsidiary during the preceding quarter and not previously identified to the Administrative Agent if the fair market value thereof is in excess of $10,000,000 and (iv) setting forth computations in reasonable detail satisfactory to the Administrative Agent of the Secured Net Leverage Ratio and the Leverage Ratio and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth Parent’s calculation of Excess Cash Flow;

(d)  within 120 days after the beginning of each fiscal year of Parent, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(e)  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent, the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(f) promptly after the request by any Lender (made through the Administrative Agent), all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(g) promptly after the request by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

(h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Parent, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request (on behalf of itself or any Lender); and

(i) substantially contemporaneously with each designation of a Subsidiary as an “Unrestricted Subsidiary” and each redesignation of an Unrestricted Subsidiary as a “Subsidiary”, provide written notice of such designation or redesignation, as applicable, to the Administrative Agent (who shall promptly notify the Lenders).

SECTION 5.05. Litigation and Other Notices.    Furnish to the Administrative Agent prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Parent, the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and

(c) any event or occurrence that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06. Information Regarding Collateral.          Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s corporate name, (ii) in any Loan Party’s jurisdiction of organization or formation, (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number. Parent and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Parent and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings. (a) Keep books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all requirements of law. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or the Required Lenders to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested upon reasonable notice and to make extracts from and copies of such financial records (in each case excluding patient medical records and any other material which is confidential pursuant to any laws, rules, regulations and decrees and orders of any Governmental Authority) and permit any representatives designated by the Administrative Agent or the Required Lenders to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor (with a senior officer of the Borrower present); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only one such visit during any fiscal year shall be at the Borrower’s expense.

(b) In the case of Parent and the Borrower, use commercially reasonable efforts to cause the Credit Facilities to be continuously rated by S&P and Moody’s, and to maintain a corporate rating from S&P and a corporate family rating from Moody’s, in each case in respect of Parent.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in the Preliminary Statement to this Agreement.

SECTION 5.09. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code, except as would not reasonably be expected to have a Material Adverse Effect, and (b) furnish to the Administrative Agent as soon as possible after, and in any event within ten days after any Responsible Officer of Parent, the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $10,000,000, a statement of a Financial Officer of Parent or the Borrower setting forth details as to such ERISA Event and the action, if any, that Parent or the Borrower proposes to take with respect thereto.

SECTION 5.10. Compliance with Environmental Laws.   Comply and cause all lessees and other persons occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; obtain and renew all material environmental permits necessary for its operations and properties; and promptly conduct any remedial action in accordance with Environmental Laws; provided, however, that none of Parent, the Borrower or any Subsidiary shall be required to undertake any remedial action required by Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11. Preparation of Environmental Reports.   If a Default caused by reason of a breach of Section 3.17 or Section 5.10 shall have occurred and be continuing for more than 20 days without Parent, the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, the Borrower shall provide to the Lenders within 45 days after receipt of such request, at the expense of the Loan Parties, environmental site assessment reports (Phase I, Phase II and/or compliance audits) regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the compliance matter and/or the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default.

SECTION 5.12. Further Assurances.   Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Material Subsidiary (or any Subsidiary that becomes a Material Subsidiary) to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Agent. The Borrower may, in its discretion, elect to cause a Permitted Joint Venture Subsidiary to become a Loan Party by complying with the foregoing sentence. In addition, except with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by written notice to the Borrower), the cost or other consequences (including any Tax consequence) of doing so shall be excessive in view of the benefits to be obtained by the Lenders therefrom and subject to applicable limitations set forth in the Security Documents, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of Parent, the Borrower and the Subsidiary Guarantors (including properties acquired subsequent to the Closing Date), except this Section 5.12 shall not require Parent, the Borrower or any Subsidiary Guarantor to (a) pledge (i) more than 65% of the outstanding voting Equity Interests in any Foreign Subsidiary, (ii) any Equity Interest in any Non-Significant Subsidiary or (iii) any Equity Interest in any Permitted Syndication Subsidiary, any Securitization Subsidiary or any Permitted Joint Venture Subsidiary to the extent the pledge of the Equity Interest in such Subsidiary is prohibited by any applicable Contractual Obligation or requirement of law, or (b) grant security interests in any asset that (i) would result in the violation of the enforceable anti-assignment provision of any contract, or would be prohibited by or would violate applicable law or contractual provisions (including any right of first refusal) or would otherwise result in termination or any forfeiture under any contract, (ii) is a vehicle or other asset subject to certificate of title, (iii) require perfection through control agreements (including, to the extent required in the relevant jurisdiction for deposit accounts and investment property), (iv) are minority Equity Interests, (v) are leasehold interests or (vi) is permitted to be so excluded under the Guarantee and Collateral Agreement. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. Any requirement to mortgage real property that is acquired after the Closing Date pursuant to this Section 5.12 shall be limited to real property owned in fee by a Loan Party that (i) has a fair market value equal to or exceeding $10,000,000, (ii) is not subject to a Lien permitted under Section 6.02(c), (n) or (s) (for so long as such Lien exists), and (iii) the Borrower does not intend to sell within six months of the acquisition thereof pursuant to clause (i) or (x) of Section 6.05(b) or such longer period permitted by the Collateral Agent. No appraisals, environmental reports or surveys shall be required to be obtained in connection with any mortgage of real property pursuant to this Section 5.12. The Borrower agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

SECTION 5.13.  Proceeds of Certain Dispositions.  If, as a result of the receipt of any cash proceeds by Parent, the Borrower or any Subsidiary in connection with any sale, transfer, lease or other disposition of any asset the Borrower would be required by the terms of any Senior Note Indenture or the documentation governing any other Material Indebtedness that is unsecured or secured by Liens junior to the Liens securing the Obligations to make an offer to purchase any of the Indebtedness thereunder, then, prior to the first day on which the Borrower would be required to commence such an offer to purchase, (i) prepay Loans in accordance with Section 2.12 or 2.13, provided that the Borrower may use a portion of such cash proceeds to prepay or repurchase Other Senior Secured Debt to the extent any applicable credit agreement, indenture or other agreement governing such Other Senior Secured Debt requires the Borrower to prepay or make an offer to purchase such Other Senior Secured Debt with such cash proceeds, in each case in an amount not to exceed the product of (A) the amount of such cash proceeds and (B) a fraction, the numerator of which is the outstanding principal amount of such Other Senior Secured Debt and the denominator of which is the sum of the outstanding principal amount of such Other Senior Secured Debt and the outstanding principal amount of Term Loans, or (ii) acquire assets or make investments in a manner that is permitted hereby, in each case in a manner that will eliminate any such requirement to make such an offer to purchase.

SECTION 5.14.  Operation of Facilities.  Use commercially reasonable efforts to operate, and cause the Subsidiaries to operate, the Facilities owned, leased or operated by Parent, the Borrower or any of the Subsidiaries now or in the future in a manner believed by the Borrower to be consistent with prevailing health care industry standards in the locations where the Facilities exist from time to time, except to the extent failure to do so would not have a Material Adverse Effect.

ARTICLE VI

Negative Covenants

Each of Parent and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full or other arrangements acceptable to the Issuing Bank and the Administrative Agent have been made with respect thereto, unless the Required Lenders shall otherwise consent in writing, neither Parent nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

SECTION 6.01. Indebtedness.    Incur, create, assume or permit to exist any Indebtedness, except:

(a) Indebtedness existing on the Third Restatement Effective Date and set forth in Schedule 6.01 and any extensions, renewals, refinancings or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the obligors thereof, if not the original obligors in respect of such Indebtedness, are Loan Parties;

(b) Indebtedness created hereunder and under the other Loan Documents;

(c) intercompany Indebtedness of Parent, the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c);

(d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement); provided that (i) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to Section 6.01(e), shall not exceed $500,000,000 at any time outstanding;

(e) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(d), not in excess of $500,000,000 at any time outstanding;

(f) Indebtedness (including Capital Lease Obligations) of any Subsidiary secured by one or more Facilities owned or leased by such Subsidiary, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement); provided that (i) when incurred, such Indebtedness shall not exceed the fair market value of the Facilities securing the same and (ii) the aggregate principal amount of all such Indebtedness incurred pursuant to this Section 6.01(f) shall not exceed $500,000,000 at any time outstanding (such Indebtedness meeting the criteria of this Section 6.01(f) being referred to herein as “Permitted Real Estate Indebtedness”);

(g) Indebtedness under performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) [reserved];

(i) Indebtedness in respect of Hedging Agreements permitted by Section 6.04(g);

(j) Cash Management Obligations;

(k) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount not exceeding $75,000,000 at any time outstanding;

(l) Indebtedness pursuant to any Permitted Receivables Transaction incurred in accordance with Section 6.05(b);

(m) Indebtedness incurred to finance, or assumed in connection with, one or more Permitted Acquisitions or the Permitted HMA Transaction, and any extensions, renewals, refinancings or replacements of such Indebtedness to the extent the principal amount of such Indebtedness is not increased (except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such extension, renewal, refinancing or replacement plus unused committed amounts), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the obligors thereof, if not the original obligors in respect of such Indebtedness, are Loan Parties;

(n) Indebtedness owed to a seller in a Permitted Acquisition or any other acquisition permitted under Section 6.04, or a Permitted Joint Venture or to a buyer in a disposition permitted under Section 6.05 that (i) relates to post-closing adjustments with respect to accounts receivable, accounts payable, net worth and/or similar items or earnouts or (ii) relates to indemnities granted to the seller or buyer in such transactions;

(o) Permitted Additional Debt, provided that, at the time of incurrence of such Permitted Additional Debt, and after giving pro forma effect thereto and to the use of the proceeds thereof, the Interest Coverage Ratio (as such term and its component definitions are defined on the Third Restatement Effective Date) shall not be less than (i) at any time on or prior to December 31, 2016, 2.00 to 1.0 or (ii) at any time thereafter, 2.25 to 1.0;

(p) Indebtedness in the nature of letters of credit (other than Letters of Credit issued pursuant to this Agreement) issued for the account of Parent, the Borrower or any Subsidiary (and related reimbursement obligations) not to exceed an aggregate face amount of $100,000,000;

(q) without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and/or pay-in-kind interest on Indebtedness otherwise permitted hereunder;

(r) from and after the latest Revolving Credit Maturity Date (including the final maturity date of any Replacement Revolving Credit Facility), Indebtedness to finance the general needs of the Borrower and the Subsidiaries incurred after such latest Revolving Credit Maturity Date in an aggregate principal amount not to exceed, when taken together with the aggregate principal amount of all other outstanding Indebtedness incurred in reliance on this paragraph (r), $1,500,000,000 at any time outstanding, provided that the Borrower shall have (i) repaid all Revolving Loans and reimbursed, if any, all L/C Disbursements and made arrangements acceptable to the Issuing Bank and the Administrative Agent with respect to any outstanding Letters of Credit and (ii) paid all related fees and expenses, each in accordance with the terms of this Agreement;

(s) Indebtedness consisting of obligations to pay insurance premiums;

(t) except as otherwise expressly provided herein, Guarantees by Parent, the Borrower or the Subsidiaries of Indebtedness of Parent, the Borrower and the Subsidiaries permitted to be incurred hereunder;

(u) other Indebtedness incurred after the Third Restatement Effective Date of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $1,000,000,000 at any time outstanding;

(v) (x) Pari Passu Debt, provided that, either (i) at the time of incurrence of such Pari Passu Debt, and after giving effect thereto and to the use of the proceeds thereof, (A) no Default or Event of Default shall have occurred and be continuing and (B) the Secured Net Leverage Ratio Condition shall be satisfied or (ii) not later than the fifth Business Day following the incurrence thereof, 100% of the Net Cash Proceeds thereof are used by the Borrower to prepay Term Loans in the manner set forth in Section 2.13(g) and (y) Pari Passu Debt or Permitted Additional Debt that refinances or replaces any existing Pari Passu Debt; provided that the principal amount of such Pari Passu Debt is not increased (except by an amount not to exceed (1) the amount of unpaid accrued interest and premium on the existing Pari Passu Debt so refinanced or replaced, plus (2) other reasonable amounts paid and fees and expenses incurred in connection with such refinancing or replacement plus unused commitments);

(w) (i) Alternative Incremental Facility Indebtedness; provided that (x) at the time of incurrence of such Alternative Incremental Facility Indebtedness the principal amount of such Alternative Incremental Facility Indebtedness does not exceed the Incremental Amount and (y) either (A) at the time of incurrence of such Alternative Incremental Facility Indebtedness, and after giving effect thereto and to the use of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing, (B) 100% of the Net Cash Proceeds thereof are used within five Business Days of the incurrence thereof to prepay then-outstanding Term Loans pursuant to Section 2.12 or (C) such Indebtedness is incurred in connection with a Permitted Acquisition; and (ii) any extensions, renewals, refinancings and replacements of Indebtedness permitted to be incurred pursuant to this Section 6.01(w) (the Indebtedness being extended, renewed, refinanced or replaced being referred to herein as the “Refinanced Indebtedness”; and the Indebtedness incurred under this subclause (ii) being referred to herein as “Permitted Refinancing Indebtedness”); provided that (x) the principal amount of the Permitted Refinancing Indebtedness is not increased (except by an amount equal to the accrued interest and premium on, or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement plus any unused commitments) and (y) the Permitted Refinancing Indebtedness complies with clauses (a) through (g) of the definition of the term “Alternative Incremental Facility Indebtedness”; and

(x) (1) Other Junior Secured Debt of Loan Parties, provided that, at the time of incurrence of such Other Junior Secured Debt, (A) after giving effect thereto and to the use of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing and (B) after giving pro forma effect thereto and to the use of the proceeds thereof, the Secured Net Leverage Ratio shall not be greater than 4.25 to 1.0, and (2) Other Junior Secured Debt of Loan Parties that refinances or replaces any existing Other Junior Secured Debt of Loan Parties; provided that the principal amount of such Other Junior Secured Debt is not increased (except by an amount not to exceed (x) the amount of unpaid accrued interest and premium on the existing Other Junior Secured Debt so refinanced or replaced, plus (y) other reasonable amounts paid and fees and expenses incurred in connection with such refinancing or replacement plus unused commitments).

SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the Third Restatement Effective Date and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secured on the Third Restatement Effective Date and extensions, renewals and replacements thereof permitted hereunder;

(b) any Lien created under the Loan Documents;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any person that becomes a Subsidiary after the Closing Date prior to the time such person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of Parent, the Borrower or any Subsidiary (other than affixed or incorporated into the property covered by such Lien) and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such person becomes a Subsidiary, as the case may be, and any extensions, renewals, refinancings or replacements of such obligations;

(d) Liens, assessments or governmental charges or claims for taxes not yet delinquent or which are not required to be paid pursuant to Section 5.03;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not delinquent or which are not required to be paid under Section 5.03;

(f) Liens incurred and pledges and deposits made in the ordinary course of business in connection with any self-retention or self-insurance, or with respect to workmen’s compensation, unemployment insurance, general liability, medical malpractice, professional liability or property insurance and other social security laws or regulations;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, rights of first refusal, restrictions on use of real property, minor defects or irregularities in title and other similar charges or encumbrances which, in the aggregate, do not interfere in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;

(i) zoning, building codes and other land use laws, regulations and ordinances regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Borrower or any of the Subsidiaries or any violation of which would not have a Material Adverse Effect;

(j) ground leases in respect of real property on which Facilities owned or leased by the Borrower or any of the Subsidiaries are located;

(k) any interest or title of a lessor or secured by a lessor’s interest under any lease permitted hereunder;

(l) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and the Subsidiaries, taken as a whole;

(m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n) Liens securing Indebtedness to finance the acquisition, construction or improvement of fixed or capital assets; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition, construction or improvement, and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary, except for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender secured by a Lien permissibly incurred pursuant to this Section 6.02(n);

(o) Liens arising out of judgments or awards that do not constitute an Event of Default under paragraph (i) of Article VII;

(p) Liens pursuant to Receivables Transactions incurred in accordance with Section 6.05(b), including Liens on the assets of any Securitization Subsidiary created pursuant to a Receivables Transaction and Liens incurred by the Borrower and the Subsidiaries on Receivables to secure obligations owing by them in respect of any such Receivables Transaction, provided that any Receivables not transferred to a Securitization Subsidiary in connection with such Receivables Transaction to the extent constituting intercompany indebtedness required to be pledged pursuant to the Guarantee and Collateral Agreement shall be and remain subject to the perfected first priority Lien and security interest granted to the Collateral Agent in favor of the Lenders in accordance with the Guarantee and Collateral Agreement;

(q) Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Domestic Subsidiaries, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.01(k);

(r) Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set off);

(s) Liens on one or more Facilities owned or leased by any Subsidiary to secure Permitted Real Estate Indebtedness incurred by such Subsidiary pursuant to Section 6.01(f);

(t) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent, the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent, the Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Parent, the Borrower or any Subsidiary in the ordinary course of business;

(u) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Borrower or any of the Subsidiaries in the ordinary course of business permitted hereunder;

(v) Liens solely on any cash earnest money deposits made by Parent, the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(w) Liens securing insurance premiums financing arrangements, provided that such Liens are limited to the applicable unearned insurance premiums;

(x) other Liens that do not, individually or in the aggregate, secure obligations in excess of $300,000,000 at any one time;

(y) Liens on the Collateral which (i) secure Indebtedness incurred pursuant to Section 6.01(r) and (ii) have the same priority as, or junior priority to, the Liens securing the Obligations;

(z) Liens on the Collateral which (i) secure Pari Passu Debt Obligations and/or Alternative Incremental Facility Indebtedness and (ii) have the same priority as, or junior priority to, the Liens securing the Obligations;

(aa) Liens on the Collateral which (i) secure Indebtedness incurred pursuant to Section 6.01(m) if, at the time of the incurrence or assumption thereof, the Secured Net Leverage Ratio Condition is met, (ii) have the same priority as, or junior priority to, the Liens securing the Obligations and (iii) are subject to the Pari Passu Intercreditor Agreement or a Junior Lien Intercreditor Agreement; and

(bb) Liens on the Collateral which (i) secure Other Junior Secured Debt incurred pursuant to Section 6.01(x) that is not secured by any asset other than Collateral that secures the Obligations, (ii) have junior priority to the Liens securing the Obligations and (iii) are subject to a Junior Lien Intercreditor Agreement.

SECTION 6.03.  Sale and Lease-Back Transactions.         Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations, Synthetic Lease Obligations, Permitted Real Estate Indebtedness or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04.  Investments, Loans and Advances.   Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

(a) (i)  investments by Parent, the Borrower and the Subsidiaries existing on the Closing Date in the Borrower and the Subsidiaries, (ii) additional investments by Parent, the Borrower and the Subsidiaries in the Borrower and the

Subsidiaries and any Unrestricted Subsidiaries and (iii) additional investments by Parent, the Borrower and the Subsidiaries in Permitted Joint Ventures (subject to the limitations on such investments referred to in the definition of the term “Permitted Joint Ventures”); provided that (x) any Equity Interests held by a Loan Party shall be pledged to the extent required by Section 5.12 and the Guarantee and Collateral Agreement and (y) any such investments made pursuant to clause (ii) above made by a Loan Party to a Subsidiary that is not a Loan Party, or made by Parent, the Borrower or any Subsidiary to an Unrestricted Subsidiary, may only be made if (A) no Default or Event of Default shall have occurred and be continuing and (B) the aggregate amount of all such investments made by Loan Parties in Subsidiaries that are not Loan Parties, or by Parent, the Borrower or any Subsidiary in an Unrestricted Subsidiary and outstanding at any time (without regard to any write-downs or write-offs thereof, and valued net in the case of intercompany loans and transferred liabilities) shall not exceed $500,000,000 after the Third Restatement Effective Date plus the amount of dividends, distributions and other returns of capital actually received in cash by any Loan Party with respect to any such investments; for purposes of the foregoing, if the Borrower designates a Subsidiary as an Unrestricted Subsidiary in accordance with the definition of the term “Unrestricted Subsidiary”, the Borrower will be deemed to have made an investment at that time in the resulting Unrestricted Subsidiary in an aggregate amount equal to the fair market value of the net assets of such Unrestricted Subsidiary;

(b) Permitted Investments;

(c) (i) loans or advances in respect of intercompany accounts attributable to the operation of the Borrower’s cash management system (including with respect to intercompany self-insurance arrangements), (ii) loans or advances made by the Borrower or any of the Subsidiaries to a Permitted Syndication Subsidiary for working capital needs evidenced by a promissory note that is pledged to the Collateral Agent so long as such loans or advances constitute Indebtedness of the primary obligor that is not subordinate to any other Indebtedness of such obligor, and (iii) loans or advances made by Parent to the Borrower or any Subsidiary, the Borrower to Parent or any Subsidiary and by any Subsidiary to Parent, the Borrower or any other Subsidiary; provided, however, that (x) any such loans and advances made by a Loan Party that are evidenced by a promissory note shall be pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement (and any such loans and advances made by a Loan Party to a Subsidiary that is not a Loan Party shall be so evidenced and pledged) and (y) any such loan or advance made by a Loan Party to a Subsidiary that is not a Loan Party or by Parent, the Borrower or any Subsidiary to an Unrestricted Subsidiary shall be subject to the requirements and limitations described in clause (y) of the first proviso to Section 6.04(a), except to the extent that (1) such loan or advance shall be secured by a fully perfected, first-priority Lien on substantially all of the assets of the recipient of such loan or advance and its subsidiaries (in each case of a type that would have constituted Collateral if such recipient were party to the applicable Security Documents) and (2) such Lien is collaterally assigned to the Collateral Agent for the benefit of the Secured Parties, all on terms reasonably satisfactory to the Collateral Agent;

(d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees, officers, consultants and agents (including payroll advances, travel and entertainment advances and relocation loans in the ordinary course of business to employees, officers and agents of the Borrower or any such Subsidiary (or to any physician or other health care professional associated with or agreeing to become associated with Parent, the Borrower or any Subsidiary or any Hospital owned or leased or operated by the Borrower or any Subsidiary (“Health Care Associates”)));

(f) Guarantees to third parties made in the ordinary course of business in connection with the relocation of employees or agents of Health Care Associates of the Borrower or any of the Subsidiaries;

(g) the Borrower and the Subsidiaries may enter into Hedging Agreements that are not speculative in nature;

(h) the Borrower or any Subsidiary may acquire (including by any lease that contains upfront payments and/or buyout options) all or substantially all the assets of a person or line of business of such person, or directly acquire and beneficially own (and retain the right to vote) more than 50% of the aggregate ordinary voting power and aggregate equity value represented by the outstanding capital stock or other Equity Interests of any acquired or newly formed corporation or other entity that acquires or leases such person, division or line of business (referred to herein as the “Acquired Entity”); provided that (i) as of the consummation thereof, such acquisition shall have been approved by the board of directors of the Acquired Entity; (ii) the Acquired Entity shall be in a similar, related, incidental or complementary line of business as that of the Borrower and the Subsidiaries as conducted during the current and most recent calendar year; and (iii) at the time of such transaction (A) [Reserved], (B) if the total consideration paid in connection with such acquisition and any other acquisitions pursuant to this Section 6.04(h) after the Third Restatement Effective Date (including any Indebtedness of the Acquired Entity that is assumed by the Borrower or any Subsidiary following such acquisition and any payments following such acquisition pursuant to earn-out provisions or similar obligations) shall exceed $500,000,000 in the aggregate (excluding the total consideration paid in respect of Permitted Acquisitions listed on Schedule 6.04(h) and consideration consisting of, or funded with the proceeds of, Qualified Capital Stock and excluding any acquisition for total consideration of no more that $150,000,000), then the Borrower would be in compliance with the covenant set forth in Section 6.13 on the last day of the most recently ended fiscal quarter for which financial statements have been or were required to be delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate (including any other transaction described in this Section 6.04(h) occurring after such period) as if such transaction had occurred as of the first day of such period, (C) [Reserved], (D) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.12 and the Security Documents within a period after consummation of such transaction agreed to by the Administrative Agent (other than, in each case, any Captive Insurance Subsidiary or Securitization Subsidiary), and (E) the aggregate consideration paid in connection with all such acquisitions of Acquired Entities that become Foreign Subsidiaries (or, in the case of an acquisition of assets, such assets are not directly acquired by Loan Parties), shall not exceed $300,000,000 (any acquisition of an Acquired Entity meeting all the applicable criteria of this Section 6.04(h) being referred to herein as a “Permitted Acquisition”);

(i) Permitted Joint Ventures;

(j) investments in a Permitted Syndication Subsidiary in connection with a Permitted Syndication Transaction made pursuant to Section 6.05(b);

(k) investments in any Securitization Subsidiary or other person as required pursuant to the terms and conditions of any Permitted Receivables Transaction made pursuant to Section 6.05(b);

(l) the Borrower or any of the Subsidiaries may acquire and hold Receivables owing to it or Parent, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(m) investments to the extent that payment for such investments is made with issuances of or the cash proceeds from the issuance of Equity Interests of Parent;

(n) extensions of trade credit and purchases of equipment and inventory in the ordinary course of business;

(o) loans and advances to Parent in lieu of, and not in excess of the amount of, dividends to the extent permitted to be made to Parent in accordance with Section 6.06;

(p) investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(q) investments by Parent, the Borrower and the Subsidiaries in any Captive Insurance Subsidiary in an aggregate amount not to exceed 150% of the minimum amount of capital required under the laws of the jurisdiction in which such Captive Insurance Subsidiary is formed (plus any excess capital generated as a result of any such prior investment that would result in an unfavorable tax or reimbursement impact if distributed), and other investments in any Captive Insurance Subsidiary to cover reasonable general corporate and overhead expenses of such Captive Insurance Subsidiary;

(r) investments by any Captive Insurance Subsidiary;

(s) investments in any Captive Insurance Subsidiary in connection with a push down by the Borrower of insurance reserves;

(t) investments held by a person (including by way of acquisition, merger or consolidation) after the Closing Date otherwise in accordance with this Section 6.04 to the extent that such investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(u) investments in minority interests existing on the Closing Date;

(v) the contribution or other transfer of property to any Spinout Subsidiary in connection with a Spinout Transaction and investments received in connection with a Spinout Transaction;

(w) investments representing the non-cash portion of the consideration received for an Asset Sale or other asset disposition permitted under Section 6.05;

(x) investments entered into in order to consummate the Permitted HMA Transaction or held as a result of the consummation of the HMA Permitted Transaction;

(y) (i) investments made using the Available Amount or (ii) investments made using the Available Declined Proceeds Amount; and

(z) in addition to investments permitted by paragraphs (a) through (y) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate outstanding amount of investments, loans and advances pursuant to this paragraph (z) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $200,000,000 plus the amount of dividends, distributions and other returns of capital actually received in cash by any Loan Party or any of its Subsidiaries in respect of investments made in reliance on this paragraph (z) in the aggregate at any time.

It is understood and agreed that, in the event that any investment is made by the Borrower or any Subsidiary in any person through substantially concurrent interim transfers of any amount through one or more other Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of this Section 6.04.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. (a)  Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary (other than pursuant to any Permitted Interest Transfer, any Permitted Joint Venture or transfers of Equity Interests of any Subsidiary to a Loan Party or by a Subsidiary that is not a Subsidiary Guarantor to any Subsidiary or transfers of Equity Interests of a Subsidiary that remains a Subsidiary Guarantor after giving effect to such transfer), or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (w) Parent or the Borrower may merge with any other Person (other than Parent and the Borrower); provided that (1) Parent or the Borrower, as applicable, shall be the continuing and surviving Person or the continuing or surviving Person shall expressly assume the obligations of Parent or Borrower, as applicable, including all of the obligations under this Agreement and the other Loan Documents, in a manner reasonably acceptable to the Administrative Agent, and (2) Parent and the Borrower or such continuing or surviving Person, as applicable, remains organized under the laws of the United States, any state thereof or the District of Columbia, (x) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (y) any Subsidiary may merge into or consolidate with any other Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that (A) if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party and (B) to the extent any person other than the Borrower or a wholly owned Subsidiary receives any consideration in connection therewith, then such transaction shall be considered as an investment under the applicable paragraph of Section 6.04) and (z) the Borrower and the Subsidiaries may make Permitted Acquisitions or any other investment, loan or advance permitted pursuant to Section 6.04 (including by merger), and may enter into Permitted Joint Ventures.

(b) Make any Asset Sale otherwise permitted under paragraph (a) above unless such Asset Sale is:

(i) for consideration that is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of; provided that for any disposition of assets with a fair market value of more than $50,000,000, at least 75% of such consideration is cash, cash equivalents or Permitted Investments;

(ii) a Receivables Transaction, provided that (w) the material terms and conditions and the structure of such Receivables Transaction have been approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed), (x) any Liens granted in connection with such Receivables Transaction shall comply with the terms of Section 6.02(p),

(y) the aggregate Receivables Transaction Amount outstanding at any time in respect of all Receivables Transactions does not exceed $3,000,000,000 and (z) to the extent Parent or any of its subsidiaries shall receive aggregate Net Cash Proceeds in excess of $700,000,000 from the consummation of Receivables Transactions after the Third Restatement Effective Date, the Borrower shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds by Parent or such subsidiary, apply an amount equal to 100% of the amount of such Net Cash Proceeds so in excess of $700,000,000 to prepay then-outstanding Indebtedness (other than Indebtedness in respect of revolving extensions of credit, except to the extent that any such prepayment is accompanied by a permanent reduction in related commitments) (any Receivables Transaction meeting all the criteria of this Section 6.05(b)(ii) being referred to herein as a “Permitted Receivables Transaction”);

(iii) a Syndication Transaction, provided that the aggregate amount or value of the consideration received by any Permitted Syndication Subsidiary and/or the Borrower and the other Subsidiaries from third parties in connection with such Syndication Transaction (or series of Syndication Transactions), except for the Syndication Transactions listed on Schedule 6.05(b) (the “Syndication Proceeds”), when added to the aggregate Syndication Proceeds from all previous Permitted Syndications on or after the Closing Date does not exceed $200,000,000 (any Syndication Transaction meeting the criteria of this Section 6.05(b)(iii) being referred to herein as a “Permitted Syndication Transaction”);

(iv) any Permitted Interest Transfer;

(v) for the sale or other disposition consummated by the Borrower or any of the Subsidiaries after the Closing Date of assets constituting a subsidiary or business unit or units of the Borrower or the Subsidiaries (including a Facility) or the interest of the Borrower or the Subsidiaries therein, provided that (i) such sale or other disposition shall be made for fair value on an arm’s-length basis and (ii) the consideration received for such sale or other disposition constitutes or would constitute a Permitted Acquisition, Permitted Joint Venture or Permitted Syndication Subsidiary in accordance with the definition thereof;

(vi) the Borrower and the Subsidiaries may abandon, allow to lapse or otherwise dispose of intangible property that the Borrower or such Subsidiary shall determine in its reasonable business judgment is immaterial to the conduct of its business;

(vii) forgiveness of any loans or advances made pursuant to Section 6.04(e);

(viii) transfers of property subject to casualty or a condemnation proceeding;

(ix) Restricted Payments permitted pursuant to Section 6.06;

(x) [reserved]; or

(xi) any investment, loan or advance permitted pursuant to Section 6.04.

For the purposes of Section 6.05(b)(i), the following will be deemed to be cash:

(i) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Borrower or a Subsidiary (other than subordinated Indebtedness of the Borrower or a Guarantor) and the release of the Borrower or such Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Sale;

(ii) securities, notes or other obligations received by the Borrower or any Subsidiary of the Borrower from the transferee that are converted by the Borrower or such Subsidiary into cash or cash equivalents (including Permitted Investments) within 180 days following the closing of such Asset Sale;

(iii) Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that the Borrower and each other Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale;

(iv) consideration consisting of Indebtedness of the Borrower (other than subordinated Indebtedness) received after the Third Amendment Effective Date from Persons who are not the Borrower or any Subsidiary; and

(v) any Designated Non-Cash Consideration received by the Borrower or any Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed the greater of $800,000,000 and 3.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

SECTION 6.06.  Restricted Payments; Restrictive Agreements.   (a)  Declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement); provided, however, that

(i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders;

(ii) Parent, the Borrower or any Subsidiary may distribute the Equity Interests of a Spinout Subsidiary pursuant to a Spinout Transaction;

(iii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may, or the Borrower may make distributions to Parent so that Parent may, repurchase its Equity Interests owned by current or former employees, directors or consultants of Parent, the Borrower or the Subsidiaries or make payments to employees, directors or consultants of Parent, the Borrower or the Subsidiaries in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans in an aggregate amount not to exceed $60,000,000 in any fiscal year;

(iv) the Borrower may make Restricted Payments to Parent (A) (x) to the extent necessary to pay general corporate and overhead expenses incurred by Parent in the ordinary course of business (including legal, accounting and similar expenses) and expenses necessary to maintain its status as a publicly held corporation, and (y) in an amount necessary to pay the Tax liabilities of Parent or (B) consisting of (1) costs (including all professional fees and expenses) incurred by Parent in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the Senior Notes, the Loan Documents or any other agreement or instrument relating to Indebtedness of the Borrower or any Subsidiary, customary indemnification obligations of Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Borrower and its Subsidiaries, (2) obligations of Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to the Borrower and its Subsidiaries, (3) expenses incurred by Parent in connection with any public offering or other sale of Equity Interests or Indebtedness: (x) where the net proceeds of such offering or sale are intended to be received by or contributed to the Borrower or a Subsidiary, (y) in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or (z) otherwise on an interim basis prior to completion of such offering so long as Parent shall cause the amount of such expenses to be repaid to the Borrower or the relevant Subsidiary out of the proceeds of such offering promptly if completed; provided, however, that all Restricted Payments made to Parent pursuant to this clause (iv) are used by Parent for the purposes specified herein within 20 days of the receipt thereof;

(v) in addition to Restricted Payments permitted by clauses (i) through (iv) above, so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may make other Restricted Payments, and Parent may make Restricted Payments, in an aggregate amount from and after the Third Restatement Effective Date not to exceed $200,000,000 less the amount of payments made from and after the Third Restatement Effective Date pursuant to Section 6.09(b)(i);

(vi) the Borrower may net shares under employee benefits plans to settle option price payments owed by employees and directors with respect thereto and to settle employees’ and directors’ Federal, state and income tax liabilities (if any) related thereto;

(vii) so long as (A) no Event of Default or Default shall have occurred and be continuing or would result therefrom and (B) at the time of and after giving effect thereto, the Secured Net Leverage Ratio shall not be greater than 3.5 to 1.0, the Borrower may make other Restricted Payments, and Parent may make Restricted Payments, in an amount not to exceed the Available Amount at the time such Restricted Payment is made;

(viii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may, or the Borrower may make distributions to Parent so that Parent may, (A) repurchase any of its Equity Interests, or (B) make payments to employees, directors or consultants of Parent, the Borrower or the Subsidiaries in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans, in each case in an aggregate amount not to exceed the Received Exercise Proceeds Amount at the time such Restricted Payment is made;

(ix) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, the Borrower may make other Restricted Payments, and Parent may make Restricted Payments, in an aggregate amount not to exceed $25,000,000 in any fiscal year, beginning with the fiscal year ending December 31, 2013;

(x) Parent, Borrower or any Subsidiary may make a payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(xi) Parent, Borrower or any Subsidiary may make a purchase, repurchase, redemption, defeasance or other acquisition or retirement of preferred Equity Interests made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, preferred Equity Interests of the Borrower or Parent (other than Disqualified Stock and other than preferred Equity Interests sold to a Subsidiary) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or by preferred Equity Interests sold to any Subsidiary) of the Borrower or Parent;

(xii) the Borrower may make payments or loans, advances, dividends or distributions to Parent to make payments to holders of Equity Interests of Parent in lieu of the issuance of fractional shares of such Equity Interests, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Equity Interests (as determined in good faith by the board of directors of the Borrower);

(xiii) Parent, the Borrower or any Subsidiary may make purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Equity Interests deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Equity Interests represent a portion of the exercise price thereof; and

(xiv) Parent, the Borrower or any Subsidiary may pay dividends or other distributions of Equity Interests of, or Indebtedness owed to Parent, the Borrower or a Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash or cash equivalents (including Permitted Investments)).

(b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Parent, the Borrower or any Subsidiary (other than any Permitted Joint Venture Subsidiary) to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, or (ii) the ability of any Subsidiary (other than any Permitted Joint Venture Subsidiary) to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Subsidiary Guarantor or to Guarantee Indebtedness of the Borrower or any Subsidiary Guarantor; provided (x) that the foregoing shall not apply to restrictions and conditions (A) imposed by law or by any Loan Document or any Senior Note Indenture, (B) contained in agreements relating to the sale of a Subsidiary or other assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (C) imposed on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder, (D) imposed pursuant to other Indebtedness incurred pursuant to Section 6.01 with such encumbrances and restrictions that, taken as a whole, are not more restrictive than the terms hereof, (E) contained in any agreement relating to a Permitted Receivables Transaction if such restrictions or encumbrances apply only to the relevant Permitted Receivables Transaction and are required pursuant to the terms and conditions of such Permitted Receivables Transaction, (F) on Permitted Joint Ventures or other joint ventures permitted under Section 6.04 and Permitted Syndication Subsidiaries imposed by the terms of the agreements governing the same, (G) applicable to an Acquired Entity at the time such Acquired Entity became a Subsidiary, so long as such restriction or encumbrance was not created in contemplation of or in connection with such Acquired Entity becoming a Subsidiary and apply only to such Acquired Entity and (H) imposed by any credit agreement, indenture or other agreement governing Pari Passu Debt or Alternative Incremental Facility Indebtedness, so long as such restrictions and conditions are not less favorable to the Lenders than to the holders of such Pari Passu Debt or such Alternative Incremental Facility Indebtedness, as the case may be; and (y) clause (i) of the foregoing shall not apply to restrictions or conditions (A) that are customary provisions in leases and other contracts restricting the assignment thereof and any right of first refusal and (B) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness.

For the avoidance of doubt, any transaction permitted pursuant to this Section 6.06 to be made or consummated by the Borrower (other than Section 6.06(a)(iv)) shall be permitted to be made or consummated by Parent.

SECTION 6.07. Transactions with Affiliates.      Except for (a) transactions between or among Parent and its Subsidiaries or described on Schedule 6.07 and (b) the contribution or other transfer by Parent, the Borrower or any Subsidiary of property owned by it to any Spinout Subsidiary pursuant to a Spinout Transaction and transition services agreements, tax sharing agreements, intellectual property sharing agreements, real estate matter and employee matter agreements, indemnification and insurance agreements and other similar agreements among Parent, the Borrower, any Subsidiary and a Spinout Subsidiary entered into in connection with a Spinout Transaction, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) the Borrower or any Subsidiary may engage in any of the foregoing transactions on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) Parent, the Borrower and the Subsidiaries may make (x) investments, loans and advances and (y) Restricted Payments, permitted by Section 6.04 and Section 6.06, respectively, (iii) the Borrower may engage in Receivables Transactions, (iv) any issuance of Equity Interests otherwise permitted hereunder, (v) any issuance of Equity Interests, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans, or indemnities provided on behalf of employees or directors and approved by the board of directors or senior management of Parent and (vi) the payment of reasonable fees to directors of Parent, the Borrower and the Subsidiaries who are not employees of Parent, the Borrower or the Subsidiaries.

SECTION 6.08. Business of Parent, Borrower and Subsidiaries.  Engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably similar, incidental or complementary thereto and reasonable extensions thereof.

SECTION 6.09. Other Indebtedness.      (a)  Permit any waiver, supplement, modification or amendment of any Senior Note Indenture or any waiver, supplement, modification or amendment of any indenture, instrument or agreement pursuant to which any subordinated Material Indebtedness of Parent, the Borrower or any of the Subsidiaries is outstanding if the effect of such waiver, supplement, modification or amendment would materially increase the obligations of the obligor (except as permitted by this Agreement) or confer additional material rights on the holder of such Indebtedness in a manner adverse to the Lenders.

(b)    Make any distribution, whether in cash, property, securities or a combination thereof, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness (other than intercompany Indebtedness); provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing at the date of such redemption, repurchase, retirement or other acquisition for consideration, or would result therefrom, Parent, the Borrower or any Subsidiary may redeem, repurchase, retire or otherwise acquire for consideration (i) (i) from and after the Third Restatement Effective Date, subordinated Indebtedness for an aggregate price not in excess of (A) $300,000,000 less (B) the amount of Restricted Payments made from and after the Third Restatement Effective Date pursuant to clause (v) of Section 6.06(a), (ii) subordinated Indebtedness with the proceeds of or in exchange for (A) subordinated Indebtedness that is permitted pursuant to Section 6.01 and is subordinated on terms not materially less advantageous to the Lenders than those of the Indebtedness being redeemed, repurchased, retired or otherwise acquired for consideration or (B) the issuance of Equity Interests, (iv) subordinated Indebtedness so long as (A) the amount paid in respect thereof does not exceed the Available Amount at the time paid and (B) at the time of and after giving effect thereto, the Secured Net Leverage Ratio shall not be greater than 4.0 to 1.0, or (v) subordinated Indebtedness so long as (A) the amount paid in respect thereof does not exceed the Available Declined Proceeds Amount at the time paid and (B) at the time of and after giving effect thereto, the Secured Net Leverage Ratio shall not be greater than 4.0 to 1.0.

(c)    Nothing in this Section 6.09 shall limit or otherwise prohibit the making (and any payment in connection therewith) of any “Change of Control Offer” under any HMA Indenture in connection with the Permitted HMA Transaction or in accordance with clause (f) of Article VII.

SECTION 6.10.  Practice Guarantees.     Enter into Practice Guarantees with a term of 30 months or longer in an aggregate amount in excess of $300,000,000 in effect at any time with respect to all such Practice Guarantees.

SECTION 6.11.  Capital Expenditures.    Permit the aggregate amount of Capital Expenditures (other than Replacement Capital Expenditures) made by Parent, the Borrower and the Subsidiaries in any period set forth below to exceed the greater of (a) 7.5% of consolidated net revenues of Parent, the Borrower and the Subsidiaries for the immediately preceding fiscal year (as set forth in the financial statements delivered pursuant to Section 5.04(a) with respect to such fiscal year) and (b) $1,100,000,000 (such greater amount, the “Permitted Capital Expenditure Amount”):

In any year in which a Permitted Acquisition occurs, the Permitted Capital Expenditure Amount in respect of such fiscal year shall be increased (but not decreased) by an amount equal to 7.5% of the net revenues generated by the Acquired Entity acquired during the preceding fiscal year of such Acquired Entity (pro rated based on the number of days remaining in such fiscal year). In addition, to the extent any portion of the Permitted Capital Expenditure Amount for any fiscal year (as the same may have been increased pursuant to the preceding sentence) is not fully expended during such fiscal year, then 50% of the amount not so expended may be carried forward to and used in succeeding fiscal years. In addition, for any fiscal year, the amount of Capital Expenditures that would otherwise be permitted in such fiscal year pursuant to this Section 6.11 may be increased by an amount not to exceed 50% of the Permitted Capital Expenditure Amount for the immediately succeeding fiscal year (the “CapEx Pull-Forward Amount”). The actual CapEx Pull-Forward Amount in respect of any such fiscal year shall reduce, on a dollar-for-dollar basis, the amount of Capital Expenditures that would have been permitted to be made in the immediately succeeding fiscal year. In addition, for any fiscal year, the amount of Capital Expenditures that would otherwise be permitted in such fiscal year pursuant to this Section 6.11 may be increased by an amount not to exceed $400,000,000 if, at the time of such expenditure, both before and after giving pro forma effect thereto, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Leverage Ratio is less than 4.50 to 1.00.

The provisions of this Section 6.11 are solely for the benefit of the Revolving Credit Lenders, the 2019 Term A Lenders and any Lenders having Other Term A Loans and, notwithstanding the provisions of Section 9.08, the Required Covenant Lenders may (i) amend or otherwise modify Section 6.11 or, solely for purposes of Section 6.11, the defined terms used, directly or indirectly, therein, or (ii) waive any non-compliance with Section 6.11 or any Event of Default resulting from such non-compliance, in each case without the consent of any other Lenders.

SECTION 6.12.  Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending during any period set forth below to be less than the ratio set forth opposite such period below:

Period	Ratio

December 31, 2013 through December 31, 2016	2.00 to 1.00
Thereafter	2.25 to 1.00

The provisions of this Section 6.12 are solely for the benefit of the Revolving Credit Lenders, the 2019 Term A Lenders and any Lenders having Other Term A Loans and, notwithstanding the provisions of Section 9.08, the Required Covenant Lenders may (i) amend or otherwise modify Section 6.12 or, solely for purposes of Section 6.12, the defined terms used, directly or indirectly, therein, or (ii) waive any non-compliance with Section 6.12 or any Event of Default resulting from such non-compliance, in each case without the consent of any other Lenders.

SECTION 6.13.  Maximum Secured Net Leverage Ratio.   Permit the Secured Net Leverage Ratio as of the last day of any fiscal quarter ending during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio

December 31, 2013 through December 31, 2015	4.50 to 1.00
January 1, 2016 through December 31, 2016	4.25 to 1.00
Thereafter	4.00 to 1.00

The provisions of this Section 6.13 are solely for the benefit of the Revolving Credit Lenders, the 2019 Term A Lenders and any Lenders having Other Term A Loans and, notwithstanding the provisions of Section 9.08, the Required Covenant Lenders may (i) amend or otherwise modify Section 6.13 or, solely for purposes of Section 6.13, the defined terms used, directly or indirectly, therein, or (ii) waive any non-compliance with Section 6.13 or any Event of Default resulting from such non-compliance, in each case without the consent of any other Lenders.

SECTION 6.14.  Fiscal Year.   With respect to Parent and the Borrower, change their fiscal year-end to a date other than December 31.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation, warranty or statement made or deemed made by any Loan Party herein or in any other Loan Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which it was made or deemed made;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) (i) default shall be made in the due observance or performance by Parent, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to Parent and the Borrower only), 5.05(a) or 5.08 or in Article VI (other than Section 6.11, Section 6.12 or Section 6.13); (ii) solely for the benefit of the Revolving Credit Lenders, 2019 Term A Lenders and Lenders holding Other Term A Loans, default shall be made in the due observance or performance by Parent, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 6.11, Section 6.12 or Section 6.13; or (iii) an Event of Default shall have occurred under paragraph (d)(ii) and the Required Covenant Lenders shall have terminated any Revolving Credit Commitments or shall have accelerated any Loans;

(e) default shall be made in the due observance or performance by Parent, the Borrower or any Subsidiary of any covenant or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f) (i) Parent, the Borrower or any Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period) or (ii) any other event or condition occurs that results in any Material Indebtedness (other than any Material Indebtedness of any Securitization Subsidiary) becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits any counterparty to terminate any Hedging Agreement the obligations under which constitute Material Indebtedness; provided that (A) this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, and (B) for the avoidance of doubt, a requirement to make a mandatory offer to repurchase under the terms of any Indebtedness of any person acquired by the Borrower or any of its Subsidiaries pursuant to any Permitted Acquisition or the Permitted HMA Transaction (including Indebtedness under any

HMA Indenture) as a result of a “change of control” (or equivalent term) shall not constitute a Default or an Event of Default under this clause (ii) so long as (I) on or prior to the date the events constituting such “change of control” (or equivalent term) occur, either (1) the terms of such Indebtedness have been amended to eliminate the requirement to make such offer or (2) such Indebtedness has been defeased or discharged so that such requirement shall no longer apply (and, in the event such “change of control” is subject to a requirement that a specific credit ratings event or similar condition subsequent occur, no Event of Default shall exist pursuant to this paragraph (ii) until such time as the specific credit ratings event or similar condition subsequent has also occurred resulting in the obligor under such Indebtedness to become unconditionally obligated to make such offer) or (II) (x) the sum of (1) the aggregate amount of unrestricted cash, cash equivalents and Permitted Investments held by Parent, the Borrower and the Subsidiaries plus any available debt financing commitments from any Revolving Lender or any Affiliate of a Revolving Lender or any other financial institution of nationally recognized standing available to the Borrower or its Subsidiaries for purposes of refinancing such Indebtedness is at least equal to the aggregate amount that would be required to repay such Indebtedness pursuant to any required “change of control offer” (or equivalent term) pursuant to the terms of such Indebtedness at all times prior to the expiration of the rights of the holders of such Indebtedness to require the repurchase or repayment of such Indebtedness as a result of such acquisition and (y) the Borrower or the applicable Subsidiary complies with the provisions of such Indebtedness that are applicable as a result of such acquisition (including by consummating any required “change of control offer” (or equivalent term) for such Indebtedness); provided further that this clause (f) shall not apply if such failure is remedied or waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to this Article VII;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof), or of a substantial part of the property or assets of Parent, the Borrower or a Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof), under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) or for a substantial part of the property or assets of Parent, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof) or for a substantial part of the property or assets of Parent, the Borrower or any Subsidiary (other than a Non-Significant Subsidiary within the meaning of clause (a) of the definition thereof), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate action for the purpose of effecting any of the foregoing;

(i) one or more judgments shall be rendered against Parent, the Borrower, any Subsidiary or any combination thereof (not paid or fully covered by insurance) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Parent, the Borrower or any Subsidiary to enforce any such judgment and such judgment is for the payment of money in an aggregate amount in excess of $125,000,000;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

(k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l) any security interest purported to be created by any Security Document with respect to any Collateral with an aggregate fair market value in excess of $125,000,000 shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected (subject to the qualifications set forth in Section 3.19(a)), first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement or any other act or omission by the Collateral Agent and except to the extent that such loss is covered by a lender’s title insurance policy and the related insurer does not deny that such loss is covered by such title insurance policy;

(m) the Indebtedness under any subordinated Indebtedness of Parent, the Borrower or any Subsidiary constituting Material Indebtedness shall cease (or any Loan Party or an Affiliate of any Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as provided in the agreements evidencing such subordinated Indebtedness;

(n) there shall have occurred a Change in Control;

(o) on any date, any Pari Passu Debt that at the time would constitute Material Indebtedness and that has a final stated maturity date within 91 days of such date, shall remain outstanding;

(p) so long as any Other Senior Secured Debt is outstanding, any Pari Passu Intercreditor Agreement shall cease to be effective or cease to be legally valid and binding, or otherwise not be effective to create the rights and obligations purported to be created thereunder, unless the same (i) results directly from the action or inaction of the Collateral Agent or (ii) is not materially adverse to the Lenders; or

(q) so long as any Other Junior Secured Debt is outstanding, any Junior Lien Intercreditor Agreement shall cease to be effective or cease to be legally valid and binding, or otherwise not be effective to create the rights and obligations purported to be created thereunder, unless the same (i) results directly from the action or inaction of the Collateral Agent or (ii) is not materially adverse to the Lenders;

then, and in every such event (other than an event with respect to Parent or the Borrower described in paragraph (g) or (h) above or an event described in paragraph (d)(ii) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; in any event with respect to Parent or the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any such event described in paragraph (d)(ii) above, and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Covenant Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Revolving Credit Commitments and (ii) declare the 2019 Term A Loans, Other Term A Loans and Revolving Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of such Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document in respect of the Revolving Credit Commitments or such Loans, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Notwithstanding anything to the contrary contained in this Article VII, upon the request of the Borrower made in writing to the Administrative Agent, in the event of any Event of Default under any covenant set forth in Section 6.12 or 6.13 and until the expiration of the tenth Business Day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Parent may issue Qualified Capital Stock and elect to treat all or any portion of the net cash proceeds thereof as having increased Consolidated EBITDA with respect to such applicable quarter solely for the purpose of determining actual and pro forma compliance with Sections 6.12 and 6.13 at the end of such applicable quarter and applicable subsequent periods and for purposes of determining whether the Secured Net Leverage Ratio Condition has been satisfied and not for any other purpose of this Agreement (including determining the Applicable Percentage); provided that (a) such proceeds (i) are actually received by Parent and contributed to the Borrower no later than ten days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) do not exceed the aggregate amount necessary to cause Parent to be in compliance with the covenants under Sections 6.12 or 6.13 for any applicable period and (b) in each period of four fiscal quarters, there shall be at least two fiscal quarters in which no such right to cure permitted by this paragraph is utilized.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

The bank serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Parent, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Parent, the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Parent, the Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent.

Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent (not to be unreasonably withheld or delayed) of the Borrower, to appoint a successor; provided that during the existence and continuation of an Event of Default pursuant to paragraph (b), (c), (g) or (h) of Article VII, no consent of the Borrower shall be required. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retirement of the retiring Agent shall become effective on such 30th day and the retiring Agent may (but shall not have any obligation to do so), on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $1,000,000,000, or an Affiliate of any such bank and, so long as no Event of Default pursuant to paragraph (b), (c), (g) or (h) of Article VII shall have occurred and be continuing, reasonably acceptable to the Borrower. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices.   Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)   if to the Borrower or Parent, to it at Community Health Systems, Inc., 4000 Meridian Boulevard, Franklin, Tennessee 37067, Attention of the Chief Financial Officer (Fax No. (615) 373-9704);

(b)   if to the Administrative Agent, to Credit Suisse AG, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 322-2291), Email: agency.loanops@credit-suisse.com; and

(c)   if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Parent, the Borrower, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Parent and the Borrower hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to each Borrower or its securities) (each, a “Public Lender”). Parent and the Borrower hereby agree that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Parent and the Borrower or its securities for purposes of foreign, United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.17); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” and (iv) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”. Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless Parent or the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (A) the Loan Documents, (B) any notification of changes in the terms of the Credit Facilities and (C) all information delivered pursuant to Section 5.04(a), (b) and (c).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including foreign, United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Parent or the Borrower or its securities for purposes of foreign, United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.  Survival of Agreement.        All covenants, agreements, representations and warranties made by the Borrower or Parent herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20, 9.05 and 9.18 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

SECTION 9.03.  Binding Effect.     This Agreement shall become effective as provided in the Third Amendment and Restatement Agreement.

SECTION 9.04.  Successors and Assigns.   (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, Parent, the Administrative Agent, the Collateral Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)   Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with notice to the Borrower and the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i) in the case of an assignment of a Revolving Credit Commitment, each of the Borrower, the Issuing Bank must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) (provided, that the consent of the Borrower shall not be required to any such assignment made to another Lender or an Affiliate of a Lender or after the occurrence and during the continuance of any Event of Default referred to in paragraph (b), (c), (g) or (h) of Article VII), (ii) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be not less than (x) $1,000,000 (with respect to an assignment of Term Loans) and (y) $5,000,000 (with respect to an assignment of Revolving Credit Commitments or Revolving Loans) (or, in any case, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class), (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent and will not apply in the case of an assignment by a Lender to an Approved Fund that is managed by such Lender or an Affiliate of such Lender or by an entity or an Affiliate of an entity that adminsters or manages such Lender), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c)   By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)   The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)   Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower and the Issuing Bank to such assignment and any applicable tax forms, the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)   Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or person has an interest, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Subsidiary Guarantor (other than pursuant to the terms thereof or in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral).

(g)   Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.17.

(h)   Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i)   Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any investor, potential investor, rating agency, commercial paper dealer, collateral manager, servicer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j)   Neither Parent nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

(k)   In the event that any Revolving Credit Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Revolving Credit Lender that is not rated by any such ratings service or provider, the Issuing Bank shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Revolving Credit Lender) then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.

SECTION 9.05.  Expenses; Indemnity.     (a) The Borrower and Parent agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, each Arranger and each Issuing Bank in connection with the syndication of the Credit Facilities and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, any Arranger, any Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) for the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks and the Lenders.

(b)   The Borrower and Parent agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender, each Arranger, each Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities, penalties and related reasonable out-of-pocket expenses, including reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) for all Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, the Permitted HMA Transaction or any related transaction and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted primarily from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or (2) a material breach of the obligations under this Agreement of such Indemnitee or any of such Indemnitee’s Affiliates or of any of its or their respective officers, directors, employees, agents, advisors or other representatives of the foregoing under this Agreement (as determined by a court of competent jurisdiction in a final and nonappealable decision) or (y) result from any proceeding (other than a proceeding against a party hereto acting pursuant to this Agreement or in its capacity as such or of any of its Affiliates or its or their respective officers, directors, employees, agents, advisors and other representatives and the successors of each of the foregoing) solely between or among Indemnitees not arising from any act or omission of a Loan Party.

(c)   To the extent that Parent and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, any Arranger or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, such Arranger or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, such Arranger or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.

(d)   To the extent permitted by applicable law, neither Parent nor the Borrower nor any Indemnitee shall assert, and each hereby waives, any claim against any Indemnitee or Parent and the Borrower and each of their respective Affiliates, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)   The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, any Arranger or any Issuing Bank. All amounts due under this Section 9.05 shall be payable, within 30 days of written demand therefor with a reasonably detailed summary of the amounts claimed.

SECTION 9.06.  Right of Setoff.   If an Event of Default shall have occurred and be continuing, each Lender or an Affiliate of such Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or an Affiliate of such Lender to or for the credit or the account of the Borrower or Parent against any of and all the obligations of the Borrower or Parent now or hereafter existing under this Agreement and other Loan Documents held by such Lender, provided that at such time such obligations are due or payable. The rights of each Lender and Affiliates of such Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or an Affiliate of such Lender may have.

SECTION 9.07.  Applicable Law.    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08.  Waivers; Amendment.        (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Parent in any case shall entitle the Borrower or Parent to any other or further notice or demand in similar or other circumstances.

(b)   Neither this Agreement nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Parent and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release all or substantially all of the value of the Subsidiary Guarantors (other than pursuant to the terms hereof or thereof or in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC or (vi) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Revolving Credit Commitments on the date hereof); provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank; (B) the Borrower and the Administrative Agent may amend or supplement this Agreement and any other Loan Documents, without the consent of any Lender, in order to (x) cure ambiguities, omissions, mistakes or defects, (y) cause this Agreement and the other Loan Documents to be consistent with the Guarantee and Collateral Agreement and other similar documents or (z) cause the Guarantee and Collateral Agreement or other document to comply with local Law on the advice of local counsel; and (C) Section 6.11, Section 6.12, Section 6.13 and paragraph (d)(ii) of Article VII may be amended, waived or otherwise modified by the agreement of the Borrower and the Required Covenant Lenders, but shall not be amended, waived or otherwise modified without the approval of the Required Covenant Lenders.

SECTION 9.09.  Certain Releases of Guarantees and Security Interests.    (a) Subject to the terms of any Pari Passu Intercreditor Agreement, upon the closing of any Asset Sale consisting of the sale, transfer or other disposition of all of the Equity Interests of any Subsidiary Guarantor permitted pursuant to Section 6.05, (i) the obligations of such Subsidiary Guarantor pursuant to the Guarantee and Collateral Agreement shall automatically be discharged and released without any further action by the Administrative Agent or any Lender, and (ii) the Administrative Agent and the Lenders will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Administrative Agent which may reasonably be required to evidence such discharge and release, all without representation, recourse or warranty.

(b)  Subject to the terms of any Pari Passu Intercreditor Agreement, upon the closing of any Asset Sale consisting of the sale, transfer or other disposition of Equity Interests of any Subsidiary Guarantor or any other Subsidiary of the Borrower permitted pursuant to Section 6.05, (i) the Collateral Agent shall release to the Borrower, without representation, warranty or recourse, express or implied, the pledged Equity Interests of such Subsidiary Guarantor or other Subsidiary, as applicable, held by it, (ii) the Collateral Agent shall release its security interest in all Collateral of such Subsidiary, including any Mortgages, and (iii) the Collateral Agent will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Collateral Agent which may reasonably be required to evidence such release.

(c)  Subject to the terms of any Pari Passu Intercreditor Agreement, upon consummation by the Borrower or any Subsidiary of a Permitted Interest Transfer or designation of an Unrestricted Subsidiary in accordance with the terms hereof, (i) the Collateral Agent shall release to the Borrower, without representation, warranty or recourse, express or implied, those Equity Interests of the Subsidiary that are the subject of such Permitted Interest Transfer or designation in accordance with clauses (i) and (ii) of Section 9.09(b) and shall release any pledged note theretofore pledged to the extent such note is being discharged in connection with such Permitted Interest Transfer or designation, and (ii) if such Subsidiary whose shares are the subject of such Permitted Interest Transfer or designation is a Subsidiary Guarantor, the obligations of such Subsidiary under its Guarantee shall automatically be discharged and released in accordance with clauses (i) and (ii) of Section 9.09(a) and any Lien granted by such Subsidiary under the Loan Documents shall automatically be discharged and released.

(d)  Subject to the terms of any Pari Passu Intercreditor Agreement, the Collateral Agent will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Collateral Agent which may be reasonably be required to discharge and release, all without representation, recourse or warranty, any Lien on any Collateral granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Commitments and payment in full of the principal and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document and cancellation or expiration of all Letters of Credit and reimbursement of all amounts drawn thereunder in full (or other arrangements having been entered into with respect thereto acceptable to the Issuing Bank and the Administrative Agent), (ii) that is sold, transferred or otherwise disposed of or to be sold, transferred or otherwise disposed of as part of or in connection with any sale, transfer or other disposition permitted hereunder to a Person other than the Borrower or any Subsidiary Guarantor, and upon consummation by the Borrower or any Subsidiary of any such sale, transfer or other disposition, any Lien granted by the Borrower or such Subsidiary under the Loan Documents on such Collateral shall automatically be discharged and released, and (iii) the Administrative Agent and the Lenders will, upon the request and at the sole expense of the Borrower, execute and deliver any instrument or other document in a form acceptable to the Administrative Agent which may reasonably be required to evidence such discharge and release, all without representation, recourse or warranty.

(e)  Subject to the terms of any Pari Passu Intercreditor Agreement, upon notification by the Borrower to the Collateral Agent that a Subsidiary Guarantor is a Non-Significant Subsidiary, and would not be required to become a Guarantor in accordance with the terms hereof, the Collateral Agent shall release the obligations of such Subsidiary under its Guarantee and shall release and discharge any Lien granted by such Subsidiary Guarantor under the Loan Documents in accordance with clauses (i) and (ii) of Section 9.09(a).

SECTION 9.10.  Interest Rate Limitation.   Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.10 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.11.  Entire Agreement.    This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.12.  WAIVER OF JURY TRIAL.     EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

SECTION 9.13.  Severability.   In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.14.  [Reserved].

SECTION 9.15.  Headings.     Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.16.  Jurisdiction; Consent to Service of Process.  (a) Each of Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Parent or their respective properties in the courts of any jurisdiction.

(b)   Each of Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.17.  Confidentiality.     Each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel, numbering, administration and settlement service providers, and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.17, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any Subsidiary or any of their respective obligations, (f) with the consent of the Borrower or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.17. For the purposes of this Section, “Information” shall mean all information received from the Borrower or Parent and related to the Borrower or Parent or their business, other than any such information that was available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Parent; provided that any Lender, the Administrative Agent, the Collateral Agent or the Issuing Bank shall give Parent prior notice of any disclosure pursuant to clause (c) to the extent permissible. Any person required to maintain the confidentiality of Information as provided in this Section 9.17 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.18.  USA PATRIOT Act Notice.        Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Parent and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Parent and the Borrower, which information includes the name and address of Parent and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify Parent and the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.19.  Effect of Certain Inaccuracies.  In the event that any financial statement or certificate delivered pursuant to Section 5.04(a) or (b) and Section 5.04(c), respectively, is inaccurate within one year after delivery thereof, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage or a higher Commitment Fee for any period (an “Applicable Period”) than the Applicable Percentage or Commitment Fee applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected financial statement and a corrected compliance certificate for such Applicable Period, (ii) the Applicable Percentage and the Commitment Fee shall be determined based on the corrected compliance certificate for such Applicable Period, and (iii) the Borrower shall promptly pay to the Administrative Agent (for the accounts of the applicable Lenders during the Applicable Period or their successors and assigns) the accrued additional interest or additional Commitment Fees (or both) owing as a result of such increased Applicable Percentage or Commitment Fee for such Applicable Period. This Section 9.19 shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 2.07 or Article VII.

SECTION 9.20.  Pari Passu Obligations and Other Junior Secured Debt.   (a) Each Lender and each Issuing Bank acknowledges that Pari Passu Debt Obligations and Other Junior Secured Debt may be secured by Liens on the Collateral having the same priority as, or junior priority to, the Liens securing the Obligations and hereby consents thereto.

(b)   In connection with the incurrence by the Borrower or any Subsidiary of Pari Passu Debt, Alternative Incremental Facility Indebtedness and/or Other Junior Secured Debt, each Lender and each Issuing Bank (i) acknowledges that, at the request of the Borrower, each of the Administrative Agent and/or the Collateral Agent shall enter into one or more Pari Passu Intercreditor Agreements or Junior Lien Intercreditor Agreements, (ii) authorizes and directs each Agent to execute and deliver any Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank, (iii) authorizes and directs each Agent to act as its representative under, and in connection with, any Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement, (iv) acknowledges that any Pari Passu Intercreditor Agreement may contain provisions that permit or require the Liens securing the Obligations and the Pari Passu Debt Obligations to be granted in favor of a single collateral agent trustee, which may not be the Administrative Agent or the Collateral Agent (a “Shared Collateral Agent”), (v) acknowledges that any Pari Passu Intercreditor Agreement may provide that the holders of a majority in aggregate principal amount of Obligations and Pari Passu Debt Obligations, voting as a single class, may direct the Shared Collateral Agent with respect to enforcement or the actions concerning the Collateral, and (vi) agrees that, upon the execution and delivery thereof, it will be bound by the provisions of any Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions thereof. Each Lender and each Issuing Bank further authorizes and directs each Agent to enter into such amendments, supplements or other modifications to any Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement as are reasonably acceptable to the Administrative Agent in order to (A) enable any extension, renewal, refinancing, replacement or additional incurrence of any Loans or any Pari Passu Debt, Alternative Incremental Facility Indebtedness or Other Junior Secured Debt permitted under this Agreement and (B) provide for the Pari Passu Debt Obligations or Other Junior Secured Debt thereunder to be secured by Liens on the Collateral having, as applicable, the same priority as, or junior priority to, the Liens on the Collateral securing the Obligations, in each case on behalf of such Lender or such Issuing Bank and without any further consent, authorization or other action by such Lender or such Issuing Bank.

(c)   Each Lender and each Issuing Bank (i) acknowledges that, at the request of the Borrower, each of the Administrative Agent and the Collateral Agent shall, to the extent required by the terms of (or in order to implement the provisions of) any Pari Passu Intercreditor Agreement, delegate, assign and/or transfer any or all of its rights, duties, remedies, powers or obligations with respect to the Collateral to a Shared Collateral Agent and (ii) hereby consents to any such delegation, assignment or transfer. The exculpatory provisions of Article VIII shall apply to any Shared Collateral Agent and to the Related Parties thereof, and shall apply to their respective activities in connection with the Collateral and with any Pari Passu Intercreditor Agreement or any other Loan Documents.

(d)   Each Lender and each Issuing Bank (i) acknowledges that, at the request of the Borrower, each of the Administrative Agent and/or the Collateral Agent shall (A) amend, substitute, supplement or otherwise modify the Guarantee and Collateral Agreement, (B) amend, substitute, replace, supplement or otherwise modify any other Security Document, (C) enter into additional Security Documents and (D) take such further actions as are reasonably incidental to the foregoing, in each case as are reasonably acceptable to the Administrative Agent and the Collateral Agent in order to (1) enable the Borrower or any Subsidiary to incur Pari Passu Debt, Alternative Incremental Facility Indebtedness and/or Other Junior Secured Debt otherwise permitted to be incurred hereunder, (2) provide for any Pari Passu Debt Obligations thereunder to be secured, in accordance with the terms of any Pari Passu Intercreditor Agreement, by Liens on the Collateral having the same priority as, or junior priority to, the Liens on the Collateral securing the Obligations and (3) provide for any Other Junior Secured Debt thereunder to be secured, in accordance with the terms of any Junior Lien Intercreditor Agreement, by Liens on the Collateral having junior priority to the Liens on the Collateral securing the Obligations, (ii) authorizes and directs each Agent to execute and deliver any such amendments, supplements, agreements and other documents, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank and (iii) agrees that, upon the execution and delivery thereof, it will be bound by the provisions of such amendments, supplements, agreements and other documents as if it were a signatory thereto and will take no actions contrary to the provisions thereof.

(e)   Without limiting the foregoing, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Secured Parties in accordance with the terms thereof (subject, in the case of the Collateral, to the provisions of any Pari Passu Intercreditor Agreement and any Junior Lien Intercreditor Agreement). In the event of a foreclosure by the Collateral Agent or any Shared Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition, and such Collateral Agent or Shared Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by such Collateral Agent or Shared Collateral Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions. The provisions of this paragraph are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.21.  No Fiduciary Relationship.   Each of Parent and the Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Parent, the Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Collateral Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of Parent, the Borrower and their Affiliates, and none of the Administrative Agent, the Collateral Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates has any obligation to disclose any of such interests to Parent, the Borrower or any of their Affiliates. To the fullest extent permitted by law, each of Parent and the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Collateral Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

DISCLOSURE SCHEDULE

to

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

July 25, 2007,

as amended and restated as of November 5, 2010, February 2, 2012 and January 27, 2014

among

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

COMMUNITY HEALTH SYSTEMS, INC.,

THE LENDERS PARTY HERETO

and

CREDIT SUISSE AG,

as Administrative Agent and Collateral Agent

CREDIT SUISSE SECURITIES (USA) LLC

as Sole Bookrunner and Sole Lead Arranger

Reference is hereby made to that certain Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, February 2, 2012 and January 27, 2014 (the “Agreement”), by and among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Borrower”), COMMUNITY HEALTH SYSTEMS INC., a Delaware corporation (the “Parent”), the Lenders (as defined in Article I) and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders. This Disclosure Schedule (this “Disclosure Schedule”) has been prepared and delivered in accordance with the Agreement.

References to schedule numbers in the headings of this Disclosure Schedule relate to the corresponding sections of the Agreement. Inclusion of any matter or item in any schedule of this Disclosure Schedule shall be deemed disclosure of such matter or item in another schedule of this Disclosure Schedule if and only if it is readily apparent from the description of such matter or item that it applies to such other schedule. Inclusion of any matter or item in this Disclosure Schedule does not imply that such matter or item would, under the provisions of the Agreement, have to be included in any schedule of this Disclosure Schedule or that such matter or term is otherwise material. In addition, matters disclosed in any section of this Disclosure Schedule are not necessarily limited to matters required by the Agreement to be disclosed in this Disclosure Schedule, and any such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. In no event shall the listing of such agreements or other matters in the Disclosure Schedule be deemed or interpreted to broaden or otherwise amplify the Borrower’s representations and warranties or covenants contained in the Agreement.

Terms defined in this Agreement and not otherwise defined in the Disclosure Schedule are used herein as in the Agreement.

INDEX OF SCHEDULES

Schedule 1.01(a)	-	Existing Letters of Credit
Schedule 1.01(b)	-	Subsidiary Guarantors
Schedule 1.01(c)	-	Mortgaged Property
Schedule 1.01(d)	-	Hospitals
Schedule 1.01(e)	-	Certain Permitted Joint Ventures
Schedule 1.01(f)	-	Certain Subsidiaries
Schedule 3.08	-	Subsidiaries
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 6.01	-	Existing Indebtedness
Schedule 6.05(b)	-	Certain Syndication Transactions
Schedule 6.07	-	Certain Affiliate Transactions

Schedule 1.01 (a)

Existing Letters of Credit

1.         Irrevocable Letter of Credit outstanding as of the date hereof under the Existing Credit Agreement.

LC Number	Beneficiary	Maturity	Gross Amount

CHS Existing Letters of Credit:
SM413504	Louisiana Patient’s Compensation	07/20/14	$125,000.00
SM416221	City of McCaysville	03/19/14	357,730.00
SM200963	The Doctors Company	11/22/14	100,000.00
SM201505	Secretary US Department of Education	12/31/14	183,000.00
SM209374	Secretary/US Department of Education	07/27/14	486,000.00
SM203959	Continental Casualty Company	07/03/14	8,000,000.00
SM227363W	Employers Insurance of Wausau	09/13/14	100,000.00
SM227374W	Louisiana Patient Compensation Fund	08/25/14	125,000.00
SM227430W	Department of Health and Human	10/19/14	460,500.00
SM227439W	Arkansas Insurance Department	12/05/14	100,000.00
SM227442W	Matanuska Electric Association	03/07/14	124,000.00
SM227444W	Arkansas Department of Workforce Services	12/05/14	100,000.00
SM227446W	Health Care Indemnity, Inc	12/31/14	2,800,000.00
SM227456W	Texas HCP Holding, L.P.	03/30/14	361,463.94
SM228411W	MPT of Cheraw, LLC; MPT of Bennettsville, LLC and MPT of Hillsboro, LP	10/29/14	4,179,942.00
SM235994W	Constellation NewEnergy	11/10/14	1,720,000.00
IS0003107	State of Nevada	09/28/14	100,000.00

HMA Existing Letters of Credit:
IS 0012611	Powell-Clinch Utilities	6/12/2014	10,000.00
IS0008090	Florida Power & Light	12/15/2014	1,875,220.00
IS0008098	BancFirst	12/15/2014	2,500,000.00
IS0008100	Georgia Power & Light	12/15/2014	200,000.00
IS0008111	Carolina Power & Light	12/15/2014	100,000.00
IS0008113	Tullahoma Utilities Board	12/15/2014	188,000.00
IS0008114	Central Florida Gas Company	12/15/2014	7,650.00
IS0008115	Noll Drive Assoc LP c/o Property Management	12/15/2014	250,000.00
IS0008135	Florida Power Corp	12/15/2014	196,895.00
IS0008136	Entergy MS, Inc.	12/15/2014	7,000.00
IS0008138	2125 Noll Drive Assoc. LP c/o Property Management	12/15/2014	250,000.00
IS0008226	Liberty Mutual Insurance Company	12/15/2014	50,700,000.00
IS0009749	Carolina Power & Light Company	2/2/2015	15,500.00
IS0012559	Citizens Gas Utility; District of Scott&MorganCity	6/11/2014	5,000.00
IS0012560	State Volunteer Mutual Insurance Company	6/11/2014	150,000.00
IS0012561	Lafollete Utilities Board	6/12/2014	100,000.00
IS0012562	Appalachian Electric Cooperative	6/12/2014	72,000.00
IS0012570	Newport Utilities	10/15/2014	74,000.00
IS0012577	Knoxville Utility Board	6/12/2014	1,300,000.00
IS0012613	Enterprise FM Trust	6/12/2014	18,000.00

4

IS0012617	LCUB	6/12/2014	100,000.00
IS0013057	OG&E	7/2/2014	379,660.00
IS0076585U	OG&E	9/4/2014	12,935.00
SM205605W	Withlacoochee River Electric Cooperative	10/31/2014	150,000.00
SM412786	City Electric System Utility Board of the City of Key West	5/19/2014	97,500.00
S510122	Pacific Employers Company and Insurance North America and Cigna Insurance Company	10/1/2014	700,000.00

Total (CHS and HMA):			$78,881,995.94

All CHS and HMA Existing Letters of Credit are issued by Well Fargo Bank, National Association.

5

Schedule 1.01(b)

Subsidiary Guarantors

1.	Abilene Hospital, LLC
2.	Abilene Merger, LLC
3.	Affinity Health Systems, LLC
4.	Affinity Hospital, LLC
5.	Anna Hospital Corporation
6.	Berwick Hospital Company, LLC
7.	Big Bend Hospital Corporation
8.	Big Spring Hospital Corporation
9.	Birmingham Holdings, LLC
10.	Birmingham Holdings II, LLC
11.	Blue Island Hospital Company, LLC
12.	Blue Island Illinois Holdings, LLC
13.	Bluefield Holdings, LLC
14.	Bluefield Hospital Company, LLC
15.	Bluffton Health System LLC
16.	Brownsville Hospital Corporation
17.	Brownwood Hospital, L.P.
18.	Brownwood Medical Center, LLC
19.	Bullhead City Hospital Corporation
20.	Bullhead City Hospital Investment Corporation
21.	Carlsbad Medical Center, LLC
22.	Centre Hospital Corporation
23.	CHHS Holdings, LLC
24.	CHS Kentucky Holdings, LLC
25.	CHS Pennsylvania Holdings, LLC
26.	CHS Virginia Holdings, LLC
27.	CHS Washington Holdings, LLC
28.	Clarksville Holdings, LLC
29.	Clarksville Holdings II, LLC
30.	Cleveland Hospital Corporation
31.	Cleveland Tennessee Hospital Company, LLC
32.	Clinton Hospital Corporation
33.	Coatesville Hospital Corporation
34.	College Station Hospital, L.P.
35.	College Station Medical Center, LLC
36.	College Station Merger, LLC
37.	Community GP Corp.
38.	Community Health Investment Company, LLC
39.	Community LP Corp.
40.	CP Hospital GP, LLC
41.	CPLP, LLC
42.	Crestwood Hospital LP, LLC
43.	Crestwood Hospital, LLC
44.	CSMC, LLC

6

45.	CSRA Holdings, LLC
46.	Deaconess Holdings, LLC
47.	Deaconess Hospital Holdings, LLC
48.	Deming Hospital Corporation
49.	Desert Hospital Holdings, LLC
50.	Detar Hospital, LLC
51.	DHSC, LLC
52.	DHFW Holdings, LLC
53.	Dukes Health System, LLC
54.	Dyersburg Hospital Corporation
55.	Emporia Hospital Corporation
56.	Evanston Hospital Corporation
57.	Fallbrook Hospital Corporation
58.	Foley Hospital Corporation
59.	Forrest City Arkansas Hospital Company, LLC
60.	Forrest City Hospital Corporation
61.	Fort Payne Hospital Corporation
62.	Frankfort Health Partner, Inc.
63.	Franklin Hospital Corporation
64.	Gadsden Regional Medical Center, LLC
65.	Galesburg Hospital Corporation
66.	Granbury Hospital Corporation
67.	Granite City Hospital Corporation
68.	Granite City Illinois Hospital Company, LLC
69.	Greenville Hospital Corporation
70.	GRMC Holdings, LLC
71.	Hallmark Healthcare Company, LLC
72.	Hobbs Medco, LLC
73.	Hospital of Barstow, Inc.
74.	Hospital of Fulton, Inc.
75.	Hospital of Louisa, Inc.
76.	Hospital of Morristown, Inc.
77.	Jackson Hospital Corporation (KY)
78.	Jackson Hospital Corporation (TN)
79.	Jourdanton Hospital Corporation
80.	Kay County Hospital Corporation
81.	Kay County Oklahoma Hospital Company, LLC
82.	Kirksville Hospital Company, LLC
83.	Lakeway Hospital Corporation
84.	Lancaster Hospital Corporation
85.	Las Cruces Medical Center, LLC
86.	Lea Regional Hospital, LLC
87.	Lexington Hospital Corporation
88.	Longview Clinic Operations Company, LLC
89.	Longview Medical Center, L.P.
90.	Longview Merger, LLC

7

91.	LRH, LLC
92.	Lutheran Health Network of Indiana, LLC
93.	Marion Hospital Corporation
94.	Martin Hospital Corporation
95.	Massillon Community Health System LLC
96.	Massillon Health System LLC
97.	Massillon Holdings, LLC
98.	McKenzie Tennessee Hospital Company, LLC
99.	McNairy Hospital Corporation
100.	MCSA, L.L.C.
101.	Medical Center of Brownwood, LLC
102.	Merger Legacy Holdings, LLC
103.	MMC of Nevada, LLC
104.	Moberly Hospital Company, LLC
105.	MWMC Holdings, LLC
106.	Nanticoke Hospital Company, LLC
107.	National Healthcare of Leesville, Inc.
108.	National Healthcare of Mt. Vernon, Inc.
109.	National Healthcare of Newport, Inc.
110.	Navarro Hospital, L.P.
111.	Navarro Regional, LLC
112.	NC-DSH, LLC
113.	Northampton Hospital Company, LLC
114.	Northwest Hospital, LLC
115.	Northwest Arkansas Hospitals, LLC
116.	NOV Holdings, LLC
117.	NRH, LLC
118.	Oak Hill Hospital Corporation
119.	Oro Valley Hospital, LLC
120.	Palmer-Wasilla Health System, LLC
121.	Payson Hospital Corporation
122.	Peckville Hospital Company, LLC
123.	Pennsylvania Hospital Company, LLC
124.	Phillips Hospital Corporation
125.	Phoenixville Hospital Company, LLC
126.	Pottstown Hospital Company, LLC
127.	QHG Georgia Holdings, Inc.
128.	QHG Georgia Holdings II, LLC
129.	QHG Georgia, LP
130.	QHG of Bluffton Company, LLC
131.	QHG of Clinton County, Inc.
132.	QHG of Enterprise, Inc.
133.	QHG of Forrest County, Inc.
134.	QHG of Fort Wayne Company, LLC
135.	QHG of Hattiesburg, Inc.
136.	QHG of Massillon, Inc.

8

137.	QHG of South Carolina, Inc.
138.	QHG of Spartanburg, Inc.
139.	QHG of Springdale, Inc.
140.	QHG of Warsaw Company, LLC
141.	Quorum Health Resources, LLC
142.	Red Bud Hospital Corporation
143.	Red Bud Illinois Hospital Company, LLC
144.	Regional Hospital of Longview, LLC
145.	River Region Medical Corporation
146.	Roswell Hospital Corporation
147.	Ruston Hospital Corporation
148.	Ruston Louisiana Hospital Company, LLC
149.	SACMC, LLC
150.	Salem Hospital Corporation
151.	San Angelo Community Medical Center, LLC
152.	San Angelo Medical, LLC
153.	San Miguel Hospital Corporation
154.	Scranton Holdings, LLC
155.	Scranton Hospital Company, LLC
156.	Scranton Quincy Holdings, LLC
157.	Scranton Quincy Hospital Company, LLC
158.	Shelbyville Hospital Corporation
159.	Siloam Springs Arkansas Hospital Company, LLC
160.	Siloam Springs Holdings, LLC
161.	Southern Texas Medical Center, LLC
162.	Spokane Valley Washington Hospital Company, LLC
163.	Spokane Washington Hospital Company, LLC
164.	Tennyson Holdings, LLC
165.	Tooele Hospital Corporation
166.	Tomball Texas Holdings, LLC
167.	Tomball Texas Hospital Company, LLC
168.	Triad Healthcare Corporation
169.	Triad Holdings III, LLC
170.	Triad Holdings IV, LLC
171.	Triad Holdings V, LLC
172.	Triad Nevada Holdings, LLC
173.	Triad of Alabama, LLC
174.	Triad of Oregon, LLC
175.	Triad-ARMC, LLC
176.	Triad-El Dorado, Inc.
177.	Triad-Navarro Regional Hospital Subsidiary, LLC
178.	Tunkhannock Hospital Company, LLC
179.	VHC Medical, LLC
180.	Vicksburg Healthcare, LLC
181.	Victoria Hospital, LLC
182.	Victoria of Texas, L.P.

9

183.	Virginia Hospital Company, LLC
184.	Warren Ohio Hospital Company, LLC
185.	Warren Ohio Rehab Hospital Company, LLC
186.	Watsonville Hospital Corporation
187.	Waukegan Hospital Corporation
188.	Waukegan Illinois Hospital Company, LLC
189.	Weatherford Hospital Corporation
190.	Weatherford Texas Hospital Company, LLC
191.	Webb Hospital Corporation
192.	Webb Hospital Holdings, LLC
193.	Wesley Health System LLC
194.	West Grove Hospital Company, LLC
195.	WHMC, LLC
196.	Wilkes-Barre Behavioral Hospital Company, LLC
197.	Wilkes-Barre Holdings, LLC
198.	Wilkes-Barre Hospital Company, LLC
199.	Williamston Hospital Corporation
200.	Women & Children’s Hospital, LLC
201.	Woodland Heights Medical Center, LLC
202.	Woodward Health System, LLC
203.	York Pennsylvania Holdings, LLC
204.	York Pennsylvania Hospital Company, LLC
205.	Youngstown Ohio Hospital Company, LLC
206.	Amory HMA, LLC
207.	Bartow HMA, LLC
208.	Biloxi H.M.A., LLC
209.	Brandon HMA, LLC
210.	Brevard HMA Holdings, LLC
211.	Brevard HMA Hospitals, LLC
212.	Campbell County HMA, LLC
213.	Carlisle HMA, LLC
214.	Carolinas JV Holdings General, LLC
215.	Carolinas JV Holdings, L.P.
216.	Central Florida HMA Holdings, LLC
217.	Central States HMA Holdings, LLC
218.	Chester HMA, LLC
219.	Citrus HMA, LLC
220.	Clarksdale HMA, LLC
221.	Cocke County HMA, LLC
222.	Florida HMA Holdings, LLC
223.	Fort Smith HMA, LLC
224.	Hamlet H.M.A., LLC
225.	Health Management Associates, Inc.
226.	Health Management Associates, LP
227.	Health Management General Partner, LLC
228.	HMA Fentress County General Hospital, LLC

10

229.	HMA Hospitals Holdings, LP
230.	HMA Santa Rosa Medical Center, LLC
231.	Hospital Management Associates, LLC
232.	Jackson HMA, LLC
233.	Jefferson County HMA, LLC
234.	Kennett HMA, LLC
235.	Key West HMA, LLC
236.	Knoxville HMA Holdings, LLC
237.	Lehigh HMA, LLC
238.	Lone Star HMA, L.P.
239.	Madison HMA, LLC
240.	Melbourne HMA, LLC
241.	Mesquite HMA General, LLC
242.	Metro Knoxville HMA, LLC
243.	Mississippi HMA Holdings I, LLC
244.	Mississippi HMA Holdings II, LLC
245.	Monroe HMA, LLC
246.	Naples HMA, LLC
247.	Poplar Bluff Regional Medical Center, LLC
248.	Port Charlotte HMA, LLC
249.	Punta Gorda HMA, LLC
250.	River Oaks Hospital, LLC
251.	Rockledge HMA, LLC
252.	ROH, LLC
253.	Sebastian Hospital, LLC
254.	Sebring Hospital Management Associates, LLC
255.	Southeast HMA Holdings, LLC
256.	Southwest Florida HMA Holdings, LLC
257.	Statesville HMA, LLC
258.	VAN BUREN H.M.A., LLC
259.	Venice HMA, LLC
260.	Winder HMA, LLC
261.	Yakima HMA, LLC

11

Schedule 1.01(c)

Mortgaged Property

Hospital Name/Address (County)	Corporate Owner
DeKalb Regional Medical Center 200 Medical Center Drive P.O. Box 680778 Fort Payne, AL 35968 (Dekalb)	Fort Payne Hospital Corporation (AL)
Flowers Hospital 4370 West Main Street Dothan, AL 36305 (Houston)	Triad of Alabama, LLC (DE)
Gadsden Regional Medical Center 1007 Goodyear Avenue Gadsden, AL 35903 (Etowah)	Gadsden Regional Medical Center, LLC (DE)
Medical Center Enterprise 400 North Edwards St. Enterprise, AL 36330 (Coffee)	QHG of Enterprise, Inc. (AL)
Northwest Hospital 6200 N. LaCholla Blvd. Tucson, AZ 85755 (Pima)	Northwest Hospital, LLC (DE)
Northwest Hospital Oro Valley 1551 E. Tangerine Rd. Oro Valley, AZ 85755 (Pima)	Oro Valley Hospital, LLC (DE)
Watsonville Community Hospital 75 Neilson Street Watsonville, CA 95076 (Santa Cruz)	Watsonville Hospital Corporation (DE)
Galesburg Cottage Hospital 695 N. Kellogg St. Galesburg, IL 61401 (Knox)	Galesburg Hospital Corporation (IL)
Gateway Regional Medical Center 2100 Madison Avenue Granite City, IL 62040 (Madison)	Granite City Illinois Hospital Company, LLC (IL)
Heartland Regional Medical Center 3333 West DeYoung Marion, IL 62959 (Williamson)	Marion Hospital Corporation (IL)
Vista Medical Center (includes East and West) 1324 N. Sheridan Road Waukegan, IL 60085 (Lake)	Waukegan Illinois Hospital Company, LLC (IL)
Bluffton Regional Medical Center 303 South Main Street Bluffton, IN 46714 (Wells)	Bluffton Health System LLC (DE)

12

Hospital Name/Address (County)	Corporate Owner
Dukes Memorial Hospital 275 W. 12th Street Peru, IN 46970 (Miami)	Dukes Health System, LLC (DE)
Women and Children’s Hospital 4200 Nelson Road Lake Charles, LA 70605 (Calcasieu)	Women and Children’s Hospital, LLC (DE)
River Region Health System 2100 Highway 61 North/1111 N. Frontage Road Vicksburg, MS 39183 (Warren)	Vicksburg Healthcare, LLC (DE)
Wesley Medical Center 5001 Hardy Street Hattiesburg, MS 39402 (Lamar)	Wesley Health System LLC (DE)
Moberly Regional Medical Center 1515 Union Avenue Moberly, MO 65270 (Randolph)	Moberly Hospital Company, LLC (DE)
Mesa View Regional Hospital 1299 Bertha Howe Avenue Mesquite, NV 89027 (Clark)	MMC of Nevada, LLC (DE)
The Memorial Hospital of Salem County 310 Woodstown Road Salem, NJ 08079 (Salem)	Salem Hospital Corporation (NJ)
Alta Vista Regional Hospital 104 Legion Drive Las Vegas, NM 87701 (San Miguel)	San Miguel Hospital Corporation (NM)
Carlsbad Medical Center 2430 West Pierce Carlsbad, NM 88220 (Eddy)	Carlsbad Medical Center, LLC (DE)
Eastern New Mexico Medical Center 405 West Country Club Road Roswell, NM 88201 (Chaves)	Roswell Hospital Corporation (NM)
Lea Regional Medical Center 5419 N. Lovington Highway Hobbs, NM 88240 (Lea)	Lea Regional Hospital, LLC (DE)
MountainView Regional Medical Center 4311 East Lohman Avenue Las Cruces, NM 88011 (Dona Ana)	Las Cruces Medical Center, LLC (DE)
Affinity Medical Center 875 Eighth Street NE Massillon, OH 44646 (Stark)	DHSC, LLC (DE)

13

Hospital Name/Address (County)	Corporate Owner
Hillside Rehabilitation Hospital 8747 Squires Lane NE Warren, OH 44484 (Trumbull)	Warren Ohio Rehab Hospital Company, LLC (DE)
Northside Medical Center 500 Gypsy Lane Youngstown, OH 44501 (Trumbull and Mahoning)	Youngstown Ohio Hospital Company, LLC (DE)
Trumbull Memorial Hospital 1350 East Market Street Warren, OH 44482 (Trumbull)	Warren Ohio Hospital Company, LLC (DE)
Ponca City Medical Center 1900 North 14th Street Ponca City, OK 74601 (Kay)	Kay County Oklahoma Hospital Company, LLC (OK)
Berwick Hospital Center 701 East 16th Street Berwick, PA 18603 (Columbia)	Berwick Hospital Company, LLC (DE)
Brandywine Hospital 201 Reeceville Rd. Coatesville, PA 19320 (Chester)	Coatesville Hospital Corporation (PA)
Easton Hospital 250 South 21st Street Easton, PA 18042-3892 (Northampton)	Northampton Hospital Company, LLC (DE)
Jennersville Regional Hospital 1015 West Baltimore Pike West Grove, PA 19390 (Chester)	West Grove Hospital Company, LLC (DE)
Lock Haven Hospital 24 Cree Drive Lock Haven, PA 17745-2699 (Washington)	Clinton Hospital Corporation (PA)
Moses Taylor Hospital 700 Quincy Avenue Scranton, PA 18510-1798 (Lackawanna)	Scranton Quincy Hospital Company, LLC (DE)
Phoenixville Hospital 140 Nutt Road Phoenixville, PA 19460 (Chester)	Phoenixville Hospital Company, LLC (DE)
Pottstown Memorial Medical Center 1600 East High Street Pottstown, PA 19464 (Montgomery)	Pottstown Hospital Company, LLC (DE)
Regional Hospital of Scranton 746 Jefferson Avenue Scranton, PA 18510 (Lackawanna)	Scranton Hospital Company, LLC (DE)

14

Hospital Name/Address (County)	Corporate Owner
Tyler Memorial Hospital 5950 SR6 Tunkhannock, PA 18657 (Wyoming)	Tunkhannock Hospital Company, LLC (DE)
Wilkes-Barre General Hospital 575 North River Street Wilkes-Barre, PA 18764 (Luzerne and Wyoming)	Wilkes-Barre Hospital Company, LLC (DE) Wilkes-Barre Behavioral Hospital Company, LLC (DE)
Carolinas Hospital System 805 Pamplico Highway Florence, SC 29505 (Florence)	QHG of South Carolina, Inc. (SC)
Marion Regional Hospital 2829 East Highway 76 Mullins, SC 29574 (Marion and Horry)	QHG of South Carolina, Inc. (SC)
Springs Memorial Hospital 800 W. Meeting Street Lancaster, SC 29720 (Lancaster)	Lancaster Hospital Corporation (DE)
Dyersburg Regional Medical Center 400 E. Tickle Street Dyersburg, TN 38024 (Dyer)	Dyersburg Hospital Corporation (TN)
Lakeway Regional Hospital 726 McFarland Street Morristown, TN 37814 (Hamblen)	Hospital of Morristown, Inc. (TN)
SkyRidge Medical Center (includes Cleveland) 2305 Chambliss Avenue NW Cleveland, TN 37320 (Bradley)	National Healthcare of Cleveland, Inc. (TN)
Volunteer Community Hospital 161 Mt. Pelia Road Martin, TN 38237 (Weakley)	Martin Hospital Corporation (TN)
College Station Medical Center 1604 Rock Prairie Rd. College Station, TX 77845 (Brazos)	College Station Hospital, L.P. (DE)
DeTar Hospital Navarro 506 E. San Antonio Street Victoria, TX 77901 (Victoria)	Victoria of Texas, L.P. (DE)
DeTar Hospital North 101 Medical Drive Victoria, TX 77904 (Victoria)	Victoria of Texas, L.P. (DE)
Scenic Mountain Medical Center 1601 West Eleventh Place Big Spring, TX 79720 (Howard)	Big Spring Hospital Corporation (TX)

15

Hospital Name/Address (County)	Corporate Owner
South Texas Regional Medical Center 1905 Highway 97 E Jourdanton, TX 78026 (Atascosa)	Jourdanton Hospital Corporation (TX)
Tomball Regional Medical Center 605 Holderrieth Blvd. Tomball, TX 77375 (Harris)[1]	Tomball Texas Hospital Company, LLC (DE)
Mountain West Medical Center 2055 N. Main St. Tooele, UT 84074-2794 (Tooele)	Tooele Hospital Corporation (UT)
Southern Virginia Regional Medical Center 727 North Main Street Emporia, VA 23847 (Greensville)	Emporia Hospital Corporation (VA)
Southampton Memorial Hospital 100 Fairview Drive Franklin, VA 23851 (Southampton)	Franklin Hospital Corporation (VA)
Deaconess Medical Center 800 West Fifth Avenue Spokane, WA 99204 (Spokane)	Spokane Washington Hospital Company, LLC (DE)
Valley Hospital and Medical Center 12606 East Mission Spokane Valley, WA 99216 (Spokane)	Spokane Valley Washington Hospital Company (DE)
Bluefield Regional Medical Center 500 Cherry Street Bluefield, WV 24701 (Mercer)	Bluefield Hospital Company, LLC (DE)
MetroSouth Medical Center 12935 So. Gregory Street Blue Island, IL 60406 (Cook)	Blue Island Hospital Company, LLC
Memorial Hospital [2] 325 S. Belmont St. York, PA 17405 (York)	York Pennsylvania Hospital Company, LLC (DE)
Mullins Nursing Center 518 S. Main Street Mullins, SC 29574 (Marion)[3]	QHG of South Carolina, Inc. (SC)
1605 Loucks Road York, PA 17403 (York)	York Pennsylvania Hospital Company, LLC (DE)
Trinity Medical Center 800 Montclair Road Birmingham, AL 35213 (Jefferson)	Affinity Hospital, LLC (DE)

1          Including the property at 13700 Medical Complex Dr., Tomball, TX 77375.

2          Including the properties at 1788-92 Third Ave., York, PA 17403 and 1750 Fifth Ave., York, PA 17403.

3          This property was mortgaged as part of the mortgage on Marion Regional Hospital and is not required to be mortgaged pursuant to the Third Restated Credit Agreement.

16

Hospital Name/Address (County)	Corporate Owner
Medical Center of South Arkansas 700 W. Grove Street El Dorado, AR 71730 (Union)	MCSA, LLC (AR)
Western Arizona Regional Medical Center 2735 Silver Creek Road Bullhead City, AZ 86442 (Mohave)	Bullhead City Hospital Corporation (AZ)
Barstow Community Hospital 820 East Mountain View St. Barstow, CA 92311 (San Bernardino)	Hospital of Barstow, Inc. (DE)
Longview Regional Medical Center 2901 N. Fourth Street Longview, TX 75605 (Gregg)	Longview Medical Center, L.P. (DE)
Northwest Medical Center – Springdale 609 W. Maple Ave. Springdale, AR 72764 (Washington)	Northwest Arkansas Hospitals, LLC (DE)
Willow Creek Women’s Hospital 4301 Greathouse Springs Rd. Johnson, AR 72741 (Washington)	Northwest Arkansas Hospitals, LLC (DE)
Northwest Medical Center - Bentonville 3000 Medical Center Pkwy. Bentonville, AR 72712 (Benton)	Northwest Arkansas Hospitals, LLC (DE)
13.342 acres Birmingham, AL (Jefferson)[4]	Affinity Hospital, LLC (DE)

4          As of the Third Restatement Effective Date, this property has not yet been mortgaged.

17

Real property to be mortgaged pursuant to Section 7(c) of the Third Amendment and Restatement Agreement, within 180 days after the Third Restatement Effective Date (or such later date as the Administrative Agent in its sole discretion may permit):

Hospital Name/Address (County)	Corporate Owner
Gilmore Memorial Regional Medical Center (Wellness Center, Offices) 1105 Earl Frye Blvd. Amory, MS 38821 (Monroe)	Amory HMA, LLC (MS)
Bartow Regional Medical Center 2200 Osprey Blvd. Bartow, FL 33830 (Polk)	Bartow HMA, LLC
Carlisle Regional Medical Center 361 Alexander Spring Road Carlisle, PA 17015 (Cumberland )	Carlisle HMA, LLC
Newport Medical Center 435 Second St. Newport, TN 37821 (Cocke )	Cocke County HMA, LLC
Seven Rivers Regional Medical Center 6201 N. Suncoast Blvd. Crystal River, FL 34428 (Citrus)	Citrus HMA, LLC
Sparks Health System (Fitness Center, Ambulatory Surgery Center and Cogeneration Building) 1001 Towson Ave. Fort Smith, AR 72901 (Sebastian)	Fort Smith HMA, LLC
Sandhills Regional Medical Center 1000 West Hamlet Ave. Hamlet, NC 28345 (Richmond)	Hamlet H.M.A., LLC
Dallas Regional Medical Center 1011 North Galloway Mesquite, TX 75149 (Dallas)	Lone Star HMA, L.P.
Madison River Oaks Medical Center 161 River Oaks Dr. Canton, MS 39046 (Madison)	Madison HMA, LLC
Wuesthoff Medical Center - Melbourne 250 N. Wickham Rd. Melbourne, FL 32934 (Brevard)	Melbourne HMA, LLC
Physicians Regional Medical Center (lands ground leased to third parties improved by MOBs) 900 East Oak Hill Ave. Knoxville, TN 37917 (Knox)	Metro Knoxville HMA, LLC
Turkey Creek Medical Center (lands ground leased to third parties improved by MOBs) 10820 Parkside Dr. Knoxville, TN 37934 (Knox)	Metro Knoxville HMA, LLC
North Knoxville Medical Center (Fitness Center, lands ground leased to third party improved by MOB, ancillary buildings) 7565 Dannaher Dr. Knoxville, TN 37849 (Knox)	Metro Knoxville HMA, LLC

18

Hospital Name/Address (County)	Corporate Owner
Clearview Regional Medical Center & ancillary buildings 2151 West Spring St. Monroe, GA 30655 (Monroe)	Monroe HMA, LLC
Physicians Regional Medical Center (Pine Ridge) 6101 Pine Ridge Rd. Naples, FL 34119 (Collier)	Naples HMA, LLC
Physicians Regional Medical Center (Collier Blvd. and MOB) 8300 Collier Blvd. Naples, FL 34114 (Collier)	Naples HMA, LLC
Poplar Bluff Regional Medical Center 3100 Oak Grove Road Poplar Bluff, MO 63901 (Butler)	Poplar Bluff Regional Medical Center, LLC
Peace River Regional Medical Center (MOBs, Offices) 2500 Harbor Blvd. Port Charlotte, FL 33952 (Charlotte)	Port Charlotte HMA, LLC
Charlotte Regional Medical Center 809 E. Marion Ave Punta Gorda, FL 33950 (Charlotte)	Punta Gorda HMA, LLC
Riverside Behavioral Center 733 E. Olympia Ave., Punta Gorda, FL 33950 (Charlotte)	Punta Gorda HMA, LLC
River Oaks Hospital 1030 River Oaks Dr. Flowood, MS 39232 (Rankin)	River Oaks Hospital, LLC
Wuesthoff Medical Center – Rockledge (several office buildings) 110 Longwood Ave. Rockledge, FL 32955 (Brevard )	Rockledge HMA, LLC
Woman’s Hospital and ancillary buildings 1026 N. Flowood Dr. Flowood, MS 39232 (Rankin)	ROH, LLC
Sebastian River Medical Center 13695 US Highway 1 Sebastian, FL 32976 (Indian River)	Sebastian Hospital, LLC
Davis Regional Medical Center 218 Old Mocksville Rd. Statesville, NC 28625 (Iredell)	Statesville HMA, LLC
Venice Regional Medical Center & Parking Garage 540 The Rialto Venice, FL 34285 (Sarasota)	Venice HMA, LLC
Yakima Regional Medical & Cardiac Center 110 S. 9th Ave. Yakima, WA 98902 (Yakima)	Yakima HMA, LLC

19

Schedule 1.01(d)

Hospitals

Abilene, Texas

Abilene Regional Medical Center

6250 Highway 83/84

Abilene, TX  79606

(Taylor)

ARMC, L.P.(DE)

Massillon, Ohio

Affinity Medical Center

875 Eighth Street, N.E.

(P.O. Box 805)

Massillon, OH  44648

(Stark)

DHSC, LLC (DE)

Las Vegas, New Mexico

Alta Vista Regional Hospital

104 Legion Drive

Las Vegas, NM  87701

(San Miguel)

San Miguel Hospital Corporation (NM)

Barstow, California

Barstow Community Hospital

555 South 7th Street

Barstow, CA  92311

(San Bernadino)

Hospital of Barstow, Inc. (DE)

Berwick, Pennsylvania

Berwick Hospital Center

701 East 16th Street

Berwick, PA  18603

(Columbia)

Berwick Hospital Company, LLC (DE)

Alpine, Texas

Big Bend Regional Medical Center

2600 Highway 118 North

Alpine, TX  79830

(Brewster)

Big Bend Hospital Corporation (TX)

Bluefield, West Virginia

Bluefield Regional Medical Center

500 Cherry St.

Bluefield, WV 24701

(Mercer)

Bluefield Hospital Company, LLC (DE)

Bluffton, Indiana

Bluffton Regional Medical Center

303 S. Main Street

Bluffton, IN  46714

(Wells)

Bluffton Health System LLC (DE)

Coatesville, Pennsylvania

Brandywine Hospital

201 Reeceville Rd.

Coatesville, PA  19320

(Chester)

Coatesville Hospital Corporation (PA)

Brownwood, Texas

Brownwood Regional Medical Center

1501 Burnet Drive

(P.O. Box 760 / zip 76804)

Brownwood, TX  76801

(Brown)

Brownwood Hospital L.P. (DE)

Leesville, Louisiana

Byrd Regional Hospital

1020 Fertitta Blvd.

Leesville, LA  71446

(Vernon Parish)

National Healthcare of Leesville, Inc. (DE)

Carlsbad, New Mexico

Carlsbad Medical Center

2430 W. Pierce

Carlsbad, NM  88220

(Eddy)

Carlsbad Medical Center, LLC (DE)

20

Florence, South Carolina

Carolinas Hospital System

805 Pamplico Hwy

Florence, SC  29505

(Florence)

QHG of South Carolina, Inc (SC)

Cedar Park, Texas

Cedar Park Regional Medical Center

1401 Medical Parkway

Cedar Park, TX  78613

(Williamson)

Cedar Park Health System, L.P. (DE)

Centre, Alabama

Cherokee Medical Center

400 Northwood Drive

Centre, AL  35960

(Centre)

Centre Hospital Corporation (AL)

Cheraw, South Carolina

Chesterfield General Hospital

Highway 9 West (P.O. Box 151)

Cheraw, SC  29520

(Chesterfield)

Chesterfield/Marlboro, L.P. (DE)

Philadelphia, Pennsylvania

Chestnut Hill Hospital

8835 Germantown Avenue

Philadelphia, PA  19118

(Montgomery)

CHHS Hospital Company, LLC (DE)

College Station, Texas

College Station Medical Center

(P.O. Box 10000 / zip 77842)

College Station, TX  77845

(Brazos)

College Station Hospital, LP (DE)

Huntsville, Alabama

Crestwood Medical Center

One Hospital Drive SW

Huntsville, AL  35801

(Madison)

Crestwood Healthcare, L.P. (DE)

Mt. Vernon, Illinois

Crossroads Community Hospital

#8 Doctor’s Park Road

Mt. Vernon, IL  62864

(Jefferson)

National Healthcare of Mt. Vernon, Inc. (DE)

Oklahoma City, Oklahoma

Deaconess Hospital

5501 N. Portland Avenue

Oklahoma City, OK  73112-2099

(Oklahoma)

Deaconess Health System, LLC (DE)

Spokane, Washington

Deaconess Hospital

800 W. 5th Avenue

Spokane, WA  99204

(Spokane)

Spokane Washington Hospital Company, LLC (DE)

Fort Payne, Alabama

DeKalb Regional Medical Center

200 Medical Center Drive

P. O. Box 680778

Fort Payne, AL  35968

(DeKalb)

Fort Payne Hospital Corporation (AL)

Victoria, Texas

DeTar Hospital North

101 Medical Drive

Victoria, TX  77904

(Victoria)

Victoria of Texas, L.P. (DE)

Victoria, Texas

DeTar Hospital Navarro

506 E. San Antonio Street

Victoria, TX  77901

(Victoria)

Victoria of Texas, L.P. (DE)

Peru, Indiana

Dukes Memorial Hospital

275 West 12th Street

Peru, IN  46970-1698

(Miami)

Dukes Health System, LLC (DE)

21

Fort Wayne, Indiana

Dupont Hospital

2520 E. Dupont Road

Fort Wayne, IN  46825

(Allen)

Dupont Hospital, LLC (DE)

Dyersburg, Tennessee

Dyersburg Regional Medical Center

400 Tickle Street

Dyersburg, TN  38024

(Dyer)

Dyersburg Hospital Corporation (TN)

Roswell, New Mexico

Eastern New Mexico Medical Center

405 West Country Club Road

Roswell, NM  88201

(Chaves)

Roswell Hospital Corporation (NM)

Easton, Pennsylvania

Easton Hospital

250 South 21st Street

Easton, PA  18042-3892

(Northampton)

Northampton Hospital Company, LLC (DE)

Evanston, Wyoming

Evanston Regional Hospital

190 Arrowhead Drive

Evanston, WY  82930

(Uinta)

Evanston Hospital Corporation (WY)

Fallbrook, California

Fallbrook Hospital

624 East Elder

Fallbrook, CA  92028

(San Diego)

Fallbrook Hospital Corporation (DE)

Blue Ridge, Georgia

Fannin Regional Hospital

2855 Old Highway 5, North

Blue Ridge, GA  30513

(Fannin)

Blue Ridge Georgia Hospital Company, LLC (DE)

Dothan, Alabama

Flowers Hospital

4370 West Main Street

Dothan, AL  36305

(Houston)

Triad of Alabama, LLC (DE)

Forrest City, Arkansas

Forrest City Medical Center

1601 Newcastle Road

Forrest City, AR  72336

(Saint Francis)

Forrest City Arkansas Hospital Company, LLC (AR)

Gadsden, Alabama

Gadsden Regional Medical Center

1007 Goodyear Avenue

Gadsden, AL  35903

(Etowah)

Gadsden Regional Medical Center, LLC (DE)

Galesburg, Illinois

Galesburg Cottage Hospital

695 N. Kellogg St.

Galesburg, IL  61401

(Knox)

Galesburg Hospital Corporation (IL)

Clarksville, Tennessee

Gateway Medical Center

651 Dunlop Lane

PO Box 31629

Clarksville, TN  37040

(Montgomery)

Clarksville Health System, G.P. (DE)

Granite City, Illinois

Gateway Regional Medical Center

2100 Madison Avenue

Granite City, IL  62040

(Madison)

Granite City Illinois Hospital Company, LLC (IL)

22

Ronceverte, West Virginia

Greenbrier Valley Medical Center

202 Maplewood Avenue

(P.O. Box 497)

Ronceverte, WV  24970

(Greenbrier)

Greenbrier VMC, LLC (DE)

Newport, Arkansas

Harris Hospital

1205 McLain

Newport, AR  72112

(Jackson)

National Healthcare of Newport, Inc. (DE)

Brownsville, Tennessee

Haywood Park Community Hospital

2545 N. Washington Ave.

Brownsville, TN  38012

(Haywood)

Brownsville Hospital Corporation (TN)

Marion, Illinois

Heartland Regional Medical Center

3333 West DeYoung

Marion, IL  62959

(Williamson)

Marion Hospital Corporation (IL)

Helena, Arkansas

Helena Regional Medical Center

1801 Martin Luther King Drive / PO Box 788

Helena, AR  72342

(Phillips)

Phillips Hospital Corporation (AR)

Lexington, Tennessee

Henderson County Community Hospital

200 West Church St.

Lexington, TN  38351

(Henderson)

Lexington Hospital Corporation (TN)

Shelbyville, Tennessee

Heritage Medical Center

2835 Hwy. 23IN

Shelbyville, TN  37160

(Bedford)

Shelbyville Hospital Corporation (TN)

Hillsboro, Texas

Hill Regional Hospital

101 Circle Drive

Hillsboro, TX  76645

(Hill)

NHCI of Hillsboro, Inc. (TX)

West Grove, Pennsylvania

Jennersville Regional Hospital

1015 West Baltimore Pike

West Grove, PA.  19390

(Chester)

West Grove Hospital Company, LLC (DE)

Jackson, Kentucky

Kentucky River Medical Center

540 Jetts Drive

Jackson, KY  41339

Breathitt)

Jackson Hospital Corporation (KY)

Warsaw, Indiana

Kosciusko Community Hospital

2101 East DuBois Drive

Warsaw, IN  46580

(Kosciusko)

Warsaw Health System, LLC (DE)

Greenville, Alabama

L.V. Stabler Memorial Hospital

29 L.V. Stabler Drive

Greenville, AL  36037

(Butler)

Greenville Hospital Corporation (AL)

Granbury, Texas

Lake Granbury Medical Center

1310 Paluxy Road

Granbury, TX  76048

(Hood)

Granbury Hospital Corporation (TX)

Lake Wales, Florida

Lake Wales Medical Center

410 South 11th Street

Lake Wales, FL  33853

(Polk)

Lake Wales Hospital Corporation (FL)

23

Morristown, Tennessee

Lakeway Regional Hospital

726 McFarland Street

Morristown, TN  37814

(Hamblen)

Hospital of Morristown, Inc. (TN)

Laredo, Texas

Laredo Medical Center

1700 East Saunders

Laredo, TX  78041

(Webb)

Laredo Texas Hospital Company, L.P. (TX)

Hobbs, New Mexico

Lea Regional Medical Center

5419 N. Lovington Hwy

(P.O. Box 3000)

Hobbs, NM  88240

(Lea)

Lea Regional Hospital, LLC (DE)

Lock Haven, Pennsylvania

Lock Haven Hospital

24 Cree Drive

Lock Haven, PA  17745-2699

(Washington)

Clinton Hospital Corporation (PA)

Longview, Texas

Longview Regional Medical Center

2901 N. Fourth Street

(P.O. Box 14000 / zip 75607)

Longview, TX  75605

(Gregg)

Longview Medical Center, L.P. (DE)

Fort Wayne, Indiana

Lutheran Hospital

7950 W. Jefferson Blvd.

Fort Wayne, IN  46804

(Allen)

IOM Health System, L.P. (IN)

McKenzie, Tennessee

McKenzie Regional Hospital

161 Hospital Dr.

McKenzie, TN  38201

(Carroll)

McKenzie Tennessee Hospital Company, LLC (DE)

Springfield, Oregon

McKenzie-Willamette Medical Center

1460 G Street

Springfield, OR  97477

(Lane)

McKenzie-Willamette Regional Medical

Center Associates, LLC (DE)

Selmer, Tennessee

McNairy Regional Hospital

705 Poplar Ave.

Selmer, TN  38375

(McNairy)

McNairy Hospital Corporation (TN)

Mullins, SC

Marion Regional Hospital

2829 East Hwy 76

Mullins, SC 29574

(Marion)

QHG of South Carolina, Inc (SC)

Bennettsville, South Carolina

Marlboro Park Hospital

1138 Cheraw Hwy (P.O. Box 738)

Bennettsville, SC  29512

(Marlboro)

Chesterfield/Marlboro, L.P. (DE)

Williamston, North Carolina

Martin General Hospital

310 S. McCaskey Road

Williamston, NC  27892

(Martin)

Williamston Hospital Corporation (NC)

Spartanburg, South Carolina

Mary Black Health System

1700 Skylyn Drive

Spartanburg, SC  29307

(Spartanburg)

Mary Black Health System, LLC (DE)

Palmer, Alaska

Mat-Su Regional Medical Center

2500 S. Woodworth Loop (P.O. Box 1687)

Palmer, AK  99645

(Matanuska-Susitna Borough)

Mat-Su Valley Medical Center, LLC (AK)

24

Enterprise, Alabama

Medical Center Enterprise

400 North Edwards Street

Enterprise, AL  36330

(Coffee)

QHG of Enterprise, Inc. (AL)

El Dorado, Arkansas

Medical Center of South Arkansas

700 W. Grove Street

El Dorado, AR  71730

(Union)

MCSA, LLC (AR)

Salem, New Jersey

The Memorial Hospital of Salem County

310 Woodstown Road

Salem, NJ  08079

(Salem)

Salem Hospital Corporation (NJ)

Mesquite, Nevada

Mesa View Regional Hospital

1299 Bertha Howe Avenue

(P.O. Box 3540 / zip 89024-3540)

Mesquite, NV  89027

(Clark)

MMC of Nevada, LLC (DE)

Peckville, Pennsylvania

Mid-Valley Hospital

1400 Main Street

Peckville, PA 18542

(Lackawanna)

Peckville Hospital Company, LLC (De)

Deming, New Mexico

Mimbres Memorial Hospital

900 W. Ash Street

Deming, NM  88030

(Luna)

Deming Hospital Corporation (NM)

Moberly, Missouri

Moberly Regional Medical Center

1515 Union Avenue

Moberly, MO   65270

(Randolph)

Moberly Hospital Company, LLC (DE)

Scranton, Pennsylvania

Moses Taylor Hospital

700 Quincy Avenue

Scranton, PA 18510

(Lackawanna)

Scranton Quincy Hospital Company, LLC (DE)

Tooele, Utah

Mountain West Medical Center

2055 N. Main

Tooele, UT  84074-2794

(Tooele)

Tooele Hospital Corporation (UT)

Las Cruces, New Mexico

MountainView Regional Medical Center

4311 East Lohman Avenue

Las Cruces, NM  88011

(Dona Ana)

Las Cruces Medical Center, LLC (DE)

Corsicana, Texas

Navarro Regional Hospital

3201 W. Highway 22

Corsicana, TX  75110

(Navarro)

Navarro Hospital, L.P. (DE)

Crestview, Florida

North Okaloosa Medical Center

151 Redstone Avenue, S.E.

Crestview, FL  32539-6026

(Okaloosa)

Crestview Hospital Corporation (FL)

Kirksville, Missouri

Northeast Regional Medical Center

315 S. Osteopathy

Kirksville, MO  63501

(Adair)

Kirksville Missouri Hospital Company, LLC (MO)

Ruston, Louisiana

Northern Louisiana Medical Center

401 East Vaughn Avenue

Ruston, LA  71270

(Lincoln Parish)

Ruston Louisiana Hospital Company, LLC (DE)

25

Youngstown, Ohio

Northside Medical Center

500 Gypsy Lane

Youngstown, OH

(Mahoning)

Youngstown Ohio Hospital Company, LLC (DE)

Tucson, Arizona

Northwest Medical Center

6200 N. LaCholla Blvd.

Tucson, AZ  85741

(Pima)

Northwest Hospital, LLC (DE)

Bentonville, Arkansas

Northwest Medical Center - Bentonville

3000 Medical Center Pkwy.

Bentonville, AR  72712

(Benton)

Northwest Arkansas Hospitals, LLC (DE)

Springdale, Arkansas

Northwest Medical Center - Springdale

609 W. Maple

Springdale, AR  72764

(Washington and Benton)

Northwest Arkansas Hospitals, LLC (DE)

Oro Valley, Arizona

Oro Valley Hospital

1551 E. Tangerine Road

Oro Valley, AZ  85755

(Pima)

Oro Valley Hospital, LLC (DE)

Fort Wayne, IN

The Orthopedic Hospital of Lutheran Health Network

700 Broadway

Fort Wayne, IN 46802

(Allen)

Lutheran Musculoskeletal Center, LLC (DE)

Fulton, Kentucky

Parkway Regional Hospital

2000 Holiday Lane (P.O. Box 866)

Fulton, KY  42041

(Fulton)

Hospital of Fulton, Inc. (KY)

Payson, Arizona

Payson Regional Medical Center

807 South Ponderosa

Payson, AZ  85541

(Gila)

Payson Hospital Corporation (AZ)

Phoenixville, Pennsylvania

Phoenixville Hospital

140 Nutt Road

Phoenixville, PA  19460

(Chester)

Phoenixville Hospital Company, LLC (DE)

Oak Hill, West Virginia

Plateau Medical Center

430 Main Street

Oak Hill, WV  25901

(Fayette)

Oak Hill Hospital Corporation (WV)

Ponca City, Oklahoma

Ponca City Medical Center

1900 North 14th Street

Ponca City, OK  74601

(Kay and Osage)

Kay County Oklahoma Hospital Company, LLC (OK)

Valparaiso, Indiana

Porter Hospital

814 LaPorte Avenue

Valparaiso, IN  46383

(Porter)

Porter Hospital, LLC (DE)

Pottstown, Pennsylvania

Pottstown Memorial Medical Center

1600 East High Street

Pottstown, PA  19464

(Montgomery)

Pottstown Hospital Company, LLC (DE)

Red Bud, Illinois

Red Bud Regional Hospital

325 Spring Street

Red Bud, IL  62278

(Randolph)

Red Bud Illinois Hospital Company, LLC (IL)

26

Jackson, Tennessee

Regional Hospital of Jackson

367 Hospital Blvd.

Jackson, TN  38305

(Madison)

Jackson, Tennessee Hospital Company, LLC (TN)

Scranton, Pennsylvania

Regional Hospital of Scranton

746 Jefferson Ave.

Scranton, PA 18510

(Lackawanna)

Scranton Hospital Company, LLC (DE)

Vicksburg, Mississippi

River Region Health System

2100 Highway 61 North

Vicksburg, MS  39183

(Warren)

Vicksburg Healthcare, LLC (DE)

San Angelo, Texas

San Angelo Community Medical Center

3501 Knickerbocker Road

San Angelo, TX  76904

(Tom Green)

San Angelo Hospital, L.P. (DE)

Big Spring, Texas

Scenic Mountain Medical Center

1601 West Eleventh Place

Big Spring, TX  79720

(Howard)

Big Spring Hospital Corporation (TX)

Siloam Springs, AR

Siloam Springs Memorial Hospital

205 E. Jefferson Street

Siloam Springs, AR  72761

(Benton)

Siloam Springs Arkansas Hospital Company, LLC (DE)

Cleveland, Tennessee

SkyRidge Medical Center

2305 Chambliss Avenue

Cleveland, TN  37311

(Bradley)

Cleveland Tennessee Hospital Company, LLC (DE)

Foley, Alabama

South Baldwin Regional Medical Center

1613 North McKenzie Street

Foley, AL  36535

(Baldwin)

Foley Hospital Corporation (AL)

Jourdanton, Texas

South Texas Regional Medical Center

1905 Highway 97 E

Jourdanton, TX  78026

(Atascosa)

Jourdanton Hospital Corporation (TX)

Franklin, Virginia

Southampton Memorial Hospital

100 Fairview Drive

Franklin, VA  23851

(Franklin)

Franklin Hospital Corporation (VA)

Emporia, Virginia

Southern Virginia Regional Medical Center

727 North Main Street

Emporia, VA  23847

(Emporia)

Emporia Hospital Corporation (VA)

Petersburg, Virginia

Southside Regional Medical Center

200 Medical Park Blvd.

Petersburg, VA  23805

(Petersburg)

Petersburg Hospital Company, LLC (VA)

Nanticoke, Pennsylvania

Special Care Hospital

128 W. Washington Street

Nanticoke, PA 18634

(Luzerne)

Nanticoke Hospital Company, LLC (DE)

Lancaster, South Carolina

Springs Memorial Hospital

800 W. Meeting Street

Lancaster, SC  29720

(Lancaster)

Lancaster Hospital Corporation (DE)

27

Fort Wayne, Indiana

St. Joseph Hospital

700 Broadway

Fort Wayne, IN  46802

(Allen)

St. Joseph Health System, LLC (DE)

Sunbury, Pennsylvania

Sunbury Community Hospital

350 N. Eleventh Street (P. O. Box 737)

Sunbury, PA  17801

(Northumberland)

Sunbury Hospital Company, LLC (DE)

Louisa, Kentucky

Three Rivers Medical Center

2483 Highway 644 (P.O. Box 769)

Louisa, KY  41230

(Lawrence)

Hospital of Louisa, Inc. (KY)

Tomball, Texas

Tomball Regional Medical Center

605 Holderrieth

Tomball, TX 77375

(Harris)

Tomball Texas Hospital Company, LLC (DE)

Augusta, Georgia

Trinity Hospital of Augusta

2260 Wrightsboro Road

Augusta, GA  30904

(Richmond)

Augusta Hospital, LLC (DE)

Birmingham, Alabama

Trinity Medical Center

800 Montclair Road

Birmingham, AL  35213

(Jefferson)

Affinity Hospital, LLC (DE)

Warren, Ohio

Trumbull Memorial Hospital

1350 E. Market St.

Warren, OH

(Trumbull)

Warren Ohio Hospital Company, LLC (DE)

Tunkhannock, Pennsylvania

Tyler Memorial Hospital

880 SR 6 West

Tunkhannock, PA  18657

(Wyoming)

Tunkhannock Hospital Company, LLC (DE)

Anna, Illinois

Union County Hospital

517 North Main

Anna, IL 62906

(Union)

Anna Hospital Corporation (IL)

Spokane Valley, Washington

Valley Hospital

12606 East Mission Avenue

Spokane Valley, WA  99216

(Spokane)

Spokane Valley Washington Hospital Company, LLC (DE)

Waukegan, Illinois

Vista Medical Center

1324 N. Sheridan Road

Waukegan, IL  60085

(Lake County)

Waukegan Illinois Hospital Company, LLC (IL)

Martin, Tennessee

Volunteer Community Hospital

161 Mt. Pelia Road

Martin, TN  38237

(Weakley)

Martin Hospital Corporation (TN)

Watsonville, California

Watsonville Community Hospital

75 Nielson Street

Watsonville, CA  95076

(Santa Cruz)

Watsonville Hospital Corporation (DE)

Weatherford, Texas

Weatherford Regional Medical Center

713 E. Anderson Street

Weatherford, TX  76086

(Parker)

Weatherford Texas Hospital Company, LLC (TX)

28

Hattiesburg, Mississippi

Wesley Medical Center

5001 Hardy Street

Hattiesburg, MS  39402

(Forrest)

Wesley Health System LLC (DE)

Bullhead City, Arizona

Western Arizona Regional Medical Center

2735 Silver Creek Road

Bullhead City, AZ  86442

(Mohave)

Bullhead City Hospital Corporation (AZ)

Johnson, Arkansas

Willow Creek Women’s Hospital

4301 Greathouse Springs Rd.

(P.O. Box 544)

Johnson, AR  72741

(Washington)

Northwest Arkansas Hospitals, LLC (DE)

Wilkes - Barre, Pennsylvania

Wilkes-Barre General Hospital

575 North River Street

Wilkes-Barre, PA 18764-0001

(Luzerne)

Wilkes-Barre Hospital Company, LLC (DE)

Lake Charles, Louisiana

Women & Children’s Hospital

4200 Nelson Road

Lake Charles, LA  70605

(Calcasieu)

Women & Children’s Hospital, LLC (DE)

Lufkin, Texas

Woodland Heights Medical Center

505 S. John Redditt Drive

(P.O. Box 150610 / zip 75915)

Lufkin, TX  75904

(Angelina)

Piney Woods Healthcare System, L.P. (DE)

Woodward, Oklahoma

Woodward Regional Hospital

900 17th Street

Woodward, OK  73801

(Woodward)

Woodward Health System, LLC (DE)

Blue Island, Illinois

MetroSouth Medical Center

12935 Gregory Street

Blue Island, IL  60406

(Cook)

Blue Island Hospital Company, LLC (DE)

York, Pennsylvania

Memorial Hospital

325 S. Belmont St

York, PA  17405

(York)

York Pennsylvania Hospital Company, LLC (DE)

29

Amory, Mississippi

Gilmore Memorial Reg Medical Center

1105 Earl Frye Blvd

Amory, MS  38821

(Monroe)

Amory HMA, LLC

Anniston, Alabama

Stringfellow Memorial Hospital

301 East 18th Street

Anniston, AL  36207

(Calhoun)

Anniston HMA, LLC

Bartow, Florida

Bartow Regional Medical Center

2200 Osprey Boulevard

PO Box 1050

Bartow, FL  33831

(Polk)

Bartow HMA, LLC

Batesville, Mississippi

Tri Lakes Medical Center

303 Medical Center Drive

Batesville, MS  38606

(Panola)

Alliance Health Partners, LLC

Biloxi, Mississippi

Biloxi Regional Medical Center

150 Reynoir Street

Biloxi, MS  39530

(Harrison)

Biloxi HMA, LLC

Blackwell, Oklahoma

INTEGRIS Blackwell Regional Hospital

710 South 13th Street

Blackwell, OK  74631

(Kay)

Blackwell HMA, LLC

Brandon, Mississippi

Crossgates River Oaks Hospital

350 Crossgates Boulevard

Brandon, MS  39042

(Rankin)

Brandon HMA, LLC

Brooksville, Florida

Brooksville Regional Hospital

17240 Cortez Blvd.

Brooksville, FL  34601

(Hernando)

Hernando HMA, LLC

Canton, Mississippi

Madison River Oaks Medical Center

161 River Oaks Drive

PO Box 1607 (zip 39046-1607)

Canton, MS  39046

(Madison)

Madison HMA, LLC

Carlisle, Pennsylvania

Carlisle Regional Medical Center

361 Alexander Spring Rd.

Carlisle, PA  17015

(Cumberland)

Carlisle HMA, LLC

Chester, South Carolina

Chester Regional Medical Center

One Medical Park Drive

Chester, SC  29706

(Chester)

Chester HMA, LLC

Clarksdale, Mississippi

Northwest Mississippi Regional Medical Center

1970 Hospital Drive

Clarksdale, MS  38614

(Clarksdale)

Clarksdale HMA, LLC

Clinton,, Oklahoma

INTEGRIS Clinton Regional Hospital

100 North 30th Street

Clinton, OK 73601

(Custer)

Clinton HMA, LLC

Crystal River, Florida

Seven Rivers Regional Medical Center

6201 N. Suncoast Blvd.

Crystal River, FL  34428-671

(Citrus)

Citrus HMA, LLC

30

Dale City, Florida

Pasco Regional Medical Center

13100 Fort King Road

Dade City, FL  33525-5294

(Prince William)

Pasco Regional Medical Center, LLC

Dallas, Texas

Dallas Regional Medical Center

1011 North Galloway

Mesquite, TX  75149

(Dallas)

Lone Star HMA, LP

Durant, Oklahoma

Medical Center of SE Oklahoma

1800 University Boulevard

Durant, OK  74701

(Bryan)

Durant HMA, LLC

Flowood, Mississippi

River Oaks Hospital

1030 River Oaks Drive

Flowood, MS  39232

(Rankin)

River Oaks Hospital, LLC

Flowood, Mississippi

Woman’s Hospital

1026 N. Flowood Drive

PO Box 4546 (Jackson, MS  39296-4546)

Flowood, MS  39232

(Rankin)

ROH, LLC

Fort Smith, Arizona

Sparks Health System

PO Box 2406 (1001 Towson Ave.)

Fort Smith, AR  72902

(Sebastian)

Fort Smith HMA, LLC

Gadsden, Alabama

Riverview Regional Medical Center

600 South 3rd Street

PO Box 268 (zip 35999)

Gadsden, AL  35901

(Etowah)

Riverview Regional Medical Center, LLC

Haines City, Florida

Heart of Florida Regional Medical Center

40100 US Highway 27

Davenport, FL  33837-5906

(Polk)

Haines City HMA, LLC

Hamlet, North Carolina

Sandhills Regional Medical Center

1000 West Hamlet Avenue

Hamlet, NC  28345

(Richmond)

Hamlet HMA, LLC

Harstville, South Carolina

Carolina Pines Regional Medical Center

1304 W. Bobo Newsom Hwy

Hartsville, SC  29550

(Darlington)

Hartsville HMA, LLC

Jackson, Mississippi

Central Mississippi Medical Center

1850 Chadwick Drive

Jackson, MS  39204

(Jackso)

Jackson HMA, LLC

Jamestown, Tennessee

Jamestown Regional Medical Center

436 Central Avenue West

Jamestown, TN  38556

(Fentress)

HMA Fentress County General Hospital, LLC

Jefferson City, Tennessee

Jefferson Memorial Hospital

110 Hospital Drive

Jefferson City, TN  37760

(Jefferson)

Jefferson County HMA, LLC

Kennett, Missouri

Physicians Regional Medical Center

900 E. Oak Hill Ave.

Knoxville, TN  37917

(Dunkin)

Kennett HMA, LLC

Key West, Florida

Lower Keys Medical Center

5900 College Rd.

Key West, FL 33040

(Monroe)

Key West HMA, LLC

31

Knoxville, Tennessee

Physicians Regional Medical Center

900 E. Oak Hill Ave.

Knoxville, TN  37917

(Knox)

Metro Knoxville HMA, LLC

Knoxville, Tennessee

Turkey Creek Medical Center

10820 Parkside Drive

Knoxville, TN  37934

(Knox)

Metro Knoxville HMA, LLC

Knoxville, Tennessee

North Knoxville Medical Center

7565 Dannaher Drive

Powell, TN  37849

(Knox)

Metro Knoxville HMA, LLC

LaFollette, Tennessee

LaFollette Medical Center

923 East Central Ave.

LaFollette, TN  37766

(Campbell)

Campbell County HMA, LLC

Lake City, Florida

Shands Lake Shore Regional Medical Center

368NE Franklin St.

Lake City, FL 32055-3088

(Columbia)

Lake Shore HMA, LLC

Lancaster, Pennsylvania

Lancaster Regional Medical Center

250 College Avenue

PO Box 3434 (zip 17604-3434)

Lancaster, PA 17603

(Lancaster)

Rose City HMA, LLC

Lebanon, Tennessee

University Medical Center

1411 W. Baddour Parkway

Lebanon, TN  7087-2513

(Wilson)

Lebanon HMA, LLC

Lebanon, Tennessee

McFarland Specialty Hospital

500 Park Avenue

Lebanon, TN 37087-3721

(Wilson)

Lebanon HMA, LLC

Lehigh Acres, Florida

Lehigh Regional Medical Center

1500 Lee Boulevard

Lehigh Acres, FL  33936

(Lee)

Lehigh HMA, LLC

Lititz, Pennsylvania

Heart of Lancaster Regional Medical Center

1500 Highlands Drive

Lititz, PA 17543

(Lancaster)

Lancaster HMA, LLC

Live Oak, Florida

Shands Live Oak Regional Medical Center

1100 11th Street SW

Live Oak, FL 32060

(Suwannee)

Live Oak HMA, LLC

Madill, Oklahoma

INTEGRIS Marshall County Medical Center

901 S. 5th Ave.

Madill, OK 73446

(Marshall)

Marshall County HMA, LLC

Melbourne, Florida

Wuesthoff Medical Center-Melbourne

250 N. Wickham Road

Melbourne, FL 32935

(Brevard)

Melbourne HMA, LLC

Midwest City, Oklahoma

Midwest Regional Medical Center

2825 Parklawn Drive

Midwest City, OK  73110-4221

(Oklahoma)

Midwest Regional Medical Center, LLC

32

Milton, Florida

Santa Rosa Medical Center

6002 Berryhill Rd.

Milton, FL  32570

(Santa Rosa)

HMA Santa Rosa Medical Center, LLC

Monroe, Georgia

Clearview Regional Medical Center

2151 West Spring Street

PO Box 1346 (zip 30655-1346)

Monroe, GA  30655

(Walton)

Monroe HMA, LLC

Mooresville, North Carolina

Lake Norman Regional Medical Center

171 Fairview Road

Mooresville, NC 28117

(Iredell)

Mooresville Hospital Management Associates, LLC

Naples, Florida

Physicians Regional Medical Center

6101 Pine Ridge Rd.

Naples, FL 34119

(Collier)

Naples HMA, LLC

Naples, Florida

Physicians Regional Medical Center

8300 Collier Blvd.

Naples, FL 34114

(Collier)

Naples HMA, LLC

Natchez, Mississippi

Natchez Community Hospital

129 Jefferson Davis Boulevard

Natchez, MS 39120

(Adams)

Natchez Community Hospital, LLC

Newport, Tennessee

Newport Medical Center

435 Second Street

Newport, TN  7821

(Cocke)

Cocke County HMA, LLC

Paintsville, Kentucky

Paul B. Hall Regional Medical Center

625 James S. Trimble Blvd.

Paintsville, KY 41240

(Johnson)

Paintsville Hospital Company, LLC

Poplar Bluff, Missouri

Poplar Bluff Regional Medical Center

3100 Oak Grove Road

Poplar Bluff, MO 63901

(Butler)

Poplar Bluff Regional Medical Center, LLC

Port Charlotte, Florida

Peace River Regional Medical Center

2500 Harbor Boulevard

Port Charlotte, FL 33952

(Charlotte)

Port Charlotte HMA, LLC

Pryor, Oklahoma

INTEGRIS Mayes County Medical Center

111 North Bailey

Pryor, OK 74361

(Mayes)

Mayes County HMA, LLC

Punta Gorda, Florida

Charlotte Regional Medical Center

809 East Marion Avenue

Punta Gorda, FL 33950-3898

(Charlotte)

Punta Gorda HMA, LLC

Rockledge, Florida

Wuesthoff Medical Center-Rockledge

110 Longwood Avenue

Rockledge, FL 32955

(Brevard)

Rockledge HMA, LLC

Sebastian, Florida

Sebastian River Medical Center

13695 US Highway 1

PO Box 780838

Sebastian, FL 32958

(Indian River)

Sebastian Hospital, LLC

33

Sebring, Florida

Highlands Regional Medical Center

3600 South Highlands Avenue

PO Drawer 2066

Sebring, FL 33870

(Highlands)

Sebring Hospital Management Associates, LLC

Seminole, Oklahoma

INTEGRIS Seminole Medical Center

2401 Wrangler Boulevard

Seminole, OK 74868

(Seminole)

Seminole HMA, LLC

Spring Hill, Florida

Spring Hill Regional Hospital

10461 Quality Drive

Spring Hill, FL  34609

(Hernando)

Hernando HMA, LLC

St. Cloud, Florida

St. Cloud Regional Medical Center

2906 17th Street

St. Cloud, FL  34769

(Osceola)

OsceolaSC, LLC

St. Petersburg, Florida

Bayfront Medical Center

701 6th Street South

St. Petersburg, FL  33701

(Pinellas)

Bayfront HMA Medical Center, LLC

Starke, Florida

Shands Starke Regional Medical Center

922 E. Call Street

Starke, FL  32091

(Bradford)

Starke HMA, LLC

Statesboro, Georgia

East Georgia Regional Medical Center

1499 Fair Road

Statesboro, GA  30458

(Bulloch)

East Georgia Regional Medical Center, LLC

Statesville, North Carolina

Davis Regional Medical Center

218 Old Mocksville Road

Statesville, NC  28625

(Iredell)

Statesville HMA, LLC

Toppenish, Washington

Toppenish Community Hospital

502 W. 4th

Toppenish, WA  98948

(Yakima)

Yakima HMA, LLC

Tullahoma, Tennessee

Harton Regional Medical Center

1801 N. Jackson St.

Tullahoma, TN  37388-2201

(Coffee and Franklin)

Tullahoma HMA, LLC

Van Buren, Arkansas

Summit Medical Center

E. Main & South 20th Street

PO Box 409 (zip 72957)

Van Buren, AR  72956

(Van Buren)

Van Buren HMA, LLC

Venice, Florida

Venice Regional Medical Center

540 The Rialto

Venice, FL  34285

(Sarasota)

Venice HMA, LLC

Williamson, West Virginia

Williamson Memorial Hospital

859 Alderson Street

PO Box 1980

Williamson, WV  25661

(Mingo)

Williamson Memorial Hospital, LLC

Winder, Georgia

Barrow Regional Medical Center

316 North Broad Street

Winder, GA  30680-2150

(Barrow)

Winder HMA, LLC

Yakima, Washington

Yakima Regional Medical & Cardiac Center

110 S. 9th Avenue

Yakima, WA  98902

(Yakima)

Yakima HMA, LLC

34

Schedule 1.01(e)

Certain Permitted Joint Ventures

1.   Alliance Health Partners, LLC

2.   Anniston HMA, LLC

3.   Bayfront HMA Healthcare Holdings, LLC

4.   Carolina Holdings, LLC

5.   Durant H.M.A., LLC

6.   East Georgia Regional Medical Center, LLC

7.   Haines City HMA, LLC

8.   Hartsville HMA, LLC

9.   Hernando HMA, LLC

10. Integris HMA, LLC

11. Lake Shore HMA, LLC

12. Lancaster HMA, LLC

13. Lebanon HMA, LLC

14. Live Oak HMA, LLC

15. Midwest Regional Medical Center, LLC

16. Mooresville HMA Investors, LLC

17. Mooresville Hospital Management Associates, LLC

18. Natchez Community Hospital, LLC

19. OsceolaSC, LLC

20. Paintsville Hospital Company, LLC

21. Pasco Regional Medical Center, LLC

22. Riverview Regional Medical Center, LLC

23. Rose City HMA, LLC

24. Starke HMA, LLC

25. Tullahoma HMA, LLC

26. Williamson Memorial Hospital, LLC

35

Schedule 1.01(f)

Certain Subsidiaries

None.

36

Schedule 3.08

Subsidiaries

Legal Entity	Percentage Owned
5300 Grand Limited Partnership	91%
A Woman’s Place, LLC	100%
Abilene Clinic Asset Holding Company, LLC	100%
Abilene Hospital, LLC	100%
Abilene Merger, LLC	100%
Affinity Health Systems, LLC	100%
Affinity Hospital, LLC	100%
Affinity Orthopedic Services, LLC	100%
Affinity Physician Services, LLC	100%
Affinity Skilled Nursing, LLC	100%
Alaska Physician Services, LLC	100%
Alice Hospital, LLC	100%
Ambulance Services of Dyersburg, Inc.	100%
Ambulance Services of Forrest City, LLC	100%
Ambulance Services of Lexington, Inc.	100%
Ambulance Services of McKenzie, Inc.	100%
Ambulance Services of McNairy, Inc.	100%
Ambulance Services of Tooele, LLC	100%
American Health Facilities Development, LLC	100%
Anesthesiology Group of Hattiesburg, LLC	100%
Angelo Community Healthcare Services, Inc.	100%
Anna Clinic Corp.	100%
Anna Home Care Services, LLC	100%
Anna Hospital Corporation	100%
APS Medical, LLC	100%
Arizona ASC Management, Inc.	100%
Arizona DH, LLC	100%
Arizona Medco, LLC	100%
ARMC, LP	87.57%
Arusha, LLC	71%
ASC JV Holdings, LLC	100%
Augusta Health System, LLC	88.72%
Augusta Home Care Services, LLC	100%
Augusta Hospital, LLC	88.72%
Augusta Physician Services, LLC	100%
Barberton Health System, LLC	100%
Barberton Physician Services, LLC	100%
Barstow Healthcare Management, Inc.	100%
Barstow Primary Care Clinic	0% (100% control)
Beauco, LLC	100%
Beaumont Medical Center, L.P.	100%

37

Beaumont Regional, LLC	100%
Berwick Clinic Company, LLC	100%
Berwick Clinic Corp.	100%
Berwick Home Care Services, LLC	100%
Berwick Home Health Private Care, Inc.	100%
Berwick Hospital Company, LLC	100%
BH Trans Company, LLC	100%
Big Bend Home Care Services, LLC	100%
Big Bend Hospital Corporation	100%
Big Spring Hospital Corporation	100%
Birmingham Holdings, LLC	100%
Birmingham Holdings II, LLC	100%
Birmingham Home Care Services, LLC	100%
Bluefield Holdings, LLC	100%
Bluefield Hospital Company, LLC	100%
Blue Island Clinic Company, LLC	100%
Blue Island HBP Medical Group, LLC	100%
Blue Island Home Care Services, LLC	100%
Blue Island Hospital Company, LLC	100%
Blue Island Illinois Holdings, LLC	100%
Blue Ridge Georgia Hospital Company, LLC	98.21%
Bluffton Health System LLC	100%
Bluffton Physician Services, LLC	100%
Brandywine Hospital Malpractice Assistance Fund, Inc.	100%
Brazos Valley of Texas, L.P.	100%
Brazos Valley Surgical Center, LLC	100%
Broken Arrow Medical Group, LLC	100%
Brooklyn Medical Associates, LLC	100%
Brownsville Clinic Corp.	100%
Brownsville Hospital Corporation	100%
Brownwood Asset Holding Company, LLC	100%
Brownwood Hospital, L.P.	100%
Brownwood Medical Center, LLC	100%
Bullhead City Clinic Corp.	100%
Bullhead City Hospital Corporation	100%
Bullhead City Hospital Investment Corporation	100%
Bullhead City Imaging Corporation	100%
Byrd Medical Clinic, Inc.	100%
Cardiology Associates of Spokane, LLC	100%
Cardiology Associates of Tri-cities, LLC	100%
Carlsbad Medical Center, LLC	100%
Carolina Surgery Center, LLC	52.74%
Carolinas Internal Medicine, LLC	100%
Carolinas Medical Alliance, Inc.	100%
Carolinas OB/GYN Medical Group, LLC	100%

38

Cedar Park Clinic Asset Holding Company, LLC	100%
Cedar Park Health System, L.P.	80%
Center for Adult Healthcare, LLC	100%
Central Alabama Physician Services, Inc.	100%
Centre Clinic Corp.	100%
Centre HBP Services, LLC	100%
Centre Home Care Corporation	100%
Centre Hospital Corporation	100%
Centre RHC Corp.	100%
Chaves County New Mexico Hospital Company, LLC	100%
Chesterfield Clinic Corp.	100%
Chesterfield/Marlboro, L.P.	100%
Chestnut Hill Clinic Company, LLC	85%
Chestnut Hill Health System, LLC	85%
CHHS ALF Company, LLC	85%
CHHS Development Company, LLC	85%
CHHS Holdings, LLC	100%
CHHS Hospital Company, LLC	85%
CHHS Rehab Company, LLC	85%
CHS Kentucky Holdings, LLC	100%
CHS Pennsylvania Holdings, LLC	100%
CHS PSO, LLC	100%
CHS Receivables Funding, LLC	100%
CHS Realty Holdings I, Inc.	100%
CHS Realty Holdings II, Inc.	100%
CHS Realty Holdings Joint Venture	100%
CHS Utah Holdings, LLC	100%
CHS Virginia Holdings, LLC	100%
CHS Washington Holdings, LLC	100%
CHS/Community Health Systems, Inc.	100%
CHSPSC Leasing, Inc.	100%
Claremore Anesthesia, LLC	100%
Claremore Internal Medicine, LLC	100%
Claremore Physicians, LLC	100%
Claremore Regional Hospital, LLC	100%
Clarksville Endoscopy Center, LLC	80%
Clarksville Health System, G.P.	80%
Clarksville Holdings, LLC	100%
Clarksville Holdings II, LLC	100%
Clarksville Home Care Services, LLC	80%
Clarksville Physician Services, G.P.	80%
Cleveland Home Care Services, LLC	100%
Cleveland Hospital Corporation	100%
Cleveland Medical Clinic, Inc.	100%
Cleveland PHO, Inc.	100%

39

Cleveland Tennessee Hospital Company, LLC	100%
Clinton County Health System, LLC	100%
Clinton Hospital Corporation	100%
Coastal Health Partners	0% (100% control)
Coatesville Cardiology Clinic, LLC	100%
Coatesville Clinic Company, LLC	100%
Coatesville Hospital Corporation	100%
C-OK, LLC	100%
College Station Clinic Asset Holding Company, LLC	100%
College Station Hospital, L.P.	100%
College Station Medical Center, LLC	100%
College Station Merger, LLC	100%
College Station RHC Company, LLC	100%
Commonwealth Health Physician Network, LLC	100%
Community GP Corp.	100%
Community Health Care Partners, Inc.	100%
Community Health Investment Company, LLC	100%
Community Health Network, Inc.	100%
Community Health Physicians Operations Holding Company, LLC	100%
Community Health Systems Foundation	100%
Community Health Systems Professional Services Corporation	100%
Community Health Systems Professional Services Corporation Political Action Committee	100%
Community Health United Home Care, LLC	100%
Community Insurance Group SPC, LTD.	100%
Community LP Corp.	100%
Community Network Solutions, LLC	100%
Coronado Medical, LLC	100%
Cottage Home Options, L.L.C.	100%
Coventry Clinic Company, LLC	100%
CP Hospital GP, LLC	100%
CPLP, LLC	100%
Credentialing Verification Services, LLC	100%
Crestview Hospital Corporation	96.99%
Crestview Professional Condominiums Association, Inc.	64.4%
Crestview Surgery Center, L.P.	100%
Crestwood Healthcare, L.P.	95.07%
Crestwood Hospital LP, LLC	100%
Crestwood Hospital, LLC	100%
Crestwood Physician Services, LLC	100%
Crestwood Surgery Center, LLC	90.29%
Crossroads Home Care Services, LLC	100%
Crossroads Physician Corp.	100%
CSMC, LLC	100%
CSRA Holdings, LLC	100%

40

Dallas Phy Service, LLC	100%
Dallas Physician Practice, L.P.	100%
Day Surgery, Inc.	100%
Deaconess Health System, LLC	99.24%
Deaconess Holdings, LLC	100%
Deaconess Hospital Holdings, LLC	100%
Deaconess Metropolitan Physicians, LLC	100%
Deaconess Physician Services, LLC	100%
Deming Clinic Corporation	100%
Deming Home Care Services, LLC	100%
Deming Hospital Corporation	100%
Deming Nursing Home Company, LLC	100%
Desert Hospital Holdings, LLC	100%
Detar Hospital, LLC	100%
DFW Physerv, LLC	100%
DH Cardiology, LLC	100%
DHFW Holdings, LLC	100%
DHSC, LLC	100%
Diagnostic Imaging Management of Brandywine Valley, LLC	100%
Doctors Hospital Physician Services, LLC	100%
Doctors of Laredo, LLC	100%
Dothan HBP Services, LLC	100%
Dukes Health System, LLC	100%
Dukes Physician Services, LLC	100%
Dupont Hospital, LLC	72.03%
Dyersburg Clinic Corp.	100%
Dyersburg HBP Medical Group, LLC	100%
Dyersburg Home Care Services, LLC	100%
Dyersburg Hospital Corporation	100%
E.D. Clinics, LLC	100%
East Tennessee Clinic Corp.	100%
East Tennessee Health Systems, Inc.	100%
Easton Hospital Malpractice Assistance Fund, Inc.	100%
Edge Medical Clinic, Inc.	100%
Edwardsville Ambulatory Surgery Center, L.L.C.	68.44%
El Dorado Home Care Services, LLC	100%
El Dorado Surgery Center, L.P.	58.7%
EL MED, LLC	100%
Eligibility Screening Services, LLC	100%
Empire Health Services	100%
Emporia Clinic Corp.	100%
Emporia Home Care Services, LLC	100%
Emporia Hospital Corporation	100%
Enterprise Clinic, LLC	100%
Eufaula Clinic Corp.	100%

41

Eufaula Hospital Corporation	100%
Evanston Clinic Corp.	100%
Evanston Hospital Corporation	100%
Fallbrook Healthcare Partners	0% (100% control)
Fallbrook Home Care Services, LLC	100%
Fallbrook Hospital Corporation	100%
Family Home Care, Inc.	100%
Fannin Regional Orthopaedic Center, Inc.	100%
First Choice Health Network, Inc.	8.33%
Florence Home Care Services, LLC	100%
Foley Clinic Corp.	100%
Foley Home Health Corporation	100%
Foley Hospital Corporation	100%
Forrest City Arkansas Hospital Company, LLC	100%
Forrest City Clinic Company, LLC	100%
Forrest City Hospital Corporation	100%
Fort Payne Clinic Corp.	100%
Fort Payne Home Care Corporation	100%
Fort Payne Hospital Corporation	100%
Fort Payne RHC Corp.	100%
Frankfort Health Partner, Inc.	100%
Franklin Clinic Corp.	100%
Franklin Home Care Services, LLC	100%
Franklin Hospital Corporation	100%
Fulton Home Care Services, LLC	100%
FWCT-2 Acquisition Corporation	100%
FWCT-2 Escrow Corporation	100%
Gadsden Home Care Services, LLC	100%
Gadsden Regional Medical Center, LLC	100%
Gadsden Regional Physician Group Practice, LLC	100%
Gadsden Regional Primary Care, LLC	100%
Galesburg Home Care Corporation	100%
Galesburg Hospital Corporation	100%
Galesburg In-Home Assistance, Inc.	100%
Galesburg Professional Services, LLC	100%
Gateway Malpractice Assistance Fund, Inc.	100%
Gateway Medical Services, Inc.	100%
Granbury Clinic Asset Holding Company, LLC	100%
Granbury Hospital Corporation	100%
Granbury Texas Hospital Investment Corporation	100%
Granite City ASC Investment Company, LLC	100%
Granite City Clinic Corp.	100%
Granite City HBP Corp.	100%
Granite City Home Care Services, LLC	100%
Granite City Hospital Corporation	100%

42

Granite City Illinois Hospital Company, LLC	100%
Granite City Orthopedic Physicians Company, LLC	100%
Granite City Physicians Corp.	100%
GRB Real Estate, LLC	100%
Greenbrier Valley Anesthesia, LLC	100%
Greenbrier Valley Emergency Physicians, LLC	100%
Greenbrier VMC, LLC	96%
Greenville Clinic Corp.	100%
Greenville Hospital Corporation	100%
GRMC Holdings, LLC	100%
Gulf Coast Hospital, L.P.	100%
Gulf Coast Medical Center, LLC	100%
Hallmark Healthcare Company, LLC	100%
Harris Managed Services, Inc.	100%
Harris Medical Clinics, Inc.	100%
Hattiesburg ASC-GP, LLC	100%
Hattiesburg Home Care Services, LLC	100%
Haven Clinton Medical Associates, LLC	100%
Healthcare of Forsyth County, Inc.	100%
Healthwest Holdings, Inc.	100%
Heartland Malpractice Assistance Fund, Inc.	100%
Heartland Regional Health System, LLC	100%
Heartland Rural Healthcare, LLC	100%
Helena Home Care Services, LLC	100%
Hidden Valley Medical Center, Inc.	100%
Highland Health Systems, Inc.	100%
Hill Regional Clinic Corp.	100%
Hill Regional Medical Group	100%
Hobbs Medco, LLC	100%
Hobbs Physician Practice, LLC	100%
Hood Medical Group	100%
Hood Medical Services, Inc.	100%
Hospital of Barstow, Inc.	100%
Hospital of Fulton, Inc.	100%
Hospital of Louisa, Inc.	100%
Hospital of Morristown, Inc.	100%
Hot Springs Outpatient Surgery Center, G.P.	100%
HTI Tucson Rehabilitation, Inc.	100%
Humble Texas Home Care Corporation	100%
Huntington Associates	100%
INACTCO, Inc.	100%
In-Home Assistance, L.L.C.	100%
In-Home Medical Equipment Supplies and Services, Inc.	100%
Innovative Recoveries, LLC	100%
Intermountain Medical Group, Inc.	100%

43

IOM Health System, L.P.	86.3%
Jackson Home Care Services, LLC	100%
Jackson Hospital Corporation (KY)	100%
Jackson Hospital Corporation (TN)	100%
Jackson Physician Corp.	100%
Jackson, Tennessee Hospital Company, LLC	96.94%
Jennersville Family Medicine, LLC	100%
Jennersville Regional Hospital Malpractice Assistance Fund, Inc.	100%
Jourdanton Clinic Asset Holding Company, LLC	100%
Jourdanton Home Care Services, LLC	100%
Jourdanton Hospital Corporation	100%
Kay County Clinic Company, LLC	100%
Kay County Hospital Corporation	100%
Kay County Oklahoma Hospital Company, LLC	100%
Kentucky River HBP, LLC	100%
Kentucky River Physician Corporation	100%
King City Physician Company, LLC	100%
Kirksville Academic Medicine, LLC	100%
Kirksville Clinic Corp.	100%
Kirksville Hospital Company, LLC	100%
Kirksville Missouri Hospital Company, LLC	88.10%
Kirksville Physical Therapy Services, LLC	100%
Knox Clinic Corp.	100%
Kosciusko Medical Group, LLC	100%
Lake Area Physician Services, LLC	100%
Lake Area Surgicare, A Partnership in Commendam	85.75%
Lake Wales Clinic Corp.	100%
Lake Wales Hospital Corporation	95.71%
Lake Wales Hospital Investment Corporation	95.71%
Lake Wales Imaging Center, LLC	100%
Lakeland Home Care Services, LLC	100%
Lakeway Hospital Corporation	100%
Lancaster Clinic Corp.	100%
Lancaster Home Care Services, LLC	100%
Lancaster Hospital Corporation	100%
Lancaster Imaging Center, LLC	100%
Laredo Clinic Asset Holding Company, LLC	100%
Laredo Texas Hospital Company, L.P.	95%
Las Cruces ASC-GP, LLC	100%
Las Cruces Home Care Services, LLC	100%
Las Cruces Medical Center, LLC	100%
Las Cruces Physician Services, LLC	100%
Las Cruces Surgery Center, L.P.	77.88%
Lea Regional Hospital, LLC	100%
Lexington Clinic Corp.	100%

44

Lexington Family Physicians, LLC	100%
Lexington Home Care Services, LLC	100%
Lexington Hospital Corporation	100%
Lindenhurst Illinois Hospital Company, LLC	100%
Lindenhurst Surgery Center, LLC	51%
Lock Haven Clinic Company, LLC	100%
Lock Haven Home Care Services, LLC	100%
Logan Hospital Corporation	100%
Logan, West Virginia Hospital Company, LLC	100%
Longview Clinic Operations Company, LLC	100%
Longview Medical Center, L.P.	73.98%
Longview Merger, LLC	100%
Longview Outpatient Physical Therapy, LLC	100%
Louisa Home Care Services, LLC	100%
LRH, LLC	100%
LS Psychiatric, LLC	100%
Lufkin Clinic Asset Holding Company, LLC	100%
Lutheran Health Network CBO, LLC	100%
Lutheran Health Network Investors, LLC	86.3%
Lutheran Health Network of Indiana, LLC	100%
Lutheran Medical Group, LLC	100%
Lutheran Musculoskeletal Center, LLC	60%
Lutheran/TRMA Network, LLC	50%
Madison Clinic Corp.	100%
Madison Hospital, LLC	100%
Marion Hospital Corporation	100%
Marion Physician Services, LLC	100%
Marlboro Clinic Corp.	100%
Martin Clinic Corp.	100%
Martin Hospital Corporation	100%
Martins Ferry Clinic Company, LLC	100%
Martins Ferry Hospital Company, LLC	100%
Mary Black Health System LLC	98.3%
Mary Black Medical Office Building Limited Partnership	98.3%
Mary Black MOB II, L.P.	98.3%
Mary Black Orthopedic Group, LLC	100%
Mary Black Physician Services, LLC	100%
Mary Black Physicians Group, LLC	100%
Massillon Community Health System LLC	100%
Massillon Health System, LLC	100%
Massillon Holdings, LLC	100%
Massillon Physician Services, LLC	100%
Mat-Su Regional ASC GP, LLC	100%
Mat-Su Regional Surgery Center, L.P.	100%
Mat-Su Valley II, LLC	75%

45

Mat-Su Valley III, LLC	75%
Mat-Su Valley Medical Center, LLC	74.52%
McKenna Court Homes, LLC	100%
McKenzie Clinic Corp.	100%
McKenzie Physician Services, LLC	100%
McKenzie Tennessee Hospital Company, LLC	100%
McKenzie-Willamette Regional Medical Center Associates, LLC	92.24%
McNairy Clinic Corp.	100%
McNairy Hospital Corporation	100%
MCSA, L.L.C.	100%
Medical Center at Terrell, LLC	100%
Medical Center of Brownwood, LLC	100%
Medical Center of Sherman, LLC	100%
Medical Holdings, Inc.	100%
MEDSTAT, LLC	100%
Memorial Hospital of Salem Malpractice Assistance Fund, Inc.	100%
Memorial Management, Inc.	100%
Merger Legacy Holdings, LLC	100%
Mesa View Physical Rehabilitation, LLC	50%
Mesa View PT, LLC	100%
Mesquite Clinic Management Company, LLC	100%
MHS Ambulatory Surgery Center, Inc.	100%
Mid-Plains, LLC	100%
Minot Health Services, Inc.	100%
MMC of Nevada, LLC	100%
Moberly HBP Medical Group, LLC	100%
Moberly Hospital Company, LLC	100%
Moberly Medical Clinics, Inc.	100%
Moberly Physicians Corp.	100%
Mohave Imaging Center, LLC	100%
Morristown Clinic Corp.	100%
Morristown Professional Centers, Inc.	100%
Morristown Surgery Center, LLC	100%
MWMC Holdings, LLC	100%
Nanticoke Hospital Company, LLC	100%
National Healthcare of England Arkansas, Inc.	100%
National Healthcare of Holmes County, Inc.	100%
National Healthcare of Leesville, Inc.	100%
National Healthcare of Mt. Vernon, Inc.	100%
National Healthcare of Newport, Inc.	100%
Navarro Hospital, L.P.	100%
Navarro Regional, LLC	100%
NC-CSH, Inc.	100%
NC-DSH, LLC	100%
Newport Home Care Services, LLC	100%

46

NHCI of Hillsboro, Inc.	100%
North Okaloosa Clinic Corp.	100%
North Okaloosa Home Health Corp.	100%
North Okaloosa Medical Corp.	96.99%
North Okaloosa Surgery Venture Corp.	100%
Northampton Cardiology Clinic, LLC	100%
Northampton Clinic Company, LLC	100%
Northampton Endoscopy Center, LLC	51%
Northampton Home Care, LLC	100%
Northampton Hospital Company, LLC	100%
Northampton Physician Services Corp.	100%
Northampton Urgent Care, LLC	100%
Northeast Medical Center, L.P.	100%
Northern Indiana Oncology Center of Porter Memorial Hospital, LLC	95.2%
Northwest Allied Physicians, LLC	100%
Northwest Arkansas Employees, LLC	100%
Northwest Arkansas Hospitals, LLC	100%
Northwest Benton County Physician Services, LLC	100%
Northwest Cardiology, LLC	100%
Northwest Hospital, LLC	100%
Northwest Indiana Health System, LLC	91.16%
Northwest Marana Hospital, LLC	100%
Northwest Medical Center CT/MRI at Marana, LLC	100%
Northwest Physicians, LLC	100%
Northwest Rancho Vistoso Imaging Services, LLC	100%
Northwest Tucson ASC-GP, LLC	100%
NOV Holdings, LLC	100%
NRH, LLC	100%
Oak Hill Clinic Corp.	100%
Oak Hill Hospital Corporation	100%
OHANI, LLC	100%
Oklahoma City ASC-GP, LLC	100%
Oklahoma City Home Care Services, LLC	100%
Olive Branch Clinic Corp.	100%
Olive Branch Hospital, Inc.	100%
Open MRI of Wharton, LLP	100%
Oro Valley Hospital, LLC	100%
Pacific Group ASC, Inc.	100%
Pacific Physicians Services, LLC	100%
Pain Management Joint Venture, LLP	50%
Palm Drive Hospital, L.P.	100%
Palm Drive Medical Center, LLC	100%
Palmer-Wasilla Health System, LLC	100%
Palmetto Tri-County Medical Specialists, LLC	100%
Palmetto Women’s Care, LLC	100%

47

Pampa Medical Center, LLC	100%
Panhandle Medical Center, LLC	100%
Panhandle Surgical Hospital, L.P.	100%
Parkway Regional Medical Clinic, Inc.	100%
Payson Healthcare Management, Inc.	100%
Payson Home Care Services, LLC	100%
Payson Hospital Corporation	100%
PDMC, LLC	100%
Peckville Hospital Company, LLC	100%
Pecos Valley of New Mexico, LLC	100%
Peerless Healthcare, LLC	100%
Pennsylvania Hospital Company, LLC	100%
Petersburg Clinic Company, LLC	100%
Petersburg Home Care Services, LLC	100%
Petersburg Hospital Company, LLC	99.29%
Phillips & Coker OB-GYN, LLC	100%
Phillips Clinic Corp.	100%
Phillips Hospital Corporation	100%
Phoenix Surgical, LLC	100%
Phoenixville Clinic Company, LLC	100%
Phoenixville Hospital Company, LLC	100%
Phoenixville Hospital Malpractice Assistance Fund, Inc.	100%
Phoenixville Orthopedic Specialists, LLC	100%
Phoenixville Specialty Clinics, LLC	100%
Physician Practice Support, Inc.	100%
Piney Woods Healthcare System, L.P.	93.57%
Plymouth Hospital Corporation	100%
Polk Medical Services, Inc.	100%
Ponca City Home Care Services, Inc.	100%
Porter Health Services, LLC	100%
Porter Hospital, LLC	91.16%
Porter Physician Services, LLC	100%
Pottstown Clinic Company, LLC	100%
Pottstown Home Care Services, LLC	100%
Pottstown Hospital Company, LLC	100%
Pottstown Hospital Corporation	100%
Pottstown Imaging Company, LLC	100%
Pottstown Memorial Ambulance Company, LLC	100%
Pottstown Memorial Malpractice Assistance Fund, Inc.	100%
Pottstown Professional Services Company, LLC	100%
PremierCare of Arkansas, LLC	79.6%
PremierCare of Northwest Arkansas, LLC	79.6%
Premier Care Super PHO, LLC	100%
Procure Solutions, LLC	100%
Professional Account Services Inc.	100%

48

QHG Georgia Holdings, Inc.	100%
QHG Georgia Holdings II, LLC	100%
QHG Georgia, L.P.	100%
QHG of Barberton, Inc.	100%
QHG of Bluffton Company, LLC	100%
QHG of Clinton County, Inc.	100%
QHG of Enterprise, Inc.	100%
QHG of Forrest County, Inc.	100%
QHG of Fort Wayne Company, LLC	100%
QHG of Hattiesburg, Inc.	100%
QHG of Kenmare, Inc.	100%
QHG of Lake City, Inc.	100%
QHG of Massillon, Inc.	100%
QHG of Minot, Inc.	100%
QHG of Ohio, Inc.	100%
QHG of South Carolina, Inc.	100%
QHG of Spartanburg, Inc.	100%
QHG of Springdale, Inc.	100%
QHG of Texas, Inc.	100%
QHG of Warsaw Company, LLC	100%
QHR Healthcare Affiliates, LLC	100%
QHR Intensive Resources, LLC	100%
QHR International, LLC	100%
QHR Naples ASC, LLC	100%
Quorum ELF, Inc.	100%
Quorum Health Resources, LLC	100%
Quorum Health Services, Inc.	100%
Quorum Purchasing Advantage, LLC	100%
Quorum Solutions, LLC	100%
Red Bud Clinic Corp.	100%
Red Bud Home Care Services, LLC	100%
Red Bud Hospital Corporation	100%
Red Bud Illinois Hospital Company, LLC	100%
Red Bud Physician Group, LLC	100%
Regional Cancer Treatment Center, Ltd.	24.35%
Regional Employee Assistance Program	100%
Regional Hospital of Longview, LLC	100%
Regional Surgical Services, LLC	82.1%
Rehab Hospital of Fort Wayne General Partnership	86.3%
Revenue Cycle Service Center, LLC	100%
River Region Medical Corporation	100%
River to River Heart Group, LLC	100%
Rockwood Clinic, P.S.	50%
Rockwood Clinic Real Estate Holdings, LLC	100%
Ronceverte Physician Group, LLC	100%

49

Roswell Clinic Corp.	100%
Roswell Community Hospital Investment Corporation	100%
Roswell Hospital Corporation	100%
Russell County Clinic Corp.	100%
Russell County Medical Center, Inc.	100%
Ruston Clinic Company, LLC	100%
Ruston Hospital Corporation	100%
Ruston Louisiana Hospital Company, LLC	100%
SACMC, LLC	100%
Salem Clinic Corp.	100%
Salem Home Care Services, LLC	100%
Salem Hospital Corporation	100%
Salem Medical Professionals, P.C.	0% (100% control)
Samaritan Surgicenters of Arizona II, LLC	100%
San Angelo Community Medical Center, LLC	100%
San Angelo Hospital, L.P.	94.76%
San Angelo Medical, LLC	100%
San Leandro, LLC	100%
San Leandro Hospital, L.P.	100%
San Leandro Medical Center, LLC	100%
San Miguel Clinic Corp.	100%
San Miguel Hospital Corporation	100%
Scenic Managed Services, Inc.	100%
Schuylkill Internal Medicine Associates, LLC	100%
Scranton Cardiovascular Physician Services, LLC	100%
Scranton Clinic Company, LLC	100%
Scranton Emergency Physician Services, LLC	100%
Scranton GP Holdings, LLC	100%
Scranton Holdings, LLC	100%
Scranton Home Care Services, LLC	100%
Scranton Hospital Company, LLC	100%
Scranton Hospitalist Physician Services, LLC	100%
Sebastopol, LLC	100%
Scranton Quincy Ambulance, LLC	100%
Scranton Quincy Clinic Company, LLC	100%
Scranton Quincy Holdings, LLC	100%
Scranton Quincy Home Care Services, LLC	100%
Scranton Quincy Hospital Company, LLC	100%
Scranton Quincy QRFS, LLC	100%
Senior Circle Association	100%
SEPA Integrated Providers Alliance, LLC	100%
Sharon Clinic Company, LLC	100%
Sharon Home Care Services, LLC	100%
Sharon Pennsylvania Holdings, LLC	100%
Sharon Pennsylvania Hospital Company, LLC	100%

50

Shelby Alabama Real Estate, LLC	100%
Shelbyville Clinic Corp.	100%
Shelbyville Home Care Services, LLC	100%
Shelbyville Hospital Corporation	100%
Sherman Hospital, L.P.	100%
Sherman Medical Center, LLC	100%
Siloam Springs Arkansas Hospital Company, LLC	100%
Siloam Springs Clinic Company, LLC	100%
Siloam Springs Holdings, LLC	100%
Silver Creek MRI, LLC	100%
SJ Home Care, LLC	100%
SkyRidge Clinical Associates, LLC	100%
SLH, LLC	100%
SMMC Medical Group	100%
Software Sales Corp.	100%
South Alabama Managed Care Contracting, Inc.	100%
South Alabama Medical Management Services, Inc.	100%
South Alabama Physician Services, Inc.	100%
South Arkansas Clinic, LLC	100%
South Arkansas Physician Services, LLC	100%
South Tulsa Medical Group, LLC	100%
SouthCrest Anesthesia Group, LLC	100%
SouthCrest Medical Group, LLC	100%
SouthCrest, L.L.C.	100%
Southeast Alabama Maternity Center, LLC	50.78%
Southern Chester County Medical Building I	56%
Southern Chester County Medical Building II	63%
Southern Illinois Medical Care Associates, LLC	100%
Southern Texas Medical Center, LLC	100%
Southside Physician Network, LLC	100%
Spokane Home Care Services, LLC	100%
Spokane Valley Washington Hospital Company, LLC	100%
Spokane Washington Hospital Company, LLC	100%
Springdale Home Care Services, LLC	100%
Springfield Oregon Holdings, LLC	100%
Sprocket Medical Management, LLC	100%
SS ParentCo., LLC	100%
St. Joseph Health System, LLC	86.3%
St. Joseph Medical Group, Inc.	100%
Sunbury Clinic Company, LLC	100%
Sunbury Hospital Company, LLC	73.26%
Surgery Center of Salem County, L.L.C.	90.9%
Surgical Center of Amarillo, LLC	100%
Surgical Center of Carlsbad, LLC	100%
Surgicare of Independence, Inc.	100%

51

Surgicare of San Leandro, Inc.	100%
Surgicare of Sherman, Inc.	100%
Surgicare of Victoria, Inc.	100%
Surgicare of Victoria, Ltd.	100%
Surgicare Outpatient Center of Lake Charles, Inc.	100%
Surgicenter of Johnson County, Inc.	100%
Surgicenters of America, Inc.	100%
SVRMC-HBP, LLC	100%
Tennyson Holdings, LLC	100%
Terrell Hospital, L.P.	100%
Terrell Medical Center, LLC	100%
The Sleep Disorder Center of Wyoming Valley, LLC	100%
The Vicksburg Clinic, LLC	100%
Three Rivers Medical Clinics, Inc.	100%
Timberland Medical Group	100%
Tomball Ambulatory Surgery Center, L.P.	52%
Tomball Clinic Asset Holding Company, LLC	100%
Tomball Equipment Leasing Company, LLC	41%
Tomball Texas Equipment Ventures, LLC	100%
Tomball Texas Holdings, LLC	100%
Tomball Texas Home Care Services, LLC	100%
Tomball Texas Hospital Company, LLC	100%
Tomball Texas Ventures, LLC	100%
Tooele Clinic Corp.	100%
Tooele Home Care Services, LLC	100%
Tooele Hospital Corporation	100%
Triad Corporate Services, Limited Partnership	100%
Triad CSGP, LLC	100%
Triad CSLP, LLC	100%
Triad Healthcare Corporation	100%
Triad Healthcare System of Phoenix, L.P.	100%
Triad Holdings III, LLC	100%
Triad Holdings IV, LLC	100%
Triad Holdings V, LLC	100%
Triad Holdings VI, Inc.	100%
Triad Indiana Holdings, LLC	86.3%
Triad Nevada Holdings, LLC	100%
Triad of Alabama, LLC	100%
Triad of Arizona (L.P.), Inc.	100%
Triad of Oregon, LLC	100%
Triad of Phoenix, Inc.	100%
Triad RC, Inc.	100%
Triad-Arizona I, Inc.	100%
Triad-ARMC, LLC	100%
Triad-Denton Hospital GP, LLC	100%

52

Triad-Denton Hospital, L.P.	100%
Triad-El Dorado, Inc.	100%
Triad-Navarro Regional Hospital Subsidiary, LLC	100%
Triad-South Tulsa Hospital Company, Inc.	100%
Tri-Irish, Inc.	100%
Tri-World, LLC	100%
TROSCO, LLC	100%
Troy Hospital Corporation	100%
Tunkhannock Clinic Company, LLC	100%
Tunkhannock Hospital Company, LLC	100%
Tunkhannock Hospital Physician Services, LLC	100%
Tuscora Park Medical Specialists, LLC	100%
ValleyCare Cardiology Group, LLC	100%
VHC Holdings, LLC	100%
VHC Medical, LLC	100%
Vicksburg Healthcare, LLC	100%
Vicksburg Surgical Center, LLC	100%
Victoria Clinic Asset Holding Company, LLC	100%
Victoria Hospital, LLC	100%
Victoria of Texas, L.P.	100%
Victoria Texas Home Care Services, LLC	100%
Village Medical Center Associates, LLC	100%
Virginia Care Company, LLC	100%
Virginia Hospital Company, LLC	100%
WA-SPOK DH CRNA, LLC	100%
WA-SPOK DH Urgent Care, LLC	100%
WA-SPOK Kidney Care, LLC	100%
WA-SPOK Medical Care, LLC	100%
WA-SPOK Primary Care, LLC	100%
WA-SPOK Pulmonary & Critical Care, LLC	100%
WA-SPOK VH CRNA, LLC	100%
WA-SPOK VH Urgent Care, LLC	100%
Warren Ohio Hospital Company, LLC	100%
Warren Ohio Physician Services, LLC	100%
Warren Ohio Rehab Hospital Company, LLC	100%
Warsaw Health System, LLC	99.08%
Washington Clinic Corp.	100%
Washington Hospital Corporation	100%
Washington Physician Corp.	100%
Watsonville Hospital Corporation	100%
Waukegan Clinic Corp.	100%
Waukegan Hospice Corp.	100%
Waukegan Hospital Corporation	100%
Waukegan Illinois Hospital Company, LLC	100%
Weatherford Home Care Services, LLC	100%

53

Weatherford Hospital Corporation	100%
Weatherford Texas Hospital Company, LLC	100%
Webb County Texas Home Care Services, LLC	100%
Webb Hospital Corporation	100%
Webb Hospital Holdings, LLC	100%
Wesley Health System LLC	100%
Wesley HealthTrust, Inc.	100%
Wesley Physician Services, LLC	100%
West Anaheim Medical Center, LLC	100%
West Anaheim, LLC	100%
West Grove Clinic Company, LLC	100%
West Grove Family Practice, LLC	100%
West Grove Home Care, LLC	100%
West Grove Hospital Company, LLC	100%
Western Arizona Regional Home Health and Hospice, Inc.	100%
Western Reserve Health Education, Inc.	100%
Wharton Medco, LLC	100%
Wheeling HBP Clinic Company, LLC	100%
Wheeling West Virginia Clinic Company, LLC	100%
Wheeling West Virginia Hospital Company, LLC	100%
WHMC, LLC	100%
Wichita Falls Texas Home Care Corporation	100%
Wichita Falls Texas Private Duty Corporation	100%
Wilkes-Barre Academic Medicine, LLC	100%
Wilkes-Barre Behavioral Hospital Company, LLC	100%
Wilkes-Barre Behavioral Ventures, LLC	100%
Wilkes-Barre Clinic Company, LLC	100%
Wilkes-Barre Community Residential Unit, LLC	100%
Wilkes-Barre Holdings, LLC	100%
Wilkes-Barre Home Care Services, LLC	100%
Wilkes-Barre Hospital Company, LLC	100%
Wilkes-Barre Intermountain Clinic, LLC	100%
Wilkes-Barre Personal Care Services, LLC	100%
Wilkes-Barre Skilled Nursing Services, LLC	100%
Willamette Community Medical Group, LLC	100%
Williamston Clinic Corp.	100%
Williamston HBP Services, LLC	100%
Williamston Hospital Corporation	100%
Wiregrass Clinic, LLC	100%
Women & Children’s Hospital, LLC	100%
Women’s Health Partners, LLC	100%
Woodland Heights Medical Center, LLC	100%
Woodward Clinic Company, LLC	100%
Woodward Health System, LLC	100%
Woodward Home Care Services, LLC	100%

54

York Anesthesiology Physician Services, LLC	100%
York Clinic Company, LLC	100%
York Home Care Services, LLC	100%
York Pathology Physician Services, LLC	100%
York Pennsylvania Holdings, LLC	100%
York Pennsylvania Hospital Company, LLC	100%
Youngstown Home Care Services, LLC	100%
Youngstown Ohio Hospital Company, LLC	100%
Youngstown Ohio Laboratory Services Company, LLC	100%
Youngstown Ohio Outpatient Services Company, LLC	100%
Youngstown Ohio Physician Services Company, LLC	100%
Youngstown Ohio PSC, LLC	100%
Zinni, Ltd.	0% (100% control)

55

HMA Entities:

Alabama HMA Physician Management, LLC	100%
Alliance Health Partners, LLC	90.58%
Amory HMA Physician Management, LLC	100%
Amory HMA, LLC	100%
Anniston HMA, LLC	86.99%
Arkansas HMA Regional Service Center, LLC	100%
Augusta HMA Physician Management, Inc.	100%
Augusta HMA, Inc.	100%
Barrow Health Ventures, Inc.	51%
Bartow HMA Physician Management, LLC	100%
Bartow HMA, LLC	100%
Batesville HMA Development, LLC	100%
Batesville HMA Medical Group, LLC	100%
Bayfront HMA Convenient Care, LLC	100%
Bayfront HMA Healthcare Holdings, LLC	80%
Bayfront HMA Home Health, LLC	100%
Bayfront HMA Investments, LLC	100%
Bayfront HMA Medical Center, LLC	100%
Bayfront HMA Physician Management, LLC	100%
Bayfront HMA Real Estate Holdings, LLC	100%
Bayfront HMA Wellness Center, LLC	100%
Biloxi H.M.A., LLC	100%
Biloxi HMA Physician Management, LLC	100%
Blackwell HMA, LLC	100%
Blackwell HMPN, LLC	100%
Brandon HMA, LLC	100%
Brevard HMA ALF, LLC	100%
Brevard HMA APO, LLC	100%
Brevard HMA ASC, LLC	100%
Brevard HMA Diagnostic Imaging, LLC	100%
Brevard HMA HME, LLC	100%
Brevard HMA Holdings, LLC	100%
Brevard HMA Home Health, LLC	100%
Brevard HMA Hospice, LLC	100%
Brevard HMA Hospitals, LLC	100%
Brevard HMA Investment Properties, LLC	100%
Brevard HMA Nursing Home, LLC	100%
Brooksville HMA Physician Management, LLC	100%
Campbell County HMA, LLC	100%
Canton HMA, LLC	100%
Carlisle HMA, LLC	100%
Carlisle HMA Physician Management, LLC	100%
Carlisle HMA Surgery Center, LLC	100%

56

Carlisle Medical Group, LLC	100%
Carolinas Holdings, LLC	100%
Carolinas JV Holdings General , LLC	100%
Carolinas JV Holdings, L.P.	99%
Central Florida HMA Holdings, LLC	99%
Central Polk, LLC	100%
Central States HMA Holdings, LLC	99%
Chester HMA, LLC	100%
Chester HMA Physician Management, LLC	100%
Chester Medical Group, LLC	100%
Chester PPM, LLC	100%
Citrus HMA, LLC	100%
Clarksdale HMA, LLC	100%
Clarksdale HMA Physician Management, LLC	100%
Click to Care, LLC	100%
Clinton HMA, LLC	100%
Clinton HMPN, LLC	100%
Cocke County HMA, LLC	100%
Coffee Hospital Management Associates, Inc.	100%
Collier Boulevard HMA Physician Management, LLC	100%
Collier HMA Facility Based Physician Management, LLC	100%
Collier HMA Neurological Vascular Medical Group, LLC	100%
Collier HMA Physician Management, LLC	100%
Crossgates HMA Medical Group, LLC	100%
Crystal River HMA Physician Management, LLC	100%
Durant H.M.A., LLC	100%
Durant HMA Home Health, LLC	100%
Durant HMA Physician Management, LLC	100%
Durant HMA Surgical Center, LLC	100%
East Georgia HMA Physician Management, LLC	100%
East Georgia Regional Medical Center, LLC	89.26%
EverRad HMA Holdings, LLC	100%
Florida Endoscopy and Surgery Center, LLC	70%
Florida HMA Holdings, LLC	99%
Florida HMA Regional Service Center, LLC	100%
Florida HMA Urgent Care, LLC	100%
Flowood River Oaks HMA Medical Group, LLC	100%
Fort Smith HMA, LLC	100%
Fort Smith HMA Home Health, LLC	100%
Fort Smith HMA PBC Management, LLC	100%
Fort Smith HMA Physician Management, LLC	100%
Gadsden HMA Physician Management, LLC	100%
Gaffney H.M.A., LLC	100%
Gaffney HMA Physician Management, LLC	100%
Gaffney PPM, LLC	100%

57

Georgia HMA Physician Management, LLC	100%
Green Clinic, LLC	100%
Gulf Coast HMA Physician Management, LLC	100%
Gulf Oaks Therapeutic Day School, LLC	100%
Haines City HMA, LLC	97.86%
Haines City HMA Physician Management, LLC	100%
Haines City HMA Urgent Care, LLC	100%
Hamlet H.M.A., LLC	100%
Hamlet HMA Physician Management, LLC	100%
Hamlet HMA PPM, LLC	100%
Hamlet PPM, LLC	100%
Harrison HMA, LLC	100%
Harrison HMA Physician Management, LLC	100%
Hartsville ENT, LLC	100%
Hartsville HMA, LLC	98.36%
Hartsville HMA Physician Management, LLC	100%
Hartsville Medical Group, LLC	100%
Hartsville PPM, LLC	100%
Health Management Associates, LP	100%
Health Management Associates, Inc.	100%
Fed PAC, LLC	100%
Health Management Associates, LP	100%
Health Management General Partner, LLC	100%
Health Management General Partner I, LLC	100%
Health Management Information Technology, LLC	100%
Health Management Intellectual Properties, LLC	100%
Health Management Physician Associates, LLC	100%
Hernando HMA, LLC	97.16%
Hernando HMA Ancillary, LLC	100%
HMA ASC Holdings, LLC	100%
HMA ASCOA Holdings, LLC	100%
HMA-ASCOA Investments, LLC	51%
HMA Bayflite Services, LLC	100%
HMA Blue Chip Holdings, LLC	100%
HMA Blue Chip Investments, LLC	51%
HMA CAT, LLC	100%
HMA Employee Disaster Relief Fund, Inc.	100%
HMA Fentress County General Hospital, LLC	100%
HMA Foundation, Inc.	100%
HMA Hospitals Holdings, LP	100%
HMA Lake Shore, Inc.	100%
HMA Leasing, LLC	100%
HMA MRI, LLC	100%
HMA Oklahoma Clearing Service, LLC	100%
HMA Physician Practice Management, LLC	100%

58

HMA Professional Services Group, LP	99%
HMA Regent Holdings, LLC	100%
HMA Santa Rosa Medical Center, LLC	100%
HMA Services GP, LLC(	100%
HMA SunCrest Holdings, LLC	100%
Hospital Management Associates, LLC	100%
Hospital Management Services of Florida, LP	100%
ICSE Leasing Corp.	100%
Innovations Surgery Center, LLC	100%
Insurance Company of the Southeast, Ltd.	100%
Integris Blackwell Home Health & Hospice, LLC	100%
Integris Clinton Home Health & Hospice, LLC	100%
Integris HMA, LLC	80%
Jackson HMA, LLC	100%
Jackson HMA North Medical Office Building, LLC	100%
Jamestown HMA Leasing, LLC	100%
Jamestown HMA Physician Management, LLC	100%
Jasper Medical Group, LLC	100%
Jefferson County HMA, LLC	100%
Kennett HMA, LLC	100%
Kennett HMA Physician Management, LLC	100%
Keystone HMA Property Management, LLC	100%
Key West HMA, LLC	100%
Key West HMA Physician Management, LLC	100%
Knoxville HMA Cardiology PPM, LLC	100%
Knoxville HMA Development, LLC	100%
Knoxville HMA Family Services, LLC	100%
Knoxville HMA Holdings, LLC	100%
Knoxville HMA Homecare DME & Hospice, LLC	100%
Knoxville HMA JV Holdings, LLC	100%
Knoxville HMA Mission Services, LLC	100%
Knoxville HMA Physician Management, LLC	100%
Knoxville HMA Wellness Center, LLC	100%
Lake Shore HMA, LLC	60%
Lake Shore HMA Medical Group, LLC	100%
Lancaster HMA, LLC	98.73%
Lake Shore HMA, LLC	60%
Lake Shore HMA Medical Group, LLC	100%
Lancaster HMA, LLC	98.73%
Lancaster HMA Physician Management, LLC	100%
Lancaster Medical Group, LLC	100%
Lancaster Medical Group HMA, LLC	100%
Lancaster Outpatient Imaging, LLC	100%
Lebanon HMA, LLC	98.27%
Lebanon HMA Leasing, LLC	100%

59

Lebanon HMA Physician Management, LLC	100%
Lebanon HMA Surgery Center, LLC	100%
Lehigh HMA, LLC	100%
Lehigh HMA Physician Management, LLC	100%
Little Rock HMA, Inc.	100%
Live Oak HMA, LLC	60%
Live Oak HMA Medical Group, LLC	100%
Lone Star HMA, L.P.	100%
Lone Star HMA Physician Management, Inc.	100%
Louisburg H.M.A, LLC	100%
Louisburg HMA Physician Management, LLC	100%
Louisburg PPM, LLC	100%
Madison HMA,LLC	100%
Madison HMA Physician Management, LLC	100%
Marathon H.M.A., LLC	100%
Marathon HMA Medical Group, LLC	100%
Marshall County HMA, LLC	100%
Marshall County HMPN, LLC	100%
Mayes County HMA, LLC	100%
Mayes County HMA Home Health, LLC	100%
Mayes County HMPN, LLC	100%
Melbourne HMA, LLC	100%
Melbourne HMA Medical Group, LLC	100%
Meridian HMA Clinic Management, LLC	100%
Meridian HMA, LLC	100%
Meridian HMA Nursing Home, LLC	100%
Mesquite HMA General, LLC	100%
Metro Knoxville HMA, LLC	100%
Midwest City HMA Physician Management, LLC	100%
Midwest HMA Home Health, LLC	100%
Midwest Regional Medical Center, LLC	98.60%
Mississippi Health Management Medical Education Fund, LLC	100%
Mississippi HMA DME, LLC	100%
Mississippi HMA Holdings I, LLC	99%
Mississippi HMA Holdings II, LLC	99%
Mississippi HMA Hospitalists, LLC	100%
Mississippi HMA Regional Service Center, LLC	100%
Mississippi HMA Urgent Care, LLC	100%
Mississippi HMA Ventures, LLC	100%
Monroe Diagnostic Testing Centers, LLC	100%
Monroe HMA, LLC	100%
Monroe HMA Physician Management, LLC	100%
Mooresville HMA Investors, LLC	98.63%
Mooresville HMA Physician Management, LLC	100%
Mooresville Hospital Management Associates, LLC	100%

60

Mooresville PPM, LLC	100%
Munroe HMA HMPN, LLC	100%
Munroe HMA Holdings, LLC	100%
Munroe HMA Hospital, LLC	100%
Munroe HMA Investments, LLC	100%
Munroe HMA Physician Health Partners, LLC	100%
Naples HMA, LLC	100%
Natchez Community Hospital, LLC	83%
Natchez HMA Physician Management, LLC	100%
North Carolina HMA Regional Service Center, LLC	100%
North Port HMA, LLC	100%
Oklahoma HMA Urgent Care, LLC	100%
OsceolaSC, LLC	80%
Osler HMA Medical Group, LLC	100%
Oviedo HMA, LLC	100%
Paintsville HMA Physician Management, LLC	100%
Paintsville Hospital Company, LLC	97.02%
Pasco Hernando HMA Physician Management, LLC	100%
Pasco Regional Medical Center, LLC	90.81%
PBEC HMA, Inc.	100%
Peace River HMA Nursing Center, LLC	100%
Personal Home Health Care, LLC	100%
Physicians Regional Marco Island, LLC	100%
Poinciana HMA, LLC	100%
Poplar Bluff Regional Medical Center, LLC	100%
Poplar Bluff HMA Physician Management, LLC	100%
Port Charlotte HMA, LLC	100%
Port Charlotte HMA Physician Management, LLC	100%
Preferred Nurse Staffing, LLC	100%
Punta Gorda HMA, LLC	100%
Punta Gorda HMA Physician Management, LLC	100%
Rankin Cardiology Center, LLC	100%
River Oaks Hospital, LLC	100%
River Oaks Management Company, LLC	100%
River Oaks Medical Office Building, LLC	100%
Riverpark Community Cath Lab, LLC	100%
Riverview Regional Medical Center, LLC	88.51%
Rockledge HMA, LLC	100%
Rockledge HMA Convenient Care, LLC	100%
Rockledge HMA Medical Group, LLC	100%
Rockledge HMA Urgent Care, LLC	100%
ROH, LLC	100%
Rose City HMA, LLC	89.90%
Rose City HMA Medical Group, LLC	100%
Santa Rosa HMA Physician Management, LLC	100%

61

Santa Rosa HMA Urgent Care, LLC	100%
Scott County HMA, LLC	100%
Sebastian HMA Physician Management, LLC	100%
Sebastian Hospital, LLC	100%
Sebring HMA Physician Management, LLC	100%
Sebring Hospital Management Associates, LLC	100%
Seminole HMA, LLC	100%
Seminole HMPN, LLC	100%
Southeast HMA Holdings, LLC	99%
Southwest Florida HMA Holdings, LLC	99%
Southwest Physicians Risk Retention Group, Inc.	51%
Sparks PremierCare, L.L.C.	100%
Spring Hill HMA Medical Group, LLC	100%
Spring Hill HMA Physician Management, LLC	100%
St. Cloud HMA Physician Management, LLC	100%
St. Cloud Physician Management, LLC	100%
St. Mary’s Ambulatory Surgery Center, LLC	100%
Starke HMA, LLC	60%
Starke HMA Medical Group, LLC	100%
Statesboro HMA Medical Group, LLC	100%
Statesboro HMA Physician Management, LLC	100%
Statesville HMA, LLC	100%
Statesville HMA Medical Group, LLC	100%
Statesville HMA Physician Management, LLC	100%
Statesville PPM, LLC	100%
Sumter HMA, LLC	100%
Surgery Center of Midwest City, LLC	65.7680%
Tennessee HMA Holdings, LP	99%
Tennessee HMA Regional Service Center, LLC	100%
The Surgery Center, LLC	100%
The Surgery Center at Durant, LLC	100%
Tullahoma HMA, LLC	94.27%
Tullahoma HMA Leasing, LLC	100%
Tullahoma HMA Physician Management, LLC	100%
Van Buren H.M.A., LLC	100%
Van Buren HMA Central Business Office, LLC	100%
Venice HMA, LLC	100%
Vicksburg HMA Physician Management, LLC	100%
Wauchula HMA Physician Management, LLC	100%
Williamson HMA Physician Management, LLC	100%
Williamson Memorial Hospital, LLC	95.84%
Winder HMA, LLC	100%
Women’s Health Specialists of Carlisle, LLC	100%
Yakima HMA, LLC	100%
Yakima HMA Home Health, LLC	100%
Yakima HMA Physician Management, LLC	100%

62

Schedules 3.19(a)

UCC Filing Offices

	Entity Name	Jurisdiction of Formation	Filing Office
1.	Centre Hospital Corporation	Alabama	Secretary of State of the State of Alabama
2.	Foley Hospital Corporation	Alabama	Secretary of State of the State of Alabama
3.	Fort Payne Hospital Corporation	Alabama	Secretary of State of the State of Alabama
4.	Greenville Hospital Corporation	Alabama	Secretary of State of the State of Alabama
5.	QHG of Enterprise, Inc.	Alabama	Secretary of State of the State of Alabama
6.	Bullhead City Hospital Corporation	Arizona	Secretary of State of the State of Arizona
7.	Payson Hospital Corporation	Arizona	Secretary of State of the State of Arizona
8.	Forrest City Arkansas Hospital Company, LLC	Arkansas	Secretary of State of the State of Arkansas
9.	Forrest City Hospital Corporation	Arkansas	Secretary of State of the State of Arkansas
10.	MCSA, L.L.C.	Arkansas	Secretary of State of the State of Arkansas
11.	Phillips Hospital Corporation	Arkansas	Secretary of State of the State of Arkansas
12.	QHG of Springdale, Inc.	Arkansas	Secretary of State of the State of Arkansas
13.	Triad-El Dorado, Inc.	Arkansas	Secretary of State of the State of Arkansas
14.	Abilene Hospital, LLC	Delaware	Secretary of State of the State of Delaware
15.	Abilene Merger, LLC	Delaware	Secretary of State of the State of Delaware
16.	Affinity Health Systems, LLC	Delaware	Secretary of State of the State of Delaware
17.	Affinity Hospital, LLC	Delaware	Secretary of State of the State of Delaware
18.	Berwick Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
19.	Birmingham Holdings II, LLC	Delaware	Secretary of State of the State of Delaware
20.	Birmingham Holdings, LLC	Delaware	Secretary of State of the State of Delaware
21.	Blue Island Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
22.	Blue Island Illinois Holdings, LLC	Delaware	Secretary of State of the State of Delaware
23.	Bluefield Holdings, LLC	Delaware	Secretary of State of the State of Delaware
24.	Bluefield Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
25.	Bluffton Health System LLC	Delaware	Secretary of State of the State of Delaware
26.	Brownwood Hospital, L.P.	Delaware	Secretary of State of the State of Delaware
27.	Brownwood Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
28.	Bullhead City Hospital Investment Corporation	Delaware	Secretary of State of the State of Delaware
29.	Carlsbad Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
30.	CHS/Community Health Systems, Inc.	Delaware	Secretary of State of the State of Delaware
31.	CHHS Holdings, LLC	Delaware	Secretary of State of the State of Delaware

63

32.	CHS Kentucky Holdings, LLC	Delaware	Secretary of State of the State of Delaware
33.	CHS Pennsylvania Holdings, LLC	Delaware	Secretary of State of the State of Delaware
34.	CHS Virginia Holdings, LLC	Delaware	Secretary of State of the State of Delaware
35.	CHS Washington Holdings, LLC	Delaware	Secretary of State of the State of Delaware
36.	Clarksville Holdings, LLC	Delaware	Secretary of State of the State of Delaware
37.	Clarksville Holdings II, LLC	Delaware	Secretary of State of the State of Delaware
38.	Cleveland Tennessee Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
39.	College Station Hospital, L.P.	Delaware	Secretary of State of the State of Delaware
40.	College Station Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
41.	College Station Merger, LLC	Delaware	Secretary of State of the State of Delaware
42.	Community GP Corp.	Delaware	Secretary of State of the State of Delaware
43.	Community Health Investment Company, LLC	Delaware	Secretary of State of the State of Delaware
44.	Community Health Systems, Inc.	Delaware	Secretary of State of the State of Delaware
45.	Community LP Corp.	Delaware	Secretary of State of the State of Delaware
46.	CP Hospital GP, LLC	Delaware	Secretary of State of the State of Delaware
47.	CPLP, LLC	Delaware	Secretary of State of the State of Delaware
48.	Crestwood Hospital LP, LLC	Delaware	Secretary of State of the State of Delaware
49.	Crestwood Hospital, LLC	Delaware	Secretary of State of the State of Delaware
50.	CSMC, LLC	Delaware	Secretary of State of the State of Delaware
51.	CSRA Holdings, LLC	Delaware	Secretary of State of the State of Delaware
52.	Deaconess Holdings, LLC	Delaware	Secretary of State of the State of Delaware
53.	Deaconess Hospital Holdings, LLC	Delaware	Secretary of State of the State of Delaware
54.	Desert Hospital Holdings, LLC	Delaware	Secretary of State of the State of Delaware
55.	Detar Hospital, LLC	Delaware	Secretary of State of the State of Delaware
56.	DHFW Holdings, LLC	Delaware	Secretary of State of the State of Delaware
57.	DHSC, LLC	Delaware	Secretary of State of the State of Delaware
58.	Dukes Health System, LLC	Delaware	Secretary of State of the State of Delaware
59.	Fallbrook Hospital Corporation	Delaware	Secretary of State of the State of Delaware
60.	Gadsden Regional Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
61.	GRMC Holdings, LLC	Delaware	Secretary of State of the State of Delaware
62.	Hallmark Healthcare Company, LLC	Delaware	Secretary of State of the State of Delaware
63.	Hobbs Medco, LLC	Delaware	Secretary of State of the State of Delaware
64.	Hospital of Barstow, Inc.	Delaware	Secretary of State of the State of Delaware
65.	Kirksville Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
66.	Lancaster Hospital Corporation	Delaware	Secretary of State of the State of Delaware
67.	Las Cruces Medical Center, LLC	Delaware	Secretary of State of the State of Delaware

64

68.	Lea Regional Hospital, LLC	Delaware	Secretary of State of the State of Delaware
69.	Longview Clinic Operations Company, LLC	Delaware	Secretary of State of the State of Delaware
70.	Longview Medical Center, L.P.	Delaware	Secretary of State of the State of Delaware
71.	Longview Merger, LLC	Delaware	Secretary of State of the State of Delaware
72.	LRH, LLC	Delaware	Secretary of State of the State of Delaware
73.	Lutheran Health Network of Indiana, LLC	Delaware	Secretary of State of the State of Delaware
74.	Massillon Community Health System LLC	Delaware	Secretary of State of the State of Delaware
75.	Massillon Health System LLC	Delaware	Secretary of State of the State of Delaware
76.	Massillon Holdings, LLC	Delaware	Secretary of State of the State of Delaware
77.	McKenzie Tennessee Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
78.	Medical Center of Brownwood, LLC	Delaware	Secretary of State of the State of Delaware
79.	Merger Legacy Holdings, LLC	Delaware	Secretary of State of the State of Delaware
80.	MMC of Nevada, LLC	Delaware	Secretary of State of the State of Delaware
81.	Moberly Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
82.	MWMC Holdings, LLC	Delaware	Secretary of State of the State of Delaware
83.	Nanticoke Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
84.	National Healthcare of Leesville, Inc.	Delaware	Secretary of State of the State of Delaware
85.	National Healthcare of Mt. Vernon, Inc.	Delaware	Secretary of State of the State of Delaware
86.	National Healthcare of Newport, Inc.	Delaware	Secretary of State of the State of Delaware
87.	Navarro Hospital, L.P.	Delaware	Secretary of State of the State of Delaware
88.	Navarro Regional, LLC	Delaware	Secretary of State of the State of Delaware
89.	Northampton Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
90.	Northwest Hospital, LLC	Delaware	Secretary of State of the State of Delaware
91.	Northwest Arkansas Hospitals, LLC	Delaware	Secretary of State of the State of Delaware
92.	NOV Holdings, LLC	Delaware	Secretary of State of the State of Delaware
93.	NRH, LLC	Delaware	Secretary of State of the State of Delaware
94.	Oro Valley Hospital, LLC	Delaware	Secretary of State of the State of Delaware
95.	Palmer-Wasilla Health System, LLC	Delaware	Secretary of State of the State of Delaware
96.	Peckville Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
97.	Pennsylvania Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
98.	Phoenixville Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
99.	Pottstown Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
100.	QHG Georgia Holdings II, LLC	Delaware	Secretary of State of the State of Delaware
101.	QHG of Bluffton Company, LLC	Delaware	Secretary of State of the State of Delaware
102.	QHG of Fort Wayne Company, LLC	Delaware	Secretary of State of the State of Delaware
103.	QHG of Warsaw Company, LLC	Delaware	Secretary of State of the State of Delaware
104.	Quorum Health Resources, LLC	Delaware	Secretary of State of the State of Delaware

65

105.	Regional Hospital of Longview, LLC	Delaware	Secretary of State of the State of Delaware
106.	Ruston Hospital Corporation	Delaware	Secretary of State of the State of Delaware
107.	Ruston Louisiana Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
108.	SACMC, LLC	Delaware	Secretary of State of the State of Delaware
109.	San Angelo Community Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
110.	San Angelo Medical, LLC	Delaware	Secretary of State of the State of Delaware
111.	Scranton Holdings, LLC	Delaware	Secretary of State of the State of Delaware
112.	Scranton Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
113.	Scranton Quincy Holdings, LLC	Delaware	Secretary of State of the State of Delaware
114.	Scranton Quincy Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
115.	Siloam Springs Arkansas Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
116.	Siloam Springs Holdings, LLC	Delaware	Secretary of State of the State of Delaware
117.	Southern Texas Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
118.	Spokane Valley Washington Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
119.	Spokane Washington Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
120.	Tennyson Holdings, LLC	Delaware	Secretary of State of the State of Delaware
121.	Tomball Texas Holdings, LLC	Delaware	Secretary of State of the State of Delaware
122.	Tomball Texas Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
123.	Triad Healthcare Corporation	Delaware	Secretary of State of the State of Delaware
124.	Triad Holdings III, LLC	Delaware	Secretary of State of the State of Delaware
125.	Triad Holdings IV, LLC	Delaware	Secretary of State of the State of Delaware
126.	Triad Holdings V, LLC	Delaware	Secretary of State of the State of Delaware
127.	Triad Nevada Holdings, LLC	Delaware	Secretary of State of the State of Delaware
128.	Triad of Alabama, LLC	Delaware	Secretary of State of the State of Delaware
129.	Triad of Oregon, LLC	Delaware	Secretary of State of the State of Delaware
130.	Triad-ARMC, LLC	Delaware	Secretary of State of the State of Delaware
131.	Triad-Navarro Regional Hospital Subsidiary, LLC	Delaware	Secretary of State of the State of Delaware
132.	Tunkhannock Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
133.	VHC Medical, LLC	Delaware	Secretary of State of the State of Delaware
134.	Vicksburg Healthcare, LLC	Delaware	Secretary of State of the State of Delaware
135.	Victoria Hospital, LLC	Delaware	Secretary of State of the State of Delaware
136.	Victoria of Texas, L.P.	Delaware	Secretary of State of the State of Delaware
137.	Warren Ohio Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
138.	Warren Ohio Rehab Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware

66

139.	Watsonville Hospital Corporation	Delaware	Secretary of State of the State of Delaware
140.	Webb Hospital Corporation	Delaware	Secretary of State of the State of Delaware
141.	Webb Hospital Holdings, LLC	Delaware	Secretary of State of the State of Delaware
142.	Wesley Health System LLC	Delaware	Secretary of State of the State of Delaware
143.	West Grove Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
144.	WHMC, LLC	Delaware	Secretary of State of the State of Delaware
145.	Wilkes-Barre Behavioral Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
146.	Wilkes-Barre Holdings, LLC	Delaware	Secretary of State of the State of Delaware
147.	Wilkes-Barre Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
148.	Women & Children’s Hospital, LLC	Delaware	Secretary of State of the State of Delaware
149.	Woodland Heights Medical Center, LLC	Delaware	Secretary of State of the State of Delaware
150.	Woodward Health System, LLC	Delaware	Secretary of State of the State of Delaware
151.	York Pennsylvania Holdings, LLC	Delaware	Secretary of State of the State of Delaware
152.	Youngstown Ohio Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
153.	York Pennsylvania Hospital Company, LLC	Delaware	Secretary of State of the State of Delaware
154.	QHG Georgia Holdings, Inc.	Georgia	Office of the Clerk of any Superior Court
155.	QHG Georgia, LP	Georgia	Office of the Clerk of any Superior Court
156.	Anna Hospital Corporation	Illinois	Secretary of State of the State of Illinois
157.	Galesburg Hospital Corporation	Illinois	Secretary of State of the State of Illinois
158.	Granite City Hospital Corporation	Illinois	Secretary of State of the State of Illinois
159.	Granite City Illinois Hospital Company, LLC	Illinois	Secretary of State of the State of Illinois
160.	Marion Hospital Corporation	Illinois	Secretary of State of the State of Illinois
161.	Red Bud Hospital Corporation	Illinois	Secretary of State of the State of Illinois
162.	Red Bud Illinois Hospital Company, LLC	Illinois	Secretary of State of the State of Illinois
163.	Waukegan Hospital Corporation	Illinois	Secretary of State of the State of Illinois
164.	Waukegan Illinois Hospital Company, LLC	Illinois	Secretary of State of the State of Illinois
165.	Frankfort Health Partner, Inc.	Indiana	Secretary of State of the State of Indiana
166.	QHG of Clinton County, Inc.	Indiana	Secretary of State of the State of Indiana
167.	Hospital of Fulton, Inc.	Kentucky	Secretary of State of the State of Kentucky
168.	Hospital of Louisa, Inc.	Kentucky	Secretary of State of the State of Kentucky
169.	Jackson Hospital Corporation	Kentucky	Secretary of State of the State of Kentucky
170.	QHG of Forrest County, Inc.	Mississippi	Secretary of State of the State of Mississippi
171.	QHG of Hattiesburg, Inc.	Mississippi	Secretary of State of the State of Mississippi
172.	River Region Medical Corporation	Mississippi	Secretary of State of the State of Mississippi
173.	NC-DSH, LLC	Nevada	Secretary of State of the State of Nevada

67

174.	Salem Hospital Corporation	New Jersey	New Jersey Department of Treasury/Division of Revenue
175.	Deming Hospital Corporation	New Mexico	Secretary of State of the State of New Mexico
176.	Roswell Hospital Corporation	New Mexico	Secretary of State of the State of New Mexico
177.	San Miguel Hospital Corporation	New Mexico	Secretary of State of the State of New Mexico
178.	Williamston Hospital Corporation	North Carolina	Secretary of State of the State of North Carolina
179.	QHG of Massillon, Inc.	Ohio	Secretary of State of the State of Ohio
180.	Kay County Hospital Corporation	Oklahoma	Secretary of State of the State of Oklahoma
181.	Kay County Oklahoma Hospital Company, LLC	Oklahoma	Secretary of State of the State of Oklahoma
182.	Clinton Hospital Corporation	Pennsylvania	Secretary of the Commonwealth
183.	Coatesville Hospital Corporation	Pennsylvania	Secretary of the Commonwealth
184.	QHG of South Carolina, Inc.	South Carolina	Secretary of State of the State of South Carolina
185.	QHG of Spartanburg, Inc.	South Carolina	Secretary of State of the State of South Carolina
186.	Brownsville Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
187.	Cleveland Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
188.	Dyersburg Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
189.	Hospital of Morristown, Inc.	Tennessee	Secretary of State of the State of Tennessee
190.	Jackson Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
191.	Lakeway Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
192.	Lexington Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
193.	Martin Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
194.	McNairy Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
195.	Shelbyville Hospital Corporation	Tennessee	Secretary of State of the State of Tennessee
196.	Big Bend Hospital Corporation	Texas	Secretary of State of the State of Texas
197.	Big Spring Hospital Corporation	Texas	Secretary of State of the State of Texas
198.	Granbury Hospital Corporation	Texas	Secretary of State of the State of Texas
199.	Jourdanton Hospital Corporation	Texas	Secretary of State of the State of Texas
200.	Weatherford Hospital Corporation	Texas	Secretary of State of the State of Texas
201.	Weatherford Texas Hospital Company, LLC	Texas	Secretary of State of the State of Texas
202.	Tooele Hospital Corporation	Utah	Division of Corporations and Commercial Code
203.	Emporia Hospital Corporation	Virginia	State Corporation Commission
204.	Franklin Hospital Corporation	Virginia	State Corporation Commission
205.	Virginia Hospital Company, LLC	Virginia	State Corporation Commission
206.	Oak Hill Hospital Corporation	West Virginia	Secretary of State of the State of West Virginia
207.	Evanston Hospital Corporation	Wyoming	Secretary of State of the State of Wyoming

68

HMA Entities:

1.	Fort Smith HMA, LLC	Arkansas	Secretary of State of the State of Arkansas
2.	VAN BUREN H.M.A., LLC	Arkansas	Secretary of State of the State of Arkansas
3.	Carolinas JV Holdings General, LLC	Delaware	Secretary of State of the State of Delaware
4.	Carolinas JV Holdings, L.P.	Delaware	Secretary of State of the State of Delaware
5.	Central Florida HMA Holdings, LLC	Delaware	Secretary of State of the State of Delaware
6.	Central States HMA Holdings, LLC	Delaware	Secretary of State of the State of Delaware
7.	Florida HMA Holdings, LLC	Delaware	Secretary of State of the State of Delaware
8.	Health Management Associates, Inc.	Delaware	Secretary of State of the State of Delaware
9.	Health Management Associates, LP	Delaware	Secretary of State of the State of Delaware
10.	Health Management General Partner, LLC	Delaware	Secretary of State of the State of Delaware
11.	HMA Hospitals Holdings, LP	Delaware	Secretary of State of the State of Delaware
12.	Lone Star HMA, L.P.	Delaware	Secretary of State of the State of Delaware
13.	Mesquite HMA General, LLC	Delaware	Secretary of State of the State of Delaware
14.	Mississippi HMA Holdings I, LLC	Delaware	Secretary of State of the State of Delaware
15.	Mississippi HMA Holdings II, LLC	Delaware	Secretary of State of the State of Delaware
16.	Southeast HMA Holdings, LLC	Delaware	Secretary of State of the State of Delaware
17.	Southwest Florida HMA Holdings, LLC	Delaware	Secretary of State of the State of Delaware
18.	Bartow HMA, LLC	Florida	Secretary of State of the State of Florida
19.	Brevard HMA Holdings, LLC	Florida	Secretary of State of the State of Florida
20.	Brevard HMA Hospitals, LLC	Florida	Secretary of State of the State of Florida
21.	Citrus HMA, LLC	Florida	Secretary of State of the State of Florida
22.	HMA Santa Rosa Medical Center, LLC	Florida	Secretary of State of the State of Florida
23.	Hospital Management Associates, LLC	Florida	Secretary of State of the State of Florida
24.	Key West HMA, LLC	Florida	Secretary of State of the State of Florida
25.	Lehigh HMA, LLC	Florida	Secretary of State of the State of Florida
26.	Melbourne HMA, LLC	Florida	Secretary of State of the State of Florida
27.	Naples HMA, LLC	Florida	Secretary of State of the State of Florida
28.	Port Charlotte HMA, LLC	Florida	Secretary of State of the State of Florida
29.	Punta Gorda HMA, LLC	Florida	Secretary of State of the State of Florida
30.	Rockledge HMA, LLC	Florida	Secretary of State of the State of Florida
31.	Sebastian Hospital, LLC	Florida	Secretary of State of the State of Florida
32.	Sebring Hospital Management Associates, LLC	Florida	Secretary of State of the State of Florida
33.	Venice HMA, LLC	Florida	Secretary of State of the State of Florida
34.	Monroe HMA, LLC	Georgia	Office of the Clerk of any Superior Court
35.	Winder HMA, LLC	Georgia	Office of the Clerk of any Superior Court
36.	Amory HMA, LLC	Mississippi	Secretary of State of the State of Mississippi

69

37.	Biloxi H.M.A., LLC	Mississippi	Secretary of State of the State of Mississippi
38.	Brandon HMA, LLC	Mississippi	Secretary of State of the State of Mississippi
39.	Clarksdale HMA, LLC	Mississippi	Secretary of State of the State of Mississippi
40.	Jackson HMA, LLC	Mississippi	Secretary of State of the State of Mississippi
41.	Madison HMA, LLC	Mississippi	Secretary of State of the State of Mississippi
42.	River Oaks Hospital, LLC	Mississippi	Secretary of State of the State of Mississippi
43.	ROH, LLC	Mississippi	Secretary of State of the State of Mississippi
44.	Kennett HMA, LLC	Missouri	Secretary of State of the State of Missouri
45.	Poplar Bluff Regional Medical Center, LLC	Missouri	Secretary of State of the State of Missouri
46.	Hamlet H.M.A., LLC	North Carolina	Secretary of State of the State of North Carolina
47.	Statesville HMA, LLC	North Carolina	Secretary of State of the State of North Carolina
48.	Carlisle HMA, LLC	Pennsylvania	Secretary of the Commonwealth
49.	Chester HMA, LLC	South Carolina	Secretary of State of the State of South Carolina
50.	Campbell County HMA, LLC	Tennessee	Secretary of State of the State of Tennessee
51.	Cocke County HMA, LLC	Tennessee	Secretary of State of the State of Tennessee
52.	HMA Fentress County General Hospital, LLC	Tennessee	Secretary of State of the State of Tennessee
53.	Jefferson County HMA, LLC	Tennessee	Secretary of State of the State of Tennessee
54.	Knoxville HMA Holdings, LLC	Tennessee	Secretary of State of the State of Tennessee
55.	Metro Knoxville HMA, LLC	Tennessee	Secretary of State of the State of Tennessee
56.	Yakima HMA, LLC	Washington	Secretary of State of the State of Washington

70

Schedule 6.01

Existing Indebtedness

Please also see Schedule 1.01(a)

CHS Miscellaneous Debt:

		$ amounts in thousands
Fannin RH - Blue Ridge, GA 0102	Pump station	123
Carolina Surg Cntr - Lancaster, SC 0408	First Citizens Bank	2410
San Angelo Comm MC - San Angelo, TX 1574		95
Tomball ASC-Tomball, TX 3775	Const Loan - Woodforest Bk	2885
Tomball ASC-Tomball, TX 3775	Equip Loan - Woodforest Bk	364

	TOTAL	5877

CHS Capital Leases:

		$ amounts in thousands
Hill Regional - Hillsboro, TX 0134	capital lease	7,383
Scenic Mountn - Big Spring, TX 0135	capital lease	0
Brandywine Hosp - Coatesville, PA 0167	capital lease	9,315
Jennersville - West Grove, PA 0170	capital lease	116
Southside RMC - Petersburg, VA 0188	capital lease	6,915
Chestnut Hill - Philadelphia, PA 0191	capital lease	241
Carolina Surg Cntr - Lancaster, SC 0408	capital lease	534
Evanston Clinic Corp - Evanston, WY 0659	capital lease	0
Village MC Assoc - Coatsville, PA 0767	capital lease	0
Deaconess MC - Spokane, WA 1501	capital lease	5,709
Wlks-Brr Hosp Co - Wilkes-Barre, PA 1507	capital lease	141
Nrthwest Med Cntr - Bentonville, AR 1516	capital lease	15
Carolinas Hospital System - Marion 1523	capital lease	48
Lutheran Hospital - Ft. Wayne, IN 1525	capital lease	0
Memorial Hospital - York, PA 1538	capital lease	798
St. Joseph Hosp - Fort Wayne, IN 1545	capital lease	0
MCSA, LLC - El Dorado, AR 1548	capital lease	22
Northwest MC - Springdale, AR 1550	capital lease	21
Dupont Hospital - Ft Wayne, IN 1554	capital lease	4
Bluefield RMC - Bluefield, WV 1558	capital lease	7
Metro South Med Center-Blue Island, IL	capital lease	286
Brownwood RMC - Brownwood, TX 1570	capital lease	197
Affinity Hosp, LLC - Birmingham, AL 1583	capital lease	4,934
Carlsbad MC - Carlsbad, NM 1589	capital lease	111
Carolinas Hosp Sys - Florence, SC 1595	capital lease	285
Reg Hosp of Scranton-Scranton, PA 1640	capital lease	303
Tyler Mem Hosp-Tunkhannock, PA 1685	capital lease	22
Woodward Reg Hosp - Woodward, OK 1712	capital lease	5,601

71

Moses Taylor Hospital-Scranton, PA	capital lease	680
Mid Valley Hospital-Peckville, PA	capital lease	0
LMG - BMA - Ft Wayne, IN 6025	capital lease	9
Lutheran Medical Grp - Ft.Wayne, IN 6225	capital lease	0
Brownwood Clinic Ops - Brownwood, TX 6270	capital lease	23
Dcnss Phys Clnc - Oklahoma City, OK 6568	capital lease	88
Moses Taylor Clinic Co-Scranton, PA	capital lease	68
Longview Clinic Ops-Longview, TX 6968	capital lease	49
QHR - Plano, TX 8417	capital lease	12
	TOTAL CAP LEASES	43,941

CHS Physician Loans:

		$ amounts in thousands
Fannin RH - Blue Ridge, GA 0102	Physician Loan	33
Weatherford RMC - Weatherford, TX 0104	Physician Loan	32
Lakeway RH - Morristown, TN 0116	Physician Loan	42
Moberly RMC - Moberly, MO 0118	Physician Loan	26
N Louisiana MC - Ruston, LA 0126	Physician Loan	0
Hill Regional - Hillsboro, TX 0134	Physician Loan	17
Porter Hosp - Valparaiso, IN 0137	Physician Loan	0
Springs Mem - Lancaster, SC 0138	Physician Loan	30
North Okaloosa - Crestview, FL 0141	Physician Loan	88
Heartland RMC - Marion, IL 0143	Physician Loan	90
Watsonville CH - Watsonville, CA 0152	Physician Loan	65
Fallbrook Hosp - Fallbrook, CA 0153	Physician Loan	15
Martin General - Williamston, NC 0154	Physician Loan	34
Berwick HC - Berwick, PA 0155	Physician Loan	14
W Arizona RMC - Bullhead City, AZ 0163	Physician Loan	0
S Baldwin RMC - Foley, AL 0164	Physician Loan	80
Northeast RMC - Kirksville, MO 0166	Physician Loan	25
Brandywine Hosp - Coatesville, PA 0167	Physician Loan	0
Easton Hosp - Easton, PA 0169	Physician Loan	20
Jennersville - West Grove, PA 0170	Physician Loan	0
Phoenixville - Phoenixville, PA 0177	Physician Loan	18
Lake Wales MC - Lake Wales, FL 0178	Physician Loan	53
McKenzie RH - McKenzie, TN 0182	Physician Loan	47
Volunteer CH - Martin, TN 0184	Physician Loan	69
Haywood Park - Brownsville, TN 0185	Physician Loan	0
Pottstown Mem - Pottstown, PA 0187	Physician Loan	51
Southside RMC - Petersburg, VA 0188	Physician Loan	165
Laredo MC - Laredo, TX 0189	Physician Loan	132
Galesburg Cot - Galesburg, IL 0190	Physician Loan	0
Chestnut Hill - Philadelphia, PA 0191	Physician Loan	59

72

Heritage MC - Shelbyville, TN 0192	Physician Loan	274
SkyRidge MC - Cleveland, TN 0193	Physician Loan	71
DeKalb RMC - Fort Payne, AL 0198	Physician Loan	67
Clinic Comp, LLC - Pottstown, PA 0787	Physician Loan	25
Deaconess MC - Spokane, WA 1501	Physician Loan	0
Wlks-Brr Hosp Co - Wilkes-Barre, PA 1507	Physician Loan	88
Memorial Hosp - Siloam Springs, AR 1511	Physician Loan	27
Affinity Med Ctr - Massillion, OH 0153	Physician Loan	90
Nrthwest Med Cntr - Bentonville, AR 1516	Physician Loan	0
Cedar Prk RMC (JV) - Cedar Park, TX 1521	Physician Loan	8
Lutheran Hospital - Ft. Wayne, IN 1525	Physician Loan	25
Oro Valley Hosp - Oro Valley, AZ 1528	Physician Loan	14
Augusta Hosp, LLC - Augusta, GA 1536	Physician Loan	0
Gateway MC - Clarksville, TN 1553	Physician Loan	0
Dupont Hospital - Ft Wayne, IN 1554	Physician Loan	230
Kosciusko Comm Hospital - Warsaw, IN	Physician Loan	0
Bluefield RMC - Bluefield, WV 1558	Physician Loan	0
Deaconess Hosp - Oklahoma City, OK 1568	Physician Loan	0
Brownwood RMC - Brownwood, TX 1570	Physician Loan	42
Flowers Hospital - Dothan, AL 1572	Physician Loan	249
San Angelo Comm MC - San Angelo, TX 1574	Physician Loan	33
Affinity Hosp, LLC - Birmingham, AL 1583	Physician Loan	67
Crestwood Hsp, LLC - Huntsville, AL 1584	Physician Loan	195
Gadsden RMC - Gadsden, AL 1585	Physician Loan	272
QHG of Entrprs INC - Enterprise, AL 1590	Physician Loan	166
Wmn & Chldns Hsp - Lake Charles, LA 1604	Physician Loan	0
Mry Blck Hlth Sys - Spartanburg, SC 1606	Physician Loan	60
Detar Hospital - Victoria, TX 1611	Physician Loan	211
DBA Woodland Hghts MC - Lufkin, TX 1626	Physician Loan	14
Abilene RMC - Abilene, TX 1628	Physician Loan	120
Reg Hosp of Scranton-Scranton, PA 1640	Physician Loan	72
MAT-SU RMC - Palmer, AK 1645	Physician Loan	68
Trumbull Mem Hosp - Warren, OH 1655	Physician Loan	47
McKnze-Wllmtte MC - Springfield, OR 1706	Physician Loan	0
Northwest Hosp - Tucson, AZ 1730	Physician Loan	14
Moses Taylor Hospital-Scranton, PA	Physician Loan	150
Greenbrier Vlly MC - Ronceverte, WV 1878	Physician Loan	371
Vlley Hsp & MC - Spokane Valley, WA 1911	Physician Loan	0
Surgicare - Lake Charles, LA 3604	Physician Loan	26
Abilene RMC - Abilene, TX 6328	Physician Loan	0
Affnty Phys Svrvcs - Birmingham, AL 6583	Physician Loan	0
	TOTAL PHYSICIAN LOANS	4301

* Debt aggregated by major type per facility.

73

      HMA Equipment Leases:

Location	Description	Amount	Lessor	End Date
ANNISTON	PACS Storage	$139,522.00	Agfa	4/26/2017
ANNISTON	PACS for Digital Mammography	$113,857.00	Agfa	5/24/2017
CARLISLE	PACS Upgrade	$102,213.33	Agfa
CRYSTAL RIVER	PACS Storage	$ 122,497.37	Agfa	11/21/2016
DALLAS REGIONAL	Cath/Echo Imaging Software/Equipment	$ 130,439.00	Agfa	6/20/2016
GADSDEN	Cache	$ 133,997.00	AGFA	9/5/2018
HARTSVILLE	Cache	$ 129,988.00	AGFA
KEY WEST	PACS Storage	$ 132,284.00	Agfa	6/20/2017
LANCASTER REG	PACS	$ 209,433.00	AGFA
LANCASTER/ROSE CITY	Archive Upgrade EMC	$ 132,658.67	Agfa	2/11/2018
LEBANON	Cache Disk Array	$ 122,497.37	Agfa	8/9/2016
LEHIGH ACRES	MINI-PACS	$ 133,111.74	Agfa	5/31/2013
LEHIGH ACRES	PACS	$ 205,819.30	Agfa	2/23/2014
MONROE	PACS Storage	$ 89,466.67	Agfa	7/11/2016
NAPLES - PR	Multi Cassette Processor	$ 137,386.59	Agfa	7/1/2017
POPLAR BLUFF	CARDIOLOGY PACS SYSTEM	$ 304,007.48	AGFA	3/5/2015
POPLAR BLUFF	Cache	$ 139,615.00	AGFA	4/26/2017
POPLAR BLUFF	PACS	$ 240,635.11	AGFA
PORT CHARLOTTE	DIGITAL MAMMOS	$ 64,030.00	AGFA	4/27/2015
PT CHARLOTTE	Archive Upgrade-EMC	$ 132,658.67	AGFA	11/16/2017
SEBRING	MAMMOGRAPHY SYSTEM	$ 114,750.00	AGFA	1/12/2016
STATESBORO	Cache Disk Array	$ 151,702.00	AGFA	4/16/2017
VENICE	PACS Storage	$ 129,898.00	Agfa	5/6/2016
VENICE - Gulf Coast	CR CASSETTE AND PLATE	$ 70,941.00	AGFA	4/16/2015
WINDER	PACS SYSTEM	$ 418,613.00	AGFA	6/2/2014
WUESTHOFF - ROCKLEDGE	PACS Upgrade	$ 1,390,574.00	AGFA	9/9/2016
WUESTHOFF - ROCKLEDGE	IMPAX Archive System	$ 323,418.00	Agfa	9/9/2016
BROOKSVILLE	Cache Disk Array	$ 152,180.00	Agfa Finance	10/13/2016
WUESTHOFF -MELBOURNE	Nitrogen Generator (Q Trap Agreement)	$ 232,329.48	Applied Biosystems	2/28/2013

74

WUESTHOFF - MELBOURNE	Automated System for PCR Testing	$ 148,320.00	B D Diagnostics	4/30/2012
BARTOW	ENT NAVIGATION SYSTEM	$ 107,520.00	Bank of America	2/1/2015
BARTOW	MAKO System	$ 937,501.00	Bank of America	7/1/2015
BILOXI	Makoplasty Robot	$ 1,117,080.00	Bank of America	10/1/2015
CARLISLE	LINEAR ACCELERATOR	$ 2,740,267.00	Bank of America	7/1/2015
CORP -	Mako Surgical Robot (11)	$ 845,000.00	Bank of America	3/30/2016
CORP -	Mako Surgical Robot (11)	$ 1,013,000.00	Bank of America	3/31/2016
FLOWOOD	MAKO ROBOT	$ 850,000.00	Bank of America	12/30/2014
FLOWOOD	Robot Hip Upgrade	$ 199,000.00	Bank of America	1/5/2015
FORT SMITH	Image-Guided Radiotherapy System	$ 4,274,233.00	Bank of America	12/28/2016
HARTSVILLE	HYPERBARIC CHAMBERS	$ 231,000.00	Bank of America	12/23/2014
HARTSVILLE	DEFIBRILLATORS	$284,871.84	Bank of America	5/20/2015
JACKSON	ALLURA XPER FD20 $ Intervent. Pat. Care	$ 995,469.00	Bank of America
LEHIGH ACRES	HYPERBARIC CHAMBER	$231,000.00	Bank of America	12/23/2014
MIDWEST CITY	LAPAROSCOPIC ARTHROSCOPIC SYSTEMS	$429,404.00	Bank of America	10/10/2012
NAPLES - COLLIER	ROBOTIC ORTHO SYSTEM	$1,044,000.00	Bank of America	9/16/2016
POPLAR BLUFF	MAKO System	$929,500.00	Bank of America	7/27/2015
PORT CHARLOTTE	MAKO ROBOT	$845,000.00	Bank of America	11/1/2014
VENICE	MAKO ROBOT	$850,000.00	Bank of America	12/30/2014
WUESTHOFF - MELBOURNE	MAKO System	$633,750.00	Bank of America	7/1/2015
WUESTHOFF - MELBOURNE	Mako HIP Application	$186,562.50	Bank of America	7/1/2015
ANNISTON	SPECTRUM PUMPS	$567,000.00	Baxter	12/14/2015
BARTOW	SPECTRUM PUMPS	$577,500.00	Baxter
BILOXI	SPECTRUM PUMPS	$904,050.00	Baxter	12/19/2015
BROOKSVILLE	SPECTRUM PUMPS	$673,750.00	Baxter
CHESTER	SPECTRUM PUMPS	$245,700.00	Baxter	11/4/2015
CLARKSDALE	SPECTRUM PUMPS	$820,050.00	Baxter
DALLAS REGIONAL	SPECTRUM PUMPS	$567,000.00	Baxter	12/22/2015
DURANT	SPECTRUM PUMPS	$510,300.00	Baxter	11/22/2015
FLOWOOD	SPECTRUM PUMPS	$1,193,850.00	Baxter	12/9/2015
GADSDEN	SPECTRUM PUMPS	$1,251,250.00	Baxter
HAINES CITY	SPECTRUM PUMPS	$945,000.00	Baxter	11/22/2015

75

HARTSVILLE	SPECTRUM PUMPS	$770,000.00	Baxter
JAMESTOWN	SPECTRUM PUMPS	$252,000.00	Baxter	10/27/2015
KEY WEST	SPECTRUM PUMPS	$384,300.00	Baxter	11/22/2015
KEY WEST	SPECTRUM PUMPS	$94,500.00	Baxter	11/22/2015
LANCASTER Heart o	SPECTRUM PUMPS	$378,000.00	Baxter	12/19/2015
LANCASTER REG	SPECTRUM PUMPS	$806,400.00	Baxter	12/19/2015
Madill	Spectrum Wireless Pumps 30	$115,500.00	Baxter
MIDWEST CITY	SPECTRUM PUMPS	$1,102,500.00	Baxter	11/4/2015
MILTON	SPECTRUM PUMPS	$371,700.00	Baxter	11/3/2015
MONROE	SPECTRUM PUMPS	$305,550.00	Baxter	12/14/2015
MONROE	15 Wiresless Spectrum Pumps w Battery	$57,750.00	Baxter
MOORESVILLE	SPECTRUM PUMPS	$648,900.00	Baxter	11/30/2015
NAPLES - COLLIER	SPECTRUM PUMPS	$368,550.00	Baxter	11/22/2015
NAPLES - PR	SPECTRUM PUMPS	$617,250.00	Baxter	6/30/2015
NAPLES - PR	SPECTRUM PUMPS	$63,000.00	Baxter	12/14/2015
NATCHEZ	SPECTRUM PUMPS	$277,200.00	Baxter	12/2/2015
NATCHEZ	SPECTRUM PUMPS	$69,300.00	Baxter	5/5/2016
PAINTSVILLE	SPECTRUM PUMPS	$423,000.00	Baxter
POPLAR BLUFF	SPECTRUM PUMPS	$1,102,500.00	Baxter	10/27/2015
PORT CHARLOTTE	SPECTRUM PUMPS	$630,000.00	Baxter	11/22/2015
PUNTA GORDA	SPECTRUM PUMPS	$1,347,500.00	Baxter
SEBASTIAN	SPECTRUM PUMPS	$654,500.00	Baxter
SEBRING	SPECTRUM PUMPS	$592,900.00	Baxter
SHANDS LAKE SHORE	SPECTRUM PUMPS	$441,000.00	Baxter	11/3/2015
SHANDS LIVE OAK	SPECTRUM PUMPS	$141,750.00	Baxter	11/3/2015
SHANDS STARKE	SPECTRUM PUMPS	$157,500.00	Baxter	11/3/2015
SPRING HILL	SPECTRUM PUMPS	$724,500.00	Baxter	11/4/2015
ST CLOUD	SPECTRUM PUMPS	$315,000.00	Baxter	11/3/2015
STATESBORO	SPECTRUM PUMPS	$664,650.00	Baxter	11/3/2015
STATESVILLE	SPECTRUM PUMPS	$463,050.00	Baxter	12/2/2015
TOPPENISH	SPECTRUM PUMPS	$189,000.00	Baxter	12/14/2015
VAN BUREN	SPECTRUM PUMPS	$220,500.00	Baxter	11/22/2015
VENICE	SPECTRUM PUMPS	$913,500.00	Baxter	12/22/2015
WILLIAMSON	SPECTRUM PUMPS	$337,050.00	Baxter	12/9/2015

76

WINDER	SPECTRUM PUMPS	$246,400.00	Baxter
YAKIMA	SPECTRUM PUMPS	$945,000.00	Baxter	12/14/2015
CANTON	SPECTRUM PUMPS	$173,250.00	Baxter	3/2/2016
VAN BUREN	Updated Hematology Analyzer	$231,322.95	Baytree	1/18/2015
MIDWEST CITY	SYSMEX XT-2000 RE	$110,300.00	Baytree Leasing	12/22/2013
BILOXI	CHEMISTRY SYSTEMS	$564,865.00	Beckman Coulter	7/10/2014
HARTSVILLE	Chemistry Analyzer	$93,603.00	Beckman Coulter	2/1/2014
Knoxville PRMC	Coagulation System	$129,800.00	Beckman Coulter	12/21/2013
Knoxville PRMC	Coagulation System	$64,900.00	Beckman Coulter	12/21/2013
Knoxville PRMC	Coagulation System		Beckman Coulter	12/22/2013
PUNTA GORDA	HEMATOLOGY ANALYZERS	$140,900.00	Beckman Coulter	3/8/2015
WUESTHOFF - MELBOURNE	Chemistry Analyzer	$ 274,900.80	Beckman Coulter	10/1/2013
BARTOW	Fusion ENT Navigation System	$107,520.00	BofA	2/2/2015
JACKSON	IMRT LINEAR ACCELERATOR	$2,666,045.00	Citicorp Vendor Finance	3/29/2011
LANCASTER REG	2 MOBILE XRAY UNITS W 9” C ARM	$244,338.00	Citicorp Vendor Finance	11/29/2012
LANCASTER REG	64 SLICE CT	$1,023,437.00	Citicorp Vendor Finance	6/9/2013
STATESVILLE	MRI PROJECT	$1,495,939.00	Citicorp Vendor Finance	5/25/2014
JACKSON	O ARM IMAGING SYSTEM	$937,784.00	CoActiv	11/7/2011
BILOXI	ENDOSCOPY SYSTEM	$400,209.55	Court Square	1/1/2014
STATESBORO	Computers	$94,597.44	Court Square Leasing Corp.	9/28/2012
STATESBORO	Printers, Scanners, Copiers	$10,231.80	Court Square Leasing Corp.	10/28/2013
Knoxville LaFollette	ConMed Equipment	$169,999.46	Creekridge Capital	6/1/2014
ANNISTON	Microscope	$102,111.00	DLL	3/1/2017
ANNISTON	DaVinci Robot	$1,866,080.00	DLL	12/22/2016
ANNISTON	Digital Mammography	$283,809.00	DLL	4/12/2017
BARTOW	DaVinci Robot	$1,866,440.00	DLL	12/22/2016
BATESVILLE	da Vinci Robot	$1,289,000.00	DLL	9/28/2017
BILOXI	Digital Mammography	$845,099.00	DLL	12/20/2015
BILOXI	Zeiss Microscope	$162,582.80	DLL	6/10/2016
BILOXI	FireFly daVinci Upgrade-Accessories	$206,050.00	DLL	8/7/2017
BILOXI	da Vinci Robot	$1,390,000.00	DLL	9/28/2017

77

BILOXI	Two Surgical Sterilizers	$80,882.90	DLL
BILOXI	Mamo Unit	$151,684.00	DLL
BILOXI	Ventilattors	$115,959.16	DLL
BRANDON	Zeiss Microscope	$311,492.00	DLL
BROOKSVILLE/SP HILL	Da Vinci Si-e	$1,239,460.00	DLL	12/31/2017
CANTON	Hologic Digital Mammo	$313,233.00	DLL	5/27/2016
CARLISLE	Microscope	$288,796.00	DLL	11/9/2016
CARLISLE	Mammography	$185,275.00	DLL
CHESTER	VITEK Workstations and Bench (2)	$95,150.00	DLL	9/28/2017
CHESTER	Hematology Analyzer	$105,381.00	DLL	12/31/2017
CORP	DaVinci Robot	$1,790,941.00	DLL	3/31/2016
CORP	Intuitive Surgical	$1,453,500.00	DLL	5/18/2016
CORP	Intuitive Surgical	$1,453,500.00	DLL	5/18/2016
CORP	Intuitive Surgical	$1,602,500.00	DLL	5/18/2016
CORP	Intuitive Surgical	$1,453,500.00	DLL	5/18/2016
CORP	Intuitive Surgical	$1,608,600.00	DLL	5/18/2016
CORP	Intuitive Surgical	$1,602,500.00	DLL	5/18/2016
CORP - NAPLES COLLIER	Intuitive Surgical	$1,033,500.00	DLL	6/8/2016
CORPORATE	Intuitive Surgical (6)	$1,858,906.00	DLL	3/29/2015
CORPORATE	Intuitive Surgical (6)	$1,550,000.00	DLL	4/1/2015
CORPORATE	Intuitive Surgical (6)	$1,575,000.00	DLL	9/28/2015
CORPORATE	Intuitive Surgical (6)	$1,575,000.00	DLL	9/29/2015
CORPORATE	Intuitive Surgical (6)	$1,495,000.00	DLL	9/29/2015
CRYSTAL RIVER	Hematology Analyzers	$124,500.00	DLL	9/28/2017
DADE CITY	ENT Navigation System	$65,000.00	DLL	6/9/2014
DALLAS REGIONAL	VENTILATORS	$96,283.00	DLL	12/16/2013
DALLAS/GALLOWAY	Lab Analyzers	$246,550.00	DLL	5/29/2018
DURANT	CORE NETWORKING UPGRADE	$84,069.00	DLL	12/11/2012
FLOWOOD	ENT Navigation System	$139,200.00	DLL	9/9/2015
FLOWOOD	Cysto System	$300,945.00	DLL	4/25/2016
FLOWOOD	DaVinci Robot	$1,462,220.00	DLL	6/28/2016
FLOWOOD	Cepheid GeneXpert XVI-12	$131,420.00	DLL	8/22/2017
FLOWOOD	Sysmex Hematology Analyzers	$163,237.60	DLL	9/5/2018
FLOWOOD EAST	ULTRASOUND MACHINE	$84,007.00	DLL	3/20/2013

78

FLOWOOD EAST	DaVinci Robot	$1,095,200.00	DLL	12/22/2015
FLOWOOD EAST	Da Vinci System	$1,386,000.00	DLL	7/28/2016
FLOWOOD EAST	DaVinci Accessories	$146,066.00	DLL
FORT SMITH	Navigation System (ENT)	$83,576.00	DLL	7/15/2014
FORT SMITH	Navigation System (Neuro)	$246,562.50	DLL	7/15/2014
FORT SMITH	DaVinci Robot	$1,339,789.00	DLL	3/31/2016
FORT SMITH	DaVinci Robot	$1,339,789.00	DLL	3/31/2016
FORT SMITH	Digital Mammography (2)	$488,750.00	DLL	5/17/2016
GADSDEN	EP Lab	$460,399.00	DLL	1/17/2018
GADSDEN	Covidien Ventilators	$251,999.95	DLL	5/2/2018
HAINES CITY	DaVinci Robot	$1,607,400.00	DLL	7/19/2016
JACKSON	NEURO MICROSCOPE	$213,402.00	DLL	3/31/2014
JACKSON	Navigation System	$126,203.90	DLL	7/15/2014
JACKSON	Volcano s5 Imaging System	$117,500.00	DLL	6/29/2017
JACKSON	Microscope	$179,940.05	DLL	1/17/2018
JACKSON	Cysto Table	$299,347.00	DLL	2/27/2018
JAMESTOWN	TELEMETRY SYSTEM	$89,717.00	DLL	3/18/2013
KENNETT	Digital Mammography	$359,625.00	DLL	7/19/2017
KEY WEST	DaVinci Robot	$1,582,400.00	DLL	7/19/2016
KNOXVILLE - JEFFERSON	Digital Mammo System; Workstation	$374,268.00	DLL	5/18/2017
KNOXVILLE - NEWPORT	Digital Mammography	$217,000.00	DLL	4/18/2017
KNOXVILLE - TURKEY CREEK	DaVinci Robot	$2,011,050.00	DLL	12/22/2016
Knoxville North	ENT Navigation System	$155,759.76	DLL	5/23/2018
Knoxville PRMC	da Vinci Robotic Surgery System	$1,539,000.00	DLL	8/20/2017
Knoxville PRMC	da Vinci Surgucal System	$1,539,000.00	DLL
Knoxville TCMC	Da Vinci System	$1,650,000.00	DLL	1/1/2014
LANCASTER REG	DA VINCI SYSTEM	$1,678,350.00	DLL	9/21/2013
LANCASTER REG	DaVinci Robot	$1,339,789.00	DLL	3/31/2016
LEBANON	Hematology Analyzer	$105,090.00	DLL	3/8/2018
LIVE OAK	Hematology Analyzer	$85,560.00	DLL	4/11/2018
MIDWEST CITY	NEW AGFA/OREX ACL 4 PCKG DELL	$54,859.00	DLL	12/5/2012
MIDWEST CITY	CATH LAB MONITORING SYSTEM	$83,243.00	DLL	12/5/2012
MIDWEST CITY	Analyzers (2)	$352,900.00	DLL

79

MIDWEST CITY	Sterilizer	$130,929.19	DLL
MONROE	PACS SYSTEM	$595,105.00	DLL	5/29/2013
MONROE	da Vinci	$1,596,940.00	DLL	6/28/2017
MONROE	ForceTriad Electrosurgical Units	$86,406.00	DLL
MOORESVILLE/SURG CTR	Medtronic StealthStation S7	$238,500.00	DLL	11/1/2017
NAPLES - PR	Digital Mammograpy	$387,558.00	DLL	3/1/2017
PAINTSVILLE	Ventilators (5)	$117,505.00	DLL	2/23/2017
PAINTSVILLE	Digital Mammography	$328,833.00	DLL	3/22/2017
POPLAR BLUFF	Oasys Monitors	$757,085.00	DLL	10/30/2017
POPLAR BLUFF	Da Vinci SI Robot	$999,000.00	DLL	12/31/2017
PORT CHARLOTTE	Microscope	$260,777.00	DLL	5/15/2016
Pryor	Sterilizer System	$95,658.89	DLL	6/28/2018
PT CHARLOTTE	Sterrad NX Sterilization	$100,764.00	DLL	8/16/2017
PT CHARLOTTE	Da Vinci Robot	$1,255,960.00	DLL	12/31/2017
PUNTA GORDA/RVERSIDE	Chemisty Analyzers	$660,000.00	DLL	12/7/2012
PUNTA GORDA/RVERSIDE	OPMI Pentero Microscope	$160,000.00	DLL	6/27/2018
SEBASTIAN	Intuitive Surgical	$1,582,400.00	DLL	6/28/2016
SEBRING	WASHER/STERILIZER	$141,185.00	DLL	12/21/2012
SEBRING	Radpro Mobile 3 DR	$170,200.00	DLL	6/28/2017
SEBRING	Ultrasound	$71,500.00	DLL	9/7/2017
SEBRING	Telemetry System	$357,061.77	DLL
SPRING HILL	REPLACEMENT BEDS	$61,598.88	DLL	5/26/2013
ST CLOUD	da Vinci Robot System	$1,197,600.00	DLL	11/30/2017
STATESBORO	DA VINCI SYSTEM	$1,160,000.00	DLL	9/24/2013
STATESBORO	CHEMISTRY AND IMMUNOLOGY ANALYZER	$589,400.00	DLL	12/11/2013
STATESBORO	Mobile X-Ray	$185,000.00	DLL	5/1/2018
STATESBORO	DA VINCI SYSTEM	$1,790,941.00	DLL
STATESVILLE	Da Vinci Si	$700,000.00	DLL	12/31/2017
TULLAHOMA	DR64 UROLOGICAL SYSTEM	$287,293.00	DLL	3/20/2013
VAN BUREN	Digital Mammography	$224,392.00	DLL	3/1/2017
VENICE	ORTORPEDIC SURGERY TABLE	$77,569.00	DLL	3/18/2013
VENICE	DaVinci Robot	$1,654,500.00	DLL	7/1/2015
VENICE	DaVinci Robot	$1,726,700.00	DLL	12/22/2016

80

WINDER	INTELLIVUE TELEMETRY SYSTEM	$352,825.00	DLL	12/11/2012
YAKIMA	INVIVO DYNACAD IMAGING WORKSTA	$59,456.00	DLL	12/5/2012
YAKIMA	BRAINLAB VV PLATFORM UPGRADE	$196,198.00	DLL	6/6/2013
YAKIMA	OR Beds	$129,229.16	DLL
BROOKSVILLE	ACCUDOSE CABINETS	$65,635.00	Farnam Street	7/1/2014
JACKSON	ACCUDOSE CABINETS	$23,864.00	Farnam Street	2/1/2014
AMORY	IGS System	$123,726.00	First American	4/11/2015
ANNISTON	Sterilizer	$139,520.00	First American	1/5/2016
CARLISLE	ENT NAVIGATION SYSTEM	$113,764.00	First American	2/4/2013
CLARKSDALE	Microbiology Analyzer	$89,475.00	First American	10/14/2014
CLARKSDALE	Pumps (26)	$101,845.00	First American
CORP	IPOD TOUCH	$1,775,000.00	First American
DADE CITY	Cardiac Ablation & Recording Equipment	$190,100.00	First American	10/14/2014
DURANT	VERSACARE BEDS	$42,167.84	First American	4/10/2013
DURANT	Ultrasound Vascular Machine	$72,120.00	First American	10/4/2014
FLOWOOD	Pumps (25)	$71,125.00	First American	4/11/2015
FLOWOOD	Sterilizing Equipment	$162,667.00	First American
FLOWOOD	Sterilizing Equipment	$67,240.00	First American
FLOWOOD EAST	Sterilizer	$119,000.00	First American
FORT SMITH	Sterilizers	$266,920.00	First American	9/1/2015
FORT SMITH	Sterilizers	$194,253.00	First American	10/10/2015
HARTSVILLE	SURGICAL LED LIGHTS	$151,418.88	First American	6/8/2013
HARTSVILLE	Sterilizer	$155,131.00	First American
JACKSON	PROCEDURAL STRETCHERS	$160,637.00	First American	3/15/2013
JACKSON	12 CRITICAL CARE BEDS	$357,146.52	First American	10/7/2013
KENNETT	LAPAROSCOPIC TOWER	$167,150.00	First American	6/30/2013
KNOXVILLE - JEFFERSON	Sterilizer	$118,960.00	First American
LANCASTER Heart o	Liquid Chemical Sterilant Processor	$57,761.62	First American
LANCASTER REG	Sterilizer	$59,548.68	First American
LEBANON	Rad Pro 40KW Digital Mobile Unit	$162,436.00	First American	10/1/2014
MILTON	Hospira PCA Pumps	$53,072.80	First American	2/10/2015
MOORESVILLE	LABOR & DELIVERY BEDS	$91,781.00	First American	4/8/2013
MOORESVILLE	2 SURGICAL TABLES	$103,082.00	First American	7/8/2013

81

POPLAR BLUFF	TELEMETRY SYSTEM	$626,233.28	First American	10/12/2013
PORT CHARLOTTE	3 ICU BEDS	$884,000.00	First American	4/7/2013
PUNTA GORDA	HD SURGICAL TOWERS	$213,661.17	First American	11/9/2013
PUNTA GORDA	HD SURGICAL TOWERS	$228,768.98	First American
SEBRING	LAPAROSCOPIC VIDEO TOWERS	$269,939.00	First American	3/18/2013
TULLAHOMA	PCI Optimization System	$127,036.00	First American
YAKIMA	Beds & OR System	$217,534.56	First American
BRANDON	ULTRASOUND AND DIGITAL RECORD. UNIT	$284,587.00	First Premier	6/25/2013
STATESBORO	PORTABLE U/S UNIT	$61,980.00	First Premier	7/20/2013
AMORY	NUCLEAR MEDICINE CAMERA	$271,270.00	GE	6/30/2013
AMORY	ECHO MACHINE	$154,000.00	GE	8/30/2013
AMORY	ULTRASOUND	$107,640.00	GE	6/30/2014
AMORY	Video Processor; Scopes	$65,195.00	GE	9/15/2016
AMORY	Video Tower	$313,576.80	GE
ANNISTON	DIAGNOSTIC IMAGES	$85,000.00	GE	9/4/2013
ANNISTON	SIGNA PREEXCITE 1.5T UPGRADE	$675,000.00	GE	9/30/2014
ANNISTON	C-arm	$283,958.00	GE	3/17/2015
ANNISTON	R/F Room	$294,673.00	GE	10/1/2016
ANNISTON	Monitors	$221,205.00	GE	10/13/2016
ANNISTON	Endoscopic Tower and Scopes	$98,452.88	GE	7/25/2017
BARTOW	IMAGING EQUIPMENT (Bone Densitometer)	$36,995.00	GE	9/30/2014
BARTOW	IMAGING EQUIPMENT (Logiq Ultrasound)	$65,500.00	GE	10/5/2014
BARTOW	IMAGING EQUIPMENT (Digital Mammo)	$386,803.00	GE	10/14/2014
BARTOW	IMAGING EQUIPMENT (ICAD for Mammo)	$45,000.00	GE	10/14/2014
Bartow	C-Arm	$177,911.75	GE	12/20/2017
BATESVILLE	Fetal Monitoring System	$288,797.00	GE	3/21/2017
BATESVILLE	Equipment for ICU (Goldseal DASH Monitors)	$588,736.00	GE	5/21/2017
BATESVILLE	MR	$375,000.00	GE
BATESVILLE	Logiq E9 Ultrasound	$151,808.00	GE
BATESVILLE	Nuclear Camera	$207,195.10	GE
Bayfront	Laparoscopic Equipment	$236,519.57	GE	8/8/2018

82

Bayfront	Power Equipment	$305,159.22	GE
BILOXI	PATIENT MONITORING SYSTEM	$142,948.00	GE	8/1/2013
BILOXI	PACS	$535,000.00	GE	9/30/2013
BILOXI	DEFIBRILATORS	$133,865.00	GE	3/30/2014
BILOXI	C-Arm	$166,452.00	GE	10/1/2015
BILOXI	PACU Monitors	$292,324.88	GE	10/19/2015
BILOXI	PACU MONITORS	$292,324.00	GE	10/30/2015
BILOXI	Ultrasound	$124,697.00	GE	8/16/2016
BILOXI	Echo Machine	$113,130.00	GE	1/18/2017
BILOXI	Laser	$101,150.00	GE	6/19/2017
BILOXI	Surgical Robot System	$1,060,000.00	GE	9/17/2017
BILOXI	Ultrasound	$125,850.00	GE	12/7/2017
BILOXI GC SURG CTR	GI Scopes	$576,482.00	GE	12/20/2016
Blackwell	C-Arm	$111,198.00	GE	2/7/2017
Blackwell	VOIP PBX Phone System	$120,502.34	GE	8/3/2017
Blackwell	VOIP Schedule 002	$21,265.12	GE
BRANDON	CT	$648,466.00	GE	3/19/2013
BRANDON	PACS SYSTEM	$372,219.80	GE	6/24/2013
BRANDON	Bone density equipment	$52,900.00	GE	4/20/2015
BRANDON	BONE DENSITY UNIT	$52,900.00	GE	4/30/2015
BRANDON	C-Arm	$177,344.00	GE	10/1/2016
BRANDON	Monitoring Equipment	$101,713.57	GE
BROOKSVILLE	C-ARM 12” PULSERA	$152,850.00	GE	2/14/2013
BROOKSVILLE	DIGITAL MAMMO	$551,241.00	GE	3/22/2015
BROOKSVILLE	Urology Table	$190,751.00	GE	12/15/2015
BROOKSVILLE/SP HILL	Digital Mammo	$467,987.32	GE	3/22/2015
BROOKSVILLE/SP HILL	Arthoscopic Tower System	$120,890.93	GE
CANTON	PACS	$186,079.88	GE	12/28/2015
CANTON	Fetal Monitors	$106,973.68	GE	6/24/2016
CANTON	C-Arm	$173,950.00	GE	3/21/2017
CARLISLE	SURGICAL CENTER MISC EQUIPMENT	$627,275.00	GE	9/30/2013
CARLISLE	Phaco equipment	$108,840.00	GE	8/5/2015
CARLISLE	Peds GI Service Video System and Scopes	$239,079.00	GE	12/22/2015

83

CARLISLE	GI Equipment	$290,315.42	GE	6/9/2016
CARLISLE	Mammography	$387,849.00	GE	7/11/2017
CARLISLE	C-Arm	$122,000.00	GE	9/20/2017
CARLISLE	GE CT	$459,957.73	GE	9/27/2017
CARLISLE	Philips DR	$181,861.60	GE	9/27/2017
CARLISLE	C-Arm	$122,000.00	GE	12/17/2017
CARLISLE	Logiq E9 Ultrasound	$154,873.13	GE
CARLISLE PPM	Volusion E6 BT 12 Ultrasound	$69,200.00	GE	12/31/2017
CHESTER	CT & BUILDOUT	$812,986.00	GE	3/30/2014
CHESTER	CT WORKSTATION	$36,688.00	GE	3/30/2014
CHESTER	ANESTHESIA MACHINES	$84,482.00	GE	3/30/2015
CLARKSDALE	CT SCANNER & ACCESSORY KIT	$1,031,000.00	GE	12/14/2013
CLARKSDALE	ANESTHESIA MACHINES	$86,455.00	GE	12/30/2013
CLARKSDALE	ANESTHESIA MACHINES	$78,866.00	GE	9/20/2015
CLARKSDALE	Digital Mammography	$400,841.00	GE	10/29/2015
CLARKSDALE	GI Video Equipment	$86,520.72	GE	6/20/2016
CLARKSDALE	Patient Beds (10)	$273,252.05	GE	3/21/2017
Clinton	VOIP System Sch 1	$356,184.88	GE	6/28/2017
Clinton	Mammography	$304,444.00	GE	3/1/2018
Clinton	VOIP System Sch 2	$62,856.15	GE
CORP	PACS Workstation	$120,947.00	GE	3/20/2014
CORP	PACS SYSTEM - Shands	$126,418.00	GE	9/20/2014
CORP	PATIENT FOLDER EQUIPMENT		GE	12/14/2014
CORP	CR SYSTEM - Shands	$553,500.00	GE	9/20/2015
CORP	PATIENT FOLDER EQUIPMENT	$1,957,677.00	GE	9/30/2015
CORP	PATIENT FOLDER EQUIPMENT	$455,097.00	GE	12/30/2015
CORP	PACS FOR 4 HOSPITALS (Chester)	$916,573.00	GE	12/30/2015
CORP	PACS FOR 4 HOSPITALS (Jamestown)		GE	2/28/2016
CORP	Voice Over Internet Protocol Avaya Telephone Systems (phase 1)	$2,346,501.80	GE	6/14/2016
CORP	Voice Over Internet Protocol Avaya Telephone Systems (phase 2)	$3,023,004.33	GE	9/14/2016
CORP	PACS FOR 4 HOSPITALS (Hamlet)	$918,573.00	GE

84

CORPORATE	NUCLEAR CAMERA	$271,270.00	GE	6/30/2013
CORPORATE	HP Equipment	$455,097.00	GE	12/16/2014
CORPORATE	PACS System	$918,573.00	GE	9/28/2015
CRYSTAL RIVER	CT SCANNER	$1,027,785.00	GE	6/30/2012
CRYSTAL RIVER	OEC 9900	$364,492.00	GE	9/23/2015
CRYSTAL RIVER	1188 HD CCU	$43,916.80	GE	9/30/2015
CRYSTAL RIVER	DIGITAL MAMMO	$220,784.00	GE	10/13/2015
CRYSTAL RIVER	ERCP Equipment	$139,954.00	GE	6/23/2016
CRYSTAL RIVER	Cardiac Camera	$162,811.00	GE
DADE CITY	DIGITAL MAMMO UNIT	$305,745.00	GE	12/30/2013
DADE CITY	ANESTHESIA MACHINES	$448,172.00	GE	12/15/2014
DADE CITY	Mammography System	$156,292.00	GE	6/20/2016
DADE CITY	IMPAX PACS System	$92,297.00	GE	8/8/2016
DADE CITY	Fetal Monitoring System	$112,282.55	GE	12/28/2016
DADE CITY	BioMerieux Vitek	$68,245.00	GE	3/26/2018
DADE CITY	Telemetry Monitoring	$372,377.31	GE
DALLAS REGIONAL	PULSERA MOBILE C-ARM	$148,344.07	GE	8/14/2013
DALLAS REGIONAL	USED ICU BEDS	$85,750.00	GE	7/14/2014
DALLAS/GALLOWAY	BioMerieux Vitek	$76,250.00	GE	2/8/2018
DURANT	VCT SCANNER	$1,570,718.72	GE	11/14/2011
DURANT	CARDIAC CATH LAB	$1,107,774.66	GE	4/30/2012
DURANT	NURSE STATION MONITORS	$122,090.00	GE	4/30/2012
DURANT	SURGICAL MICROSCOPE SYSTEM	$79,049.00	GE	6/30/2013
DURANT	BEDSIDE MONITORS	$94,208.00	GE	12/14/2013
DURANT	DIGITAL MAMMO	$323,346.50	GE	8/14/2014
DURANT CLINIC	ANESTHESIA MACHINES	$49,498.00	GE	6/30/2014
FLOWOOD	64 SLICE CT SCANNER	$1,219,354.00	GE	8/30/2011
FLOWOOD	ANESTHESIA MACHINES	$614,212.80	GE	3/30/2013
FLOWOOD	SOLUTION WARMER	$114,500.00	GE	6/30/2013
FLOWOOD	DEFINIUM 8000 DR EQUIPMENT	$391,879.00	GE	12/30/2013
FLOWOOD	PACS UPGRADE	$153,899.00	GE	12/30/2013
FLOWOOD	RADIOLOGY SYSTEM	$114,213.00	GE	9/15/2014
FLOWOOD	Oasys OR System	$192,606.99	GE	12/28/2014
FLOWOOD	Mizhuo Hana Hip System	$70,143.63	GE	2/3/2015

85

FLOWOOD	Upgrade to MRI	$903,679.00	GE	9/30/2015
FLOWOOD	Surgical Tables (2)	$116,885.10	GE	1/13/2016
FLOWOOD	Endoscopy	$203,247.57	GE	1/24/2016
FLOWOOD	Imaging Equipment (Ultrasound)	$182,647.13	GE	1/31/2016
FLOWOOD	Anesthesia Machines (2)	$184,312.10	GE	2/14/2016
FLOWOOD	Imaging Equipment (700 X-Ray)	$161,900.00	GE	3/25/2016
FLOWOOD	Imaging Equipment (650 X-Ray Rad)	$381,717.05	GE	3/25/2016
FLOWOOD	Ultrasound Unit	$129,449.09	GE	7/15/2016
FLOWOOD	Fetal Monitors (11)	$160,938.00	GE	9/15/2016
FLOWOOD	ASC Macquet Anesthesia	$183,673.92	GE	10/5/2016
FLOWOOD	Getinge Washer & Sterilizers	$211,325.23	GE	11/12/2016
FLOWOOD	C-Arm	$129,327.00	GE	3/21/2017
FLOWOOD	OEC C-Arm	$147,109.50	GE	12/31/2017
FLOWOOD	AGFA DXG Digitizer/ Reader	$195,028.58	GE	9/3/2018
FLOWOOD	Monitoring	$195,039.04	GE
FLOWOOD	GI Scopes	$110,779.44	GE
FLOWOOD EAST	HALO SYSTEM	$195,785.00	GE	8/1/2013
FLOWOOD EAST	DASH 5000 NEONATAL MONITORS	$61,912.50	GE	1/1/2014
FLOWOOD EAST	ANESTHESIA MACHINES	$78,542.11	GE	7/30/2014
FLOWOOD EAST	FETAL MONITORING SYSTEM	$95,151.00	GE	3/22/2015
FLOWOOD EAST	C-Arm	$33,040.00	GE	11/19/2015
FLOWOOD EAST	Giraffe OmniBed	$41,893.10	GE	12/21/2015
FLOWOOD EAST	Anesthesia Machine	$77,921.72	GE	9/15/2016
FLOWOOD EAST	Giraffe Bedded Warmers (9)	$188,965.84	GE	1/18/2017
FLOWOOD EAST	DIGITAL MAMMO	$1,304,200.00	GE
FLOWOOD WMNS HOSP	Vision Project	$944,243.33	GE	8/1/2014
FLOWOOD WMNS HOSP	Dash Monitors	$387,329.07	GE	8/18/2014
FORT SMITH	Patient Room and Waiting Room Furniture	$1,118,299.00	GE	1/25/2016
FORT SMITH	Patient Room and Waiting Room Furniture	$1,019,038.00	GE	1/30/2016
FORT SMITH	Hematology Analyzer	$116,540.00	GE	6/20/2016
FORT SMITH	EKG Machine (5)	$63,461.11	GE	10/1/2016
FORT SMITH	Anesthesia Monitors (10)	$302,127.28	GE	12/6/2016

86

FORT SMITH	Defibrilators	$301,958.43	GE	12/6/2016
FORT SMITH	Oasys Monitoring	$720,640.00	GE	12/30/2016
FORT SMITH	Telemetry System	$861,439.00	GE	3/13/2017
FORT SMITH	Patient Room and Waiting Room Furniture		GE
FT SMITH	2 GE Volusion E6 BT 12 Ultrasounds	$166,374.98	GE	6/22/2017
FT SMITH	Cardiac Ultrasounds 3, Image Vault EchoPAC	$273,474.00	GE	12/7/2017
FT SMITH	CT Machine 16	$407,490.11	GE	5/29/2018
FT SMITH	BioMerieux Vitek	$87,597.50	GE	6/24/2018
FT SMITH	Solar & Dash Monitors	$395,972.30	GE	6/26/2018
FT SMITH	Automated Dispensing Medicine Cabinets	$625,016.00	GE
FT SMITH	Olympus Scopes 2 Gastroscopes and 2 Colonoscopes	$107,548.22	GE
FT SMITH	16 Slice CT	$365,213.91	GE
GADSDEN	64 SLICE CT SCANNER	$1,049,018.00	GE	6/30/2011
GADSDEN	GE SIGNA MRI	$1,273,675.00	GE	8/30/2013
GADSDEN	Cardiac Monitors	$174,195.00	GE	12/30/2014
GADSDEN	Digital Mammography	$231,116.50	GE	3/22/2017
GADSDEN	C-Arm	$167,144.00	GE	4/1/2017
GADSDEN	Anesthesia Machines (4)	$144,538.00	GE	4/1/2017
HAINES CITY	16 SLICE CT SCANNER 24 MONTH RENEWAL	$802,545.28	GE	4/14/2012
HAINES CITY	ULTRASOUND	$54,642.00	GE	6/30/2014
HAINES CITY	DIGITAL MAMMO	$399,126.00	GE	3/17/2015
HAINES CITY	PCR Corado Eleva	$209,550.00	GE	7/19/2015
HAINES CITY	ENDOSCOPY MONITORS	$86,800.00	GE	7/21/2015
HAINES CITY	Anesthesia Machines (2)	$162,467.27	GE	9/9/2016
HAINES CITY	Nurse Call System	$289,060.00	GE	12/20/2016
HAINES CITY	Monitor/Telemetry & MIC Equipment	$667,407.27	GE	6/20/2017
HAINES CITY	Monitor/Telemetry & MIC Equipment	$667,407.27	GE	6/20/2017
HAINES CITY	BioMerieux Vitek	$87,597.50	GE	2/28/2018
HARTSVILLE	INNOVA 2000 CATH LAB	$1,088,541.00	GE	2/28/2011
HARTSVILLE	64 SLICE CT SCANNER	$1,051,172.33	GE	12/30/2012
HARTSVILLE	GE LIGHTSPEED RT 16 CT	$678,562.00	GE	5/27/2015

87

HARTSVILLE	Cysto System	$335,628.00	GE	3/16/2016
HARTSVILLE	Digital Mammography	$444,182.00	GE	3/30/2016
HARTSVILLE	Digital Mammography (AGFA Imager & J+J Ethicon)	$138,955.00	GE	5/25/2016
HARTSVILLE	Patient Monitors (ER)	$238,203.00	GE	8/23/2017
HARTSVILLE	ICU Beds and IV Poles	$141,382.00	GE	2/27/2018
HARTSVILLE	Cath/Specials Dual Room	$963,677.62	GE	8/22/2018
HARTSVILLE	Anesthesia Machines (2)	$111,415.70	GE
HARTSVILLE	Anesthesia Patient Monitors	$157,704.37	GE
JACKSON	MRI SYSTEM	$1,577,878.00	GE	5/30/2012
JACKSON	Innova 4100 Cath Lab	$1,406,228.00	GE	3/30/2013
JACKSON	EXAM LIGHT HALOGEN GOOSENECK	$16,969.00	GE	5/4/2013
JACKSON	WHEELCHAIR TRAVELER	$39,556.00	GE	6/15/2013
JACKSON	ANESTHESIA MACHINES	$345,152.00	GE	8/30/2013
JACKSON	GIRAFFE OMNI BED	$78,996.00	GE	9/14/2013
JACKSON	DASH 5000 NEONATAL MONITORS	$225,581.00	GE	9/14/2013
JACKSON	LOGIC 9 ULTRASOUND MACHINE	$99,709.00	GE	9/14/2013
JACKSON	L & D MONITORING SYSTEM	$312,213.27	GE	9/27/2013
JACKSON	PLASMON ADD-ON	$141,265.00	GE	12/30/2013
JACKSON	PACS UPGRADE	$864,935.02	GE	12/30/2013
JACKSON	ENDOSCOPY DASH 5000 MONITORS	$89,347.86	GE	1/15/2014
JACKSON	C-ARM	$127,128.00	GE	10/30/2014
JACKSON	C-ARM	$127,128.00	GE	12/30/2014
JACKSON	C-ARM	$125,334.00	GE	3/23/2015
JACKSON	Endoscopy Video System	$637,119.00	GE	7/1/2015
JACKSON	GE MONITORS	$68,333.22	GE	11/19/2015
JACKSON	Fluroroscopy Unit	$405,030.45	GE	12/21/2015
JACKSON	Dinamaps (31)	$85,259.00	GE	10/1/2016
JACKSON	Video Camera System	$426,389.90	GE
JACKSON	Dash Monitoring System	$348,562.80	GE
JACKSON	Varian IMRT Linear Accelerator	$2,666,045.00	GE
JACKSON CLINIC	VIVID ULTRASOUND	$138,163.50	GE	6/30/2014
JAMESTOWN	USED OFFICE EQUIPMENT	$50,200.00	GE	3/30/2013
JAMESTOWN	Ultrasound Machine	$77,486.75	GE	12/15/2015

88

JAMESTOWN	Radiography System	$73,168.00	GE	8/24/2017
JAMESTOWN	FETAL MONITORING SYSTEM	$60,941.00	GE
KENNETT	BONE DENSITOMETER	$48,900.00	GE	8/30/2013
KENNETT	SURGICAL LIGHTS	$97,296.00	GE	12/14/2013
KENNETT	PATIENT MONITORING SYSTEM	$66,430.00	GE	6/30/2014
KENNETT	RECOVERY ROOM MONITORS	$64,148.00	GE	9/30/2014
KENNETT	ADVANCE MONITORS	$57,465.00	GE	9/30/2014
KENNETT	ANESTHESIA MONITORS	$112,676.36	GE	3/29/2015
KEY WEST	Fluoroscopy C-Arm	$172,431.00	GE	8/27/2017
KNOXVILLE - LAFOLLETTE	Cardiovascular Ultrasound	$102,830.00	GE	12/30/2016
KNOXVILLE - LAFOLLETTE	Ultrasound Imaging System	$103,812.00	GE	1/18/2017
KNOXVILLE - PRMC	16 Slice CT	$642,706.21	GE	9/28/2017
Knoxville Jefferson	AW VolumeShare4 and Applications	$78,647.52	GE	1/30/2013
Knoxville newport	OEC 9900 Elite Digital Mobile C-Arm		GE	12/4/2012
Knoxville newport	Logiq S8 Ultrasounds (2)	$209,565.40	GE	4/29/2018
Knoxville newport	iE33 Ultrasound	$128,053.00	GE	5/3/2018
Knoxville PRMC	Arthoscopy (Cameras, Scopes, and Accessories)	$437,386.32	GE	4/25/2013
Knoxville PRMC	Proteus	$89,232.66	GE	11/30/2015
Knoxville PRMC	Prodigy	$38,390.00	GE	11/30/2015
Knoxville PRMC	Seno DS	$301,468.82	GE	11/30/2015
Knoxville PRMC	Logic E9 Ultrasound	$185,215.80	GE	11/30/2015
Knoxville PRMC	Seno DS	$ 301,468.82	GE	12/1/2015
Knoxville PRMC	Prodigy	$38,390.00	GE	12/1/2015
Knoxville PRMC	Logic E9 Ultrasound	$185,215.00	GE	12/1/2015
Knoxville PRMC	Proteus	$89,232.66	GE	12/1/2015
Knoxville PRMC	OR Tables	$120,077.10	GE	8/27/2017
Knoxville PRMC	OSI Spinal Table	$110,885.48	GE	9/19/2017
Knoxville PRMC	Olympus Scopes	$155,094.84	GE	9/19/2017
Knoxville PRMC	C-Arm	$158,125.50	GE	12/7/2017
Knoxville PRMC	Anesthesia Machines	$172,233.36	GE	12/20/2017
Knoxville PRMC	ENT Navigation System	$155,759.76	GE	3/21/2018
Knoxville PRMC	Axis Table System	$130,958.00	GE
Knoxville PRMC	GE Innova 4100	$800,000.00	GE

89

Knoxville TCMC	OEC 9900 Elite Digital C-Arm	$218,165.00	GE	2/21/2013
Knoxville TCMC	Surgical Microscope	$336,775.93	GE	12/7/2017
Knoxville TCMC	Spinal Table	$128,813.25	GE	12/7/2017
Knoxville TCMC	GE Ultrasound	$61,046.40	GE	12/12/2017
Knoxville TCMC	Linear Accelerator	$2,223,778.00	GE	4/25/2018
Knoxville TCMC	Ultrasound	$110,720.00	GE	8/23/2018
Knoxville TCMC	Logiq e9 Ultrasound	$133,728.00	GE
KNOXVILLE TCMC	Fluoro Table	$356,407.80	GE
LAKE SHORE	Olympus Endoscopy Equipment	$218,918.68	GE	9/28/2017
LANCASTER HEART	Hana Hip-Knee Arthroplasty Table	$92,582.45	GE	10/23/2017
LANCASTER HEART	Spinal Table System	$95,949.40	GE	10/23/2017
LANCASTER HEART	GE Giraffe OmniBeds	$113,992.21	GE	12/7/2017
LANCASTER HEART	Senographe Care Base Digital Memmography & iCAD	$247,547.40	GE	3/25/2018
LANCASTER HEART	BioMerieux Vitek	$102,530.00	GE
LANCASTER Heart o	DIGITAL RADIOGRAPHY SYSTEM	$445,366.00	GE	6/1/2013
LANCASTER Heart o	DIGITAL MAMMO EQUIPMENT	$473,411.00	GE	9/30/2014
LANCASTER Heart o	MRI UPGRADE	$680,277.00	GE	9/30/2014
LANCASTER Heart o	PERINATAL ULTRASOUND	$117,087.00	GE	12/14/2014
LANCASTER Heart o	ULTRASOUND SYSTEM	$149,570.00	GE	12/30/2014
LANCASTER Heart o	FETAL MONITORS	$83,872.47	GE	3/3/2015
LANCASTER Heart o	64 SLICE CT UPGRADE	$907,000.00	GE	3/29/2015
LANCASTER Heart o	DIGITAL MAMMOGRAPHY	$262,115.40	GE	6/15/2015
LANCASTER Heart o	Fetal Monitors (6)	$94,870.08	GE	4/24/2016
LANCASTER Heart o	Endoscopy Equipment	$380,974.00	GE	7/26/2016
LANCASTER Heart o	Endo Equipment (HD)	$528,963.00	GE	5/9/2017
LANCASTER REG	STERRAD 100S STERILIZER	$120,075.80	GE	9/3/2015
LANCASTER REGIONAL	Video Arthoscopy System (3)	$545,000.00	GE	7/26/2017
LANCASTER/ROSE CITY	Mammography	$187,120.00	GE	12/20/2017
LANCASTER/ROSE CITY	Senographe Mammo System	$178,333.75	GE	12/31/2017
LANCASTER/ROSE CITY	iCAD / Mammo	$22,500.00	GE	2/8/2018
LANCASTER/ROSE CITY	CT	$325,000.00	GE
LANCASTER/ROSE CITY	Linear Accelerator Upgrade	$1,466,815.00	GE

90

LEBANON	VCT 64 SLICE CT SCANNER	$1,195,274.31	GE	12/14/2011
LEBANON	DIGITAL MAMMOGRAPHY	$404,800.00	GE	5/28/2013
LEBANON	SURGICAL TABLES (2)	$59,337.00	GE	12/30/2013
LEBANON	ANESTHESIA MACHINES	$439,193.00	GE	6/11/2015
LEBANON	GI HD Equipment	$156,470.00	GE	12/22/2015
LEBANON	Ultrasounds (2)	$227,456.00	GE	9/27/2017
LEBANON	Microscope	$131,454.78	GE	3/20/2018
LEHIGH	Vivid Ultrasound w ECHO	$110,300.00	GE
LEHIGH ACRES	C-ARM WITH VASCULAR PACKAGE	$159,545.00	GE	2/25/2015
LEHIGH ACRES	Endobronchial Ultrasound	$155,585.00	GE	5/25/2017
Marshall County	Brightspeed Elite 16 CT	$399,976.00	GE
Mayes County	Monitoring System	$226,981.45	GE	6/24/2018
MIDWEST CITY	EQUIPMENT FOR EP CARDIOLOGY	$1,434,393.00	GE	3/13/2013
MIDWEST CITY	BALLOON PUMPS (3)	$201,283.00	GE	7/14/2013
MIDWEST CITY	DIGITAL MAMMOGRAPHY	$239,000.00	GE	12/14/2013
MIDWEST CITY	ULTRASOUND SYSTEM	$311,717.00	GE	12/30/2013
MIDWEST CITY	PACS Upgrade	$102,809.88	GE	8/6/2014
MIDWEST CITY	OB MONITORING SYSTEM	$164,129.00	GE	9/1/2015
MIDWEST CITY	Innova 3100Q Cath Lab Room 3	$814,961.00	GE	12/8/2015
MIDWEST CITY	Innova 3100Q Cath Lab Room 2	$904,261.00	GE	12/30/2015
MIDWEST CITY	Osage Ambulance	$125,559.00	GE	10/31/2017
MIDWEST CITY	LifeNet ECG Cardiac Monitors	$487,761.60	GE	12/7/2017
MIDWEST CITY	Infant Warmers	$89,846.92	GE	12/12/2017
MIDWEST CITY	Radio Equipment and Signage for Osage Ambulance	$10,980.13	GE	12/15/2017
MIDWEST CITY PPM	Portable Echocardiograph Machine	$67,987.75	GE	8/10/2017
MILTON	ECHO MACHINE	$116,500.00	GE	12/14/2013
MILTON	STERILIZATION SYSTEM	$99,500.00	GE	12/30/2013
MILTON	TELEMETRY SYSTEM	$216,541.45	GE	9/30/2014
MILTON	ANESTHESIA MONITORS	$96,620.18	GE	6/17/2015
MILTON	Patient Cardiac Monitors	$151,104.15	GE	9/22/2016
MILTON	Patient Cardiac Monitors (ECG)	$287,860.00	GE	9/30/2016
MILTON	Anesthesia Machine	$88,668.14	GE	1/26/2017

91

MILTON	Ultrasound Machines (2)	$234,806.00	GE	2/13/2017
MONROE	LIGHTSPEED 16 SLICE CT	$397,725.73	GE	12/14/2013
MONROE	Digital Mammography (Ultrasound)	$74,025.00	GE	1/6/2014
MONROE	Definium 8000	$384,671.55	GE	9/14/2014
MONROE	Digital Mammography (Bone Densitometer)	$38,250.00	GE	1/11/2016
MONROE	Digital Mammography	$177,070.00	GE	1/24/2016
MONROE	Digital Mammography	$366,583.68	GE	9/6/2016
MONROE	REPLACEMENT HOSPITAL (Digital Mammo)	$5,057,092.00	GE	9/14/2016
MONROE	Oasys Monitors	$267,055.00	GE	3/1/2017
MONROE	Hill Rom Beds	$399,281.29	GE	5/21/2017
MONROE	Alpha Pro Surgical Tables	$140,000.00	GE	6/19/2017
MOORESVILLE	64 SLICE CT SCANNER	$1,131,621.00	GE	12/30/2013
MOORESVILLE	CT	$420,269.00	GE	3/15/2014
MOORESVILLE	TELEMETRY EQUIPMENT	$47,286.00	GE	9/30/2014
MOORESVILLE	ER MONITORING EQUIPMENT	$192,398.00	GE	3/15/2015
MOORESVILLE	ANESTHESIA MONITORS	$63,790.00	GE	1/1/2016
MOORESVILLE	CARDIAC MONITORS	$138,697.00	GE	4/1/2016
MOORESVILLE	Cysto Room	$310,763.00	GE	5/25/2017
MOORESVILLE	8 MONITORS FOR ASC OR	$117,719.00	GE
MOORESVILLE/SURG CTR	Dash Monitors	$117,719.36	GE	9/20/2015
MOORESVILLE/SURG CTR	Telemetry Monitors and Accessories	$122,902.68	GE	9/20/2017
MOORESVILLE/SURG CTR	Monitors/Telemetry Sys	$89,609.55	GE	12/31/2017
MOORESVILLE/SURG CTR	Image Vault	$27,925.00	GE	3/27/2018
MOORESVILLE/SURG CTR	Vivid Ultrasound	$119,394.01	GE	3/27/2018
MOORESVILLE/SURG CTR	Anesthesia Machines and Monitors	$290,640.89	GE
NAPLES - COLLIER	Medtronic Fusion Navigation	$128,472.00	GE	12/20/2015
NAPLES - COLLIER	Echo Equipment Vivid E9	$175,021.30	GE	12/28/2015
NAPLES - PR	CARDIO LAB	$133,029.00	GE	12/30/2013
NAPLES - PR	Echo Equipment Vivid E9	$353,221.80	GE	6/22/2016
NAPLES - PR	Nurse Call System; Fire Alarm	$1,422,520.00	GE	12/28/2016
NAPLES - PR	Microscope; Clip Removers; Instrumentation	$220,201.15	GE	2/24/2017

92

NAPLES - PR	RadPRO Mobile Digital Unit	$173,458.00	GE	3/12/2017
NAPLES - PR	Ultrasound Machine	$149,934.00	GE	3/21/2017
NAPLES - PR CLINIC	C-Arm; Imaging Table	$144,497.00	GE	12/15/2015
NAPLES PINE RIDGE	Dr. Kathleen Galatro Equipment	$212,979.20	GE	3/27/2013
NATCHEZ	ANESTHESIA MACHINES	$408,213.00	GE	1/1/2014
NATCHEZ	ENDO-UROLOGY PACKAGE	$285,000.00	GE	6/30/2014
NATCHEZ	PROTEUS RADIOGRAPHIC SYSTEM	$73,757.00	GE	8/3/2015
NATCHEZ	72-Slice CT	$844,321.00	GE	3/21/2016
Osler Medical Group	Olympus Cystoscopy System	$107,263.56	GE	9/20/2017
PAINTSVILLE	GASTROSCOPE & ENDOSCOPE	$58,891.00	GE	12/30/2013
PAINTSVILLE	ANESTHESIA MACHINES	$156,042.00	GE	3/30/2014
PAINTSVILLE	Monitoring System (ER)	$217,013.00	GE	12/21/2014
PAINTSVILLE	C-ARM	$112,000.00	GE	2/25/2015
PAINTSVILLE	Boston Scientific Swiss LithoClast System	$51,000.00	GE	9/16/2017
PAINTSVILLE	Various OR Equipment	$648,665.95	GE	9/19/2017
POPLAR BLUFF	POST ANESTHESIA CARE UNIT	$144,675.00	GE	5/30/2013
POPLAR BLUFF	20” FLAT SCREEN TV’S (240)	$209,550.00	GE	7/7/2013
POPLAR BLUFF	STERRAD STERILIZATION SYSTEM	$221,830.00	GE	7/7/2013
POPLAR BLUFF	ULTRASOUND	$54,800.00	GE	9/1/2013
POPLAR BLUFF	CHEMISTRY ANALYZER	$105,000.00	GE	12/30/2013
POPLAR BLUFF	Intravascular Ultrasound Machine	$168,267.00	GE	1/31/2016
POPLAR BLUFF	64-Slice CT	$1,330,154.00	GE	6/1/2016
POPLAR BLUFF	64-Slice CT (Medrad Injector & Abbot iStat)	$1,148,131.00	GE	6/14/2016
POPLAR BLUFF	Nuclear Medicine Camera	$315,809.73	GE	6/20/2016
POPLAR BLUFF	64-Slice CT (AW server)		GE	6/30/2016
POPLAR BLUFF	Radiology Equipment	$504,779.00	GE	10/1/2016
POPLAR BLUFF	Generator Cautry Units	$78,440.00	GE	7/23/2017
POPLAR BLUFF	Monitors	$2,063,773.27	GE	11/14/2017
POPLAR BLUFF	GE Monitoring Equipment	$625,899.66	GE	11/30/2017
POPLAR BLUFF	Surgical Table	$423,974.00	GE	12/17/2017
POPLAR BLUFF	Aespire Anesthesia Monitors	$93,311.83	GE	12/31/2017
POPLAR BLUFF	Endoscopy Scopes	$819,036.13	GE	2/8/2018
POPLAR BLUFF	C Arm #3	$142,107.00	GE	2/8/2018

93

POPLAR BLUFF	C Arm #2	$181,549.50	GE	2/8/2018
POPLAR BLUFF	Endoscopic Ultrasound	$145,450.09	GE	2/28/2018
POPLAR BLUFF	C Arm #1	$134,687.00	GE	3/21/2018
POPLAR BLUFF	STERRAD NX STERILIZATION SYSTEM	$48,003.00	GE
POPLAR BLUFF	Linear Accelerator	$3,583,739.00	GE
PORT CHARLOTTE	VIDEO TOWER WITH 2 CAMERA HEADS	$87,521.73	GE	6/30/2013
PORT CHARLOTTE	DIGITAL MOBILE C-ARM	$194,000.00	GE	5/14/2014
PORT CHARLOTTE	DIGITAL MAMMOS	$615,042.04	GE	1/1/2015
PORT CHARLOTTE	Cardiac Tower (Karl Storz)	$202,774.58	GE	1/27/2017
PORT CHARLOTTE	Cardiac Tower (GE Aespire Anesthesia)	$150,557.46	GE	1/27/2017
PORT CHARLOTTE	Cardiac Tower (Omega)	$734,234.97	GE	1/27/2017
PORT CHARLOTTE	Cardiac Tower (Mindray)	$700,556.83	GE	1/27/2017
PORT CHARLOTTE	Cardiac Tower (Rad Pro Cannon)	$147,640.00	GE	1/27/2017
PORT CHARLOTTE	Cardiac Tower		GE
Pryor	VOIP System Sch 2	$37,918.71	GE	4/20/2017
Pryor	MRI Upgrade	$828,812.85	GE	6/27/2017
Pryor	VOIP System	$214,872.71	GE	6/28/2017
Pryor	Optima CT 660 (32 Slice CT)	$515,172.65	GE	2/20/2018
PUNTA GORDA	C-ARM	$143,188.20	GE	8/30/2013
PUNTA GORDA	C-ARM	$123,690.00	GE	10/30/2014
PUNTA GORDA	Digital Mammography	$367,255.00	GE	6/20/2017
PUNTA GORDA/RVERSIDE	Spinal Table	$104,235.04	GE	12/7/2017
ROCKLEDGE	Surgical Robot System	$1,060,000.00	GE	9/17/2017
ROCKLEDGE	DR Portable X-Ray Machine	$149,500.00	GE	6/10/2018
SEBASTIAN	ICU BEDS	$88,101.00	GE	9/14/2013
SEBASTIAN	VASCULAR C-ARM	$262,027.00	GE	10/27/2014
SEBASTIAN	PATIENT MONITORING SYSTEM / NURSING STATIONS	$520,138.00	GE	12/7/2014
SEBASTIAN	EKG MACHINE	$12,565.00	GE	12/8/2014
SEBASTIAN	Defibrillators	$62,000.00	GE	10/14/2015
SEBASTIAN	Cath Lab	$1,150,688.76	GE	4/19/2017
SEBASTIAN	Image Vault	$52,790.00	GE	7/21/2017
SEBASTIAN	HP SAS Storage	$ 8,139.31	GE	9/21/2017
SEBASTIAN	Mako Robot	$1,060,000.00	GE	12/28/2017

94

SEBASTIAN	Radiography & Fluroscopy	$406,950.00	GE	3/21/2018
SEBASTIAN	Innova System	$971,726.60	GE	5/3/2018
SEBASTIAN	BioMerieux Vitek	$54,336.60	GE	6/24/2018
SEBASTIAN	Mindray Monitoring	$214,994.99	GE	6/26/2018
SEBASTIAN	Echo System	$266,698.32	GE
SEBRING	ULTRASOUND MACHINE	$120,050.00	GE	12/14/2014
SEBRING	ANESTHESIA MACHINES	$111,000.00	GE	3/24/2015
SEBRING	ECHO MACHINE	$235,875.00	GE	3/24/2015
SEBRING	MOBILE C-ARM	$212,861.00	GE	5/15/2015
SEBRING	ENDCOSCOPIC SYSTEM	$205,000.00	GE	1/1/2016
SEBRING	DIGITAL MAMMO	$438,846.51	GE	5/17/2016
SEBRING	OEC C-Arm	$272,168.70	GE	5/21/2018
SEBRING CLINIC	XRAY MACHINE	$220,849.00	GE	2/28/2014
Seminole	MindRay Patient Monitoring System	$181,299.47	GE	3/29/2018
SHANDS LIVE OAK	Ultrasound	$171,552.00	GE	12/15/2016
SHANDS LIVE OAK	Infinia Nuclear Camera	$373,579.71	GE	3/21/2017
SPRING HILL	CATH LAB MONITORING	$124,652.00	GE	11/14/2013
SPRING HILL	MRI	$1,126,699.75	GE	12/30/2013
SPRING HILL	DIGITAL MAMMO	$550,487.00	GE	12/14/2014
SPRING HILL	ULTRASOUND	$138,600.00	GE	7/1/2015
SPRING HILL	Telemetry System (2 North)	$122,820.00	GE	11/26/2015
SPRING HILL	Surgical Towers (2)	$183,563.00	GE	2/3/2016
SPRING HILL	SPECIAL PROCEDURES ROOM	$798,943.00	GE	6/1/2016
SPRING HILL	SPECIAL PROCEDURES ROOM (Solar Monitors)	$37,476.00	GE	6/1/2016
SPRING HILL	Urology Room Upgrade	$371,311.00	GE	3/1/2017
ST CLOUD	CT SCANNER	$1,234,467.26	GE	10/14/2011
ST CLOUD	PATIENT MONITORING SYSTEM	$203,839.00	GE	1/1/2014
ST CLOUD	DIGITAL MAMMO	$397,389.00	GE	9/15/2015
ST CLOUD CLINIC	Ultrasound Machine	$59,048.00	GE	10/25/2015
STARKE	Ultrasound	$187,411.00	GE	6/19/2017
STATESBORO	VCT SCANNER	$1,135,336.30	GE	3/30/2012
STATESBORO	16 SLICE CT SCANNER	$824,711.00	GE	6/24/2012
STATESBORO	ICU MONITORS	$285,156.00	GE	1/30/2013
STATESBORO	CARDIAC CATH LAB REPLACEMENT	$1,334,724.00	GE	2/14/2013

95

STATESBORO	BEDS	$277,262.00	GE	11/30/2013
STATESBORO	DIGITAL C-ARM	$138,770.00	GE	2/14/2014
STATESBORO	C-ARM	$143,352.00	GE	12/23/2014
STATESBORO	CARDIAC CATH LAB	$931,579.19	GE	5/15/2015
STATESBORO	ANALYZERS	$285,380.00	GE	1/21/2016
STATESBORO	REPLACEMENT ECHO MACHINE	$139,967.00	GE	6/28/2016
STATESBORO	St Jude EP Equipment	$617,899.00	GE	9/2/2016
STATESBORO	Boston Scientific EP Equipment	$30,000.00	GE	9/2/2016
STATESBORO	Mizuhosi Table	$102,907.35	GE	9/20/2017
STATESBORO	Ultrasound	$153,324.00	GE	10/2/2017
STATESBORO	Olympus EUS System	$484,866.74	GE	11/12/2017
STATESBORO	OEC 9900 C-Arm	$178,687.50	GE	3/26/2018
STATESBORO	Signa 1.5 EchSpeed System	$907,000.00	GE
STATESBORO	Buildout Signa EchoSpeed	$217,442.00	GE
STATESVILLE	ACCUDOSE CABINETS	$69,376.00	GE	6/14/2013
STATESVILLE	PROTEUS RAD ROOM	$77,517.00	GE	12/14/2013
STATESVILLE	Med Rad Dual Injector	$33,785.00	GE	6/1/2014
STATESVILLE	CATH LAB WITH PCI	$986,611.94	GE	5/15/2015
STATESVILLE	MedRad Dual Injector	$33,785.00	GE	5/20/2015
STATESVILLE	Med Rad Provis Injector	$18,463.75	GE	6/1/2015
STATESVILLE	DATASCOPE BALLOON PUMP	$46,624.75	GE	6/1/2015
STATESVILLE	ANGIOJET INJECTOR	$38,000.00	GE	6/1/2015
STATESVILLE	SIGNATURE ANALYZER	$13,000.00	GE	6/1/2015
STATESVILLE	AVOXIMETER	$ 4,999.00	GE	6/1/2015
STATESVILLE	SONOSITE ULTRASOUND	$28,077.20	GE	6/1/2015
STATESVILLE	AGFA imager	$34,503.00	GE	7/1/2015
STATESVILLE	64 SLICE CT	$962,701.96	GE	7/1/2015
STATESVILLE	C-Arm	$145,503.00	GE	12/7/2017
STATESVILLE	C-Arm - Original Agmt with CER	$168,644.25	GE
TOPPENISH	MAMMOGRAPHY SYSTEM	$74,165.00	GE	2/28/2013
TOPPENISH	C-ARM	$144,584.00	GE	9/1/2013
TOPPENISH	Ultrasound Machine	$133,952.00	GE	3/15/2016
TOPPENISH	Acute Care Patient Beds	$74,348.02	GE	3/29/2018

96

TULLAHOMA	CT SCANNER	$1,018,752.20	GE	6/30/2011
TULLAHOMA	BAXTER IV PUMPS	$250,635.00	GE	7/14/2013
TULLAHOMA	EKG MONITOR	$13,764.50	GE	12/30/2013
TULLAHOMA	TOWER BUILDOUT - DASH MONITORS	$49,161.21	GE	3/30/2014
TULLAHOMA	TOWER BUILDOUT - DINAMAP & CIC MONITORS	$84,306.91	GE	6/30/2014
TULLAHOMA	PACS Storage System Upgrade	$586,502.00	GE	10/1/2015
TULLAHOMA	OR Expansion (Truevision Microsurgery System)	$201,500.00	GE	12/1/2015
TULLAHOMA	OR Expansion (Aisys Anesthesia)	$171,918.66	GE	1/1/2016
TULLAHOMA	OR Expansion (Steris Tables)	$81,072.35	GE	3/1/2016
TULLAHOMA	Patient Monitoring System (ICU)	$121,606.08	GE	3/16/2016
TULLAHOMA	OR Expansion (Steris Surgical System)	$350,509.28	GE	4/15/2016
TULLAHOMA	OR Expansion (DASH Monitors)	$54,336.35	GE	5/15/2016
TULLAHOMA	C-Arm	$194,539.00	GE	10/1/2016
TULLAHOMA	PACS Workstation	$72,251.20	GE	12/7/2017
TULLAHOMA	EKG Carts	$53,693.20	GE	3/21/2018
TULLAHOMA	Pumps	$130,175.00	GE	5/29/2018
TULLAHOMA	BioMerieux Vitek	$81,250.00	GE	6/28/2018
TULLAHOMA	Image Vault	$11,977.00	GE
TULLAHOMA	HL7	$22,558.38	GE
TULLAHOMA	Vivid Ultrasound	$193,390.50	GE
VAN BUREN	ARTHROSCOPY TOWER & EQUIPMENT	$177,167.00	GE	8/30/2013
VAN BUREN	Endoscopic Equipment	$140,527.33	GE	8/27/2017
VENICE	STERILIZER - WASHER	$143,035.00	GE	9/14/2013
VENICE	Workstations	$66,768.00	GE	3/17/2014
VENICE	Pro Telemetry	$379,000.00	GE	2/15/2015
VENICE	MACLAB WORKSTATIONS	$105,205.22	GE	6/17/2015
VENICE	Urology Surgical Equipment	$152,182.34	GE	8/27/2017
VENICE	Navigation System	$455,189.08	GE	11/5/2017
VENICE	EP Service Line Equipment	$169,967.60	GE	12/20/2017
WILLIAMSON	ECHO MACHINE	$118,295.00	GE	1/5/2015
WILLIAMSON	Endoscopy System	$348,328.00	GE	12/1/2015
WILLIAMSON	Cardiac Monitoring System	$191,477.39	GE	9/22/2016
WINDER	C-Arm	$189,423.00	GE	9/20/2017

97

WUESTHOFF - MELBOURNE	Endoscopy System	$374,674.00	GE	2/14/2016
WUESTHOFF - MELBOURNE	ICU Conversion Project (Hill Rom Beds)	$204,444.00	GE	1/1/2017
WUESTHOFF - MELBOURNE	Fetal Monitors	$130,806.96	GE	3/21/2017
WUESTHOFF - ROCKLEDGE	Endoscopic Ultrasound System	$603,844.00	GE	1/17/2017
WUESTHOFF - ROCKLEDGE	Dinamap Monitors	$ 5,346.30	GE	3/19/2017
WUESTHOFF - ROCKLEDGE	Telemetry System	$162,487.19	GE	3/19/2017
YAKIMA	DIAMOND MAMMO SYSTEM	$73,495.50	GE	3/30/2013
YAKIMA	MACLAB AND PACS	$565,385.99	GE	5/23/2014
YAKIMA	SURGERY WASHER	$80,998.00	GE	8/16/2014
YAKIMA	DASH 4000 MONITORS	$78,239.02	GE	6/15/2015
YAKIMA	Cath Lab	$517,841.69	GE	5/23/2016
YAKIMA	Carrot Flat Panel Display	$128,002.00	GE	6/1/2016
YAKIMA	VENTILATORS	$116,638.60	GE	9/29/2016
YAKIMA	Getinge Pump	$147,373.00	GE	3/2/2017
YAKIMA	Biosense Webster CARTO/ St Jude Medical Lab System	$599,000.00	GE	9/19/2017
YAKIMA	GE Innova	$892,302.69	GE	9/19/2017
YAKIMA	Acute Care Beds	$210,109.83	GE	3/26/2018
YAKIMA	Monitor and Video Cart	$18,830.50	GE	6/27/2018
YAKIMA	Balloon Pumps	$172,196.75	GE
YAKIMA	Mammography System	$346,697.00	GE
YAKIMA	Nuclear Camera	$376,647.70	GE
YAKIMA	Vivid Ultrasound	$174,776.80	GE
MILTON	64 SLICE CT SCANNER	$1,514,872.00	GE/CitiCorp	6/30/2013
NAPLES - PR	ROBOTIC ORTHO SYSTEM	$895,000.00	Health Capital	10/9/2012
JAMESTOWN	CO2 LASER	$120,250.00	Heartland Business Credit	11/12/2012
AMORY	DIGITAL MAMMO	$537,000.00	Highland Capital	5/1/2014
STATESVILLE	DIGITAL MAMMOGRAPHY	$376,300.00	Highland Capital	8/12/2014
TULLAHOMA	DIGITAL MAMMOGRAPHY	$411,411.00	Highland Capital	3/4/2014
CORP	IBM DISASTER RECOVERY MAINFRAME	$68,030.00	IBM	12/13/2011
CORP	DISASTER RECOVERY MAINFRAME	$68,030.00	IBM	12/31/2011

98

CORP	IBM Storage device	$186,800.00	IBM	3/25/2012
CORP	IBM CORE XEION	$19,585.00	IBM	9/28/2012
CORP	IBM/AS400 9406-520 SERVER	$299,647.00	IBM	3/30/2013
CORP	LAB INFO SYSTEM	$344,623.00	IBM	4/2/2013
CORP	RAID ADAPTER SUPPLEMENTAL EQUIPMENT	$22,477.00	IBM	5/25/2013
CORP	PHARMACY SYSTEM UPDATE	$199,733.00	IBM	6/4/2013
CORP	DISASTER RECOVERY MAINFRAME	$253,943.00	IBM	7/7/2013
CORP	INTERFACE BOX FOR PATIENT FOLDER	$95,303.00	IBM	7/27/2013
CORP	AS/400 SYSTEM	$72,463.00	IBM	8/14/2013
CORP	AS 400	$72,463.00	IBM	8/18/2013
CORP	IBM POWER 750 EXPRESS	$92,961.00	IBM	8/31/2013
CORP	SOFTLAB SYSTEM	$92,961.00	IBM	9/1/2013
CORP	LAB INFO SYSTEM	$104,680.16	IBM	9/12/2013
CORP	IBM CORE XEION	$229,340.00	IBM	12/7/2013
CORP	LIS SERVER REPLACEMENTS	$16,518.00	IBM	5/7/2014
CORP	IBM System Z10	$210,348.00	IBM	5/7/2014
CORP	IBM Eclipse	$47,969.00	IBM	5/7/2014
CORP	IBM Eclipse	$132,028.00	IBM	5/7/2014
CORP	IBM Storage device enclosure	$78,786.00	IBM	5/7/2014
CORP	AS/400 SYSTEM (10)	$286,374.00	IBM	5/31/2014
CORPORATE	Mainframe (Atlanta)	$419,614.00	IBM
CORP	10 AS/400 Servers	$247,511.00	IBM Credit
Bayfront	StealthStation	$569,000.00	ICSE	8/15/2016
BILOXI	R & F Room	$477,740.47	ICSE	10/14/2014
BILOXI ASC	Recorder; Stirrups; Glidescope	$52,895.00	ICSE	9/14/2014
BILOXI ASC	Sterilizer	$44,011.00	ICSE	2/15/2015
BRANDON	Imaging Table	$113,797.00	ICSE	9/14/2014
BRANDON CLINIC	X Ray Machine; Buildout	$87,445.00	ICSE	6/14/2014
CANTON	DaVinci	$1,551,607.00	ICSE	4/15/2015
CARLISLE	Instrumentation/Equipment	$118,196.60	ICSE	9/14/2014
CARLISLE	Coagulation Analyzers	$78,440.00	ICSE	2/15/2015
CHESTER	Eye Laser	$93,000.00	ICSE	6/14/2014
CHESTER	Telemetry System	$114,034.89	ICSE	6/14/2014

99

CHESTER	Sterilizers	$154,119.90	ICSE	10/14/2014
DADE CITY	Patient Monitoring System	$153,926.64	ICSE	1/1/2016
DADE CITY	AccuDose Equipment	$196,700.00	ICSE	7/15/2016
DALLAS REGIONAL	Sterilizer	$164,482.00	ICSE	1/15/2015
DALLAS REGIONAL	Sterilizer	$82,186.00	ICSE
DALLAS/GALLOWAY	AccuDose Equipment	$336,855.00	ICSE	9/15/2016
FLOWOOD	DaVinci	$1,767,077.00	ICSE	4/15/2015
FLOWOOD	DaVinci Robot	$1,390,000.00	ICSE
FLOWOOD EAST	Patient Room Furniture	$135,233.00	ICSE	7/15/2015
FORT SMITH	Cysto Table	$314,308.00	ICSE	3/14/2015
GADSDEN	Fluorescence Imaging Upgrade	$125,000.00	ICSE
HARTSVILLE	AccuDose Equipment	$423,626.00	ICSE	7/15/2016
HARTSVILLE MED GRP LLC	Phone System	$56,575.80	ICSE	4/15/2016
JACKSON	Heart/Lung Perfusion System (2); Pump Controller (2)	$395,897.00	ICSE	6/15/2015
JACKSON	Archive Servers for PACS Sys	$290,627.25	ICSE	10/15/2015
Knoxville PRMC	Cardiac Mapping System -ICSE Lease	$179,774.00	ICSE	10/15/2015
Knoxville PRMC	Allura Xper FD20	$784,589.20	ICSE	6/15/2016
LANCASTER HEART	Opus II System	$257,000.00	ICSE	9/15/2015
LANCASTER HEART	Sterrad Sterilizers	$163,331.88	ICSE	8/15/2016
LANCASTER/ROSE CITY	AccuDose Equipment	$387,532.00	ICSE	10/15/2016
LEBANON	Force Triad Energy Platforms	$168,366.00	ICSE
MIDWEST CITY	Stress Test Unit (3)	$72,134.10	ICSE	6/14/2014
MIDWEST CITY	Tables (2)	$94,743.00	ICSE	9/14/2014
MIDWEST CITY	da Vinci Upgrade - ICSE	$125,350.00	ICSE	10/15/2015
MOORESVILLE	ADVANTA BED SYSTEM	$85,570.00	ICSE	9/14/2014
MOORESVILLE/SURG CTR	AccuDose Equipment	$355,212.00	ICSE	10/15/2016
NAPLES - COLLIER	PACS Hardware; Voice Recognition System	$511,867.00	ICSE	6/15/2015
NATCHEZ	Sonic Cleaner	$75,976.00	ICSE	7/14/2014
POPLAR BLUFF	CDW IT Equipment	$1,427,984.25	ICSE	6/15/2015
POPLAR BLUFF	Furniture	$2,065,365.54	ICSE	7/15/2015
POPLAR BLUFF	TVs	$199,247.74	ICSE	12/1/2015
POPLAR BLUFF	IT Monitors	$151,135.89	ICSE	12/1/2015

100

PT CHARLOTTE	AcuDose Auxiliary Cabinet	$201,266.00	ICSE	11/15/2015
PUNTA GORDA	Portable Digital Radiology	$159,924.00	ICSE	12/15/2014
PUNTA GORDA/RVERSIDE	AccuDose Equipment	$303,806.00	ICSE	8/15/2016
SEBASTIAN	Endobronchial Ultrasound	$155,644.00	ICSE	5/15/2015
SEBASTIAN	AccuDose Equipment	$119,790.00	ICSE	6/15/2016
SEBRING	Telemetry Monitors	$102,309.92	ICSE	10/14/2014
SEBRING	AccuDose Equipment	$109,212.00	ICSE	9/15/2016
SPRING HILL	Central Monitoring System (ER)	$185,944.00	ICSE	5/15/2015
ST CLOUD CLINIC	Urodynamic System	$32,195.00	ICSE	6/14/2014
STATESBORO	AccuDose Equipment	$409,260.02	ICSE	5/15/2016
VENICE	Sterilizers (5)	$102,103.00	ICSE	12/15/2014
DURANT	URINALYSIS EQUIPMENT	$111,500.00	IRIS	12/7/2013
BROOKSVILLE	MRI Upgrade (8 Channel Coils)	$378,290.00	ISCE	6/15/2015
Knoxville PRMC	DaVinci upgrade	$241,650.00	ISCE	6/15/2015
ANNISTON	Endoscopy Tower	$122,362.00	Karl Storz	2/7/2017
DALLAS REGIONAL	Endo Cameras	$120,908.00	Karl Storz
JACKSON	HD VIDEO UPGRADE	$244,282.00	Karl Storz	8/30/2012
MONROE	Laparoscopic Video Equipment	$375,000.04	Karl Storz	4/30/2017
POPLAR BLUFF	ENDOSCOPY EQUIPMENT	$80,332.00	Karl Storz	7/31/2012
POPLAR BLUFF	Video Equipment	$459,232.20	Karl Storz	9/21/2017
POPLAR BLUFF	Endscopy Equipment	$210,443.14	Karl Storz	12/17/2017
POPLAR BLUFF	Urologic Equipment	$331,548.32	Karl Storz
STATESBORO	Endoscopic System OR	$424,088.30	Karl Storz	11/8/2017
WILLIAMSON	Surgical Video Tower; Equipment	$110,848.00	Karl Storz	9/22/2014
WUESTHOFF - MELBOURNE	Central Imaging & Data Archiving System	$96,930.00	Karl Storz	7/15/2016
NAPLES - COLLIER	OR HD Video Upgrade	$260,241.00	Karl Storz/Wells Fargo	11/22/2013
VENICE	UROLOGY CYSTOSCOPY EQUIPMENT	$323,992.77	Karl Storz/Wells Fargo	9/1/2013
VENICE	TOWERS (3)	$188,062.00	Karl Storz/Wells Fargo
VENICE	ARTHROSCOPY CAMERAS	$91,971.00	Karl Storz/Wells Fargo
NAPLES PINE RIDGE	Konica Minolta Copier	$ 4,280.98	Konica Minolta	1/20/2014
BILOXI	Coagulation Instruments (2)	$139,100.00	LaSalle	6/1/2017
FLOWOOD	ER CENTRAL MONITORING SYSTEM	$105,666.00	LaSalle	11/30/2014
FLOWOOD	PATIENT MONITORING SYSTEM	$128,828.00	LaSalle	5/1/2015

101

SEBRING	PATIENT ICU MONITORING SYSTEM	$227,141.00	LaSalle	1/1/2015
SEBRING	PACU MONITORS	$87,002.51	LaSalle	4/1/2015
BARTOW	Echo Ultrasound Machine	$77,671.00	Macquarie	8/14/2014
Knoxville PRMC	Solargen 2100s CV Therapy Console	$330,000.00	Macquarie Equipment Finance	2/23/2012
BRANDON	Accudose	$23,771.00	Marquette	2/11/2014
BRANDON	McKesson Accudose	$71,499.00	Marquette	12/12/2014
BRANDON	Hill-Rom Total Care Beds	$142,943.25	Marquette	5/26/2015
CANTON	Accudose	$41,108.00	Marquette	8/9/2014
VENICE	Accudose	$129,731.00	Marquette	5/1/2014
BILOXI	Bio Rad Evolis Instrument	$65,534.00	Marquette Equipment Finance	10/13/2014
BILOXI ASC	Endoscopic Insufflator	$8,624.00	Marquette Equipment Finance	1/1/2014
BILOXI ASC	Ansthesia Machines (2)	$42,800.00	Marquette Equipment Finance	2/9/2014
BILOXI ASC	Scope Washer	$58,655.00	Marquette Equipment Finance	2/9/2014
BRANDON	ACCUDOSE CABINETS	$23,771.00	Marquette Equipment Finance	2/11/2014
BRANDON	Create 15-Bed Burn Unit	$2,505,721.00	Marquette Equipment Finance	5/25/2015
CLARKSDALE	Sterilizer	$131,013.00	Marquette Equipment Finance	5/24/2015
CRYSTAL RIVER	ACCUDOSE EQUIPMENT	$47,635.00	Marquette Equipment Finance	11/17/2014
CRYSTAL RIVER	Sterilizers (3)	$224,831.00	Marquette Equipment Finance	10/19/2015
DADE CITY	BRANCH EXCHANGE SYSTEM	$443,342.00	Marquette Equipment Finance	9/23/2013
DALLAS REGIONAL	DIGITAL MAMMO	$224,000.00	Marquette Equipment Finance	3/5/2015
DURANT	ACCUDOSE	$29,833.00	Marquette Equipment Finance	7/13/2014
FLOWOOD	ELECTRIC CAUTERY UNITS	$169,587.50	Marquette Equipment Finance	8/17/2014
FLOWOOD CLINIC	Laser	$135,000.00	Marquette Equipment Finance	10/26/2013
FLOWOOD EAST	Birthing Beds (7)	$112,212.00	Marquette Equipment Finance	4/8/2015
FORT SMITH	DIALYSIS MACHINES	$103,200.00	Marquette Equipment Finance	8/27/2013
GADSDEN	PERFUSION PUMP	$81,399.00	Marquette Equipment Finance	11/5/2013

102

JACKSON	SURGICAL TABLES	$88,926.00	Marquette Equipment Finance	1/25/2015
JACKSON	MINI C-ARM	$57,650.00	Marquette Equipment Finance	1/25/2015
JACKSON	Defib Monitors (7)	$139,066.00	Marquette Equipment Finance	5/23/2015
KEY WEST	ACCUDOSE CABINETS AND TOWER	$53,697.00	Marquette Equipment Finance	5/24/2014
KEY WEST	DIGITAL MAMMO	$500,800.00	Marquette Equipment Finance	3/5/2015
LANCASTER CLINIC	Digital Strobe System	$102,720.00	Marquette Equipment Finance	10/24/2015
LANCASTER Heart o	ACCUDOSE EQUIPMENT	$41,771.00	Marquette Equipment Finance	12/31/2013
LEBANON	ICU RENOVATION	$160,463.00	Marquette Equipment Finance	8/16/2014
MIDWEST CITY	ACCUDOSE TOWER & MAIN	$226,564.00	Marquette Equipment Finance	7/1/2014
MONROE	ACCUDOSE CABINETS	$47,728.00	Marquette Equipment Finance	2/11/2014
MOORESVILLE	POWER DRILLS & SAWS	$231,898.00	Marquette Equipment Finance	8/16/2014
MOORESVILLE	DIGITAL MAMMO	$236,000.00	Marquette Equipment Finance	5/24/2015
POPLAR BLUFF	Defibrillators (28)	$222,932.00	Marquette Equipment Finance	8/1/2015
PORT CHARLOTTE	Ortho Equipment	$116,433.00	Marquette Equipment Finance	6/13/2015
SEBASTIAN	ULTRASOUND	$137,840.00	Marquette Equipment Finance	4/16/2013
SEBASTIAN	Dispensers	$190,924.00	Marquette Equipment Finance	12/22/2014
SEBRING	Acudose Medication Tower	$29,726.00	Marquette Equipment Finance	8/1/2014
SPRING HILL	Accudose Tower and Cabinet	$31,772.00	Marquette Equipment Finance	8/1/2014
ST CLOUD	GI Equipment	$180,901.00	Marquette Equipment Finance	5/23/2015
STATESBORO	REPLACEMENT STERIS UNITS	$124,983.35	Marquette Equipment Finance	11/8/2014
VENICE	CVICU - PUMPS	$105,864.00	Marquette Equipment Finance	12/1/2013
VENICE	ACCUDOSE	$35,073.00	Marquette Equipment Finance	12/24/2013
VENICE	ACCUDOSE	$26,484.00	Marquette Equipment Finance	3/31/2014
WINDER	DIGITAL MAMMOGRAPHY	$95,328.00	Marquette Equipment Finance	4/1/2013

103

WINDER	Acudose	$25,935.00	Marquette Equipment Finance	10/24/2014
WINDER	DIGITAL MAMMOGRAPHY	$353,695.00	Marquette Equipment Finance	2/15/2015
STATESBORO	ADDITIONAL ENDOSCOPY SUITE	$447,226.14	Marquette Equipment Finance/TC	9/8/2014
DADE CITY	VENTILATORS	$122,833.00	Med One	12/11/2014
DADE CITY	CATH LAB	$916,174.00	Med One	3/25/2015
DALLAS REGIONAL	NUCLEAR CAMERA	$262,570.00	Med One	12/4/2014
FLOWOOD	VIDEO EQUIPMENT	$158,800.00	Med One	10/27/2012
FLOWOOD	VISION PROJECT - STRYKER	$396,248.00	Med One	7/29/2013
FLOWOOD	VIDEO EQUIPMENT	$158,400.00	Med One	11/20/2013
FLOWOOD	DA VINCI SYSTEM	$1,390,000.00	Med One	4/14/2014
FLOWOOD	MICROSCOPE	$239,397.00	Med One	5/12/2014
FLOWOOD EAST	GAMMA CAMERA	$277,363.44	Med One	3/23/2015
HARTSVILLE	BRONCHOSCOPE UPGRADE	$175,081.00	Med One	7/8/2015
LEBANON	NUCLEAR CAMERA	$310,238.00	Med One	12/14/2014
LEBANON	ECHO MACHINE	$136,939.00	Med One	3/17/2015
LEHIGH ACRES	MED/SURG BEDS	$206,484.00	Med One	3/13/2014
MELBOURNE	Smiths Medical Pumps	$106,240.00	Med One
MOORESVILLE	ULTRASOUND	$67,950.00	Med One	4/8/2014
ROCKLEDGE	Smiths Medical Pumps	$199,010.00	Med One
SEBASTIAN	MED SURGE AND BARIATRIC BEDS	$213,367.90	Med One	4/14/2014
VENICE	C-ARM	$99,561.00	Med One	2/24/2015
VENICE	ANGIOGRAPHY SUITE	$1,550,298.00	Med One	6/10/2015
WINDER	ER MONITORING EQUIPMENT	$104,446.00	Med One	2/17/2015
YAKIMA	ENDOSCOPY	$569,521.00	Med One	11/8/2013
SEBASTIAN	COPIERS	$126,063.00	Minolta	1/29/2013
STATESBORO	Credit Card Machine		Northern Leasing Systems, Inc.	1/23/2013
BROOKSVILLE	ENDOSCOPIC ULTRASOUND	$231,384.00	Olympus	3/30/2014
CARLISLE	OR Rooms HD Upgrade	$933,878.68	Olympus
DALLAS/GALLOWAY	GI Scopes	$223,302.42	Olympus
GADSDEN	PEDIATRIC COLON SCOPES	$57,148.00	Olympus	7/26/2015
JACKSON	Endoscopic Ultrasound	$162,596.53	Olympus
KNOXVILLE JEFFERSON	GI Lab Scopes	$172,162.45	Olympus

104

Knoxville TCMC	Olympus Video Scopes	$419,334.79	Olympus	12/31/2013
LANCASTER REG	ENDOSCOPY EQUIPMENT	$464,148.00	OLYMPUS	10/10/2015
MILTON	ENDOSCOPY SYSTEM	$492,578.00	Olympus	12/8/2013
PAINTSVILLE	OR SCOPE REPLACEMENT	$251,616.00	Olympus	1/20/2014
PUNTA GORDA	ENDO-SCOPES	$94,027.00	Olympus	10/8/2014
SEBASTIAN	HD ENDOSCOPY UPGRADED WORKSTATION	$342,122.42	Olympus	7/31/2013
SEBRING	ENDOSCOPIC VIDEO SYSTEM	$958,164.00	Olympus	11/30/2014
TULLAHOMA	VIDEO TOWERS	$323,367.65	Olympus	8/25/2013
VAN BUREN	COLONSCOPES	$53,521.00	Olympus	12/24/2013
WINDER	Endoscopes	$140,047.85	Olympus
AMORY	BUCKY DIAGNOSTIC AND MOBILE X-RAY	$81,720.00	Philips	7/26/2014
AMORY	C-Arm	$149,432.00	Philips	6/7/2016
ANNISTON	HEMATOLOGY ANALYZER	$187,920.00	Philips	9/18/2013
ANNISTON	Cardiac Monitoring System, Telemetry Units	$514,344.72	Philips	12/17/2017
BARTOW	IE33 ULTRASOUND MACHINE	$199,350.00	Philips	4/20/2015
BARTOW	iE33 Ultrasound System	$162,500.00	Philips	4/21/2015
BARTOW	CENTRAL MONITOR STATION UPGRADE	$133,147.00	Philips	8/30/2015
BARTOW	Intellivue Monitors	$133,146.80	Philips	8/31/2015
BARTOW	40-Slice CT	$471,800.00	Philips
BRANDON	MICROSCOPE	$74,000.00	Philips	5/6/2013
BRANDON CLINIC	Digital X Ray Unit	$96,665.00	Philips	11/15/2015
BROOKSVILLE	64 SLICE CT SCANNER	$863,809.58	Philips	7/22/2013
BROOKSVILLE	DIAGNOSTIC IMAGING DIGITAL ECHO	$160,196.00	Philips	12/12/2013
BROOKSVILLE	ED AND SDS PATIENT MONITORS	$75,423.10	Philips	4/8/2014
BROOKSVILLE	DIAGNOSTIC IMAGING UPS	$140,394.00	Philips	4/8/2014
BROOKSVILLE	Telemetry System	$96,921.00	Philips	3/10/2016
BROOKSVILLE	Nuclear Medicine Camera	$292,351.00	Philips	7/22/2016
CANTON	Mindray Equipment	$280,052.00	Philips	3/22/2017
CARLISLE	LARYNGOSCOPE EQUIPMENT	$69,335.00	Philips	11/14/2012
CARLISLE	GAMMA CAMERA	$341,764.00	Philips	4/8/2013
CARLISLE	ENDO CAMERA S AND SCOPES	$138,548.00	Philips	5/18/2013
CARLISLE	BRIGHTVIEW NUCLEAR CAMERA	$323,780.00	Philips	12/30/2013

105

CARLISLE	Cardio Physiomonitoring System	$119,958.00	Philips	2/22/2018
CHESTER	VIVID CARDIO ULTRASOUND SYSTEM	$130,990.00	Philips	1/20/2014
CLARKSDALE	ICU BEDSIDE MONITORS	$164,542.00	Philips	3/9/2015
CLARKSDALE	Mobile C-Arm	$174,742.00	Philips	6/29/2016
CLARKSDALE	Ultrasound System (2)	$318,434.00	Philips	7/11/2016
CLARKSDALE	Telemetry Equipment	$182,118.00	Philips	9/29/2016
CRYSTAL RIVER	VITEK2 COMPACT 30 FOR MICROBIO	$58,381.00	Philips	11/14/2012
CRYSTAL RIVER	ULTRASOUND EQUIPMENT	$92,760.00	Philips	8/1/2013
CRYSTAL RIVER	EKG MACHINES	$86,490.00	Philips	10/26/2014
CRYSTAL RIVER	CARDIAC CATHERITZATION & MONITORS	$879,457.00	Philips	7/30/2015
CRYSTAL RIVER	C-Arm	$130,732.00	Philips	3/22/2017
DADE CITY	NUCLEAR CAMERA	$334,464.00	Philips	7/9/2015
DADE CITY	Ultrasound Machine	$132,345.00	Philips	7/27/2016
DADE CITY	16-Slice CT; Injector	$292,221.00	Philips	12/1/2016
DALLAS REGIONAL	Telemetry System	$1,002,055.00	Philips	12/16/2016
DALLAS WOMAN’S	ENT EQUIPMENT	$197,779.00	Philips	3/30/2015
DURANT	SURGERY MONITORS FOR PACU	$184,857.00	Philips	6/30/2014
DURANT	Surgery Monitors	$184,857.00	Philips	10/1/2015
DURANT	Telemetry Units	$290,512.00	Philips	2/22/2016
DURANT	Fetal Monitors	$129,303.00	Philips	3/28/2016
DURANT	C-Arm	$120,250.00	Philips	4/30/2017
FLOWOOD	OPMI PENTERO MICROSCOPE	$267,505.00	Philips	12/5/2012
FLOWOOD	SINGLE PLANE VASCULAR LAB	$748,445.00	Philips	8/7/2014
FLOWOOD	160-Slice CT	$1,367,618.00	Philips	4/1/2016
FLOWOOD	Hemodynamics System	$153,221.00	Philips	3/28/2017
FORT SMITH	Interventional Radiology Lab	$2,209,527.00	Philips	10/28/2015
FORT SMITH	PET CT	$1,989,206.00	Philips	11/17/2016
FORT SMITH	Multi Eleva with Flat Detector	$686,333.00	Philips	9/28/2017
HAINES CITY	VASCULAR /THORACIC INSTRUMENTS	$211,962.62	Philips	8/12/2014
HAINES CITY	CATH LAB	$1,228,713.00	Philips	4/8/2015
HAINES CITY	TELEMETRY SYSTEM	$175,325.56	Philips	11/2/2015
HAINES CITY	64 Slice CT	$891,156.95	Philips	6/12/2016
HAINES CITY	Telemetry System (ER)	$365,758.00	Philips	8/1/2016

106

KENNETT	ULTRASOUND SYSTEM	$116,258.00	Philips	8/24/2014
KENNETT	64-Slice CT	$748,422.00	Philips
KEY WEST	CARDIAC CATHERITZATION	$1,450,227.00	Philips	12/8/2013
KEY WEST	PATIENT MONITORING SYSTEM	$143,441.16	Philips	11/23/2014
KEY WEST	PATIENT MONITORING SYSTEM	$87,885.00	Philips	7/9/2015
KEY WEST	Patient Monitoring System	$286,402.00	Philips	7/29/2016
KNOXVILLE - JEFFERSON	Ultrasound	$136,089.00	Philips	1/27/2017
KNOXVILLE - PRMC	Ultrasound	$288,998.00	Philips	3/28/2012
Knoxville Jefferson	iE33 Ultrasound	$139,889.00	Philips	8/22/2017
Knoxville LaFollette	C-Arm	$247,000.00	Philips
LANCASTER HEART	Philips Wall Monitors	$101,880.00	Philips	1/31/2018
LANCASTER Heart o	Telemetry System	$153,784.00	Philips	4/15/2016
LANCASTER Heart o	Echo Machine	$231,271.00	Philips	11/17/2016
LANCASTER REG	Cath Lab Sch 3	$98,334.83	Philips	11/1/2015
LANCASTER REG	Cardiac Cath Lab Sch 1	$1,218,101.89	Philips	4/21/2016
LANCASTER REG	Cath Lab Sch 2	$551,919.20	Philips	5/27/2016
LANCASTER REG	Replacement Telemetry System	$147,396.63	Philips	7/29/2016
LANCASTER REG	Cath Lab Sch 8	$85,677.60	Philips	8/1/2016
LANCASTER REG	R/F Unit	$489,143.00	Philips	12/1/2016
LANCASTER REGIONAL	Echo Machines (2)	$389,464.00	Philips	3/13/2017
LANCASTER/ROSE CITY	Rad Room	$391,049.00	Philips	8/8/2017
LANCASTER/ROSE CITY	Ultrasound	$100,485.00	Philips	9/24/2017
LEBANON	CATH LAB - 24 MONTH RENEWAL	$325,000.00	Philips	8/30/2011
LEBANON	16 SLICE CT - 24 MONTH RENEWAL	$250,000.00	Philips	12/14/2011
LEBANON	C-Arm	$121,077.00	Philips	1/4/2016
LEBANON	Rad Room	$86,848.00	Philips	6/7/2016
LEBANON	Rad Room Diagnostic Ceiling	$177,396.00	Philips	7/29/2016
LEBANON	Rad/Fluro Room	$399,183.00	Philips	7/29/2016
LEBANON	Fetal Monitors (8); Thick Clients	$369,509.00	Philips
LEHIGH ACRES	PT MONITOR/TELE SYSTEM	$472,871.00	Philips	1/21/2013
LEHIGH ACRES	16 SLICE CT SCANNER	$529,122.00	Philips	9/18/2013

107

MIDWEST CITY	Philips EKG database & EKG system	$231,227.00	Philips	3/23/2014
MIDWEST CITY	IE33 ULTRASOUND MACHINE	$207,090.00	Philips	4/16/2014
MIDWEST CITY	Telemetry & PCU Monitoring System	$1,843,497.00	Philips	5/29/2017
MIDWEST CLINIC	X-RAY AND PACS EQUIPMENT	$176,607.00	Philips	4/8/2013
MILTON	C-ARM	$111,063.00	Philips	6/7/2015
MILTON	C-Arm	$142,340.00	Philips	3/14/2016
MILTON	MRI	$1,189,843.00	Philips	4/1/2016
MILTON	Angio Suite	$987,329.85	Philips	9/19/2016
MONROE	40-Slice CT	$427,635.00	Philips	2/22/2016
MONROE	Telemetry System	$134,110.00	Philips	4/21/2016
MONROE	Ultrasound	$43,942.00	Philips	12/12/2016
MONROE	16 Slice CT	$497,282.00	Philips	3/22/2017
MONROE	Nuclear	$250,522.00	Philips	3/22/2017
MONROE	X-Ray	$419,061.00	Philips	3/22/2017
MONROE	Defibs	$101,280.00	Philips	3/22/2017
MONROE	C-Arm	$135,153.00	Philips	3/22/2017
MONROE	Monitoring	$1,122,091.00	Philips	3/22/2017
MONROE	MRI	$760,000.00	Philips	4/21/2017
MOORESVILLE	DIGITAL XRAY	$131,701.10	Philips	4/20/2014
MOORESVILLE	C-Arm	$83,788.00	Philips	9/19/2016
NAPLES - PR	CARDIAC CATH LAB	$1,150,336.00	Philips	1/14/2015
NAPLES - PR	Patient Monitoring System (ER)	$342,249.00	Philips	8/29/2016
NAPLES - PR	Ultrasound Machine	$160,572.00	Philips	1/23/2017
NAPLES - PR	Patient Monitoring System	$677,152.26	Philips	3/1/2017
NAPLES - PR	Defibrillators (16)	$163,333.00	Philips	3/28/2017
NAPLES PINE RIDGE	CX50 POC Ultrasound	$71,792.00	Philips	12/6/2017
NATCHEZ	HeartStart MRx Monitor/Defib	$125,382.00	Philips	7/20/2017
NATCHEZ	iE33 Ultrasound	$176,778.00	Philips	8/28/2017
NATCHEZ	Telemetry System	$349,714.00	Philips
NATCHEZ	Cardiac Monitoring System	$142,895.11	Philips
PAINTSVILLE	PACS	$335,674.00	Philips	7/18/2013
PAINTSVILLE	CARDIAC ECHO EQUIPMENT	$256,868.00	Philips	1/27/2015
PAINTSVILLE	Ultrasound and Table	$224,621.00	Philips	3/27/2018
POPLAR BLUFF	RADIOLOGY SYSTEM	$1,318,681.00	Philips	12/29/2013

108

POPLAR BLUFF	Ultrasound Machine	$167,546.00	Philips	1/11/2016
POPLAR BLUFF	Digital Diagnostic (1)	$241,686.00	Philips	12/17/2017
POPLAR BLUFF	Allura FD20 Cath Lab	$1,287,592.00	Philips	12/17/2017
POPLAR BLUFF	UPS	$105,035.00	Philips	12/17/2017
POPLAR BLUFF	Easy Diagnostic Eleva	$375,059.00	Philips	12/17/2017
POPLAR BLUFF	Digital Diagnostic (2)	$334,225.00	Philips	12/17/2017
POPLAR BLUFF	Brilliance 16 CT	$328,288.00	Philips	12/17/2017
POPLAR BLUFF	FD20 Hybrid	$1,448,862.00	Philips	12/17/2017
POPLAR BLUFF	Mobile Diagnostic (2)	$181,448.00	Philips	1/4/2018
POPLAR BLUFF	Ventilators	$176,397.00	Philips	1/29/2018
POPLAR BLUFF	Xper Flex Cardio	$162,923.00	Philips	3/21/2018
POPLAR BLUFF	CV Upgrades Inter	$273,459.00	Philips	3/21/2018
POPLAR BLUFF	CV Upgrades FD20	$170,317.00	Philips	3/21/2018
POPLAR BLUFF CLINIC	Ultrasound System	$197,947.00	Philips	3/23/2017
PORT CHARLOTTE	MRI	$930,985.00	Philips	2/23/2014
PORT CHARLOTTE	5 DEFIBRILLATORS	$107,987.62	Philips	6/1/2014
PORT CHARLOTTE	ECG Management System	$97,314.00	Philips	2/1/2017
PORT CHARLOTTE	Cardiac Tower	$2,302,277.71	Philips	2/1/2017
PORT CHARLOTTE	Cath Lab	$1,240,062.00	Philips	5/24/2017
PUNTA GORDA	CARD CATH LAB ALLURA XPERFD10	$1,080,858.00	Philips	5/30/2013
PUNTA GORDA/RVERSIDE	Philips Ultrasound System IE 33	$149,613.00	Philips	6/28/2017
SEBASTIAN	UROVIEW 2800 UROLOGICAL TABLE	$222,686.00	Philips	4/8/2013
SEBRING	CENTER FOR VASCULAR CARE	$604,244.00	Philips	6/23/2013
SEBRING	CT	$401,193.00	Philips	1/18/2015
SEBRING	ECG	$105,122.00	Philips	5/5/2015
SEBRING	OB Tracevue System	$471,681.00	Philips	2/15/2016
SEBRING	Cath Lab	$1,023,159.00	Philips	5/30/2018
SHANDS LAKE SHORE	Cardiac Monitors	$249,328.00	Philips	2/15/2016
SHANDS LAKE SHORE	40 Slice CT; MRI	$1,093,427.00	Philips	2/22/2016
SHANDS LAKE SHORE	OB TraceVue & Fetal Monitors	$236,466.00	Philips	8/29/2016
SHANDS LAKE SHORE	Telemetry System	$258,549.32	Philips

112

SPRING HILL	DIAGNOSTIC IMAGING DIGITAL ECHO	$160,196.00	Philips	12/16/2013
SPRING HILL	16-Slice CT	$374,204.00	Philips	7/1/2016
ST CLOUD	C-ARM	$148,244.00	Philips	9/24/2013
ST CLOUD	Cardiology Ultrasound Units (2)	$307,191.00	Philips	6/24/2016
ST CLOUD	Tracemaster	$160,807.42	Philips
ST CLOUD	Allura Cath Lab	$1,125,899.00	Philips
ST CLOUD	Xper Flex Cardio	$137,195.20	Philips
STARKE	Pulsera C-Arm	$147,521.00	Philips	8/7/2017
STATESBORO	Intellivue monitoring system	$133,021.00	Philips	6/30/2014
STATESBORO	Patient Monitors	$150,772.00	Philips	10/1/2014
STATESBORO	PACU MONITORS	$150,418.25	Philips	9/24/2015
STATESBORO	CCU RENOVATION & MONITORS	$348,854.85	Philips	12/3/2015
STATESBORO	Telemetry System	$564,171.00	Philips	5/29/2018
STATESBORO	Vascular Room	$1,400,925.00	Philips	5/30/2018
STATESBORO	CT Flex 32	$420,000.00	Philips	5/30/2018
STATESVILLE	GE 9800 DIGITAL MOBILE C ARM	$147,259.00	Philips	3/17/2013
STATESVILLE	DIAGNOSTIC RADIOLOGY ROOM	$145,261.00	Philips	7/23/2013
STATESVILLE	ECHOVASCULAR PACKAGE	$186,527.00	Philips	9/18/2013
STATESVILLE	Telemetry System	$318,821.76	Philips	6/28/2018
STATESVILLE	Fetal Monitors	$158,482.00	Philips	6/28/2018
STATESVILLE	Equipment for Chest Pain Accreditation	$308,977.00	Philips
TULLAHOMA	PANTERA MICROSCOPE	$283,764.00	Philips	12/5/2012
TULLAHOMA	Cath Lab	$1,001,278.00	Philips	6/15/2016
TULLAHOMA	MRI	$1,376,082.00	Philips	4/30/2017
VAN BUREN	RAD/FLOURO Room	$332,424.00	Philips	9/24/2013
VAN BUREN	TELEMETRY MONITORING SYSTEM	$299,559.00	Philips	9/14/2014
VAN BUREN	CT UPGRADE	$559,234.05	Philips	1/11/2016
VAN BUREN	PACS & CR	$308,801.00	Philips	4/24/2017
VAN BUREN	Mobile Diagnostics with DR	$168,352.00	Philips	8/29/2018
VENICE	Echo Carts Ultrsound	$313,000.00	Philips	5/1/2014
VENICE	C-ARM	$157,298.00	Philips	8/27/2014
VENICE	IE33 ULTRASOUND MACHINE	$371,870.00	Philips	6/14/2015

113

VENICE	Vital Signs Monitors Sensor System	$47,100.00	Philips	9/15/2015
VENICE	CVICU - PATIENT MONITORS	$362,525.00	Philips	12/27/2015
VENICE	Patient Monitoring System	$304,611.00	Philips	9/21/2016
VENICE	Patient Monitoring System	$466,390.00	Philips	9/23/2016
VENICE	Telemetry Monitors	$159,989.69	Philips
WILLIAMSON	CARDIAC CAT LAB	$1,175,643.00	Philips	10/26/2014
WILLIAMSON	NUCLEAR CAMERA	$288,203.00	Philips	10/26/2014
WILLIAMSON	PACS EQUIPMENT	$241,697.40	Philips	12/6/2016
WUESTHOFF - MELBOURNE	4D Ultrasound System	$278,928.00	Philips	3/22/2017
YAKIMA	HEMATOLOGY ANALYZER	$160,684.00	Philips	6/23/2013
YAKIMA	C-ARM	$143,537.52	Philips	12/19/2013
YAKIMA	TELEMETRY MONITORING SYSTEM	$328,144.00	Philips	10/11/2016
Knoxville North	ECHO Ultrasound System	$197,847.00	Philips`	3/28/2018
STATESBORO	Radiography System	$94,358.00	Physicians Solutions, LLC	12/30/2012
LEBANON	PHONE SYSTEM	$637,977.00	Relational	1/30/2013
CANTON	DA VINCI SURGICAL SYSTEM (from Jackson)	$1,731,870.00	Relational/Macquarie	1/1/2014
BRANDON	MRI + BUILDING + BUILDOUT	$1,258,737.00	SCG/GE	12/30/2013
HARTSVILLE	DIGITAL C-ARM	$153,260.00	SCG/GE	12/30/2013
AMORY	Stratus CS/UPS & Advia Centaur CPw/ Workbench	$92,847.58	Siemens	1/29/2018
AMORY	Lithotripter, Table & Accessories	$256,649.00	Siemens	2/27/2018
ANNISTON	ANESTHESIA MACHINES	$108,506.00	Siemens	9/21/2013
ANNISTON	CADD-Solis Pumps	$35,470.00	Siemens	1/31/2018
BARTOW	Anesthesia Machine	$104,711.00	Siemens	9/9/2016
BARTOW	Anesthesia Machines (3)	$344,526.00	Siemens	10/28/2016
BARTOW	Chemisty Equipment	$326,136.00	Siemens	1/19/2017
Bayfront	MRI Manetom Aera	$1,735,888.00	Siemens
BILOXI	MICROSCAN EQUIPMENT	$92,000.00	Siemens	3/3/2014
BILOXI	Pumps PCS & Syringe	$147,375.00	Siemens
BRANDON	3 Mindray Central Station	$233,507.11	Siemens	7/27/2016
BRANDON	10 Beds	$106,776.80	Siemens	8/23/2016
BRANDON	Chemisty Equipment	$251,450.00	Siemens	6/28/2017
BROOKSVILLE	MAKO Robot	$845,000.00	Siemens	12/21/2016
CANTON	Draeger Ventilators	$230,079.01	Siemens	7/19/2016

114

CHESTER	ACUSON S2000 ULTRASOUND SYSTEM	$179,995.00	Siemens	12/4/2013
CHESTER	Chemistry Analyzer	$57,000.00	Siemens	5/1/2018
CLARKSDALE	Nuclear Medicine Camera	$179,850.00	Siemens
CORP -	Mako Surgical Robot (11)	$1,013,000.00	Siemens	6/24/2016
CORP -	Mako Surgical Robot (11)	$1,013,000.00	Siemens	8/23/2016
CORP -	Mako Surgical Robot (11)	$1,013,000.00	Siemens	5/12/2016
CORP -	Mako Surgical Robot (11)	$1,013,000.00	Siemens	6/17/2016
CORP -	Mako Surgical Robot (11)	$1,013,000.00	Siemens	8/29/2016
CORP -	Mako Surgical Robot (11)	$1,013,000.00	Siemens	9/23/2016
CORP -	Mako Surgical Robot (11)	$1,013,000.00	Siemens	9/30/2016
CORP -	Mako Surgical Robot (11)	$1,013,000.00	Siemens	12/21/2016
CRYSTAL RIVER	ANESTHESIA MACHINES	$497,357.00	Siemens	12/1/2013
CRYSTAL RIVER	Chemistry Analyzers & Centaur CP	$319,800.00	Siemens	5/14/2018
DADE CITY	ANGIOPLASTY	$528,552.00	Siemens	5/26/2014
FLOWOOD	Ortho Camera System	$231,333.28	Siemens	7/22/2016
FLOWOOD	Infant Ventillator (5)	$147,208.00	Siemens	12/16/2016
FLOWOOD	Chemisty Equipment	$434,350.00	Siemens	7/13/2017
FLOWOOD EAST	Laparosopic Scopes; Camera Heads	$99,821.00	Siemens	8/9/2016
FLOWOOD EAST	Infant Ventilators (2)	$55,240.91	Siemens	1/13/2017
FLOWOOD EAST	Chemisty Equipment	$91,485.00	Siemens
FT SMITH	Chemistry Automation	$1,367,887.00	Siemens	7/13/2017
HARTSVILLE	PCA - MedFusion Syringe Pumps	$164,700.00	Siemens	4/25/2018
JACKSON	Washers (2)	$95,237.90	Siemens	3/22/2017
JACKSON	Chemistry Analyzer	$487,426.00	Siemens	3/22/2017
JACKSON	Syringe and PCA Pumps	$232,300.00	Siemens
KENNETT	Chemistry Analyzers	$235,000.00	Siemens
KEY WEST	Ventilators (3)	$66,654.21	Siemens	7/18/2016
KEY WEST	Video Systems for GI	$312,522.61	Siemens	5/18/2017
KEY WEST	30 CADD Pumps & 12 MedFusion	$186,450.00	Siemens
KNOXVILLE - TURKEY CREEK	MAKO	$1,106,703.00	Siemens	12/22/2016
Knoxville Jefferson	Dimension EXL Analyzer	$275,550.00	Siemens
Knoxville LaFollette	EXL Analyzer	$275,550.00	Siemens
Knoxville newport	EXL Analyzers	$276,550.00	Siemens
Knoxville PRMC	BCS XP Coagulation Analyzers	$129,000.00	Siemens	7/21/2015

115

Knoxville PRMC	BCS XP System	$119,614.00	Siemens	8/26/2015
Knoxville TCMC	CADD Solis Pumps (50)	$173,750.00	Siemens	6/28/2018
Knoxville TCMC	Chemistry Lab Equipment	$436,750.00	Siemens
LANCASTER HEART	Cadd Solis Pump/Medfusion Syringe Pump	$189,730.00	Siemens	10/16/2017
LANCASTER Heart o	Anesthesia Machines (7)	$559,527.00	Siemens	3/17/2016
LANCASTER REG	16 SLICE CT	$425,228.00	Siemens	7/24/2014
LANCASTER REG	NUCLEAR CAMERA	$198,543.00	Siemens	1/28/2015
LANCASTER REG	CONCERTO MR	$109,200.00	Siemens
LANCASTER REG	CONCERTO MR	$90,000.00	Siemens
LANCASTER/ROSE CITY	Cadd-Solis Pumps (20)	$94,100.00	Siemens	8/30/2018
LEBANON	STEREOTACTIC BREAST BIOPSY SYSTEM	$148,974.00	Siemens	2/10/2015
LEHIGH ACRES	ANESTHESIA MACHINES	$225,273.71	Siemens	8/18/2013
MIDWEST CITY	Pumps 20 CADD	$89,550.00	Siemens	2/5/2018
MIDWEST CITY	Seimens 1.5T MRI System	$2,039,574.40	Siemens	6/28/2018
MILTON	UROLOGY SYSTEM TABLE	$307,897.00	Siemens	12/17/2014
MILTON	Chemistry Analyzer	$121,500.00	Siemens	7/16/2017
MILTON	Dimension ExL Chemistry Analyzers (2)	$250,000.00	Siemens	9/7/2017
MONROE	Anesthesia Infusion Pumps	$18,550.00	Siemens	4/25/2018
MONROE	CADD Solis Pumps	$42,025.00	Siemens	6/28/2018
MOORESVILLE/SURG CTR	Mindray DCV-7 Ultrasound	$94,600.00	Siemens	7/19/2017
NAPLES - PR	C-ARM	$259,026.00	Siemens	3/3/2015
NAPLES - PR	MRI Equipment	$1,800,429.00	Siemens	6/6/2017
NAPLES - PR	Biplane Equipment	$1,805,402.00	Siemens	6/22/2017
NAPLES - PR	Digital Mammography	$373,557.00	Siemens
NATCHEZ	STEREOTACTIC BREAST BIOPSY SYSTEM	$149,037.00	Siemens	8/18/2015
POPLAR BLUFF	Chemistry Dimension EXL Analyzer	$250,000.00	Siemens	1/29/2018
SEBASTIAN	Chemistry Analyzers	$250,000.00	Siemens	8/16/2017
SHANDS LAKE SHORE	MAKO Robot	$1,082,175.00	Siemens	12/28/2016
SHANDS STARKE	Laparoscope & Tower	$107,070.00	Siemens	8/9/2016
ST CLOUD	Ortho/Spine Equipment	$431,706.00	Siemens	3/14/2016
ST CLOUD	Dimmension Chemistry Analyzers	$250,000.00	Siemens	10/26/2017
ST CLOUD	Siemens E-Cam	$159,500.00	Siemens	6/6/2018

116

STATESBORO	ANESTHESIA MACHINES	$455,090.00	Siemens	2/18/2013
STATESBORO	VENTILATORS	$103,929.60	Siemens	2/8/2014
STATESBORO	Medfusion Pumps	$62,200.00	Siemens	2/11/2018
STATESBORO	Ambulatory Infusion Pumps 29	$113,930.00	Siemens	2/11/2018
STATESVILLE	Nuclear Medicine Camera	$389,910.00	Siemens
VENICE	CVICU - VENTILATORS	$43,847.80	Siemens	5/1/2016
VENICE	Siemens Diagnostics Vista	$585,000.00	Siemens	10/24/2016
VENICE	Diagnostics Advia Centaur	$69,800.00	Siemens	12/20/2016
WINDER	Mizuho OSI Jackson Table	$76,923.56	Siemens	3/13/2016
WUESTHOFF -MELBOURNE	64-Slice CT	$979,617.00	Siemens	10/26/2016
YAKIMA	MR & INVIVO COILS	$1,469,057.00	Siemens	1/29/2014
YAKIMA	Ultrasound	$177,807.00	Siemens	8/22/2017
YAKIMA	Ultrasound and Softward Maintenance	$177,807.00	Siemens	11/8/2017
YAKIMA	Blood Gas Analyzer	$58,485.00	Siemens
LEBANON	ARTHROSCOPY TOWERS (3)	$293,519.00	Smith & Nephew	5/23/2013
CARLISLE	OPEN MRI	$1,450,000.00	SMT Leasing	4/30/2014
STATESBORO	ECG, Ultrasound, Computer, Furniture		Sterling National Bank	5/1/2014
AMORY	BEDS	$64,564.63	Stryker	4/30/2014
ANNISTON	NAVIGATION SYSTEM	$131,902.56	Stryker	4/30/2013
BARTOW	Laparoscopic Tower	$82,401.01	Stryker	9/24/2016
BILOXI	ENDOSCOPY SYSTEM	$170,221.20	Stryker	3/30/2012
BILOXI	Ortho Drills/Saws	$213,909.00	Stryker	5/25/2016
BILOXI GC SURG CTR	Stretchers	$30,732.00	Stryker
Blackwell	HD Laparoscopic Tower	$125,930.12	Stryker	6/28/2018
BRANDON	Endoscopy	$213,668.48	Stryker	6/1/2014
BRANDON	Beds (16)	$97,018.00	Stryker
CANTON	Hospital Beds	$484,879.56	Stryker	2/15/2016
CANTON	Ortho Equipment	$105,166.00	Stryker	4/26/2016
CARLISLE	LARGE POWER SYSTEM	$146,698.00	Stryker	4/14/2014
CARLISLE	Surgical Power Tools	$146,698.30	Stryker	4/15/2014
CARLISLE	Surgical Power Tools	$73,211.25	Stryker	6/15/2014
CLARKSDALE	LAP VIDEO EQUIPMENT	$167,687.00	Stryker	8/15/2012
CLARKSDALE	Hospital Furniture	$147,450.84	Stryker

117

CRYSTAL RIVER	ARTHROSCOPY SCOPES & CAMERAS	$105,969.98	Stryker	2/8/2013
CRYSTAL RIVER	DRILLS	$67,434.00	Stryker	5/1/2013
DALLAS REGIONAL	Surgical Equipment	$207,056.00	Stryker
FLOWOOD	SURGICAL SAWS & DRILLS	$217,674.00	Stryker	5/28/2013
FLOWOOD	ENDOSCOPY EQUIPMENT	$128,000.00	Stryker	6/1/2014
FLOWOOD	STRETCHERS	$82,109.00	Stryker	8/9/2015
FLOWOOD	Endoscopy Equipment	$201,425.78	Stryker	12/16/2015
FLOWOOD	OR Saw & Drills	$232,400.17	Stryker	10/25/2016
FLOWOOD	Neuro/Spine/ENT Power Tools and Accessories	$451,980.16	Stryker	9/9/2018
FLOWOOD	Hospital Beds	$182,944.97	Stryker	9/10/2018
FLOWOOD EAST	Tower	$98,842.00	Stryker	11/2/2015
FLOWOOD EAST	Surgical Video Tower	$98,841.76	Stryker	2/29/2016
FLOWOOD EAST	Video Towers	$121,005.00	Stryker	11/4/2016
FLOWOOD EAST	Patient Beds (28)	$200,113.00	Stryker	3/28/2017
FORT SMITH	REMB Power System	$177,478.00	Stryker	8/26/2013
FT SMITH	Power Tools and Accessories	$252,063.06	Stryker
GADSDEN	Video Tower and Laparoscope System	$303,361.00	Stryker	6/20/2015
HAINES CITY	VASCULAR /THORACIC INSTRUMENTS	$25,999.00	Stryker	7/24/2012
HAINES CITY	OR EQUIPMENT	$140,372.97	Stryker	8/7/2012
HAINES CITY	Beds, Mattressess, Stretchers	$296,015.46	Stryker	11/17/2016
HARTSVILLE	HD Video Equipment	$221,764.00	Stryker
JACKSON	Video Equipment	$97,556.74	Stryker	2/28/2018
KEY WEST	TOWERS	$612,597.00	Stryker	11/30/2012
KEY WEST	OR ORTHOPEDIC EQUIPMENT	$81,915.00	Stryker	3/14/2013
KEY WEST	OR ORTHOPEDIC EQUIPMENT	$267,979.41	Stryker	10/8/2013
KEY WEST	Power Tools & Accessories	$359,687.00	Stryker	8/9/2014
Knoxville North	Patient Room Furniture	$231,533.85	Stryker	11/27/2017
Knoxville PRMC	Ortho Power Equipment	$485,681.94	Stryker	10/31/2012
Knoxville TCMC	HD Camera System	$433,108.62	Stryker	1/1/2013
Knoxville TCMC	Navigation Producs	$317,238.17	Stryker	2/28/2017
Knoxville TCMC	Surgical Power Tools	$268,714.88	Stryker	1/14/2018
Knoxville TCMC	Endoscopy / Communications Equipment	$2,420,344.10	Stryker	6/28/2018
LANCASTER REG	NEURO/ORTHO DRILLS	$69,143.00	Stryker	5/30/2012

118

LEHIGH ACRES	PATIENT BEDS & FURNITURE	$331,792.50	Stryker	6/19/2013
LEHIGH ACRES	ICU BEDS	$142,500.00	Stryker	7/30/2013
Mayes County	Endo Equipment	$169,470.92	Stryker
Mayes County	Communication Equipment (Video Upgrade)	$74,255.23	Stryker
MIDWEST CITY	Power Equipment	$308,428.82	Stryker	8/31/2014
MILTON	VIDEO TOWERS	$185,922.26	Stryker	6/30/2012
MILTON	VIDEO CART	$192,285.60	Stryker	3/30/2013
MILTON	Bone Drill for Ortho	$52,758.00	Stryker	11/14/2013
MONROE	Stryker Equipment	$49,942.45	Stryker	3/1/2013
MONROE	HIGH DEF VIDEO ARTROSCOPY SYSTEM	$254,436.64	Stryker	4/30/2013
MONROE	HIGH DEF VIDEO ARTROSCOPY SYSTEM	$45,530.00	Stryker	5/8/2013
MOORESVILLE	ENDOSCOPY EQUIPMENT	$164,000.00	Stryker	12/30/2013
MOORESVILLE	PATIENT ROOM FURNITURE	$166,640.00	Stryker	4/30/2014
MOORESVILLE/SURG CTR	Laparoscopic Equipment	$312,837.84	Stryker	10/8/2017
NAPLES - PR	Ortho Equipment	$138,523.00	Stryker	8/12/2014
NAPLES - PR	ICU Beds (8)	$306,509.00	Stryker	3/28/2017
NATCHEZ	Orthopedic System-Battery Powered Equipment	$139,542.00	Stryker	2/28/2015
NATCHEZ	Endoscopy Products & Accessories	$174,122.60	Stryker	5/1/2018
POPLAR BLUFF	Surgical Towers (2)	$107,879.00	Stryker	2/15/2015
POPLAR BLUFF	Beds & Stretchers	$1,405,930.42	Stryker	3/27/2018
PORT CHARLOTTE	Cardiac Tower	$347,419.30	Stryker	1/27/2017
PUNTA GORDA	ORTHO POWER	$109,925.00	Stryker	12/30/2012
PUNTA GORDA	Neptune System	$77,868.00	Stryker	4/30/2015
SEBASTIAN	Drill System	$107,244.00	Stryker	9/29/2013
SEBASTIAN	BEDS	$93,032.00	Stryker	12/3/2013
SEBASTIAN	Hospital Furniture	$54,678.48	Stryker	1/10/2015
SEBASTIAN	Hospital Beds	$517,588.00	Stryker	9/9/2015
SEBASTIAN	HD Towers	$485,249.94	Stryker
SEBRING	BEDS	$162,062.00	Stryker	12/30/2013
SEBRING	Ortho Equipment	$185,088.00	Stryker	7/11/2015
SPRING HILL	BEDS	$80,000.00	Stryker
STATESBORO	ARTHROSCOPY TOWER	$100,983.30	Stryker	11/30/2012
STATESBORO	Beds (45)	$347,415.00	Stryker	5/25/2017

119

STATESBORO	Hospital Stretchers	$82,143.18	Stryker	9/7/2017
STATESBORO	Orthopedic Power Tools	$378,519.00	Stryker
STATESVILLE	Ortho Drll Systems (3)	$258,074.72	Stryker	4/12/2016
TOPPENISH	Stryker Equipment	$121,131.15	Stryker	12/19/2012
TOPPENISH	Endoscopy Tower	$151,458.28	Stryker
TULLAHOMA	BEDS & FURNITURE - BUILDOUT	$160,985.20	Stryker	5/30/2014
VENICE	CRITICAL CARE BEDS	$201,311.00	Stryker	6/30/2013
VENICE	8 CRITICAL CARE BEDS	$207,285.00	Stryker	2/1/2014
VENICE	Beds (49), Overbed Tables (49), Stretchers (12)	$359,642.95	Stryker	9/27/2015
VENICE	CVICU - BEDS	$191,600.00	Stryker	10/7/2015
VENICE	Beds & Equipment (3 South)	$578,051.64	Stryker
WINDER	Surgical ENT Navigation System	$125,717.37	Stryker	2/21/2017
WUESTHOFF - ROCKLEDGE	Drill Systems	$127,233.00	Stryker	1/20/2014
WUESTHOFF - ROCKLEDGE	Endoscopy Video Equipment	$219,356.00	Stryker	8/8/2015
WUESTHOFF - ROCKLEDGE	Beds (59)	$393,974.00	Stryker	12/23/2015
WUESTHOFF - ROCKLEDGE	Hospital Beds	$123,975.00	Stryker	2/6/2017
YAKIMA	Ortho Power Equipment	$277,322.93	Stryker	3/25/2014
GADSDEN	CAMERA CONTROL UNIT	$270,500.00	Stryker / Med One	12/14/2013
Clinton	Stryker	$127,170.54	Styker	6/11/2018
STATESBORO	EMR Software System	$62,235.00	Summit Vendor Finance	1/5/2014
MONROE	FETAL MONITORING SYSTEM	$218,164.00	Synovus	9/24/2013
MONROE	ENDOSCOPY SYSTEM	$284,218.00	Synovus	11/30/2013
JACKSON	HEMATOLOGY INSTRUMENT	$182,500.00	Sysmex	6/1/2015
CANTON	CT	$484,130.00	Toshiba	11/26/2013
JACKSON	LARGE BORE MRI	$1,866,092.00	Toshiba	3/25/2015
KEY WEST	64-Slice CT	$1,220,904.00	Toshiba	4/12/2016
MILTON	16 SLICE CT	$413,729.00	Toshiba	2/18/2014
WILLIAMSON	CT	$351,479.00	Toshiba	3/5/2014
WILLIAMSON	Ultrasound	$124,861.00	Toshiba	11/21/2017
YAKIMA	Ultrasound System	$157,738.00	Toshiba	7/4/2015
ANNISTON	VITEX 2 COMPACT 60 & CART	$71,197.00	US Bank	1/27/2014
FLOWOOD	ZIMMER CAS NAVIGATION	$393,500.00	US Bank	11/12/2013

120

GADSDEN	GENEXPERT XVI	$80,897.00	US Bank	9/21/2013
PORT CHARLOTTE	VITEK 2 XL MICROBIOLOGY INSTRUMENT	$114,413.00	US Bank	1/27/2014
PUNTA GORDA	GENERATORS	$17,060.00	US Bank	11/17/2013
YAKIMA	GENERATORS	$34,121.00	US Bank	12/22/2013
FLOWOOD	BRAINLAB	$201,509.00	US Express	11/3/2013
WUESTHOFF - ROCKLEDGE	IVUS Unit for Cath Lab	$120,000.00	Volcano	6/30/2012
PORT CHARLOTTE	Orthopedic Tower	$240,000.00	Wells Fargo	12/13/2013
AMORY	Ortho Equipment	$250,302.00	Winthrop	2/1/2016
AMORY	OR Lights	$101,183.00	Winthrop	3/1/2016
AMORY PPM	Horiba Medical Instruments	$88,335.00	Winthrop	10/12/2016
BARTOW	Hematology Analyzer	$66,400.00	Winthrop	3/6/2018
BARTOW	ACL TOP CTS System	$52,600.00	Winthrop
BILOXI	Main Pharmacy Cabinet	$22,130.00	Winthrop
BROOKSVILLE/SP HILL	Blood Bank Analyzer-Workstation	$63,400.00	Winthrop	2/8/2017
CANTON	Sysmex Analyzers	$69,400.00	Winthrop	6/9/2015
CANTON	Accudose Rx System	$128,891.00	Winthrop	6/9/2015
CANTON	Brainlab Equipment	$212,088.00	Winthrop	10/18/2016
CARLISLE	Acudose Cabinet	$24,621.00	Winthrop	12/22/2014
CARLISLE	Sterilizers (2)	$68,794.56	Winthrop	3/29/2015
CARLISLE	AcuDose Cabinet	$16,717.00	Winthrop	12/31/2016
CRYSTAL RIVER	Surgical Table	$130,438.00	Winthrop	8/4/2015
DURANT	Surgical Eye Microscopes	$106,122.00	Winthrop	5/23/2016
FLOWOOD	Telescopes and Cysto Sheaths	$77,340.00	Winthrop	7/25/2016
HAINES CITY	Accudose Machine	$29,833.00	Winthrop	12/8/2014
HAINES CITY	Acudose Medication Tower	$13,403.00	Winthrop	9/2/2015
HAINES CITY	Accudose	$140,169.00	Winthrop	11/26/2016
HAINES CITY	Histology Equipment	$131,637.26	Winthrop
HARTSVILLE	Hematology Analyzer	$81,100.00	Winthrop	12/31/2016
JACKSON	McKesson EMR	$3,712,337.00	Winthrop	9/1/2013
JACKSON	Acudose Cabinet	$56,576.00	Winthrop	5/24/2015
JACKSON	Acudose Cabinet	$22,727.00	Winthrop	6/30/2015
KEY WEST	Analyzer	$70,793.00	Winthrop	12/12/2015
KNOXVILLE-JEFFERSON	Ortho Table System	$113,978.98	Winthrop	4/6/2016

121

KNOXVILLE - NORTH	Hematology Analyzer	$109,453.00	Winthrop	4/1/2016
KNOXVILLE - PRMC	Ultrasound Imaging System	$151,715.00	Winthrop	3/1/2016
KNOXVILLE JEFFERSON	Sterilizer	$96,004.88	Winthrop	7/12/2017
Knoxville TCMC	Integra CUSA EXCEL & Ultrasonic Tissue Ablation System	$119,764.00	Winthrop	3/6/2017
LANCASTER/ROSE CITY	Hill Rom Spo2rt Bed System ICU	$85,555.00	Winthrop	12/3/2016
LEBANON	Acudose Cabinet	$26,771.00	Winthrop	2/11/2015
LEBANON	Acudose Cabinet	$20,149.00	Winthrop
LEHIGH	Ultrasounds (2)	$149,620.00	Winthrop	9/26/2017
LEHIGH ACRES	Gastroscopes; Colonoscopes	$144,514.00	Winthrop	1/17/2015
MIDWEST CITY	Hil-Rom Bed Systems	$1,046,382.00	Winthrop	9/28/2017
MONROE	Acudose Cabinet; (5) Towers	$45,863.00	Winthrop	2/26/2017
NAPLES - PR	Acudose System	$32,870.00	Winthrop	4/16/2016
NATCHEZ	Orthopedic Arthoscopy Equipment	$145,093.00	Winthrop	3/7/2015
NATCHEZ	Sterilizer	$136,602.00	Winthrop	8/3/2015
OSLER MEDICAL GROUP	Lab Equipment	$263,500.00	Winthrop	8/30/2018
POPLAR BLUFF	AcuDose Cabinets	$348,770.00	Winthrop	1/31/2018
POPLAR BLUFF	Volcano Imaging System - Ultrasound	$67,500.00	Winthrop
POPLAR BLUFF	Acudose (Rehab)	$47,654.00	Winthrop
Pryor	Telemedicine Robot	$101,416.00	Winthrop	6/3/2016
Pryor	Accudose Medication Equipment	$179,795.00	Winthrop
SEBASTIAN	Sterilizer (2)	$163,831.00	Winthrop	3/28/2017
SEBRING	ACCUDOSE	$42,635.00	Winthrop	4/1/2015
SHANDS LAKE SHORE	ACUDOSE CABINETS	$357,392.00	Winthrop	12/1/2014
SHANDS LIVE OAK	ACUDOSE CABINETS	$120,976.00	Winthrop	8/18/2014
SHANDS STARKE	ACUDOSE CABINETS	$126,945.00	Winthrop	8/18/2014
ST CLOUD	Patient Monitoring System (8)	$113,415.00	Winthrop	2/1/2016
STATESBORO	AcuDose Main Cabinet and Tower	$22,811.00	Winthrop
STATESVILLE	Acudose System	$126,909.00	Winthrop	4/1/2015
STATESVILLE	Renovation for Geri Psych (Dispensers)	$36,636.00	Winthrop	12/2/2015
STATESVILLE	2 UniCel DxC 600 PRO Instruments	$285,568.00	Winthrop	12/20/2017
STATESVILLE	Hematology Analyzer	$100,350.00	Winthrop	2/28/2018

122

STATESVILLE	Hill-Rom Beds	$123,591.00	Winthrop	6/25/2018
STATESVILLE	Hill-Rom Beds	$172,484.00	Winthrop	6/25/2018
STATESVILLE	Hill-Rom Beds	$243,426.00	Winthrop	6/25/2018
TOPPENISH	Hematology Analyzer	$66,400.00	Winthrop
VENICE	CVICU - MCKESSON DISPENSER	$53,697.00	Winthrop	5/23/2015
WILLIAMSON	Hematology System	$80,342.00	Winthrop	3/28/2015
WINDER	Digital X Ray	$155,339.00	Winthrop	9/1/2015
WUESTHOFF - MELBOURNE	IVUS System	$145,236.00	Winthrop	5/4/2016
WUESTHOFF - ROCKLEDGE	Various	$943,955.00	Winthrop	5/17/2012
YAKIMA	Brain Lab	$204,033.00	Winthrop	3/19/2016
YAKIMA	Chemistry Equipment	$132,800.00	Winthrop
CARLISLE	Ultrasound	$93,607.20		10/23/2017
CORP	IBM	$83,315.00		6/25/2012
CORP	HP PATIENT FOLDER EQUIPMENT	$455,097.00
CORP	Intuitive Surgical (13)	$1,386,000.00
CORP	Intuitive Surgical (13)	$63,500.00
DADE CITY	Acudose	$20,728.00
DADE CITY	PCI Program Equipment	$488,504.00
DALLAS REGIONAL	INNOVA CATH LAB	$119,000.00
DURANT	ULTRASONIC WOUND TREATMENT	$70,291.00
DURANT	NUCLEAR MEDICINE CAMERA	$302,196.00
DURANT	CENTRAL MONITOR W/9 BEDSIDE	$217,111.00
DURANT	Sterilizers (3)	$173,924.00
FLOWOOD	LOGIC 9 ULTRASOUND UNIT	$219,777.00
FLOWOOD	VISION PROJECT - GE	$1,253,800.33
FT SMITH	Advia Chemistry Equip	$1,367,867.00		1/17/2018
GADSDEN	Integrated ivus with FFR 2 room system	$135,000.00
HAINES CITY	Sterilzers (5)	$405,383.48
JACKSON	Anesthesia Machine- Monitoring System	$98,653.74		12/3/2017
JACKSON	HYPERBARIC CHAMBERS	$157,000.00
JACKSON	DATA CENTER BUILDOUT	$299,288.00
JACKSON	FURNITURE	$95,282.00

123

KNOXVILLE-PRMC	BrainLab; 16-Slice CT	$1,695,995.00	7/15/2015
MIDWEST CITY	Lease Buy Out (Centricity for Cath Lab)	$95,774.00
MIDWEST CLINIC	Dr. Norred Equipment Lease	$188,000.00	10/15/2015
MILTON	Anesthesia Machine	$98,222.00
MONROE	Build Out 4th OR (Anesthesia Machine)	$266,045.00
MOORESVILLE	BEDSIDE MONITORING FOR CCU	$301,027.00
NAPLES COLLIER	Chemistry Dimension EXL Analyzer	$250,000.00	5/9/2018
NATCHEZ	LH 750 HEMATOLOGY SYSTEM	$195,000.00	4/16/2015
POPLAR BLUFF	Hip Upgrade	$183,104.00
PORT CHARLOTTE	120 GENERAL BEDS	$814,578.00
PORT CHARLOTTE	DIGITAL MAMMOS	$317,150.00
PT CHARLOTTE	Database Storage; Archive upgrade	$162,856.67
PUNTA GORDA	XCELERA ECHO MACHINE	$254,472.00
PUNTA GORDA	64 SLICE CT	$928,328.00
SEBASTIAN	Ultrasound/Tee Probe	$205,809.25	9/21/2017
SEBASTIAN	Infusion pumps	$132,800.00
SEBASTIAN	BP monitors	$36,162.00
SEBRING	GENERATORS	$34,121.00
SEBRING	PHYSIOLOGICAL MONITOR	$25,000.00
STATESBORO	Bronchoscopy Equipment	$309,418.02	12/5/2017
STATESBORO	DIGITAL MAMMO	$487,950.00
VENICE	WSGE WORKSTATIONS	$66,768.00
WUESTHOFF - MELBOURNE	Sterilizer	$121,276.00	1/15/2015
WUESTHOFF - MELBOURNE	Acuson Sequoia Echo System	$161,000.00
YAKIMA	Sterilizer	$89,317.00	2/15/2015
YAKIMA	ACHIEVA 1.5T MRI	$1,874,478.00

124

Schedule 6.05(b)

Certain Syndication Transactions

1.	Wesley Health System LLC (Hattiesburg, MS)
1.	Piney Woods Healthcare System, L.P. (Lufkin, TAX) (second offering)
2.	McKenzie-Willamette Regional Medical Center Associates, LLC (Springfield, OR) (supplemental offering)
3.	NOV Holdings, LLC (Tucson, AZ - 2 hospitals)
4.	Kay County Oklahoma Hospital Company, LLC (Ponca City, OK)
5.	Petersburg Hospital Company, LLC (Petersburg, VA)
6.	Laredo-Texas Hospital Company, LLC (Laredo, TX) (second offering)
7.	Northwest Indiana Health System, LLC (Valpraiso, IN)
8.	National Healthcare of Mt. Vernon, Inc. (Crossroads Community)
9.	Coatesville, PA
10.	Westgrove, PA
11.	Easton, PA
12.	Salem, NJ
13.	Abilene, TX
14.	Las Cruces, NM
15.	Victoria, TX
16.	Ft. Wayne, IN (Lutheran)
17.	Metro Health Cascade (Grand Rapis, MI).
18.	Munroe Regional Health System (Ocala, FL).

126

Schedule 6.07

Certain Affiliate Transactions

None.

127

EXHIBIT A

FORM OF

CHS/COMMUNITY HEALTH SYSTEMS, INC.

ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via Fax to the attention of Agency Administration at Credit Suisse AG as soon as possible, at Fax No. (212) 322-2291.

LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

125

TAX WITHHOLDING:

United States Person	Y	N
(as defined in Section 7701(a)(30) of the Code)
Enclose Form W-8 or W-9, as applicable

Tax ID Number

POST-CLOSING, ONGOING ADMIN. CONTACTS / NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

Routing Transit/ABA number of Bank to which funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional information:

MAILINGS:

Please specify the person to whom the Borrower should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name:

126

Street Address:

City, State, Zip Code:

It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible. If there is someone other than yourself who should receive this questionnaire, please notify us of that person’s name and Fax number and we will Fax a copy of the questionnaire. If you have any questions about this form, please call Agency Administration at Credit Suisse AG.

EXHIBIT B

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, as further amended and restated as of February 2, 2012, and as further amended and restated as of January 27, 2014 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHS/Community Health Systems, Inc., a Delaware corporation (the “Borrower”), Community Health Systems, Inc., a Delaware corporation (“Parent”), the Lenders (as defined in Article I of the Credit Agreement), and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

1.   The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04(d) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

2.   This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in Section 2.20(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and (iii) unless waived or reduced in the sole discretion of the Administrative Agent, a processing and recordation fee of $3,500.1

1 Only one such fee shall be payable in the case of concurrent assignments to persons that, after giving effect to such assignments, will be Related Funds.

2

3.   This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Legal Name of Assignee (“Assignee”):

Assignee’s Address for Notices:

Effective Date of Assignment (“Effective Date”):

Class of Loans/Commitments Assigned	Principal Amount Assigned	Percentage of Loans/Commitments of the applicable Class Assigned (set forth, to at least 8 decimals, as a percentage of the aggregate Loans and Commitments, of the applicable Class, of all Lenders)
	$	%
	$	%

[Remainder of Page Intentionally Left Blank]

3

Accepted

CREDIT SUISSE AG, as Administrative Agent[, Swingline Lender and Issuing Bank],[2]
by:

Name:
Title:

Name:
Title:

[CHS/COMMUNITY HEALTH SYTEMS, INC.],
by:

Name:
Title: ][3]

[COMMUNITY HEALTH SYSTEMS, INC.],
by:

Name:
Title: ][4]

2 Consent of Swingline Lender and Issuing Bank only required in the case of an assignment of a Revolving Credit Commitment.

3 Consent of the Borrower is only required in the case of an assignment of a Revolving Credit Commitment; provided, that the consent of the Borrower shall not be required for any assignment (a) made to another Lender, an Affiliate of a Lender or a Related Fund of a Lender or (b) after the occurrence and during the continuance of any Event of Default.

4

The terms set forth above are hereby agreed to:
, as Assignor, by:

Name:
Title:
, as Assignee, by:

Name:
Title:

EXHIBIT C

FORM OF

BORROWING REQUEST

Credit Suisse AG, as Administrative Agent for

     the Lenders referred to below,

Eleven Madison Avenue

New York, New York 10010

Attention: Agency Group

[DATE]1

Ladies and Gentlemen:

The undersigned, CHS/Community Health Systems, Inc., a Delaware corporation, (the “Borrower”), refers to the Credit Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, as further amended and restated as of February 2, 2011, and as further amended and restated as of January 27, 2014 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Community Health Systems, Inc., a Delaware corporation, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives the Administrative Agent notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)	Type of Borrowing[2]

(B)	Date of Borrowing[3]

(C)	Account Number and Location

(D)	Principal Amount of Borrowing

(E)	Interest Period[4]

1 The Administrative Agent must be notified irrevocably by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon) (New York City time), three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m. (New York City time), on the day of a proposed Borrowing, in each case to be confirmed promptly by hand delivery or fax of a Borrowing Request to the Administrative Agent.

2 Specify whether such Borrowing is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing.

3 Date of Borrowing must be a Business Day.

4 If such Borrowing is to be a Eurodollar Borrowing, specify the Interest Period with respect thereto.

2

The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation of such Loan) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this paragraph being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment of any Eurodollar Loan required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this paragraph shall be delivered to the Borrower and shall be conclusive absent manifest error.

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement have been satisfied.

CHS/COMMUNITY HEALTH SYSTEMS, INC.,
by

Name:
Title:

EXHIBIT D

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT

AND FINANCING STATEMENT

From

[NAME OF MORTGAGOR]

To

CREDIT SUISSE AG

Dated:                  , 20[●]

 Premises: [City], [State]

                           County

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of                     , 20[•] (this “Mortgage”), by [        ], a [      ] corporation, having an office at [      ] (the “Mortgagor”), to and for the benefit of CREDIT SUISSE AG, a bank organized under the laws of Switzerland, having an office at Eleven Madison Avenue, New York, New York 10010 (the “Mortgagee”) as Collateral Agent for the Secured Parties (as such terms are defined below).

WITNESSETH THAT:

Reference is made to (i) the Credit Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, as further amended and restated as of February 2, 2012 and as further amended and restated as of January 27, 2014 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CHS/Community Health Systems, Inc., a Delaware corporation (the “Borrower”), Community Health Systems, Inc., a Delaware corporation (“Parent”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG as administrative agent (the “Administrative Agent”) for the Lenders, collateral agent (the “Collateral Agent”) for the Secured Parties, and issuing bank (the “Issuing Bank”) with respect to any letters of credit (the “Letters of Credit”) issued pursuant to the terms of the Credit Agreement, (ii) the Guarantee and Collateral Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, as further amended pursuant to the Amendment No. 1 and Reaffirmation Agreement dated as of August 17, 2012 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among Parent, the Borrower, the Subsidiaries identified therein and the Collateral Agent, (iii) the Underwriting Agreement dated as of August 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Underwriting Agreement”) among the Borrower, the Guarantors party thereto and Credit Suisse Securities (USA) LLC, as representative of the underwriters specified therein (the “Underwriters”), (iv) the Indenture dated as of August 17, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “2012 Indenture”), among the Borrower, the Guarantors party thereto, the Collateral Agent and Regions Bank, as trustee (the “2012 Indenture Trustee”), (v) the Indenture dated as of January 27, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “2014 Indenture” and, together with the 2012 Indenture, the “Indentures”), among the Borrower, the Guarantors party thereto, the Collateral Agent and Regions Bank, as trustee (the “2014 Indenture Trustee” and, together with the 2012 Indenture Trustee, the “Indenture Trustees”), (v) that certain designation certificate dated as of August 17, 2012 delivered to the Collateral Agent pursuant to Section 7.09(c) of the Guarantee and Collateral Agreement (the “2012 Designation Certificate”), (vi) that certain designation certificate dated as of January 27, 2014 delivered to the Collateral Agent pursuant to Section 7.09(c) of the Guarantee and Collateral Agreement (the “2014 Designation Certificate”), (vii) the First Lien Intercreditor Agreement dated as of August 17, 2012 among Credit Suisse AG, as the Collateral Agent and the Authorized Representative (as such term is defined therein) under the Credit Agreement, Regions Bank, in its capacity as 2014 Indenture Trustee under the Initial Additional Agreement (as such term is defined therein), as the Initial Additional

Authorized Representative (as such term is defined therein), and each additional Authorized Representative (as such term is defined therein) from time to time party thereto (the “Intercreditor Agreement”) and (viii) the Joinder Agreement to the First Lien Intercreditor Agreement (the “Joinder Agreement”) dated as of January 27, 2014 delivered by the 2014 Indenture Trustee to the Collateral Agent . Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement and the Guarantee and Collateral Agreement.

In the Credit Agreement, (i) the Lenders have agreed to make term loans (the “Term Loans”) and revolving loans (the “Revolving Loans”, together with Term Loans and Revolving Loans, the “Loans”) to the Borrower and (ii) the Issuing Bank has issued or agreed to issue from time to time Letters of Credit for the account of the Borrower, in each case pursuant to, upon the terms, and subject to the conditions specified in, the Credit Agreement. Amounts paid in respect of Term Loans may not be reborrowed. Subject to the terms of the Credit Agreement, Borrower may borrow, prepay and reborrow Revolving Loans.

Pursuant to the terms of the 2012 Indenture and Underwriting Agreement, the Underwriters have purchased $1,600,000,000 aggregate principal amount of 5.125% Senior Secured Notes due 2018 of the Borrower (the “2018 Notes”) on the terms and subject to the conditions set forth in the Underwriting Agreement.

In accordance with the 2012 Designation Certificate, the 2018 Notes and related obligations thereunder are secured on a pari passu basis with all other obligations secured under the Guarantee and Collateral Agreement and, in accordance with the provisions of subsection 7.09(c) of the Guarantee and Collateral Agreement, among other things, the Collateral Agent has been appointed and authorized to act on behalf and for the benefit of the Initial Additional Secured Parties (as such term is defined in the Intercreditor Agreement) under the Indenture.

Pursuant to the terms of the 2014 Indenture, the [  ] have purchased $1,705,000,000 aggregate principal amount of [  ]% Senior Secured Notes due 2021 of the Borrower (the “2021 Notes”) on the terms and subject to the conditions set forth in the 2014 Indenture.

In accordance with the 2014 Designation Certificate, the 2021 Notes and related obligations thereunder are secured on a pari passu basis with all other obligations secured under the Guarantee and Collateral Agreement and, in accordance with the provisions of subsection 7.09(c) of the Guarantee and Collateral Agreement, among other things, the Collateral Agent has been appointed and authorized to act on behalf and for the benefit of the Additional Secured Parties (as such term is defined in the Intercreditor Agreement) under the Indenture.

Mortgagor is a wholly-owned direct or indirect Subsidiary of the Borrower and will derive substantial benefit from the making of the Loans by the Lenders, the issuance of the Letters of Credit by the Issuing Bank and from the purchase of the Notes by the Underwriters. In order to induce the Lenders to make Loans, the Issuing Bank to issue Letters of Credit, the Underwriters to purchase the Notes and the Indenture Trustees to enter into the Indentures, the Mortgagor has agreed to guarantee, among other things, the due and punctual payment and performance of all of the obligations of the Borrower under the Credit Agreement and the Indenture pursuant to the terms of the Guarantee and Collateral Agreement.

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the Obligations.

As used in this Mortgage, the term “Secured Parties” shall mean (a)(i) the Lenders, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) any Issuing Bank, (v) each counterparty to any Hedging Agreement or Cash Management Agreement with a Loan Party that either (A) is in effect on the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (B) is entered into after the Closing Date if such counterparty is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Hedging Agreement or Cash Management Agreement is entered into, (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (vii) the successors and assigns of each of the foregoing and (b)(i) the holders of any Pari Passu Debt Obligations and (ii) any Pari Passu Representative with respect thereto.

Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Obligations. The Credit Agreement also requires the granting by other Loan Parties of mortgages, deeds of trust and/or deeds to secure debt (the “Other Mortgages”) that create liens on and security interests in certain real and personal property other than the Mortgaged Property to secure the performance of the Obligations.

Granting Clauses

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, a mortgage lien on and a security interest in, all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:

(1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

(2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);

(3) all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);

(4) all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

(5) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord),

concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(6) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and

(7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to the Liens set forth in Section 6.02 of the Credit Agreement, including, for the avoidance of uncertainty, those Liens set forth in Sections 6.02(h), (i) and (l) of the Credit Agreement and to satisfaction and release as provided in Section 3.04 hereof.

The Obligations hereby secured, if not earlier accelerated, have a maturity date of (i) January 27, 2019 as to the Revolving Loans and the 2019 Term A Loans, (iii) January 27, 2021 as to the 2021 Term D Loans, (iv) January 25, 2017 as to the 2017 Term E Loans, (v) August 25, 2018 as to the 2018 Notes and (vi) [  ], 2021 as to the 2021 Notes.

ARTICLE I

Representations, Warranties and Covenants of Mortgagor

Mortgagor agrees, covenants, represents and/or warrants as follows:

SECTION 1.01.  Title, Mortgage Lien.  (a)  Mortgagor has good and marketable fee simple title to the Mortgaged Property, subject only to the Liens set forth in Section 6.02 of the Credit Agreement, including, for the avoidance of uncertainty, those Liens set forth in Sections 6.02(h), (i) and (l) of the Credit Agreement.

(b)  The execution and delivery of this Mortgage is within Mortgagor’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Mortgage has been duly executed and delivered by Mortgagor and constitutes a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)  The execution, delivery and recordation of this Mortgage (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect the lien of this Mortgage, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Mortgagor or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by Mortgagor, and (iv) will not result in the creation or imposition of any Lien on any asset of Mortgagor, except the lien of this Mortgage.

(d)  This Mortgage and the Uniform Commercial Code Financing Statements described in Section 1.09 of this Mortgage, when duly recorded in the public records will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property.

(e)  Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under the Liens set forth in Section 6.02 of the Credit Agreement to the extent of those rights.

SECTION 1.02.  Credit Agreement.  This Mortgage is given pursuant to the Credit Agreement. Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with their terms.

SECTION 1.03.  Payment of Taxes, and Other Obligations.  (a)  Mortgagor will pay and discharge from time to time prior to the time when the same shall become delinquent, and before any interest or penalty accrues thereon or attaches thereto, all Taxes and other obligations with respect to the Mortgaged Property or any part thereof or upon the Rents from the Mortgaged Property or arising in respect of the occupancy, use or possession thereof in accordance with, and to the extent required by, the Credit Agreement and/or any equivalent provision of the Indentures.

(b)  In the event of the passage of any state, Federal, municipal or other governmental law, order, rule or regulation subsequent to the date hereof (i) deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or in any manner changing or modifying the laws now in force governing the taxation of this Mortgage or debts secured by mortgages or deeds of trust (other than laws governing income, franchise and similar taxes generally) or the manner of collecting taxes thereon and (ii) imposing a tax to be paid by Mortgagee, either directly or indirectly, on this Mortgage or any of the Secured Credit Documents, or requiring an amount of taxes to be withheld or deducted therefrom, Mortgagor will promptly (x) notify Mortgagee of such event, (y) enter into such further instruments as Mortgagee may determine are reasonably necessary or desirable to obligate Mortgagor to make any additional payments necessary to put the Lenders and Secured Parties in the same financial position they would have been if such law, order, rule or regulation had not been passed and (z) make such additional payments to Mortgagee for the benefit of the Lenders and Secured Parties.

SECTION 1.04.  Maintenance of Mortgaged Property.  Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.

SECTION 1.05.  Insurance.  Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, described in Section 4.03(l) of the Guarantee and Collateral Agreement and shall purchase such additional insurance as may be required from time to time pursuant to Section 5.02 of the Credit Agreement. Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for each Mortgaged Property on which Improvements are located. If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

SECTION 1.06.  Casualty Condemnation/Eminent Domain.  Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, the Credit Agreement. Any Net Cash Proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to repair, restore or replace the Mortgaged Property or, if a prepayment event shall occur with respect to any such Net Cash Proceeds, to be applied in accordance with the Credit Agreement and/or any equivalent provision of the Indentures.

SECTION 1.07.  Assignment of Leases and Rents.  (a)  Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.

(b)  Except for those Leases set forth in Section 6.02(l) of the Credit Agreement, all Leases shall be subordinate to the lien of this Mortgage. Except for those Leases set forth in Section 6.02(l) of the Credit Agreement, Mortgagor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Mortgage.

(c)  Subject to Section 1.07(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.07(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.07(d), Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

(d)  So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.07(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of an Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee (such notice to promptly be sent by Mortgagee once an Event of Default is no longer occurring) that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

(e)  Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.

(f)  Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.

SECTION 1.08.  Restrictions on Transfers and Encumbrances.  Mortgagor shall not directly or indirectly sell, convey, divest, alienate, assign, lease, sublease, license, mortgage, pledge, encumber or otherwise transfer, create, consent to or suffer the creation of any lien, charge or other form of encumbrance upon any interest in or any part of the Mortgaged Property (other than resulting from a condemnation), or engage in any common, cooperative, joint, time-sharing or other congregate ownership of all or part thereof, except in each case in accordance with and to the extent permitted by the Credit Agreement and/or any equivalent provision of the Indentures; provided, that Mortgagor may, in the ordinary course of business and in accordance with reasonable commercial standards, enter into easement or covenant agreements that relate to and/or benefit the operation of the Mortgaged Property and that do not materially and adversely affect the value, use or operation of the Mortgaged Property. If any of the foregoing transfers or encumbrances results in an event requiring prepayment of the Loans in accordance with the terms of the Credit Agreement, any Net Cash Proceeds received by or on behalf of the Mortgagor in respect thereof shall constitute trust funds to be held by the Mortgagor for the benefit of the Secured Parties and applied in accordance with the Credit Agreement and/or any equivalent provision of the Indentures.

SECTION 1.09.  Security Agreement.  This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”). Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Guarantee and Collateral Agreement.

SECTION 1.10.  Filing and Recording.  Mortgagor will cause this Mortgage, the UCC financing statements referred to in Section 1.09, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof. Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument with respect to the Personal Property, Permits, Plans and Warranties and Proceeds or any instrument of further assurance.

SECTION 1.11.  Further Assurances.  Upon reasonable demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

SECTION 1.12.  Additions to Mortgaged Property.  All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

SECTION 1.13.  No Claims Against Mortgagee.  Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

SECTION 1.14.  Fixture Filing.  (a)  Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.

(b)  The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is [                        ].

ARTICLE II

Defaults and Remedies

SECTION 2.01.  Events of Default.  Any Event of Default under the Credit Agreement (as such term is defined therein) or an Indenture (as such term is defined therein) shall constitute an Event of Default under this Mortgage.

SECTION 2.02.  Demand for Payment.  If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under any Secured Credit Document and such further amount as shall be sufficient to cover the out-of-pocket costs and expenses of collection, including attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

SECTION 2.03.  Rights To Take Possession, Operate and Apply Revenues.  (a)  If an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

(b)  If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents with interest thereon at the rate per annum applicable to overdue amounts under the Credit Agreement as provided in Section 2.07 of the Credit Agreement (the “Interest Rate”); and all such expenses and compensation shall, until paid, be secured by this Mortgage.

(c)  Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property that are reasonably necessary for the operation of the business, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to reasonably be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all out-of-pocket expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the out-of-pocket costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and second, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

(d)  Whenever, before any sale of the Mortgaged Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

SECTION 2.04.  Right To Cure Mortgagor’s Failure to Perform.  Should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Secured Credit Document (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person; provided, however, that except in the case of an emergency, Mortgagee will provide reasonable advance notice of such entry, such entry shall be conducted in a reasonable manner and Mortgagee shall use reasonable efforts to endeavor to minimize the amount of disturbance to the Mortgagor’s possession of the Mortgaged Property.

SECTION 2.05.  Right to a Receiver.  If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee upon demand all reasonable out-of-pocket expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.

SECTION 2.06.  Foreclosure and Sale.  (a)  If an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage. In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder. Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale. Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.

(b)  The Mortgaged Property may be sold subject to unpaid taxes and the Liens set forth in Section 6.02 of the Credit Agreement, and, after deducting all costs, fees and out-of-pocket expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

(c)  Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

(d)  If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.

SECTION 2.07.  Other Remedies.  (a)  In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

(b)  In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

SECTION 2.08.  Application of Sale Proceeds and Rents.  After any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage as follows:

FIRST, to the payment of all out-of-pocket costs and expenses incurred by the Administrative Agent or the Mortgagee (in their respective capacities as such hereunder or under any other Secured Credit Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Mortgage, any other Secured Credit Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent and/or the Mortgagee hereunder or under any other Secured Credit Document, as applicable, on behalf of any Mortgagor and any other out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Secured Credit Document;

SECOND, to the payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent and any Issuing Bank pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

THIRD, to the payment in full of all other Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

FOURTH, to the Mortgagor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of the Mortgaged Property by the Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Mortgagee or such officer or be answerable in any way for the misapplication thereof.

SECTION 2.09.  Mortgagor as Tenant Holding Over.  If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

SECTION 2.10.  Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.

SECTION 2.11.  Discontinuance of Proceedings.  In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

SECTION 2.12.  Suits To Protect the Mortgaged Property.  Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

SECTION 2.13.  Filing Proofs of Claim.  In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

SECTION 2.14.  Possession by Mortgagee.  Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

SECTION 2.15.  Waiver.  (a)  No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

(b)  Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Secured Credit Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Secured Credit Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

SECTION 2.16.  Waiver of Trial by Jury.  To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

SECTION 2.17.  Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

ARTICLE III

Miscellaneous

SECTION 3.01.  Partial Invalidity.  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02.  Notices.  All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Credit Agreement and the Indentures.

SECTION 3.03.  Successors and Assigns.  All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

SECTION 3.04.  Satisfaction and Cancelation.  (a)  The conveyance to Mortgagee of the Mortgaged Property as security created and consummated by this Mortgage shall terminate and be null and void when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the aggregate L/C Exposure has been reduced to zero, the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement and the satisfaction and discharge requirements set forth in the Indentures have been satisfied.

(b)  Mortgagor shall automatically be released from its obligations hereunder upon the consummation of (i) any transaction permitted by the Credit Agreement as a result of which Mortgagor ceases to be a Subsidiary or (ii) any Permitted Receivables Transaction or a Permitted Securitization Transaction consummated after the date hereof as a result of which Mortgagor becomes a Permitted Syndication Subsidiary or Securitization Subsidiary.

(c)  Upon any sale or other transfer by Mortgagor of any Collateral that is permitted under the Credit Agreement to any person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.09 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released; provided that, upon the consummation after the date hereof of any Permitted Receivables Transaction or a Permitted Securitization Transaction, the Security Interest in the Equity Interests of the Subsidiary that is the subject of such Permitted Receivables Transaction or a Permitted Securitization Transaction, as the case may be, shall be automatically released to the extent the pledge of the Equity Interests in such Subsidiary is prohibited by any applicable Contractual Obligation or requirement of law.

(d)  In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Mortgagee shall promptly execute and deliver to Mortgagor, at Mortgagor’s expense, a release of this Mortgage and all Uniform Commercial Code termination statements and similar documents that Mortgagor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 3.04 shall be without recourse to or representation or warranty by the Mortgagee or any Secured Party. Without limiting the provisions of Section 7.06 of the Guarantee and Collateral Agreement, the Borrower shall reimburse the Mortgagee upon demand for all reasonable out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 3.04.

SECTION 3.05.  Definitions.  As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean

“obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

SECTION 3.06.  Multisite Real Estate Transaction.  Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Security Documents that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Security Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Security Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages and other Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Security Documents or any of Mortgagee’s rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

SECTION 3.07.  No Oral Modification.  This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.

ARTICLE IV

Particular Provisions

This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

SECTION 4.01.  Applicable Law; Certain Particular Provisions.  This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents (aside from those Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law. Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.

[NAME OF MORTGAGOR], a [ ] corporation,

by

	Name:	[Rachel A. Seifert]
	Title:	[Senior Vice President and Secretary]

Attest:

by:

Name:
Title:

[Corporate Seal]

[ADD LOCAL FORM OF ACKNOWLEDGMENT]

Exhibit A

to Mortgage

Description of the Land

Appendix A

to Mortgage

Local Law Provisions

1.  Notwithstanding anything else contained in this Mortgage, (i) the maximum principal debt or obligation which is, or under any contingency may be secured at the date of execution hereof or any time thereafter by this Mortgage is $[8,230,000,000] (the “Secured Amount”), (ii) this Mortgage shall also secure amounts other than the principal debt or obligation to the extent permitted by the Tax Law without payment of additional recording tax and (iii) so long as the aggregate amount of the Obligations exceeds the Secured Amount, any payments and repayments of the Obligations shall not be deemed to be applied against, or to reduce, the Secured Amount.1

2.  [Other relevant local law provisions to be provided by local counsel.]

1 Applicable only in mortgage tax states.